<CORRESP>
            Writer's Direct Dial No.:  (205) 254-1055


                          April 16, 1997


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

     Re:     United Security Bancshares, Inc.
             Registration Statement on Form S-4
             File Number 333-21241


     Filed on the date hereof, via EDGAR, is Amendment No. 3 to the above-referenced Form S-4. This letter is in response to a letter from the staff dated April 9, 1997 regarding the above-referenced document.

     Two copies each of a clean copy and a copy marked to show changes from Amendment No. 2, both printed from our word processing system, have been transmitted to the staff, along with a copy of this letter. The references in this letter to page numbers refer to the page numbers on the marked courtesy copies.

 1.  The amount has been corrected on page 7.

 2.  The amount has been corrected on page 7.

 3.  The referenced disclosure has been amended on pages 26 through 28.

 4.  Following is a quote from a letter to my colleague, John
     Dulin, dated March 13, 1997, from Chaffe & Associates:

     We suggest deleting the sections on the Selected Merger Transactions and Discounted Cash Flow analysis. The primary analytical tools for merger-of-equals transactions are contribution and accretion/dilution analyses. Although it is our standard practice to analyze the merger transactions using selected merger transactions and discounted cash flow methods, these analyses did not prove to be meaningful in this proposed transaction. In the case of selected merger transactions analysis, we did not find a merger peer group with sufficient comparability to the proposed merger to provide us confidence in the pricing guidance offered by that analysis. In the case of discounted cash flow analysis, we determined that the analysis of the ongoing earnings capacity is already addressed in the contribution and accretion/dilution analyses. It is our opinion that discussion of the selected merger transactions and discounted cash flow analyses in the proxy will prove more confusing than helpful, and this is the basis for our suggestion to delete these paragraphs.

 5.  The suggested change has been made on page 31.

 6.  The estimated fee amounts have been included on pages 9 and 32.

 7. All material federal income tax consequences of the transaction are disclosed. The word "certain" referred to in the staff's comment letter has been changed to the phrase "the material" on page 41.

 8.  The suggested change has been made on page 53.

 9.  The revision has been made on page 55.

10.  The amount presented has been corrected on page 55.

11.  The percent increase has been corrected on page 57.

12.  The basis point increase has been corrected on page 57.

13.  The amounts have been corrected on page 62.

14. The independent auditor's report appearing in the document on our word processing system and as EDGARized has been conformed to the signed original auditor's report.

15.  The last two sentences have been deleted from the tax opinions.

16.  The consent of the independent auditors has been revised.

     Also filed on the date hereof is a request for acceleration of effectiveness to 9:30 a.m., April 18, 1997, or as soon thereafter as possible. Please call me at (205) 254-1055 or John Dulin (205)
254-1084 if you have any questions.

     Thank you very much for your time and attention.

                                      Very truly yours,

                                      /s/ J. Michael Savage
                                          J. Michael Savage

JMS/ead
Enclosures
cc:     Barry McCarty
        Jack M. Wainwright, III
        Fred L. Huggins
        C. Henry Marston
        Kevin M. Rittelmeyer
        Charles H. Sherer, Jr.
        John P. Dulin, Jr.

bcc:    Larry M. Sellers
        Robert Steen
        Bruce N. Wilson
        Laurence C. Fentriss
        G.F. Gay LeBreton
        Mark L. Drew
        James M. Pool

</CORRESP>

<LETTER>

                    United Security Bancshares, Inc.
                            P.O. Box 249
                       Thomasville, Alabama 36784
                            (205) 836-5424

April 16, 1997

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Reference:      United Security Bancshares, Inc. Form S-4
                Registration No. 333-21241

We respectfully request that the above Registration Statement be permitted to become effective at 9:30 a.m. on April 18, 1997, or as soon thereafter as possible.

Sincerely,

UNITED SECURITY BANCSHARES, INC.

By: /s/ Jack M. Wainwright, III
        Jack M. Wainwright, III
        Its President and Chief Executive Officer

</LETTER>

  As filed with the Securities and Exchange Commission on April 16, 1997

                                               Registration No. 333-21241


               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                         Amendment No. 3
                               to
                            Form S-4
                     REGISTRATION STATEMENT
                              Under
                   THE SECURITIES ACT OF 1933


                UNITED SECURITY BANCSHARES, INC.
     (Exact name of registrant as specified in its charter)

         Alabama                         6712                 63-0843362
(State or other jurisdiction       (Primary Standard       (I.R.S. Employer
     of incorporation or       Industrial Classification    Identification
        organization)                 Code Number)               No.)


                      131 West Front Street
                          P. O. Box 249
                     Thomasville, AL  36784
                         (334) 636-5424
      (Address, including zip code, and telephone number of
            registrant's principal executive office)


                     JACK M. WAINWRIGHT, III
              President and Chief Executive Officer
                      131 West Front Street
                          P. O. Box 249
                     Thomasville, AL  36784
                         (334) 636-5424
    (Name, address, including zip code, and telephone number, including area code, of agent for service)


                           Copies to:

        C. HENRY MARSTON                         J. MICHAEL SAVAGE
Walston, Wells, Anderson & Bains, LLP        Maynard, Cooper & Gale, P.C.
      500 Financial Center                     1901 Sixth Avenue North
      505 20th Street North                          Suite 2400
    Birmingham, Alabama  35203                Birmingham, Alabama  35203

     Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement has become effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                      CROSS REFERENCE SHEET



1.     Forepart of Registration Statement
       Outside Front Cover Page of Prospectus                Facing Page; Cover Page;
                                                             Cross Reference Sheet

2.     Inside Front and Outside Back
       Cover Pages of Prospectus                             Inside Front Cover Page; AVAILABLE
                                                             INFORMATION; TABLE OF CONTENTS

3.     Risk Factors, Ratio of Earnings to Fixed
       Charges and Other Information                         SUMMARY

4.     Terms of Termination                                  SUMMARY; THE MERGER
                                                             DESCRIPTION OF USB CAPITAL
                                                             STOCK; EFFECT OF MERGER ON
                                                             RIGHTS OF SHAREHOLDERS

5.     Pro Forma Financial Information                       PRO FORMA FINANCIAL INFORMATION

6.     Material Contracts with Company
       Being Acquired                                        THE MERGER

7.     Additional Information Required for Reoffering By
       Persons and Parties Deemed to be Underwriters         *

8.     Interests of Named Experts and Counsel                LEGAL MATTERS

9.     Disclosure of Commission Position on
       Indemnification for Securities Liability              *

10.    Information With Respect to S-3 Registrants           *

11.    Incorporation of Certain Information by Reference     *

12.    Information With Respect to S-2 or S-3 Registrants    AVAILABLE INFORMATION;
                                                             INCORPORATION OF CERTAIN
                                                             DOCUMENTS BY REFERENCE

13.    Incorporation of Certain Information by Reference     INCORPORATION OF CERTAIN
                                                             DOCUMENTS BY REFERENCE

14.    Information With Respect to Registrants Other
       Than S-3 or S-2 Registrants                           *

15.    Information With Respect to S-3 Companies             *

16.    Information With Respect to S-2 or S-3 Companies      *

17.    Information With Respect to Companies Other
       Than S-3 or S-2 Companies                             SUMMARY; FBI MANAGEMENT'S
                                                             DISCUSSION AND ANALYSIS OF
                                                             FINANCIAL CONDITION AND RESULTS
                                                             OF OPERATIONS; BUSINESS OF FBI;
                                                             FIRST BANCSHARES, INC.
                                                             CONSOLIDATED FINANCIAL STATEMENTS
                                                             (Appendix C)

18.    Information if Proxies, Consents or
       Authorizations are to be Solicited                    INCORPORATION OF CERTAIN DOCUMENTS
                                                             BY REFERENCE; SUMMARY; GENERAL
                                                             INFORMATION; THE MERGER

19.    Information if Proxies, Consents or
       Authorizations are not to be Solicited
       or in an Exchange Offer                               *


*Not applicable and therefore not included


                United Security Bancshares, Inc.
                      131 West Front Street
                   Thomasville, Alabama  36784

                         April ___, 1997

Dear Shareholder:

     You are cordially invited to attend the annual meeting of the shareholders of United Security Bancshares, Inc. ("USB"), to be held at the principal executive office of United Security Bank, 131 West Front Street, Thomasville, Alabama, on _____________, 1997, at 2:00 p.m., Central Time.

     At this important meeting, you will be asked to consider and vote upon the approval of an Agreement and Plan of Merger, dated as of August 19, 1996, as amended on March 18, 1997 (the "Merger Agreement"), which provides for the merger of First Bancshares, Inc. ("FBI") with and into USB and the merger of FBI's wholly-owned subsidiary bank, First Bank and Trust, with and into USB's wholly-owned subsidiary bank, United Security Bank (the "Merger"). The proposal to approve the Merger Agreement includes an increase in the size of USB's Board of Directors from 10 to 19 and the election of nine additional directors who currently serve on the FBI Board of Directors, effective on the effective date of the Merger. If the Merger is consummated, each outstanding share of FBI common stock will be converted into the right to receive 5.8321 shares of the common stock, par value $.01, of USB. The accompanying Joint Proxy Statement and Prospectus provides a detailed description of the proposed Merger, including the conditions to consummation of the Merger.

     The affirmative vote of the holders of at least two-thirds of the shares of USB common stock entitled to vote at the Annual
Meeting is required for approval of the Merger Agreement.
Accordingly, your vote is important, no matter how large or how small your holdings are.

     The votes to approve the Merger Agreement will be counted first. The Merger Agreement provides that the consummation of the Merger is conditioned upon the adoption of certain amendments to USB's Restated Articles of Incorporation. If the Merger Agreement is approved by the required two-thirds vote, you will also be asked to consider and vote upon an amendment to USB's Restated Articles of Incorporation to require the affirmative vote of two-thirds of the directors to approve extraordinary corporate transactions and for the addition or removal of senior management. You will also be asked to consider and vote upon amendments to the USB Restated Articles of Incorporation to (i) eliminate shareholders' preemptive rights and (ii) increase the authorized capital stock from 2,400,000 shares of common stock authorized to 10,000,000 shares of common stock authorized.

     Approval of each of the amendments described above is a condition to consummation of the Merger.

     Enclosed are the Notice of Annual Meeting, the Joint Proxy
Statement and Prospectus and proxy for the Annual Meeting, together with a copy of USB's 1996 Annual Report to Shareholders. Please give this information your careful attention.

     The Board of Directors of USB has carefully reviewed and considered the terms and conditions of the proposed Merger Agreement and has received an opinion from its financial advisor, Chaffe & Associates, Inc., that the Merger is fair to the USB shareholders from a financial point of view. The Board of Directors has unanimously approved the Merger Agreement and the amendments to USB's Restated Articles of Incorporation and unanimously recommends that you vote FOR approval of the Merger Agreement and the amendments to USB's Restated Articles of Incorporation.

     In addition to considering the Merger Agreement and the amendments to the Restated Articles of Incorporation set forth above, you will be asked to consider and vote upon the approval of the United Security Bancshares, Inc. Long Term Incentive Compensation Plan (the "LTICP"). The USB Board of Directors has adopted the LTICP, subject to shareholder approval, and unanimously recommends that you vote FOR approval of the LTICP. Additionally, you will be asked to elect 10 directors of USB to serve for the ensuing year and transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     In view of the importance of the action to be taken, we urge you to complete, sign and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting. Sending in your proxy now will not interfere with your right to attend the Annual Meeting or to vote your shares personally at the Annual Meeting if you wish to do so.

                              Sincerely,



                              Jack M. Wainwright, III
                              President and Chief Executive Officer

                United Security Bancshares, Inc.
                      131 West Front Street
                   Thomasville, Alabama  36784

                         _______________

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                TO BE HELD ON ____________, 1997
                         _______________

                                                        April ___, 1997

To the Shareholders of United Security Bancshares, Inc.

     NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of United Security Bancshares, Inc. ("USB") will be held at the principal executive office of United Security Bank, 131 West Front Street, Thomasville, Alabama, on _______________, 1997, at 2:00 p.m. Central Time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August 19, 1996, as amended on March 18, 1997 (the "Merger Agreement"), by and between First Bancshares, Inc. ("FBI") and USB, pursuant to which, among other matters (a) FBI would be merged with and into USB, (b) FBI's wholly-owned subsidiary bank, First Bank and Trust, would be merged with and into USB's wholly-owned subsidiary bank, United Security Bank, and (c) each share of FBI common stock will be converted into the right to receive 5.8321 shares of USB common stock. The Merger Agreement further provides for approval by USB shareholders of an increase in the number of USB directors from 10 to 19 and for election of nine incumbent directors of FBI to the USB Board of Directors, effective at the Effective Time of the Merger. A vote to approve the Merger Agreement will also serve to approve the increase in the size of USB's Board of Directors and to elect the nine individuals to serve in the vacancies created by such increase. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement and Prospectus and is hereby incorporated by reference herein.

     2. If the proposal to approve the Merger Agreement is approved by USB shareholders, to approve an amendment to USB's Restated Articles of Incorporation to provide for a two-thirds supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management.

     3. To approve an amendment to USB's Restated Articles of Incorporation to increase USB's authorized capital stock from 2,400,000 shares of common stock, par value $.01 per share, to 10,000,000 shares of common stock, par value $.01 per share.

     4. To approve an amendment to USB's Restated Articles of Incorporation to eliminate shareholders' preemptive rights.

     5.     To approve the United Security Bancshares, Inc. Long
Term Incentive Compensation Plan.

     6. To elect 10 directors of USB to serve for the ensuing year.

     7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 9, 1997, are entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of at least two-thirds of the shares of USB Common Stock entitled to vote at the Annual Meeting. Approval of the other proposals set forth above requires the affirmative vote of the holders of at least a majority of the shares of USB Common Stock entitled to vote at the Annual Meeting.

     THE BOARD OF DIRECTORS OF USB UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE FOR APPROVAL OF THE PROPOSALS SET FORTH ABOVE.

     Each shareholder has the right to dissent from the Merger Agreement and demand payment of the fair value of his shares if the Merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with requirements of Article 13 of the Alabama Business Corporation Act. The full text of Article 13 is set forth in Appendix B to the Joint Proxy Statement and Prospectus and is incorporated herein by reference. For a summary of the requirements of Article 13, see "GENERAL INFORMATION--Dissenters' Rights" in the Joint Proxy Statement and Prospectus.

                              By order of the Board of Directors


                              Jack M. Wainwright, III
                              President and Chief Executive Officer


     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                     First Bancshares, Inc.
                         131 Main Street
                   Grove Hill, Alabama  36451

                         April ___, 1997


Dear Shareholder:

     You are cordially invited to attend a special meeting of the shareholders of First Bancshares, Inc. ("FBI"), to be held at the principal executive office of First Bank & Trust, 131 Main Street, Grove Hill, Alabama, on _____________, 1997, at 10:00 a.m., Central Time.

     At this important meeting, you will be asked to consider and vote upon the approval of an Agreement and Plan of Merger, dated as of August 19, 1996, as amended on March 18, 1997 (the "Merger Agreement"), which provides for the merger of FBI with and into United Security Bancshares, Inc. ("USB") and the merger of FBI's wholly-owned subsidiary bank, First Bank and Trust, with and into USB's wholly-owned subsidiary bank, United Security Bank (the "Merger"). If the Merger is consummated, each outstanding share of FBI common stock will be converted into the right to receive 5.8321 shares of the common stock, par value $.01, of USB. The accompanying Joint Proxy Statement and Prospectus provides a detailed description of the proposed Merger, including the conditions to consummation of the Merger.

     The affirmative vote of the holders of at least 75% of the shares of FBI common stock entitled to vote at the Special Meeting is required for approval of the Merger Agreement. Accordingly, your vote is important, no matter how large or how small your holdings are.

     Enclosed are the Notice of Special Meeting, the Joint Proxy
Statement and Prospectus and proxy for the Special Meeting, together with a copy of the USB 1996 Annual Report to Shareholders. Please give this information your careful attention.

     The Board of Directors of FBI has carefully reviewed and considered the terms and conditions of the proposed Merger Agreement and has received an opinion from its financial advisor, Baxter, Fentriss and Company, that the Merger is fair to the FBI shareholders from a financial point of view. The Board of Directors has unanimously approved the Merger Agreement and unanimously recommends that you vote FOR approval of the Merger Agreement.

     In view of the importance of the action to be taken, we urge you to complete, sign and date the enclosed proxy and to return it promptly in the enclosed envelope, whether or not you plan to attend the Special Meeting. Sending in your proxy now will not interfere with your right to attend the Special Meeting or to vote your shares personally at the Special Meeting if you wish to do so.

                              Sincerely,



                              Fred Huggins
                              President and Chief Executive Officer

                     First Bancshares, Inc.
                         131 Main Street
                   Grove Hill, Alabama  36451

                         _______________

            NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO BE HELD ON ____________, 1997
                         _______________

                         April ____, 1997

To the Shareholders of First Bancshares, Inc.

     NOTICE IS HEREBY GIVEN that a special meeting of shareholders (the "Special Meeting") of First Bancshares, Inc. ("FBI") will be held at the principal executive office of First Bank & Trust, 131 Main Street, Grove Hill, Alabama, on _______________, 1997, at 10:00 a.m. Central Time, for the following purposes:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August19, 1996, as amended on March 18, 1997 (the "Merger Agreement"), by and between United Security Bancshares, Inc. ("USB") and FBI, pursuant to which, among other matters (a) FBI would be merged with and into USB, (b) FBI's wholly-owned subsidiary bank, First Bank and Trust, would be merged with and into USB's wholly-owned subsidiary bank, United Security Bank, and (c) each share of FBI common stock will be converted into the right to receive 5.8321 shares of USB common stock. The Merger Agreement further provides for approval by USB shareholders of an increase in the number of USB directors from 10 to 19, the election of nine incumbent FBI directors to the USB Board of Directors, and for amendments to USB's Restated Articles of Incorporation (a) to increase its authorized common stock from 2,400,000 shares to 10,000,000 shares, (b) to eliminate preemptive rights of USB shareholders, and (c) to provide for a 2/3's supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement and Prospectus and is hereby incorporated by reference herein.

     2. To transact such other business as may properly come before the Special Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on April 9, 1997, are entitled to receive notice of and to vote at the Special Meeting or any adjournments thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of at least 75% of the shares of FBI Common Stock entitled to vote at the Special Meeting.

     THE BOARD OF DIRECTORS OF USB UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE FOR APPROVAL OF THE MERGER AGREEMENT.

     Each shareholder has the right to dissent from the Merger Agreement and demand payment of the fair value of his shares if the Merger is consummated. The right of any shareholder to receive such payment is contingent upon strict compliance with requirements of Article 13 of the Alabama Business Corporation Act. The full text of Article 13 is set forth in Appendix B to the Joint Proxy Statement and Prospectus and is incorporated herein by reference. For a summary of the requirements of Article 13, see "GENERAL INFORMATION--Dissenters' Rights" in the Joint Proxy Statement and Prospectus.

                              By order of the Board of Directors



                              Fred L. Huggins
                              President and Chief Executive Officer


     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                      JOINT PROXY STATEMENT


     UNITED SECURITY BANCSHARES, INC.     FIRST BANCSHARES, INC.
          For Annual Meeting               For Special Meeting
           Of Shareholders                  Of Shareholders
            To Be Held On                    To Be Held On
           [____________], 1997             [____________], 1997


                           PROSPECTUS

                UNITED SECURITY BANCSHARES, INC.
                          Common Stock
                   ___________________________

     This Joint Proxy Statement and Prospectus ("Joint Proxy Statement") is being furnished to the shareholders of United Security Bancshares, Inc., an Alabama corporation ("USB"), and First Bancshares, Inc., an Alabama corporation ("FBI"), in connection with the solicitation of proxies by the Board of Directors of USB from holders of outstanding shares of common stock, par value $0.01 per share, of USB ("USB Common Stock"), and the solicitation of proxies by the Board of Directors of FBI from holders of outstanding shares of common stock, par value $1.00 per share, of FBI ("FBI Common Stock"), for use at their respective
meetings of shareholders as shown above (the "Meetings").   The
purpose of each of the Meetings is to consider and vote upon that certain Agreement and Plan of Merger, dated as of August 19, 1996 (the "Merger Agreement"), pursuant to which FBI will merge with and into USB, and FBI's wholly-owned subsidiary bank, First Bank and Trust ("First Bank"), will merge with and into USB's wholly-owned subsidiary bank, United Security Bank ("USB Bank"). The two mergers are referred to collectively herein as the "Merger."
Except as described herein, each share of FBI Common Stock issued and outstanding at the Effective Time (described below) shall be converted into the right to receive 5.8321 shares of USB Common Stock (the "Exchange Ratio"). See "The Merger--Terms of the Merger."

     Additionally, at the USB Meeting, USB shareholders will consider certain matters provided for in the Merger Agreement, elect 10 directors to serve for the ensuing year, and will consider a proposal to approve the United Security Bancshares, Inc. Long
Term Incentive Compensation Plan (the "LTICP").

     This Joint Proxy Statement also serves as a prospectus with respect to the issuance of up to approximately 1,400,000 shares of USB Common Stock that are issuable to the shareholders of FBI upon consummation of the Merger. A copy of USB's Annual Report to Shareholders for the fiscal year ended December 31, 1996, accompanies this Joint Proxy Statement.

     See "Risk Factors" beginning on page 18 for a discussion of certain factors which should be considered by shareholders of USB and FBI.

     This Joint Proxy Statement, the accompanying Notices of
Meeting and the other documents enclosed herewith are being first mailed to the shareholders of USB and FBI on or about [_________],
1997.
_________________________

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE. THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS, SAVINGS ACCOUNTS OR OTHER OBLIGATIONS OF A BANK AND ARE
 NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                   OTHER GOVERNMENTAL AGENCY.
                   ___________________________

   The date of this Joint Proxy Statement is __________, 1997

                      AVAILABLE INFORMATION

     USB is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by USB can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, and at the Commission's Regional Offices in New York (75 Park Place, 14th Floor, New York, New York 10007) and Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661). Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. USB has filed with the Commission a Registration Statement (No. 333-21241) on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of USB Common Stock to be issued pursuant to the Merger Agreement. This Joint Proxy Statement does not contain all of the information set forth in the Registration Statement and the exhibits thereto, portions of which were omitted in accordance with the rules and regulations of the Commission. For further information regarding USB and the USB Common Stock offered hereby, reference is made to the complete Registration Statement, including all amendments thereto and the schedules and exhibits filed as a part thereof. Statements contained herein or in any document incorporated by reference herein as to the contents of documents are necessarily summaries of the documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission.

     All information contained in this Joint Proxy Statement pertaining to USB and its subsidiary has been supplied by USB, and all information pertaining to FBI and its subsidiaries has been supplied by FBI.

     No person is authorized to give any information or to make any representations other than those contained herein and, if given or made, such information or representations must not be relied upon as having been authorized. This document does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this document nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of USB or FBI since the date hereof or that the information herein is correct as of any time subsequent to its date.

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by USB with the Commission (Commission File No. 000-14549) pursuant to the Exchange Act are hereby incorporated by reference in this Joint Proxy
Statement:

     1.     USB's Annual Report on Form 10-K for the year ended
            December 31, 1996; and

     2.     USB's 1996 Annual Report to Shareholders.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement to the extent that another statement contained herein, in any supplement hereto or in any other subsequently filed document which also is incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement or any supplement hereto.

     This Joint Proxy Statement incorporates by reference documents which are not presented herein or delivered herewith. On the written or oral request of any person to whom this Joint Proxy Statement is delivered, USB will provide, without charge, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such documents). Written or telephone requests for such copies should be directed to Larry M. Sellers, Secretary, United Security Bancshares, Inc., 131 West Front Street, Thomasville, Alabama 36784, (334) 636-5424. In order to ensure timely delivery of such documents, any request should be made by ________________, 1997.


                        TABLE OF CONTENTS


AVAILABLE INFORMATION                                                 2

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                       2

SUMMARY                                                               7
     Parties to the Merger                                            7
     Shareholder Meetings                                             8
     The Merger                                                       8
     Selected Consolidated Financial Data                            12
     Comparative Per Share Data                                      17
     Summary Capital Ratios                                          18

RISK FACTORS                                                         18
     Determination of Terms and Exchange Ratio                       18
     Restrictions on Dividends                                       18
     Competition                                                     18
     Supervision and Regulation                                      19
     Monetary Policies                                               19
     Reserve for Loan Losses                                         19
     Tax Considerations                                              19
     Interests of Certain Persons in the Transaction                 20
     Restrictions on Resale and USB Common Stock                     20

GENERAL INFORMATION                                                  20
     Meetings, Record Dates and Votes Required                       20
     Proxies                                                         21
     Dissenters' Rights                                              22
     Recommendations of Boards of Directors                          24

THE MERGER                                                           24
     Terms of the Merger                                             24
     Effective Time                                                  25
     Background of and Reasons for the Merger                        25
     Opinions of Financial Advisors                                  27
     Increase in Size of USB Board of Directors                      31
     Amendment of USB Restated Articles of Incorporation             32
     Amendment of USB Bylaws                                         32
     Effect on Employee Benefit Plan                                 32
     Surrender of Certificates                                       32
     Conditions to Consummation of the Merger                        33
     Regulatory Approvals                                            34
     Conduct of Business Pending the Merger                          35
     Waiver and Amendment; Termination                               38
     Management and Operations After the Merger                      38
     Interests of Certain Persons in the Merger                      39
     Federal Income Tax Consequences                                 39
     Accounting Treatment                                            40
     Expenses and Fees                                               40
     Resales of USB Common Stock                                     41

PRO FORMA FINANCIAL INFORMATION                                      42
     Pro Forma Combined Condensed Consolidated Statement of
          Condition                                                  42
     Pro Forma Combined Condensed Consolidated Statements of
          Income                                                     43
     Notes to Pro Forma Combined Condensed Consolidated
          Financial Statements (Unaudited)                           44

COMPARATIVE MARKET PRICES AND DIVIDENDS                              44
     Market Prices                                                   44
     Dividends                                                       44

DESCRIPTION OF USB CAPITAL STOCK                                     45

EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS                           46
     Authorized Capital Stock                                        46
     Special Meetings of Shareholders                                46
     Required Shareholder Votes                                      46
     Director Liability                                              46
     Indemnification                                                 47
     Amendment of Articles of Incorporation                          47
     Responses to Tender Offers                                      47
     Preemptive Rights                                               47
     Proxy Requirements                                              47

FBI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
     FINANCIAL CONDITION AND RESULTS OF OPERATIONS                   48

FINANCIAL CONDITION                                                  48
     Average Assets and Liabilities                                  48
     Distribution of Average Assets, Liabilities and
          Shareholders' Equity                                       49
     Loans                                                           49
     Distribution of Loans by Category                               50
     Selected Loans by Type and Maturity                             50
     Investment Securities                                           50
     Maturity Distribution of Investment Securities                  51
     Investment Securities and Investment Securities
          Available for Sale                                         51
     Trading Activity                                                52
     Deposits and Short-Term Borrowings                              52
     Average Deposits                                                52
     Maturities of Time Deposits of $100,000 or More                 53
     Short Term Borrowings                                           53
     Long Term Debt                                                  53
     Asset/Liability Management                                      53
     Liquidity                                                       53
     Interest Rate Sensitivity                                       53
     Interest Rate Sensitivity Analysis                              54
     Capital Resources                                               55
     Risk-Based Capital                                              55

RESULTS OF OPERATIONS                                                56
     Net Interest Revenue                                            56
     Net Interest Revenue                                            57
     Analysis of Interest Increases (Decreases)                      58
     Provision and Allowance for Loan Losses                         58
     Summary of Loan Loss Experience                                 59

NON-PERFORMING ASSETS                                                60
     Non-Interest Revenue                                            60
     Non-Interest Expense                                            60
     Income Taxes, Inflation and Other Issues                        61

BUSINESS OF FBI                                                      61
     Bank Activities                                                 61
     Certain Management Information                                  62
     FBI Security Ownership                                          63

SUPERVISION, REGULATION, AND EFFECTS OF GOVERNMENTAL POLICY          64
     Bank Holding Company Regulation                                 64
     Bank Regulation                                                 65
     Capital Adequacy                                                67
     Recent Legislative and Regulatory Developments                  69
     Effects of Governmental Policies                                70

USB VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS                     71
     Principal Shareholders                                          71
     Security Ownership of Management                                71

ELECTION OF USB DIRECTORS                                            72

USB COMPLIANCE WITH SECTION 16(a) OF
     THE SECURITIES EXCHANGE ACT OF 1934                             75

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF USB                75

USB COMPENSATION COMMITTEE REPORT                                    75
     Compensation Philosophy and Objective                           75
     Key Elements of Executive Compensation                          76
     1996 CEO Compensation                                           76
     Other Executive Compensation                                    77
     Comparative Stock Performance                                   77

USB COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION      79

USB EXECUTIVE COMPENSATION BENEFITS                                  79

USB SUMMARY COMPENSATION TABLE                                       79

USB'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS               80

PROPOSALS OF USB SHAREHOLDERS                                        80

PROPOSED AMENDMENT TO THE USB RESTATED ARTICLES OF
     INCORPORATION REQUIRING A TWO-THIRDS SUPERMAJORITY
     VOTE OF THE BOARD OF DIRECTORS TO APPROVE
     CERTAIN CORPORATE ACTIONS                                       80

PROPOSED AMENDMENT TO THE USB RESTATED ARTICLES
     OF INCORPORATION TO INCREASE NUMBER OF
     AUTHORIZED SHARES OF COMMON STOCK                               81

PROPOSED AMENDMENT TO THE USB RESTATED ARTICLES OF
     INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS                    82

UNITED SECURITY BANCSHARES, INC.
     LONG TERM INCENTIVE COMPENSATION PLAN                           83
     Summary Description of the LTICP                                83
     Administration                                                  83
     Eligibility                                                     83
     Stock Available for Issuance Through the LTICP                  83
     Federal Income Tax Consequences                                 86

OTHER USB MATTERS                                                    87

LEGAL MATTERS                                                        88

EXPERTS                                                              88

APPENDICES
     Appendix A--Agreement and Plan of Merger, as amended Appendix B--Provisions of Alabama Business Corporation Act
                 Relating to Dissenters' Rights
     Appendix C--First Bancshares, Inc. Consolidated Financial
                 Statements
     Appendix D--Opinion of Chaffe & Associates, Inc.
     Appendix E--Opinion of Baxter Fentriss and Company Appendix F--United Security Bancshares, Inc. Long Term
                 Incentive Compensation Plan


     A copy of USB's Annual Report to Shareholders for the fiscal year ended December 31, 1996, accompanies this Joint Proxy
Statement.

                             SUMMARY


     The following is a brief summary of certain information contained elsewhere in this Joint Proxy Statement. The following summary is not intended to be a complete description of all material information regarding USB, FBI and the matters to be considered at the Meetings and is qualified in all respects by the information appearing elsewhere or incorporated by reference in this Joint Proxy Statement, the Appendices hereto and the documents referred to herein. The Merger Agreement, a copy of which is set forth in Appendix A to this Joint Proxy Statement, is incorporated herein and reference is made thereto for a complete description of the terms of the Merger. As used in this Joint Proxy Statement, the terms "USB" and "FBI" refer to such corporations, respectively, and where the context so requires, such corporations and their respective subsidiaries.

Parties to the Merger

     USB. USB is a registered bank holding company subject to supervision and regulation by the Board of Governors of the Federal Reserve System ("Federal Reserve") and a corporation organized under the laws of the State of Alabama. USB owns all the stock of USB Bank, a state chartered bank under the laws of the State of Alabama, headquartered in Thomasville, Alabama. USB Bank has eight banking offices in Clarke, Bibb and Choctaw Counties, Alabama. The deposits of USB Bank are insured by the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation ("FDIC").

     At December 31, 1996, USB had total assets of approximately $235.2 million, total deposits of approximately $179.9 million, total net loans of approximately $64.6 million and total shareholders' equity of approximately $28.8 million. USB's principal executive offices are located at 131 West Front Street, Thomasville, Alabama 36784, and its telephone number is (334) 636-5424. Additional information about USB is included in documents incorporated by reference in this Joint Proxy Statement. See "Selected Consolidated Financial Data" below, "Available Information" and "Incorporation of Certain Documents by Reference."

     FBI. FBI is a registered bank holding company subject to supervision and regulation by the Federal Reserve and is a corporation organized under the laws of the State of Alabama. FBI owns all of the stock of First Bank, an Alabama state banking corporation. First Bank provides a diversified range of banking and financial services to customers in the commercial and retail banking fields and has six offices located in Clarke and Bibb Counties, Alabama. Deposits of First Bank are insured by the BIF of the FDIC.

     FBI also owns all of the stock of I & I, Inc. ("I & I"), which was organized for the purpose of marketing insurance and investment securities. I & I is a dormant corporation engaged in no business activity, and it will be dissolved prior to the Effective Time of the Merger.

     First Bank owns all of the stock of Acceptance Loan Company, Inc., an Alabama corporation ("Acceptance"). Acceptance is a finance company organized for the purpose of making consumer loans and purchasing consumer loans from vendors. At December 31, 1996, Acceptance had 4,657 loans outstanding totalling approximately $15 million. Acceptance has offices located outside FBI's banking market area in Monroeville, Alabama; Enterprise, Alabama; and Greenville, Alabama. FBI owns 50% of the stock of First Banking Services, Inc., a Florida corporation ("FBS") headquartered in Ft. Walton Beach, Florida. FBS performs data processing services for banks, including First Bank and FBS' other shareholder, First National Bank and Trust of Fort Walton Beach, Florida.

     At December 31, 1996, FBI had total assets of approximately $195.2 million, total deposits of approximately $166.4 million, total net loans of approximately $139.7 million and total shareholders' equity of approximately $18.8 million. FBI's principal executive offices are located at 131 Main Street, Grove Hill, Alabama 36451, and its telephone number is (334) 275-4111. See "Selected Consolidated Financial Data" below, "FBI Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business of FBI."

Shareholder Meetings

     USB. The Annual Meeting of Shareholders of USB (the "USB Meeting") will be held at 2:00 p.m., local time, on ______________, 1997, at the main office of USB Bank, 131 West Front Street, Thomasville, Alabama. The purpose of the USB Meeting is to consider and vote upon approval of the Merger Agreement, including increasing the size of the USB Board from 10 to 19 and electing nine incumbent directors of FBI to USB's Board of Directors, effective at the Effective Time of the Merger. USB shareholders will also consider adopting certain amendments to USB's Restated Articles of Incorporation, the approval of each of which is a condition to consummation of the Merger. USB shareholders will also elect 10 directors to serve for the ensuing year and consider approving the United Security Bancshares, Inc. Long Term Incentive Compensation Plan (the "LTICP"). The Board of Directors of USB has fixed the close of business on April 9, 1997, as the record date for determining shareholders entitled to notice of and to vote at the USB Meeting (the "USB Record Date"). As of such date, there were 2,137,960 shares of USB Common Stock issued and outstanding and entitled to be voted at the USB Meeting.

     FBI. The Special Meeting of Shareholders of FBI (the "FBI Meeting") will be held at 10:00 a.m., local time, on _________________, 1997, at the main office of First Bank, 131 Main Street, Grove Hill, Alabama. The purpose of the FBI Meeting is to consider and vote upon approval of the Merger Agreement. The Board of Directors of FBI has fixed the close of business on April 9, 1997, as the record date for determining shareholders entitled to notice of and to vote at the FBI Meeting (the "FBI Record Date"). As of such date, there were 239,843 shares of FBI Common Stock issued and outstanding and entitled to be voted at the FBI Meeting.


     See "General Information--Meetings, Record Dates and Votes
Required."

The Merger

     Stock Option Agreements. On July 16, 1996, the Boards of Directors of USB and FBI approved a letter of intent outlining the terms of the Merger. Simultaneously with execution of the letter of intent, USB and FBI executed option agreements in favor of each other (the "Option Agreements") that are exercisable upon the occurrence of certain events, including but not limited to the subsequent agreement by either party to merge or consolidate with a third party or the purchase by a third party of fifteen percent or more of the outstanding shares of USB or FBI. In such an event, the Option Agreements provide for the purchase of up to eight percent of the outstanding shares of USB or FBI by the other party at a designated price. Specifically, the option agreement that FBI executed in favor of USB (the "FBI Option Agreement") provides that USB may purchase up to 19,200 shares of FBI Common Stock at a price of $67.00 per share, and the option agreement that USB executed in favor of FBI (the "USB Option Agreement") provides that FBI may purchase up to 176,165 shares of USB Common Stock at a price of $13.13 per share.

     If the Merger is consummated, the Option Agreements will expire on the effective date of the Merger. If the Merger is not consummated, the Option Agreements will expire upon the termination of the Merger Agreement, provided that certain conditions are met. If those conditions are not met, one or both of the Option Agreements will continue in force for an additional two-month period.

     Terms. The Merger Agreement provides that FBI will merge with and into USB, and, simultaneously, First Bank will merge with and into USB Bank (the "Merger"). Each share of FBI Common Stock outstanding immediately prior to the Effective Time, other than shares with respect to which dissenters' appraisal rights shall have been perfected and certain shares owned by FBI or USB or their subsidiaries, will be converted into the right to receive 5.8321 shares of USB Common Stock. The number of shares of USB Common Stock to be exchanged for each share of FBI Common stock is referred to as the "Exchange Ratio." Cash will be paid by USB in lieu of the issuance of fractional shares. Approval of the Merger Agreement by USB shareholders will also constitute approval of an increase in the size of the USB Board of Directors from 10 to 19 and election of nine new directors to fill the created vacancies, effective at the Effective Time (as defined below). See "--Management and Operations After the Merger," "Risk Factors," "The Merger--Terms of the Merger" and " --Waiver and Amendment; Termination."

     Effective Time. The Merger will become effective on the date and at the time the Articles of Merger reflecting the merger of USB and FBI shall be accepted for filing by the Secretary of State of Alabama, which filing shall not occur until after all conditions contained in the Merger Agreement have been satisfied or waived, including receipt of all regulatory approvals, expiration of all statutory waiting periods and the approval of the Merger Agreement by the shareholders of USB and FBI (the "Effective Time"). See "The Merger--Effective Time."

     Recommendations of Boards of Directors; Opinions of Financial Advisors. The two Boards of Directors considered numerous factors in approving the Merger Agreement. Each Board of Directors also obtained an opinion from an independent financial advisor with respect to the fairness of the transaction from the standpoint of its respective shareholders. Each financial advisor conducted an analysis of the values of the two companies and determined a range of values and acceptable exchange ratios and issued preliminary and final opinions to the effect that the terms of the Merger are fair, from a financial standpoint, to the shareholders of the respective companies. USB and FBI have paid, or will pay, their financial advisors' professional fees in the amount of $21,500 and
$10,000, respectively, plus reasonable out of pocket expenses, in connection with the issuance of the opinions. In addition, FBI's financial advisor will be paid an amount equal to .33% of the combined equity of USB and FBI, approximately $157,000 as of December 31, 1996. See "The Merger--Background of and
Reasons for the Merger" and "--Opinions of Financial Advisors," and
Appendices D and E.   Both the Board of Directors of USB and the
Board of Directors of FBI unanimously recommend that shareholders of their respective companies vote for approval of the Merger Agreement.

     Votes Required. Approval of the Merger Agreement will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of USB Common Stock and the affirmative vote of the holders of at least 75% of the outstanding shares of FBI Common Stock. The approval of the other proposals being considered by the USB shareholders will require the affirmative vote of at least a majority of the outstanding shares of USB Common Stock. The directors and executive officers of USB (including certain family members and related interests) and the directors and executive officers of FBI beneficially owned, as of the USB Record Date, and are entitled to vote, a total of 308,359 shares of USB Common Stock at the USB Meeting, or 14.42% of the outstanding shares entitled to be voted. The directors and executive officers of FBI (and certain family members and related interests) beneficially owned, as of the FBI Record Date, and are entitled to vote, a total of 25,852 shares of FBI Common Stock at the FBI Meeting, or 10.78% of the outstanding shares entitled to be voted. The affirmative vote of 1,116,955 shares, or 52.24%, of the USB Common Stock, when added to those shares beneficially owned by the directors and executive officers of USB (and certain family members and related interests) and the directors and executive officers of FBI, will be required to approve the Merger on behalf of USB. The affirmative vote of 154,031 shares, or 64.22%, of the FBI Common Stock, when added to those shares of the FBI Common Stock owned by the directors and executive officers of FBI (and certain family members and related interests) will be sufficient to approve the Merger on behalf of FBI. See "General Information--Meetings, Record Dates and Votes Required."

     Exchange of Certificates. Promptly after the Effective Time, USB Bank, as Exchange Agent, will mail to each holder of record of FBI Common Stock at the Effective Time a transmittal letter, with instructions and return envelope, to use in effecting the exchange of certificates representing such FBI Common Stock for certificates representing shares of USB Common Stock and for cash in lieu of fractional shares. Beginning six months after the Effective Time, dividends and other distributions payable with respect to USB Common Stock will be paid to the holder of an unsurrendered FBI Common Stock certificate only upon surrender of such certificate. See "The Merger--Surrender of Certificates."

     Conditions to Consummation. The obligations of USB and FBI to effect the Merger are subject to various conditions, including (i) approval of the Merger Agreement and the transactions provided for therein by the USB and FBI shareholders, (ii) approval by USB shareholders of the amendments to USB's Restated Articles of Incorporation described herein and of the LTICP, (iii) receipt of regulatory approvals required in connection with the Merger and expiration of statutory waiting periods, (iv) receipt of any other consents necessary to consummation of the Merger, and (v) receipt of certain opinions of counsel and independent accountants. All required regulatory approvals have been obtained. Approval of the FDIC was obtained on February 11, 1997, and the 15-day period for Justice Department objection expired on February 26, 1997.
Approval for the merger of USB Bank and First Bank was obtained from the Alabama State Banking Department on February 14, 1997.
See "The Merger--Conditions to Consummation of the Merger."

     Federal Income Tax Consequences. The Merger is intended to be a tax-free reorganization in which no gain or loss will be recognized by USB or FBI and no gain or loss will be recognized by FBI shareholders, except in respect of cash received for fractional shares and except for dissenting shareholders who receive cash payments. Counsel for each of USB and FBI have delivered opinions to the effect that, for federal income tax purposes, under current law, assuming the Merger will take place as described in the Merger Agreement and that certain factual matters represented by USB and FBI are true and correct at the time of consummation of the Merger, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Merger--Certain Federal Income Tax Consequences."

     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY
DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER, IT IS RECOMMENDED THAT EACH SHAREHOLDER CONSULT SUCH HOLDER'S TAX
ADVISOR CONCERNING THE FEDERAL (AND ANY STATE, LOCAL OR FOREIGN)
TAX CONSEQUENCES OF THE MERGER IN SUCH HOLDER'S PARTICULAR
CIRCUMSTANCES.

     Amendment of Restated Articles of Incorporation and Bylaws. The Merger Agreement provides that the Restated Articles of Incorporation of USB, the surviving corporation in the Merger of FBI and USB, will at the Effective Time be amended: (i) to provide for a 2/3's supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management, (ii) to increase the number of authorized shares of USB Common Stock from 2,400,000 to 10,000,000, and (iii) to eliminate preemptive rights of USB shareholders. If the Merger is approved, USB shareholders will be asked to approve the amendment providing for a 2/3's supermajority voting requirement by the Board of Directors for certain actions. Regardless of whether the Merger is approved, USB shareholders will be asked to consider the amendments eliminating shareholders' preemptive rights and increasing the number of shares of authorized common stock. See, "The Merger--Amendment of USB Articles of Incorporation" and "--Amendment of USB Bylaws."

     Management and Operations after the Merger. The Merger Agreement provides that the USB Board of Directors after the Effective Time will consist of nineteen directors--the ten incumbent directors of USB and nine of the incumbent directors of FBI, Dan Barlow, John Becton, Linda Breedlove, Fred L. Huggins, John C. Gordon, Ray Sheffield, Clarence Watters, Bruce Wilson and Ernest Woodson. See "THE MERGER Increase in Size of USB Board of Directors" and "Management and Operations After the Merger." The Merger Agreement also provides that, at the Effective Time, (i) Jack M. Wainwright, III shall be elected to serve as the President and Chief Executive Officer of USB, (ii) Fred L. Huggins shall be elected to serve as the Chairman and Chief Executive Officer of Acceptance, (iii) Jim Miller shall be elected to serve as Chairman of the Board of USB, with FredL. Huggins and Ray Sheffield serving as Vice Chairmen of the Board, and (iv) Fred L. Huggins shall be elected to serve as Chairman of the Board of USB Bank, with Don Nichols and Hardie Kimbrough serving as Vice Chairmen of the Board. All USB directors and officers will serve in accordance with the Bylaws of USB after the Effective Time. See "The Merger Increase in Size of USB Board of Directors" and "Management and Operations After the Merger."

     Interests of Certain Persons in the Merger. Certain of the directors and officers of USB and FBI have been selected or will be selected to serve as directors and officers of USB after the Effective Time. In addition, certain of the directors and executive officers of FBI and their family members and associates have ownership interests in USB Common Stock. Directors and executive officers of FBI and their family members and associates will receive shares of USB Common Stock in exchange for their shares of FBI Common Stock upon consummation of the Merger at the Exchange Ratio, as will other FBI shareholders. Jack M. Wainwright, III and USB have entered into an employment agreement whereby Mr. Wainwright agrees to serve as Chief Executive Officer of USB as the surviving corporation in the Merger for a period of not less than three years from the Effective Time. Under Mr. Wainwright's new employment agreement, if the Merger is consummated, Mr. Wainwright will receive an annual salary of $200,000 per year, which is $50,000 per year more than his current base salary, for an aggregate benefit to Mr. Wainwright of $150,000 over the three year period of his contract. See "The Merger--Interests of Certain Persons in the Merger."

     Accounting Treatment. The Merger is expected to qualify as a "pooling of interests" for accounting and financial reporting purposes. The receipt of a letter from Arthur Andersen LLP, independent certified public accountants, confirming that the Merger will qualify for pooling-of-interests accounting treatment is a condition to consummation of the Merger. See "The Merger--Accounting Treatment."

     Market Prices. Neither FBI Common Stock nor USB Common Stock is traded on an exchange or any organized trading market, but there have been private transactions in the shares. The most recent reported trades in USB Common Stock as to which management has any knowledge of the price paid in the transaction occurred on November 22, 1996, at a price per share of $15.50, for 428 shares, and on September 5, 1996, at a price per share of $15.00, for 130 shares. During the two year period ended December 31, 1996, management is aware of 43 transactions in USB Common Stock at prices ranging from $10.00 per share to $15.50 per share. The most recent reported trades in FBI Common Stock as to which management has any knowledge of the price paid in the transaction occurred on November 1, 1996, at a price per share of $77.08, for 960 shares, and on May 10, 1996, at a price per share of $70.00, for 10 shares. During the two year period ended December 31, 1996, management is aware of 46 transactions in FBI Common Stock at prices ranging from $60.00 per share to $77.08 per share. See "COMPARATIVE MARKET PRICES AND DIVIDENDS--Market Prices."

     Resales of USB Stock. The shares of USB Common Stock issued pursuant to the Merger Agreement will be freely transferable under federal securities law, except for shares issued to any shareholder who may be deemed an "affiliate" of FBI for purposes of Rule 145 under the Securities Act (generally including directors, executive officers and beneficial owners of ten percent of any class of capital stock). Affiliates may not sell their shares of USB Common Stock acquired in the Merger, except upon registration, in compliance with Rule 145 promulgated under the Securities Act, or pursuant to another applicable exemption from the registration requirements of the Securities Act. There is currently no active, public trading market for USB Common Stock. See "The Merger--Resales of USB Common Stock," and "Risk Factors."

     Waiver and Amendment; Termination. Either USB or FBI may waive or extend the time for performance by the other of obligations under the Merger Agreement, and the Boards of Directors of each of USB and FBI may agree, subject to certain limitations imposed by Alabama law, to amend the Merger Agreement. The Merger Agreement may be terminated at any time prior to the Effective Time
(i) by mutual consent, (ii) in the event of a breach of a representation or warranty or covenant or agreement by the non-breaching party under certain circumstances, (iii) by either party in the event any required regulatory approval is denied or not obtained or the shareholders of either USB or FBI fail to approve the Merger, (iv) by either party in the event there is a material adverse effect on the business, operations or financial conditions of the other party that is not remedied or (v) in the event any of the conditions precedent to the Merger cannot be satisfied or fulfilled by March 31, 1997. See "The Merger--Waiver and Amendment; Termination."

     Dissenters' Rights. FBI shareholders and USB shareholders have the right to dissent from the Merger Agreement and, upon satisfaction of certain specified procedures, to receive cash in respect of the "fair value" of their shares of FBI Common Stock or USB Common Stock in accordance with applicable Alabama law. The procedures to be followed by dissenting shareholders are summarized under "General Information--Dissenters' Rights." A copy of the applicable Alabama statutory provisions is set forth in AppendixB to this Joint Proxy Statement. Failure to follow precisely such provisions as are applicable may result in loss of dissenters' rights.

     In general, any dissenting shareholder who perfects his statutory dissenters' rights to be paid the "fair value" of his stock in cash will recognize gain or loss for federal income tax purposes upon receipt of such cash. See "The Merger--Federal Income Tax Consequences."

     If a significant number of shares of FBI Common Stock or USB Common Stock are held by shareholders who dissent and elect to receive cash in lieu of their shares, the Merger might not qualify for pooling-of-interests accounting treatment. Such accounting treatment is a condition to FBI's and USB's respective obligations to effect the Merger. In addition, dissent by holders of a significant number of shares of USB Common Stock or FBI Common Stock could cause the Merger not to qualify as a tax free reorganization for federal income tax purposes. See "The Merger--Accounting Treatment," and "--Federal Income Tax Consequences."

Selected Consolidated Financial Data

     The following tables present for USB and FBI, on a historical basis, selected consolidated financial data and ratios. This information is based on the consolidated financial statements of USB, incorporated herein by reference, and FBI, appearing elsewhere in this Joint Proxy Statement, and should be read in conjunction therewith and with notes thereto. See "Available Information," "Incorporation of Certain Documents by Reference," "Pro Forma Financial Information" and Appendix C hereto.


      USB SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
         (Dollars in Thousands Except Per Share Amounts)

                                                 Year Ended December 31,

                                  1996        1995        1994        1993        1992

RESULTS OF OPERATIONS
Interest revenue                $18,150     $16,167     $14,025     $12,154     $12,348
Interest expense                  8,067       7,002       5,420       4,642       5,434
Net interest revenue             10,083       9,165       8,605       7,512       6,914
Provision for loan losses            78          -0-         29          51         135
Non-interest revenue              1,435       1,111       1,041       2,240       2,599
Non-interest expense              5,657       5,229       5,231       5,137       5,187
Income before income taxes        5,783       5,047       4,386       4,564       4,191
Income taxes                      1,520       1,432       1,161       1,374       1,134
Net income before
  extraordinary items             4,263       3,615       3,225       3,190       3,057
Extraordinary item                   -0-         -0-         -0-         -0-         -0-
Net income                        4,263       3,615       3,225       3,190       3,057
Earnings per share:
Before extraordinary item          1.99        1.69        1.51        1.49        1.43
Extraordinary item                   -0-         -0-         -0-         -0-         -0-
Net income                         1.99        1.69        1.51        1.49        1.43
Average number of shares
  outstanding (000's)             2,138       2,138       2,138       2,136       2,133

PERIOD END STATEMENT
OF CONDITION
Total assets                    235,191     197,468     186,441     168,782     149,848
Loans                            64,573      54,203      56,733      52,945      49,590
Deposits                        179,926     146,515     142,284     132,519     130,816
Shareholders' equity             28,826      25,229      18,721      19,611      17,159

AVERAGE BALANCES
Total assets                    222,595     192,868     177,599     158,584     151,445
Average earning assets          209,073     180,417     165,309     148,610     141,911
Loans                            63,232      56,956      55,842      51,603      52,264
Deposits                        169,553     144,645     140,124     131,654     125,901
Shareholders' equity             26,500      22,981      19,114      18,424      15,643

PERFORMANCE RATIOS
Net income to:
  Average total assets             1.92%       1.87%       1.82%       2.01%       2.02%
  Average shareholders' equity    16.09%      15.73%      16.87%      17.31%      19.54%
Average shareholders' equity to
  average total assets            11.91%      11.92%      10.76%      11.62%      10.33%
Dividend payout ratio             26.08%      26.02%      27.84%      24.36%      22.68%




      FBI SELECTED CONSOLIDATED FINANCIAL DATA (HISTORICAL)
         (Dollars in Thousands Except Per Share Amounts)

                                                   Year Ended December 31,

                                  1996         1995         1994         1993         1992

RESULTS OF OPERATIONS
Interest revenue               $ 16,401     $ 14,404     $  9,315     $  8,847     $  9,263
Interest expense                  7,014        6,296        3,675        3,721        4,215
Net interest revenue              9,387        8,108        5,640        5,126        5,048
Provision for loan losses           722          255          195          335          211
Non-interest revenue              1,290        1,444        1,209          940          788
Non-interest expense              6,108        5,669        5,120        3,252        3,025

Income before income taxes        3,847        3,628        1,534        2,479        2,600
Income taxes                      1,139          793          206          690          776

Net income                        2,708        2,835        1,328        1,789        1,824
Earnings per share:
Net income                        11.29        11.95         5.71         7.69         7.84
Average number of shares
outstanding (000's)                 240          237          233          233          233

PERIOD END STATEMENT OF CONDITION
Total assets                    195,192      179,652      122,128      122,999      114,875
Loans                           139,725      127,797       82,870       75,475       59,930
Deposits                        166,380      157,866      105,250      101,782       96,265
Shareholders' equity             18,790       16,566       12,876       12,187       10,606

AVERAGE BALANCES
Total assets                    187,946      171,462      123,513      120,607      112,010
Average earning assets          173,385      157,504      114,787      111,440      105,240
Loans                           135,095      115,190       79,608       65,987       56,845
Deposits                        160,983      149,418      104,664       99,789       93,145
Shareholders' equity             17,544       14,607       13,061       11,842        9,715

PERFORMANCE RATIOS
Net income to:
  Average total assets             1.44%        1.65%        1.08%        1.48%        1.63%
  Average shareholders' equity    15.44%       19.41%       10.17%       15.11%       18.78%
Average shareholders' equity to
average total assets               9.33%        8.52%       10.57%        9.82%        8.67%
Dividend payout ratio             10.98%        8.04%       14.91%       11.07%        9.54%


     The following table sets forth pro forma combined selected consolidated financial data and ratios giving effect to the Merger on a pooling-of-interest accounting basis for the five years ended December 31, 1996. The data are not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred had the Merger been consummated December 31, 1996, and should be read in conjunction with the Unaudited Pro Forma Combined Condensed Consolidated Financial Statements appearing elsewhere in this Joint Proxy Statement and the consolidated financial statements of USB, incorporated herein by reference, and FBI, appearing elsewhere in this Joint Proxy Statement. See "Incorporation of Certain Documents by Reference," "Pro Forma Financial Information" and Appendix C.


     COMBINED PRO FORMA SELECTED CONSOLIDATED FINANCIAL DATA
         (Dollars In Thousands Except Per Share Amounts)


                                                  Year Ended December 31,

                                  1996         1995         1994         1993         1992

RESULTS OF OPERATIONS
Interest revenue               $ 34,551     $ 30,571     $ 23,340     $ 21,001     $ 21,611
Interest expense                 15,081       13,298        9,095        8,363        9,649
Net interest revenue             19,470       17,273       14,245       12,638       11,962
Provision for loan losses           800          255          224          386          346
Non-interest revenue              2,725        2,555        2,250        3,180        3,387
Non-interest expense             11,765       10,898       10,351        8,389        8,212

Income before income taxes        9,630        8,675        5,920        7,043        6,791
Income taxes                      2,659        2,225        1,367        2,064        1,910

Net income                        6,971        6,450        4,553        4,979        4,881
Earnings per share:
Net income                         1.97         1.83         1.30         1.42         1.40
Average number of shares
outstanding (000's)               3,537        3,520        3,497        3,495        3,492

PERIOD END STATEMENT
OF CONDITION
Total assets                    430,383      377,120      308,569      291,781      264,723
Loans                           204,298      182,000      129,603      128,420      109,520
Deposits                        346,306      304,381      247,534      234,301      227,081
Shareholders' equity             47,616       41,795       31,597       31,798       27,765

AVERAGE BALANCES
Total assets                    410,541      364,330      301,112      279,191      263,455
Average earning assets          382,458      337,921      280,096      260,050      247,151
Loans                           198,327      172,146      135,450      117,590      109,109
Deposits                        330,536      294,063      244,788      231,443      219,046
Shareholders' equity             44,044       37,588       32,175       30,266       25,358

PERFORMANCE RATIOS
Net income to:
  Average total assets             1.70%        1.77%        1.51%        1.78%        1.85%
  Average shareholders' equity    15.83%       17.16%       14.15%       16.45%       19.25%
Average shareholders' equity to
average total assets              10.73%       10.32%       10.69%       10.84%        9.63%
Dividend payout ratio             20.21%       18.12%       24.07%       19.58%       17.77%


Comparative Per Share Data

     The following table presents selected comparative per share data for USB Common Stock and FBI Common Stock on a historical basis, for USB Common Stock on a pro forma basis reflecting consummation of the Merger and for the FBI Common Stock on an equivalent pro forma basis reflecting consummation of the Merger. Such information has been prepared giving effect to the Merger on a pooling-of-interests accounting basis. See "The Merger--Accounting Treatment." The data is not necessarily indicative of the results of the future operations of either entity or the actual results that would have occurred had the Merger been consummated December 31, 1996. The information is derived from and should be read in conjunction with the consolidated historical financial statements of USB, including related notes thereto, incorporated herein by reference, and the consolidated historical financial statements of FBI, including the notes thereto, and the unaudited pro forma financial information appearing elsewhere in this Joint Proxy Statement. See "Available Information," "Incorporation of Certain Documents by Reference," "Pro Forma Financial Information" and Appendix C hereto.


                                                       Year Ended December 31,
                                                      1996      1995      1994
USB Common Stock
  Net income per common share
    before extraordinary item:
    Historical                                        1.99      1.69      1.51
    Pro forma combined                                1.97      1.83      1.30
  Dividends paid per common share:
    Historical                                        0.52      0.44      0.42
    Pro forma combined                                0.52      0.44      0.42
 Book value per common share (at end of period):
    Historical                                       13.48     11.80      8.76
    Pro forma combined                               13.46     11.82      9.04

FBI Common Stock
  Net income per common share
    before extraordinary item:
    Historical                                       11.29     11.95      5.71
    Pro forma equivalent (1)                         11.48     10.67      7.58
  Dividends paid per common share:
    Historical                                        1.23      0.95      0.85
    Pro forma equivalent (1)                          3.03      2.56      2.44
  Book value per common share (at end of period):
    Historical                                       78.34     69.07     55.36
    Pro forma equivalent (1)                         78.50     68.94     52.72



(1) FBI pro forma equivalent amounts are computed by multiplying the pro forma combined amount by a factor of 5.8321 to reflect the exchange ratio of 5.8321 shares of USB Common Stock for each share of FBI Common Stock. See "The Merger--Terms of the Merger."


Summary Capital Ratios

     The following table sets forth the risk-based capital ratios for USB, FBI and pro forma for the combined company, together with the minimum ratios required by regulatory agencies, as of December 31, 1996. See "Supervision, Regulation, and Effects of
Governmental Policy--Capital Adequacy."

                                                                       Combined
                                       USB              FBI           (Pro Forma)

Risk-based capital ratios
  Tier I capital                      20.55%           10.76%           15.35%
  Total capital (Tier I and II)       21.50%           12.02%           16.44%

Minimum risk-based capital ratios
  Tier I capital                       4.00%            4.00%            4.00%
  Total capital (Tier I and II)        8.00%            8.00%            8.00%

Tier I leverage ratio                 11.60%            8.10%            9.99%

Minimum Tier I leverage ratio     4.00% - 5.00%     4.00% - 5.00%    4.00% - 5.00%


                          RISK FACTORS

     Shareholders of USB and FBI are urged to carefully consider the following factors:

Determination of Terms and Exchange Ratio

     The terms of the Merger, including the Exchange Ratio, were determined by arms-length negotiations between USB and FBI. USB and FBI considered the book value, earnings per share, potential market values and the projected financial performance of the combined company in evaluating the Exchange Ratio. No effort was made to determine the going concern or liquidation values of USB and FBI. See "The Merger--Background of and Reasons for the Merger" and "The Merger--Opinions of Financial Advisors."

Restrictions on Dividends

     The principal business operations of USB and FBI are conducted through their subsidiary banks (collectively, the "Banks"). Cash available to pay dividends to stockholders of USB and FBI is derived primarily, if not entirely, from dividends paid by the Banks. After the Merger, the ability of USB Bank, as the surviving subsidiary bank, to pay dividends to USB as well as USB's ability to pay dividends to its stockholders will be subject to and limited by certain legal and regulatory restrictions. Further, any lenders making loans to USB may impose financial covenants that may be more restrictive than regulatory requirements with respect to the payment of dividends by USB. There can be no assurance of whether or when USB may pay dividends after the Merger. As of December 31, 1996, USB Bank had $8,193,418, and First Bank had $4,943,000, of undivided profits legally available for the payment of dividends without lender or regulatory approval, with $13,136,418 available for dividends for the combined company on a pro forma basis. See "Comparative Market Prices and Dividends" and "Supervision, Regulation, and Effects of Governmental Policy."

Competition

     The banking business is highly competitive, particularly in the Banks' market areas. The Banks compete as financial intermediaries with other commercial banks, savings associations, credit unions, mortgage banking companies, securities brokerage companies, insurance companies and money market mutual funds operating in Alabama and elsewhere. Many of these competitors have substantially greater resources and lending limits than USB and FBI and the Banks. Additionally, non-depository institution competitors are generally not subject to the extensive regulations applicable to USB and FBI and the Banks. As of September 29, 1995, pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act, commercial banks may now acquire financial institutions nationwide, further increasing competition.

Supervision and Regulation

     The banking industry is heavily regulated. Subsequent to the Merger, USB and USB Bank will be subject to regulation by the Federal Reserve, the FDIC and the Alabama State Banking Department. The success of USB and USB Bank depends not only on competitive factors but also on state and federal regulations affecting banks, thrifts, and bank and thrift holding companies. The regulations are primarily intended to protect depositors, not shareholders. Recent and proposed changes to the regulation of the financial institution industry and the ultimate effect of such changes cannot be predicted. The effects of the implementation of new legislation applicable to USB and FBI and the Banks, including the Community Development and Regulatory Improvement Act and the Riegle-Neal Interstate Banking and Branching Efficiency Act cannot be measured at this time. The enactment of the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") changed the framework of federal regulation of banks and contains a number of provisions that affect the operation of banks, including the establishment of a system of prompt corrective action for insured depository institutions that set regulatory capital categories for such institutions. Regulations now affecting USB and FBI and the Banks may be modified at any time, and there is no assurance that such modification will not adversely affect the business of USB and FBI and the Banks. See "Supervision, Regulation, and Effects of Governmental Policies."

Monetary Policies

     Interest rates are largely dependent on the rate of interest established from time to time by the Federal Reserve for funds made available to financial institutions by the Federal Reserve. During 1994 and the first nine months of 1995, the Federal Reserve changed its discount rate five times. During 1996, Federal Reserve established interest rates were relatively stable. However, due to the potential for volatility of such monetary policy, there can be no assurance that actions by monetary and fiscal authorities will not have an adverse effect on the deposit levels, net interest margin, loan demand or the business and earnings of USB Bank.

Reserve for Loan Losses

     Management of each Bank maintains an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectibility of the respective loan portfolios and provides an allowance for potential loan losses based upon a percentage of the outstanding balances and for specific loans when their ultimate collectibility is considered questionable. Although each of USB and FBI believes that allowances for loan losses at each of the Banks are adequate, there can be no assurance that such allowances will prove sufficient to cover future losses. Future adjustments may be necessary if economic conditions differ or adverse developments arise with respect to non-performing or performing loans of the Banks. Material additions to the allowance for loan losses of USB Bank, as the surviving Bank, would result in a material decrease in USB's net income, and possibly its capital, and could result in its inability to pay dividends, among other adverse consequences. See "Incorporation of Certain Documents by Reference" and "FBI Management's Discussion and Analysis of Financial Condition and Results of Operations--Provision and Allowance for Loan Losses."

Tax Considerations

     It is intended that the Merger will be treated as a reorganization within the meaning of Section 368 of the Code. Based upon certain representations made by the managements of USB and FBI, Maynard, Cooper & Gale, P.C. and Walston, Wells, Anderson & Bains, LLP have each delivered an opinion regarding the federal income tax effects of the Merger, described under the caption "The Merger--Federal Income Tax Consequences."

     No ruling has been requested from the Internal Revenue Service ("IRS") as to any federal income tax consequences in connection with the Merger, and the opinions of counsel described above are not binding on the IRS. Further, because certain tax consequences of the Merger may vary depending upon the particular circumstances of each shareholder and other factors, each holder of USB stock or FBI stock is urged to consult such holder's own tax advisor to determine the particular tax consequences to such holder of the Merger (including the application and effect of state, local and other tax laws).

Interests of Certain Persons in the Transaction

     Directors and officers of USB and FBI have personal interests in the Merger that may present them with conflicts of interest in connection with the Merger. The Boards of Directors of USB and FBI are aware of this and have considered personal interests disclosed in this Joint Proxy Statement in their evaluation of the Merger. See "The Merger--Background of and Reasons for the Merger" and "The Merger--Interests of Certain Persons in the Merger."

Restrictions on Resale and USB Common Stock

     Affiliates of FBI who receive USB Common Stock pursuant to the Merger will be restricted on the resale of such USB Common Stock pursuant to Rule 145 under the Securities Act. Additionally, individuals who are not affiliates of FBI but who will become affiliates of USB after the Merger will be restricted on the resale of any USB Common Stock, whether or not received in the Merger, pursuant to Rule 144 under the Securities Act. An affiliate of FBI who will also be an affiliate of USB after the Merger will be subject to the restrictions on resale of both Rule 145 and Rule
144. An "affiliate" is generally a person that, directly or indirectly, controls an entity and generally includes all officers, directors and 10% shareholders of such entity. See "The Merger--Resales of USB Common Stock."


                       GENERAL INFORMATION

Meetings, Record Dates and Votes Required

     USB Meeting. The Annual Meeting of Shareholders of USB will be held at 2:00 p.m., local time, on ________________, 1997, at the main office of USB Bank, 131 West Front Street, Thomasville, Alabama. The purpose of the USB Meeting is to consider and vote upon a proposal to approve the Merger Agreement, which provides for, among other things, the Merger. Additionally, at the USB Meeting, USB shareholders will consider certain matters provided for in the Merger Agreement, elect 10 directors to serve for the ensuing year, and will consider a proposal to approve the United Security Bancshares, Inc. Long Term Incentive Compensation Plan. Only holders of record of USB Common Stock at the close of business on the USB Record Date, April 9, 1997, will be entitled to notice of and to vote at the USB Meeting. As of the USB Record Date there were 2,137,960 shares of USB Common Stock issued, outstanding and entitled to be voted. There were approximately
564 USB shareholders, of record or through registered clearing agents, on the USB Record Date. Each share of USB Common Stock will be entitled to one vote at the USB Meeting.

     Approval of the proposed amendments to USB's Restated Articles of Incorporation and approval of the LTICP are conditions to consummation of the Merger. A failure by USB shareholders to approve the amendment increasing the number of shares of authorized USB Common Stock will preclude consummation of the Merger because there are an insufficient number of shares currently authorized.
A failure by USB shareholders to approve the other amendments or the LTICP will also preclude consummation of the Merger unless the related condition to closing is waived by both USB and FBI.

     The presence, in person or by proxy, of holders of the majority of the issued and outstanding shares of USB Common Stock entitled to vote at the USB Meeting is necessary to constitute a quorum at such meeting.

     Approval of the Merger Agreement on behalf of USB, pursuant to the Alabama Business Corporation Act ("ABCA"), will require the affirmative vote of the holders of at least two-thirds of the outstanding shares of USB Common Stock entitled to be voted thereon. Approval of the other proposals will require the affirmative vote of the holders of at least a majority of the outstanding shares of USB Common Stock entitled to be voted thereon. A failure to return the enclosed proxy or a vote to abstain will have the same effect as a vote against each proposal. As of the USB Record Date, 308,359 shares of USB Common Stock, or 14.42% of the total shares of USB Common Stock outstanding, were beneficially owned and entitled to be voted by directors and executive officers of USB and certain family members and related interests and by directors and executive officers of FBI and certain family members and related interests. Assuming all such shares are voted in favor of the Merger, the affirmative vote of the holders of 1,116,955 additional shares of USB Common Stock will be required for approval.

     Dissenters' rights may be demanded by USB shareholders who do not vote in favor of the Merger, and who follow the specified procedures of Alabama law. See "Dissenters' Rights" below.

     Approval of the Merger Agreement will be deemed to constitute approval of the issuance of the number of shares of USB Common Stock into which shares of FBI Common Stock may be converted in the Merger and approval of an increase in the size of the Board of Directors of USB from ten to nineteen, and the election of Dan Barlow, John Becton, Linda Breedlove, Fred L. Huggins, John C. Gordon, Ray Sheffield, Clarence Watters, Bruce Wilson and Ernest Woodson to fill the vacancies created by the increase effective at the Effective Time. See "The Merger--Increase in Size of USB Board of Directors."

     FBI Meeting. The Special Meeting of Shareholders of FBI will be held at 10:00 a.m., local time, on ___________________, 1997, at the main office of First Bank, 131 Main Street, Grove Hill, Alabama. The purpose of the meeting is to consider and vote upon a proposal to approve the Merger Agreement, which provides for, among other things, the Merger. Only holders of record of FBI Common Stock at the close of business on the FBI Record Date, April 9, 1997, will be entitled to notice of and to vote at the FBI Meeting. As of the FBI Record Date, there were 239,843 shares of FBI Common Stock issued, outstanding and entitled to be voted. There were 274 FBI shareholders of record on the FBI
Record Date. Each share of FBI Common Stock will be entitled to one vote at the FBI Meeting.

     The presence, in person or by proxy, of holders of a majority of the issued and outstanding shares of FBI Common Stock entitled to vote at the FBI Meeting is necessary to constitute a quorum at such meeting.

     Approval of the Merger Agreement on behalf of FBI, pursuant to FBI's Articles of Incorporation, will require the affirmative vote of the holders of at least 75% of the outstanding shares of FBI Common Stock entitled to be voted thereon. A failure to return the enclosed proxy or a vote to abstain will have the same effect as a vote against approval of the Merger Agreement. As of the FBI Record Date, 25,852 shares of FBI Common Stock, or 10.78% of the total shares of FBI Common Stock outstanding, were beneficially owned and entitled to be voted by directors and executive officers of FBI and certain family members and related interests. Assuming all such shares are voted in favor of the Merger, the affirmative votes of the holders of 154,031 additional shares of FBI Common Stock will be required for approval.

     Dissenters' rights may be demanded by FBI shareholders who do not vote in favor of the Merger and who follow the specified procedures of Alabama law. See "Dissenters' Rights" below.

Proxies

     USB. The enclosed USB proxies are solicited on behalf of the Board of Directors of USB for use in connection with the USB Meeting and any adjournment or adjournments thereof. Holders of USB Common Stock are requested to complete, date and sign the accompanying proxy and return it promptly to USB in the enclosed envelope. Failure to return a properly executed proxy or to vote at the USB Meeting will have the same effect as a vote against approval of the Merger Agreement and of each other proposal to be considered at the USB Meeting.

     A USB shareholder who has executed and delivered a proxy may revoke it at any time before such proxy is voted by giving a later written proxy, by giving written revocation to the Corporate Secretary of USB, provided such later proxy or revocation is actually received by USB before the vote of the shareholders, or by voting in person at the USB meeting. Any shareholder attending the USB Meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the USB Meeting, unless said proxies are revoked, will be voted in accordance with the instructions therein. If instructions are not given, properly executed proxies received will be voted FOR approval of the Merger Agreement and of each other proposal to be considered at the USB Meeting.

     FBI. The enclosed FBI proxies are solicited on behalf of the Board of Directors of FBI for use in connection with the FBI Meeting and any adjournment or adjournments thereof. Holders of FBI Common Stock are requested to complete, date and sign the accompanying proxy and return it promptly to FBI in the enclosed envelope. Failure to return a properly executed proxy or to vote at the FBI Meeting will have the same effect as a vote against approval of the Merger Agreement. FBI shareholders should not forward any stock certificates with their proxy.

     An FBI shareholder who has executed and delivered a proxy may revoke it at any time before such proxy is voted by giving a later written proxy, by giving written revocation to the Corporate Secretary of FBI, provided such later proxy or revocation is actually received by FBI before the vote of the shareholders, or by voting in person at the FBI Meeting. Any shareholder attending the FBI Meeting may vote in person whether or not a proxy has been previously filed. The shares represented by all properly executed proxies received in time for the FBI Meeting, unless said proxies are revoked, will be voted in accordance with the instructions therein. If instructions are not given, properly executed proxies received will be voted FOR approval of the Merger Agreement.

     Other Matters. USB and FBI will each bear the costs of solicitation of proxies for their respective Meetings. Such solicitation will be made by mail but also may be made by telephone, facsimile or in person by the directors, officers and employees of USB or FBI, as the case may be.

     Neither the management of USB nor the management of FBI is aware of any business to be acted upon at the Meetings other than, for FBI, approval of the proposal to approve the Merger Agreement, and, for USB, approval of the proposals set forth in the Notice of the USB Meeting. If other matters are properly brought before either or both of the Meetings or any adjournment thereof, the enclosed proxy, if properly signed, dated and returned, will be voted in accordance with the recommendation of the respective company's management or, if there is no such recommendation, in the discretion of the individuals named as proxies therein.

Dissenters' Rights

     If the Merger is consummated, holders of record of USB Common Stock or FBI Common Stock who follow the procedures specified by
Article 13 of the ABCA ("Article 13") will be entitled to determination and payment in cash of the "fair value" of their stock immediately before the Effective Time, excluding value resulting from the anticipation of the Merger but including "a fair and equitable" rate of interest thereon. Shareholders who elect to follow such procedures are referred to herein as "Dissenting Shareholders".

     A VOTE IN FAVOR OF THE MERGER AGREEMENT BY A HOLDER OF USB
COMMON STOCK OR FBI COMMON STOCK WILL RESULT IN THE WAIVER OF THE
SHAREHOLDER'S RIGHT TO DEMAND PAYMENT FOR HIS OR HER SHARES.

     The following summary of the provisions of Article 13 is not intended to be a complete statement of such provisions, the full text of which is attached as Appendix B to this Joint Proxy Statement, and is qualified in its entirety by reference thereto.

     A holder of FBI Common Stock electing to exercise dissenters' rights (1) must deliver to FBI, before the vote at the FBI Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effectuated, and (2) must not vote in favor of the Merger Agreement. A holder of USB Common Stock electing to exercise dissenters' rights (1) must deliver to USB, before the vote at the USB Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effectuated, and (2) must not vote in favor of the Merger Agreement. The requirement of such written notice is in addition to and separate from the requirement that such shares not be voted in favor of the Merger Agreement, and the requirement of such written notice is not satisfied by voting against the Merger Agreement either in person or by proxy. The requirement that such shares not be voted in favor of the Merger Agreement will be satisfied if no proxy is returned and such shares are not voted in person. Because a properly executed and delivered proxy which is left blank will, unless revoked, be voted FOR approval of the Merger Agreement, in order to be assured that such shareholder's shares are not voted in favor of the Merger Agreement, a Dissenting Shareholder who votes by proxy must not leave the proxy blank but must (i) vote AGAINST the approval of the Merger Agreement or (ii) affirmatively ABSTAIN from voting. Neither a vote against approval of the Merger Agreement nor an abstention will satisfy the requirement that a written notice of intent to demand payment be delivered to FBI or USB, as the case may be, before the vote on the Merger Agreement.

     Both holders of record and beneficial owners of FBI Common Stock or USB Common Stock are entitled to assert dissenters' rights for the shares registered in the name of or held for the benefit of that holder or owner. The dissenters' rights may be asserted with respect to less than all shares of FBI Common Stock or USB Common Stock held of record by such holder only if such holder dissents with respect to all shares beneficially owned by any one person and notifies FBI or USB, as the case may be, in writing of the name and address of each person on whose behalf such record holder is asserting dissenters' rights. A beneficial shareholder, in order to assert his or her dissenters' rights, must submit to FBI or USB, as the case may be, the record shareholder's written consent to the dissent prior to or contemporaneously with such assertion and must dissent with respect to all shares of which he or she is the beneficial shareholder or over which he or she has the power to
vote.   Where no number of shares is expressly mentioned, the
notice of intent to demand payment will be presumed to cover all shares held in the name of the record holder.

     Within 10 days after the Effective Time, USB, as the surviving corporation in the Merger, will send a written dissenters' notice to each Dissenting Shareholder of record at the Effective Time who did not vote in favor of the Merger and who duly filed a written notice of intent to demand payment in accordance with the foregoing. The dissenters' notice will specify the deadline by which time USB must receive a payment demand from such Dissenting
Shareholder.   The deadline will be no fewer than 30 days or more
than 60 days after the date the dissenters' notice is delivered.
It is the obligation of Dissenting Shareholders to initiate all necessary action to perfect their dissenters' rights within the time periods prescribed in Article 13 and the dissenters' notice. If no payment demand is timely received from a Dissenting Shareholder, all dissenters' rights will be lost, notwithstanding any previously submitted written notice of intent to demand payment. Each Dissenting Shareholder who demands payment retains all other rights of a shareholder until those rights are cancelled or modified by the Merger. A Dissenting Shareholder who demands payment in accordance with the foregoing may not thereafter withdraw that demand and accept the terms offered under the Merger Agreement unless USB shall consent thereto.

     Within 20 days of the formal payment demand, a Dissenting Shareholder who has made a demand must submit his share certificate or certificates to USB, so that a notation to that effect may be placed on such certificate or certificates and the shares returned to the Dissenting Shareholder with the notation thereon. A shareholder's failure to submit shares for notation will, at USB's option, terminate the holder's rights as a dissenter, unless a court of competent jurisdiction determines otherwise.

     Promptly after the Effective Time, USB shall offer to pay each Dissenting Shareholder who complied with Article 13 the amount USB estimates to be the fair value of such Dissenting Shareholder's shares, plus accrued interest. Each Dissenting Shareholder who agrees to accept the above referenced offer of payment in full satisfaction of his or her demand must surrender to USB the certificate or certificates representing his or her FBI or USB shares in accordance with the terms of the dissenters' notice.
Upon receiving the certificate or certificates, USB shall pay each Dissenting Shareholder the fair value of his or her shares, plus accrued interest. Upon receiving payment, a Dissenting Shareholder ceases to have any interest in the shares.

     A Dissenting Shareholder who has made a payment demand may notify USB in writing of his or her own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of his or her estimate, or reject the offer made to such shareholder and demand payment of the fair value of his or her shares and interest due, if: (i) the Dissenting Shareholder believes that the amount offered him or her is less than the fair value of his or her shares or that the interest due is incorrectly calculated; (ii) USB fails to make an offer as required by Article 13 within sixty (60) days after the date set for demanding payment; or (iii) USB, having failed to consummate the Merger, does not release the transfer restrictions imposed on shares within sixty
(60) days after the date set for demanding payment; provided, however, that a Dissenting Shareholder waives his or her right to demand payment different from that offered unless he or she notifies USB of his or her demand in writing within thirty (30) days after USB offered payment for his or her shares.

     If a demand for payment remains unsettled, USB shall commence a proceeding within sixty (60) days after receiving the second payment demand and petition the court to determine the fair value of the shares and accrued interest. If the proceeding is not commenced within the sixty (60) day period, each Dissenting Shareholder whose demand remains unsettled shall be entitled to receive the amount demanded. Such a proceeding will be filed in the Circuit Court of Clarke County, Alabama. Each Dissenting Shareholder made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of the his or her shares, plus accrued interest. Upon payment of the judgment and surrender to USB of the certificate or certificates representing the judicially appraised shares, a Dissenting Shareholder will cease to have any interest in the shares. The court may assess costs incurred in such a proceeding against all or some of the Dissenting Shareholders, in amounts the court finds equitable, to the extent the court finds that such Dissenting Shareholders acted arbitrarily, vexatiously, or not in good faith in demanding payment different from that initially offered by USB. The Court may also assess the reasonable fees and expenses of counsel and experts against all or some of the Dissenting Shareholders if the court finds that such Dissenting Shareholders acted arbitrarily, vexatiously or not in good faith with respect to the rights provided in Article 13.

Recommendations of Boards of Directors

     The Board of Directors of USB recommends that the shareholders of USB vote FOR each proposal set forth in the Notice of the USB Meeting, including the proposal to approve the Merger Agreement. The Board of Directors of FBI recommends that the shareholders of FBI vote FOR the proposal to approve the Merger Agreement. See "The Merger--Background of and Reasons for the Merger."


                           THE MERGER

     The following information concerning the Merger, insofar as it relates to matters contained in the Merger Agreement, is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Appendix A and incorporated herein by reference. The information contained herein with respect to the opinions of the financial advisors to USB and FBI is qualified in its entirety by reference to the respective opinions of such financial advisors, which are attached hereto as Appendices D and E and incorporated herein by reference.

Terms of the Merger

     At the Effective Time, FBI will merge with and into USB, and First Bank will merge with and into USB Bank. In the Merger, each share of FBI Common Stock outstanding immediately prior to the Effective Time, other than shares with respect to which dissenters' rights shall have been perfected, and also excluding shares held by FBI or its subsidiaries or by USB or its subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, will be converted into and exchanged for the right to receive 5.8321 shares of USB Common Stock. If the Merger is consummated, approximately 39.6% of the outstanding shares of USB Common Stock will be held by former FBI shareholders.

     No fractional shares of USB Common Stock will be issued in respect to FBI Common Stock, and cash will be paid by USB in lieu of issuance of such fractional shares. The amount paid in lieu of fractional shares will be calculated by multiplying such fractional part of a share of USB Common Stock by the book value of one share of USB Common Stock as of the most recent month-end prior to the Effective Time. No holder of FBI Common Stock who would otherwise have been entitled to a fractional share of USB Common Stock will be entitled to dividends, voting rights or any right as holder with respect to such fractional shares.

     Holders of FBI Common Stock and USB Common Stock will have the right to dissent from the Merger Agreement and receive a cash payment equal to the fair value of their shares, all in conformity with the ABCA. See "General Information--Dissenters' Rights."

Effective Time

     Articles of Merger will be filed with the Secretary of State of the State of Alabama, as soon as practicable after all conditions contained in the Merger Agreement have been satisfied or lawfully waived, including receipt of all regulatory approvals and expiration of all statutory waiting periods, and the approval of the Merger Agreement by the shareholders of both USB and FBI. The Effective Time of the Merger will be at the time Articles of Merger shall be accepted for filing by the Secretary of State of Alabama (or such later time as the parties may agree).

Background of and Reasons for the Merger

     Since 1994, management of USB has considered various possibilities for increased asset and earningsgrowth, including possible new branches, acquisition of existing branches of other area banks and the chartering of new banks within USB's market area.

     USB and Brent Banking Company ("Brent") entered into an Agreement and Plan of Share Exchange on January 15, 1996. The acquisition was completed on May 31, 1996, and Brent was merged with USB on June 1, 1996. The shareholders of Brent received $1,762.50 in cash for each share of Brent stock. There were no dissenting Brent shares. The 4,000 shares of Brent stock outstanding resulted in a total cash purchase price of $7,050,000. The book value of Brent was $4,658,000, resulting in a premium of $2,392,000 or 1.51 times book value. No borrowing was required to finance the acquisition of Brent Banking Company. The acquisition was accounted for as a purchase by USB in accordance with generally accepted accounting principles, and the USB financial statements incorporated by reference herein reflect the Brent Banking Company purchase.

     In the early part of 1994, representatives of USB and FBI began discussions on the feasibility and the practicability of organizing and operating a community development corporation to promote, participate in, and fund community projects that might not otherwise get funded. As a result of these discussions, Allied Community Development Corporation ("Allied"), an Alabama nonprofit corporation, was formed by USB, FBI and Merchants Bank, three independent, community-owned banking corporations in Clarke County, Alabama. Allied was incorporated to improve the quality of life in the service areas served by its member banking institutions.

     In October of 1995, after a meeting of the board of Allied Community Development Corporation, the CEO's of USB and FBI were engaged in a conversation about possible community projects. It was agreed by both CEOs that community service could be strongly enhanced and there could be many other benefits available through efficiencies if USB and FBI were to merge.

     Because FBI was searching for a permanent CEO at that time and had not been successful in locating an acceptable candidate, it was decided that additional exploratory discussions should be conducted with USB about the possibility of a merger. On December 14, 1995, the Boards of USB and FBI met to discuss a merger of equals and the implications of a merger of the two institutions. At this meeting, a committee made up of Mr. Jim Miller, Mr. Jack M. Wainwright, III, Mr. Fred L. Huggins and respective counsel was authorized to meet informally with the Federal Reserve to discuss the merger issue.

     On January 5, 1996, this committee met with representatives of the Federal Reserve in Atlanta. After this meeting, both Boards were briefed in separate meetings, and preliminary data was prepared for the Federal Reserve.

     The CEO's of USB and FBI had several discussions, and they, in turn, discussed the possibility with their respective Boards, advisors, and counsel. This discussion continued through the Spring of 1996. In the course of these discussions, the FBI Board determined that pursuing a merger of equals with USB presented a higher potential for enhancing FBI shareholder value and service to its customers than other possible alternatives such as remaining independent, attempting to negotiate a sale of FBI for cash to USB or another institution, or seeking a merger of FBI with a banking organization other than USB. Similarly, USB's Board of Directors determined that a merger with FBI was the best strategy for achieving increased asset and earnings growth and shareholder value as compared with attempting to purchase FBI for cash or seeking an acquisition of or business combination with an institution other than FBI.

     On June 11, 1996, both Boards met separately with Baxter Fentriss and Company ("Baxter Fentriss"), an investment banker, to discuss the merger further. On June 18, 1996, the Board of USB authorized its CEO, Mr. Jack M. Wainwright, III to meet with FBI's CEO, Mr. Fred L. Huggins, to work out the details of a merger agreement. That meeting was held on the same day, and the CEOs came to a basic understanding concerning the Merger.

     On July 16, 1996, the Boards of the respective companies met to discuss and approve an agreement in principle to merge. The companies announced an agreement in principle to merge on July 17, 1996. After further negotiation, the Merger Agreement was executed on August 19, 1996, on behalf of both parties.

     The terms of the Merger Agreement, including the Exchange Ratio, were determined by arms-length negotiations between USB and FBI. In negotiating the Exchange Ratio, USB and FBI considered the book value, earnings per share, potential market values, and the projected financial performance of USB and FBI and their respective contributions to the combined company resulting from the Merger. See "--Opinions of Financial Advisors" below and "RISK FACTORS--Determination of Terms and Exchange Ratio."

     USB and FBI resolved issues as to management after the Merger by specifying in the Merger Agreement the individuals who will serve as directors and senior officers of USB and USB Bank upon consummation of the Merger. See "--Management and Operations After the Merger" below.

     During the period after the signing of the Merger Agreement on August 19, 1996, USB and FBI devoted substantial time to preparing applications for and obtaining regulatory approvals required for consummation of the Merger. See "--Regulatory Approvals" below.

     USB's Reasons for the Merger. USB has a strong community-minded philosophy and a commitment to community banking. By merging with FBI and First Bank, a like-minded bank, the USB
Board believes that opportunities to expand and employ more resources to the communities financial service needs will be increased.

     The USB Board of Directors based its unanimous decision to approve and recommend the terms of the Merger to USB shareholders on the material factors set forth in the following paragraphs.

     The USB Board of Directors considered the financial and other terms of the Merger Agreement. Specifically, the fact that the Exchange Ratio would result in 39.6% of the outstanding shares of USB being held by former FBI shareholders was considered by the USB Board of Directors to be appropriate given the approximate relative contributions of FBI to the combined company as of March 31, 1996: 38.5% of capital, 39% of earnings, 36.4% of market value and 45.2% of the customers. Another important term of the Merger Agreement was considered to be the increase in size of the USB Board of Directors and election of nine incumbent FBI directors to the board. The USB Board of Directors believes that the addition of the former FBI directors will provide continuity of business contacts in Grove Hill and in other areas traditionally served by First Bank.

     The USB Board of Directors also considered the enhanced opportunities for increased asset and earnings growth that the Merger would create. Specifically, the fact that FBI's net loans as a percentage of total earning assets was approximately 78% at the end of 1995, while USB's comparable percentage was approximately 30%, indicated to the USB Board that the Merger could increase USB's earnings by increasing its relative net loan position. Furthermore, the existence and growth potential of Acceptance was attractive to the USB Board of Directors. The USB Board of Directors was aware of the growth of loans made by Acceptance in 1996. By year end 1996, loans made by Acceptance had grown to $11.33 million from $1.90 million at year end 1995.

     The USB Board of Directors also considered the competitive position of the resulting bank in USB's market area. Specifically, the USB Board of Directors concluded that a combined USB and FBI could operate more efficiently, and more competitively, by recognizing potential economies of scale and eliminating duplicate services. The USB Board was aware that USB and FBI management have estimated baseline economies of scale in the range of $1 million to $1.3 million through efficiences obtained and elimination of back office duplication and facilities. The realization of economies of scale is dependent on future events, such as the successful integration of the operations of USB and FBI, and may not occur in the amounts estimated, or at all. See "--Opinions of Financial Advisors."

     The USB Board of Directors also considered the desirability of combining the management resources and expertise of USB and FBI. Specifically, FBI had not been successful in its search for an acceptable candidate for CEO, but its Board of Directors was considered to provide valuable expertise and business contacts in its market area and among its customers. A combination whereby Jack M. Wainwright, III would serve as CEO and nine members of the FBI Board would become directors of USB was considered by the USB Board of Directors to represent a combination of strengths of both companies. The provision for a two-thirds supermajority of the USB Board to approve certain corporate actions was considered by the USB Board to reflect appropriately the "merger of equals" nature of the Merger. For a period of time after the Merger, USB directors will constitute a majority of the Board of Directors of the surviving corporation -- 10 of the 19 directors. There may also be times in the future when, due to resignations or other vacancies, former FBI directors constitute a majority of the Board of Directors of the surviving corporation. In the process of negotiating the Merger Agreement, FBI's and USB's respective Boards of Directors agreed that a majority vote to approve certain major corporate decisions would not ensure that such decisions reflect the "merger of equals" nature of the Merger.

     The USB Board of Directors also considered the availability of pooling of interests accounting for the transaction and the likelihood of the Merger being approved by applicable regulatory authorities without undue conditions or delay, but did not attempt to quantify these considerations.

     Certain negative factors were considered by the USB Board, including the costs to be incurred by USB in connection with the Merger (which USB management estimates to be $381,000), the risk that unanticipated difficulties could arise in integrating the operations of USB and FBI, and the possibility that the synergies expected from combining the two companies might not be realized. Because of the variety of factors considered, the USB Board did not find it practical to, and did not, ascribe relative weights to specific factors, but, based on its evaluation of all the factors it considered, concluded that the benefits expected from the Merger outweighed any potentially negative factors.

     The USB Board has received the opinion of Chaffe & Associates, Inc. dated March 24, 1997, to the effect that the Exchange Ratio was fair, from a financial point of view, to holders of USB Common Stock. See "--Opinions of Financial Advisors." The USB Board considered this opinion in recommending the Merger to the USB shareholders.

     FBI's Reasons for the Merger. Technological changes are occuring rapidly in the financial industry, and the FBI Board of Directors believes that a combined financial institution will enhance the merged bank's ability to provide customers the benefits these changes bring, including more convenient, less costly delivery systems. The FBI Board also believes that a combined management team will be capable of operating a stronger, more productive and efficient financial institution capable of providing more diverse products and improved methods of service at lower costs, thus improving the potential for growth in shareholder value.

     The FBI Board of Directors in its deliberations in arriving at the unanimous decision to approve and recommend the terms of the Merger to the shareholders of FBI reviewed and considered with FBI's management the material factors set forth in the following paragraphs.

     The FBI Board of Directors considered the financial terms and income tax consequences of the Merger, and concluded that, based on the contribution of FBI to the combined company of 38.5% of capital, 39% of earnings, 36.4% of market value and 45.2% of customers as of March 31, 1996, the conversion of FBI Common Stock on a tax-free basis into 39.6% of the shares of the combined company would be fair and in the best interests of the shareholders of FBI. Moreover, the FBI Board of Directors believes that a significant number of FBI shareholders prefer to continue as owners of a banking institution headquartered in Clarke County, with management having a thorough knowledge of the local market and a long-term commitment to the local community; the Merger will permit them to do so as investors in a larger more diverse institution.

     The FBI Board of Directors also considered potential cost savings, increased efficiency and technological capability and other probable beneficial effects of the Merger on customers and business. The FBI Board concluded that combining the assets and management of FBI and USB would enhance the ability of the company resulting from the Merger to exploit economies of scale, offer new and expanded services and take advantage of growth opportunities. In reaching this conclusion, the FBI Board was aware that USB and FBI management had estimated that the combined institution has the potential of achieving baseline economies of scale in the range of $1 million to $1.3 million through elimination of duplication of facilities and operations. See "Opinions of Financial Advisors--FBI Advisor" below.

     The FBI Board of Directors also considered whether the Merger would create better liquidity for FBI shareholders. FBI Common Stock is not registered under the Exchange Act, and as of the Record Date there were approximately 274 FBI shareholders. USB is a reporting company under the Exchange Act, and as of the Record Date there were approximately 575 USB shareholders. See "GENERAL INFORMATION--Meetings, Record Dates and Votes Required," and "COMPARATIVE MARKET PRICES AND DIVIDENDS--Market Prices." Based on the number of FBI shareholders and USB shareholders as of the Record Date, the combined company resulting from the Merger would have approximately 849 shareholders. Because USB is a reporting company under the Exchange Act and after the Merger will have substantially more shareholders than FBI, the FBI Board believes that after the Merger USB Common Stock will be more marketable than FBI Common Stock has been, and therefore the Merger will create better liquidity for FBI shareholders, although the Board does not believe that the potential for increased liquidity is susceptible of quantification.

     The Board of Directors of FBI also considered the prospects of FBI as an independent banking institution, the likelihood of obtaining regulatory approval of the Merger without undue conditions or delay and alternatives to the Merger.

     The FBI Board considered certain potentially negative factors in its deliberations concerning the Merger. These negative factors were the possibility of adverse reaction by customers and FBI shareholders to the public announcement of the Merger, the expenses to be incurred in connection with the Merger (which FBI management estimates to be $200,000), and the risk that the expected benefits of the Merger might not be achieved. In view of the wide variety of factors considered, both positive and negative, the FBI Board of Directors did not find it practical to, and did not, quantify or otherwise assign relative weights to the specific factors considered, but did determine that the anticipated benefits of the Merger outweighed the potentially negative factors considered.

     The FBI Board of Directors has received the opinion of Baxter Fentriss, dated March 20, 1997, to the effect that the terms of the Merger are fair to the shareholders of FBI from a financial point of view. The FBI Board considered this opinion in recommending the Merger to the shareholders of FBI.

Opinions of Financial Advisors

     USB Advisor. USB retained Chaffe & Associates, Inc. ("Chaffe") to render a fairness opinion in connection with the Merger. Chaffe was selected by USB's Board of Directors on the basis of Chaffe's experience and expertise in transactions similar to the Merger and Chaffe's reputation in the banking and investment communities. Chaffe is a recognized investment banking firm and is experienced in the securities industry, in investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes. Chaffe is frequently retained to perform similar services for other banks and bank holding companies.

     In connection with Chaffe's engagement to render a fairness opinion to USB with respect to the Merger, USB instructed Chaffe to evaluate the fairness to USB's shareholders, from a financial point of view, of the Exchange Ratio, pursuant to the provisions of the Merger Agreement, and to conduct such investigations as Chaffe deemed appropriate for such purposes. USB did not place any limitations on the scope or manner of Chaffe's investigation and review. The Exchange Ratio to be received by FBI's shareholders was determined by USB and FBI in their negotiations.

     Chaffe rendered its opinion to USB's Board on March 24, 1997, to the effect that, based upon and subject to the assumptions made, the factors considered, the review undertaken and the limitations stated and based upon such other matters as Chaffe considered relevant, the Exchange Ratio was fair, from a financial point of view, to the holders of USB Common Stock ("Fairness Opinion").

     The full text of Chaffe's Fairness Opinion is attached hereto as Appendix D and is incorporated by reference herein. The summary description of the Fairness Opinion set forth herein is qualified in its entirety by reference to Appendix D. USB's shareholders are urged to read the Fairness Opinion in its entirety in conneprocedures followed, assumptions made, matters considered and limitations on the review undertaken by Chaffe. Chaffe's opinion is directed only to the fairness of the Exchange Ratio, from a financial point of view, to USB's shareholders and does not constitute a recommendation to any USB shareholder as to how such shareholder should vote at the USB Meeting.

     In connection with rendering its opinion, Chaffe, among other things: (i) reviewed the Joint Proxy Statement of USB and FBI for this proposed transaction in substantially the same form to be sent to stockholders, including a copy of the Merger Agreement; (ii) reviewed and analyzed certain publicly-available financial statements and other information of USB and FBI, respectively;
(iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning USB and FBI, prepared by the managements of USB and FBI, respectively, including financial projections; (iv) discussed the past and current operations and financial condition, and the prospects of USB and FBI with senior executives of USB and FBI, respectively; (v) reviewed the historical prices and trading volumes of the shares of USB Common Stock and FBI Common Stock; (vi) compared the financial performance of USB and FBI, and the prices and trading activity of the USB Common Stock and FBI Common Stock, with that of certain other comparable publicly-traded companies and their securities;
(vii) reviewed and discussed with senior managements of USB and FBI the strategic objectives of the Merger, and the synergies and certas of the Merger; (viii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the proposed transaction; (ix) considered a number of valuation methodologies, including among others, those that incorporate book value, capitalization of earnings, relative contribution and pro forma earnings per share; and (x) performed such other studies and analyses as Chaffe deemed appropriate to its opinion.

     In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for purposes of its opinion. Chaffe did not make or obtain an independent review or appraisal of USB's or FBI's assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on USB and FBI for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to projected financial results, including the estimates of synergies and other benefits expected to result from the Merger, Chaffe assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the managements of USB and FBI of future financial performances of their respective companies. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of the Fairness Opinion. Chaffe expressed no opinion on the tax consequences of the proposed transaction.

     The following is a summary of selected analyses performed by Chaffe in connection with its Fairness Opinion. The summary set forth below does not purport to be a complete description of the analyses performed in this regard, but does include all material analyses.

     Analysis of Selected Financial Data. Chaffe reviewed USB's and FBI's financial information for the five year period through December 31, 1996, and calculated growth rates and various financial ratios for balance sheet and income statement items. In particular, Chaffe notes that USB reported an ROA of 1.92% and an ROE of 16.09% for 1996. Its Tier 1 equity ratio was 11.57% at December 31, 1996, and non-performing assets to total assets ratio was 0.72% at the same date. FBI reported an ROA of 1.44% and an ROE of 15.44% in 1996. Its Tier 1 equity ratio was 8.10%, and its non-performing assets to total assets ratio was 0.63% at December 31, 1996.

     Review of Relative Contribution. Chaffe determined the relative contribution of FBI to USB after giving pro forma effect to the Merger. Chaffe determined that based on December 31, 1996, information, FBI stockholders would receive approximately 40% of the pro forma ownership of the combined company, while FBI would contribute to the combined company approximately 45% of the assets, approximately 36% of the tangible equity, approximately 68% of net loans, approximately 48% of deposits, and approximately 41% of 1996 net income after giving FBI credit for the synergies anticipated from the Merger. The anticipated synergies are primarily expected to come from a reduction in non-interest expense as a result of economies of scale and reduction in duplicate services.

     Review of Pro Forma Earnings Per Share. Chaffe estimated potential accretion or dilution to USB'S earnings per share for 1997 and 1998 as a result of the Merger. Chaffe took into account the development plans for Acceptance, the sale of one branch office to be required by federal regulators, and USB management's estimate of reduction of non-interest expenses after the Merger, equivalent to approximately 21% of FBI'S non-interest expense level. Also considered was the possibility of additional deposit run-off that may or may not be experienced in the transaction, as per USB management. Chaffe determined that if additional run-off of deposits is not material, the transaction should be accretive to USB'S earnings per share by approximately 1.8% in 1997 and 4.75% in 1998. If USB were to experience as much as an additional 5.0% deposit run-off, then the transaction should be dilutive to USB'S earnings per share by less than 1.0% in 1997 and be accretive thereafter.

     In arriving at its Fairness Opinion, Chaffe did not rely on any single analysis, but relied on a combination of factors derived from all of the analytical procedures employed. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description.
Conclusions based on these analyses are not necessarily mathematical. Chaffe believes that the summary set forth above and Chaffe's analysis must be considered as a whole and that selecting portions of its analyses performed by Chaffe are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Additionally, analyses relating to the value of businesses do not purport to be appraisals or necessarily reflect the prices at which businesses actually may be sold. The fact that any material analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other material analysis.

     Neither Chaffe nor any of its officers or employees has any interest in USB Common Stock or FBI Common Stock. USB will pay Chaffe approximately $21,500 in fees plus out-of-pocket expenses for rendering its Fairness Opinion. The fee to be received by Chaffe in connection with its services to USB is not dependent or contingent upon the occurrence or lack thereof of any transaction.

     USB has agreed to indemnify and hold harmless Chaffe, its subsidiaries and affiliates, and its officers, directors, shareholders, employees, attorneys, agents and representatives, and the successor and assigns of each of the foregoing parties from and against any person claiming to have relied on Chaffe's advice or services, or the performance or nonperformance thereof, or claiming to have been entitled to some benefit therefrom, or claiming that such services were not adequately performed, and all related damage, claim, demand, expense or cost of any kind or nature, including reasonable attorney fees and expenses, arising directly or indirectly, from or in any way related to, the opinion or any other services performed by Chaffe, provided that Chaffe has not been negligent or guilty of reckless or willful misconduct in connection with the opinion, or any other services.

     FBI Advisor. Baxter Fentriss has acted as financial advisor to FBI in connection with the Merger. Baxter Fentriss has delivered to FBI its opinion that, on the basis of matters referred to herein, the Merger is fair, from a financial point of view, to the holders of FBI Common Stock. In rendering its opinion Baxter Fentriss consulted with the management of FBI and USB; reviewed the Merger Agreement, and certain publicly-available information on the parties; and reviewed certain additional materials made available by the management of the respective banks.

     In addition, Baxter Fentriss discussed with the management of FBI and USB their respective businesses and outlook. Baxter Fentriss was involved in the negotiations with USB. No limitations were imposed by FBI's Board upon Baxter Fentriss with respect to the investigation made or procedures followed by it in rendering its opinion. The full text of Baxter Fentriss' written opinion is attached as Appendix E to this Joint Proxy Statement and should be read in its entirety with respect to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Baxter Fentriss in connection therewith.

     Baxter Fentriss' opinion is directed to FBI's Board and shareholders, and is directed only to the fairness, from a financial point of view, of the Exchange Ratio. It does not address FBI's underlying business decision to effect the proposed merger, nor does it constitute a recommendation to any FBI shareholder as to how such shareholder should vote with respect to the Merger at the FBI Meeting or as to any other matter.

     Baxter Fentriss' opinion was one of many factors taken into consideration by FBI's Board in making its determination to approve the Merger Agreement, and the receipt of Baxter Fentriss' opinion is a condition precedent to FBI's consummating the Merger. The opinion of Baxter Fentriss does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for FBI or the effect of any other business combination in which FBI might engage.

     Baxter Fentriss, as part of its investment banking business, is continually engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. Baxter Fentriss is a nationally ranked advisor to firms in the financial services industry on mergers and acquisitions. FBI selected Baxter Fentriss as its financial advisor because Baxter Fentriss is an investment banking firm focusing on banking transactions, and because of the firm's extensive experience and expertise in transactions similar to the Merger. Baxter Fentriss is not affiliated with USB or FBI.

     In connection with rendering its opinion, Baxter Fentriss performed a variety of financial analyses. In conducting its analyses and arriving at its opinion as expressed herein, Baxter Fentriss considered the following: (ioperations of USB and FBI including interest income, interest expense, interest sensitivity, noninterest income, noninterest expense, earnings, book value, returns on assets and equity, capitalization, the amount and type of non-performing assets, the impact of holding certain non-earning real estate assets, the reserve for loan losses and possible tax consequences resulting from the transaction; (ii) the business prospects of USB and FBI; (iii) the economies of USB's and FBI's respective market areas; (iv) the historical and current market for FBI and USB Common Stock; and (v) the nature and terms of certain other merger transactions that it believed to be relevant. Baxter Fentriss also considered its assessment of general economic, market, financial and regulatory conditions and trends, as well as its knowledge of securities valuation generally, and its knowledge of merger transactions in Alabama.

     In connection with rendering its opinion, Baxter Fentriss reviewed (i) the Merger Agreement; (ii) drafts of this Joint Proxy Statement; (iii) the Annual Reports to shareholders, including the audited financial statements of FBI and USB, and the Annual Reports of FBI and USB for the year ended December 31, 1996; (iv) pro forma combined unaudited condensed balance sheets as of December 31, 1996, and pro forma combined statements of income for the year ended December 31, 1996; and (v) certain additional financial and operating information with respect to the business, operations and prospects of USB and FBI as it deemed appropriate. Baxter Fentriss also (a) held discussions with members of the senior management of USB and FBI regarding the historical and current business operation, financial condition and future prospects of their respective companies; (b) reviewed the historical market prices and trading activity for the Common Stock of FBI and USB; (c) compared the results of operations of FBI and USB with those of certain banking companies that it deemed to be relevant; (d) analyzed the pro forma financial impact of the Merger on USB; and (e) analyzed the pro forma financial impact of the Merger on FBI.

     The following is a summary of all material analyses performed by Baxter Fentriss in connection with its opinion.

     1. Stock Price History. Baxter Fentriss studied the history of the trading prices and volume for FBI and USB Common Stock and compared that to publicly traded banks in Alabama and to the price offered by USB. Baxter Fentriss considered the possible impact on USB's stock price following the Merger if the company became listed and began to trade closer to the average Alabama bank on a price to earnings basis. On this basis there could be an 86.4% improvement in the combined market value of the two banks, assuming an average Alabama price to earnings ratio of 11.7 for publicly traded Alabama bank holding companies as of May 31, 1996.

     2. Comparative Analysis. Baxter Fentriss compared ownership received in the resultant merger, versus the relative equity, earnings, market value and customer relationships contributed by FBI. As of March 31, 1996, FBI was contributing 38.5% of the capital, 39.0% of the earnings, 36.4% of the market value and 45.2% of the customers. For this FBI shareholders were receiving 39.6% of the ownership in the resultant company.

     3. Baxter Fentriss considered the pro forma impact of the transaction and concluded the transaction should have a positive short and long-term impact on USB's earnings per share, book value per share and stock price. Assuming similar growth in FBI's and USB's earnings, and potential economies of scale as high as $1 million through elimination of back office duplication and facilities, the transaction could add as much as $.10 a share to USB's earnings per share in 1997.

     4. Baxter Fentriss performed a discounted cash flow analysis to determine hypothetical relative present values for FBI and USB as a long-term investment. Baxter Fentriss concluded that based on the relative present values of each company (38.35% for FBI and 61.65% for USB), the resultant ownership of 39.6% for FBI shareholders after the Merger was fair.

     5. Baxter Fentriss considered the significant organizational commitments to FBI in the merger with USB. FBI will staff nine of USB's 19-person Board, provide a Vice Chairman of USB, provide the Chairman of the combined bank and provide several key management positions. Such commitments suggest a "marriage of equals" type transaction as opposed to a premium sale.

     Using publicly available information on FBI and USB and applying the capital guidelines of banking regulators, Baxter Fentriss' analysis indicated that the Merger would be accretive to the capital and earnings capacity of USB and would, therefore, likely not be opposed by the banking regulatory agencies from a capital perspective. Furthermore, Baxter Fentriss considered the likely market overlap and the Federal Reserve guidelines with regard to market concentration and did not believe there to be a significant issue with regard to possible antitrust concerns.

     Baxter Fentriss has relied, without any independent verification, upon the accuracy and completeness of all financial and other information reviewed. Baxter Fentriss has assumed that all estimates, including those as to possible economies of scale, were reasonably prepared by management, and reflect their best current judgments. Baxter Fentriss did not make an independent appraisal of the assets or liabilities of either FBI or USB, and has not been furnished such an appraisal.

     Baxter Fentriss will be paid an amount equal to .33% of the combined equity of USB and FBI (approximately $157,000 as of December 31, 1996) plus reasonable out-of-pocket expenses for its services. In addition, Baxter Fentriss will be paid $10,000, plus reasonable out-of-pocket expenses, for issuing its fairness opinion in connection with the Merger. The parties have agreed to indemnify Baxter Fentriss against certain liabilities, including certain liabilities under federal securities laws.

Increase in Size of USB Board of Directors

     Approval of the Merger Agreement by the USB shareholders at the USB Meeting will also constitute approval of an increase in the size of the USB Board of Directors from 10 to 19 and election of Dan Barlow, John Becton, Linda Breedlove, Fred L. Huggins, John C. Gordon, Ray Sheffield, Clarence Watters, Bruce Wilson and Ernest Woodson to fill the vacancies created by that increase, effective at the Effective Time of the Merger.


Amendment of USB Restated Articles of Incorporation

     The Merger Agreement requires that, at the Effective Time, the Restated Articles of Incorporation of USB will be amended (i) to increase the number of authorized shares of USB from 2,400,000 to 10,000,000, (ii) to eliminate preemptive rights for USB shareholders, and (iii) to provide for a 2/3's super majority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management. Additional information regarding each proposed amendment is set forth below under "Proposed Amendment to the USB Restated Articles of Incorporation Requiring a Two-Thirds Supermajoriy Vote of the Board of Directors to Approve Certain Corporate Actions," "Proposed Amendment to the USB Restated Articles of Incorporation to Increase Number of Authorized Shares of Common Stock," and "Proposed Amendment to the USB Restated Articles of Incorporation to Eliminate Preemptive Rights." The Merger Agreement also requires that USB adopt a long term incentive compensation plan. See "United Security Bancshares, Inc. Long Term Incentive Compensation Plan."

Amendment of USB Bylaws

     If the corresponding amendment to USB's Restated Articles of Incorporation is approved by the USB shareholders, at or prior to the Effective Time the Bylaws of USB will be amended to provide for a 2/3's supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of its senior management.

Effect on Employee Benefit Plans

     USB maintains the United Security Bancshares, Inc. Employee Stock Ownership Plan (with 401(k) features) ("USB ESOP"). First Bank maintains the First Bank and Trust Profit Sharing Retirement Plan ("First Bank Plan"). The First Bank Plan will be terminated by First Bank prior to the Merger. First Bank employees will be eligible to participate in the USB ESOP on and after the Effective Time and will receive credit for service with First Bank in determining eligibility to participate and vesting in the USB ESOP.

Surrender of Certificates

     As promptly as practicable after the Effective Time, USB Bank, acting in the capacity of exchange agent for USB (the "Exchange Agent"), will mail to each former holder of record of FBI Common Stock a form letter of transmittal, together with instructions and a return mailing envelope (collectively, the "Exchange Materials"), for the exchange of such holders' FBI Common Stock certificates for certificates representing shares of USB Common Stock and cash in lieu of fractional shares. HOLDERS OF FBI COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE EXCHANGE MATERIALS FROM THE EXCHANGE AGENT.

     Upon receipt of the Exchange Materials, former holders of FBI Common Stock should complete the letter of transmittal in accordance with the instructions and mail the letter of transmittal together with all stock certificates representing shares of FBI Common Stock to the Exchange Agent in the return envelope provided. Upon receipt of the certificates and related documentation, USB will issue, and the Exchange Agent will mail, to such holder of FBI Common Stock a check in the amount of any payment in respect of fractional shares of FBI Common Stock payable to the surrendering shareholder and a certificate representing the number of shares of USB Common Stock to which such holder is entitled pursuant to the Merger Agreement. No certificates of USB Common Stock and no payment in respect of fractional shares will be delivered to a holder of FBI Common Stock unless and until such holder shall have delivered to the Exchange Agent certificates representing the shares of FBI Common Stock owned by such holder and in respect of which such holder claims payment is due, or such documentation and security in respect of lost or stolen certificates as may be required by the Exchange Agent.

     Former shareholders of record of FBI will be entitled to vote after the Effective Time at any meeting of USB shareholders the number of whole shares of USB Common Stock into which such holders' respective shares of FBI Common Stock are converted, regardless of whether such holders have exchanged their certificates representing FBI Common Stock for certificates representing USB Common Stock.

     Beginning six months after the Effective Time, no dividend or other distribution payable after the Effective Time with respect to USB Common Stock issued to replace FBI Common Stock will be paid to the holder of an unsurrendered FBI Common Stock certificate until the holder surrenders such certificate, at which time such holder will be entitled to receive all previously withheld dividends and distributions, without interest.

     After the Effective Time, there will be no transfers on FBI's stock transfer books of shares of FBI Common Stock issued and outstanding at the Effective Time. If certificates representing shares of FBI Common Stock are presented for transfer after the Effective Time, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

     Neither USB nor the Exchange Agent shall be liable to a holder of FBI Common Stock for any amounts paid or properly delivered in good faith to a public official pursuant to any applicable abandoned property law.

Conditions to Consummation of the Merger

     The respective obligations of USB and FBI to effect the Merger are subject to the satisfaction of the following conditions prior to the Effective Time:

          (i) shareholder approval of FBI and USB shall have been received;

          (ii) all regulatory approvals shall have been received and waiting periods shall have expired, and no such approval shall be conditioned or restricted in a manner which, in the opinion of the Board of Directors of USB or FBI, materially adversely impacts the Merger so as to render it inadvisable;

          (iii) all consents necessary to avoid a material adverse effect on the relevant party shall have been obtained;

          (iv) no court or regulatory authority shall have taken any action that restricts, prohibits or makes illegal the transactions provided for in the Merger Agreement, and no action shall have been instituted seeking to restrain the Merger which renders its consummation inadvisable;

          (v) USB shall have received a letter, dated as of the Effective Time, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment;

          (vi) the Registration Statement shall have become effective under the Securities Act, and no stop order for that purpose shall have been commenced by the Commission;

          (vii) all necessary state securities permits and consents shall have been received by USB; and

          (viii) USB and Jack M. Wainwright, III shall have entered into an employment agreement whereby Mr. Wainwright agrees to serve as Chief Executive Officer of USB for a period of at least three years from the Effective Time.

     The obligations of USB to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

          (i) the representations and warranties of FBI in the Merger Agreement shall be true as if made at the Effective
     Time;

          (ii) the agreements and covenants of FBI in the Merger Agreement shall have been performed and complied with by the Effective Time;

          (iii)     FBI shall have delivered to USB certain
     certificates of its corporate officers provided for in the Merger Agreement;

          (iv) FBI shall have delivered to USB an opinion of its counsel as provided in the Merger Agreement;

          (v) there shall have been no determination by the Board of Directors of USB that a material adverse event has occurred with respect to FBI that renders consummation of the Merger Agreement inadvisable; and

          (vi) USB shall have received an opinion from its financial advisor that the Exchange Ratio is fair to it and its shareholders.

     The obligations of FBI to effect the Merger are further subject to the satisfaction or waiver of the following conditions:

          (i) the representations and warranties of USB in the Merger Agreement shall be true as if made at the Effective
     Time;

          (ii) the agreements and covenants of USB in the Merger Agreement shall have been performed and complied with by the Effective Time;

          (iii)     USB shall have delivered to FBI certain
     certificates of its corporate officers provided for in the Merger Agreement;

          (iv) USB shall have delivered to FBI an opinion of its counsel as provided in the Merger Agreement;

          (v) there shall have been no determination by the Board of Directors of FBI that a material adverse event has occurred with respect to USB that renders consummation of the Merger Agreement inadvisable; and

          (vi) FBI shall have received an opinion from its financial advisor that the Exchange Ratio is fair to it and its shareholders.

Regulatory Approvals

     The Merger is conditioned upon receipt of the necessary regulatory approvals. On October 1, 1996, USB Bank and First Bank filed an application with the Federal Deposit Insurance Corporation ("FDIC") pursuant to Section 18(c) of the Federal Deposit Insurance Act. USB Bank and First Bank have also made the necessary filings with the Alabama State Banking Department under the Alabama Banking Code. An application to the Board of Governors of the Federal Reserve System under Section 3 of the Bank Holding Company Act is normally required when a merger involves bank holding companies such as USB and FBI. On November 8, 1996, however, the Federal Reserve Bank of Atlanta waived this filing requirement pursuant to
Section 225.12(d)(2) of Title 12 of the Code of Federal Regulations. This regulation authorizes the Federal Reserve to issue a waiver when the merging parties have filed an application with another Federal supervisory agency, such as the FDIC, and several other conditions have been met.

     Pursuant to 12 U.S.C. 1828(c)(4), the FDIC requested a report on the competitive factors involved in the Merger from several other Federal agencies, including the United States Department of Justice (the "Justice Department"). On December 12, 1996, the Justice Department issued its report to the FDIC stating its belief that the Merger will not have a significantly adverse effect on competition and concurring in the consummation of the Merger 15 days after the date of FDIC approval on the condition that USB Bank complies with certain conditions required by the Justice Department, including the divestiture of one branch. Management of USB is of the opinion that the conditions imposed by the Justice Department will not have a material effect on its operations or properties. It is anticipated that the branch divestiture will be consummated within 90 days of the Effective Time.

     On February 11, 1997, the FDIC approved the application filed with respect to the Merger, and the Justice Department 15-day waiting period expired on February 26, 1997. The necessary approval from the Alabama State Banking Department was obtained on February 14, 1997.

Conduct of Business Pending the Merger

     The Merger Agreement requires that each of FBI and USB preserve its business organization, goodwill, relationships with depositors, customers and employees and take no action that would adversely affect its ability to perform under the Merger Agreement. In addition, FBI has agreed that, without the consent of USB, it will not:

          (i) amend its Articles of Incorporation, Bylaws or other governing instruments or those of any of its subsidiaries;

          (ii) incur additional debt obligations except in the ordinary course of business;

          (iii)     modify, amend or terminate any material
     contract, except in the ordinary course of business and for fair consideration;

          (iv) file any application to relocate or terminate the operation of any of its banking offices or any of its subsidiaries;

          (v) except in accordance with applicable law, change its or any of its subsidiary's lending, investment, liability management and other material banking policies in any material respect;

          (vi) repurchase, redeem or otherwise acquire or exchange any shares, or any securities convertible into any shares of the stock of itself or any of its subsidiaries or, other than regular dividends in an amount not in excess of $.35 per share of FBI Common Stock per quarter, declare or pay any dividend or make any other distribution in respect of its capital stock;

          (vii) except as provided in the Merger Agreement or the FBI Option Agreement, issue, sell, pledge, encumber or enter into any contract to issue, sell, pledge or encumber, or authorize any of the foregoing, any additional shares of FBI Common Stock or any other capital stock of FBI or any subsidiary, or any options, warrants, conversion or other rights to acquire any such stock;

          (viii) adjust, split, combine or reclassify any of its capital stock or that of any of its subsidiaries, or authorize any of the foregoing, other than in the ordinary course of business for reasonable and adequate consideration;

          (ix) acquire any direct or indirect equity interest in any entities, other than in connection with foreclosures in the ordinary course of business and acquisitions of control by depository institution subsidiaries in a fiduciary capacity;

          (x) grant any increase in compensation of benefits of the employees or officers of FBI or any of its subsidiaries, except in accordance with past practices with respect to employees or enter into, grant or pay bonuses, severance agreements, or material increases in fees or other compensation to officers and directors;

          (xi) enter into any employment contract without an unconditional right to terminate without liability;

          (xii) adopt any new employee benefit plans or make any material changes to any existing employee benefit plans other than as required by law or that is necessary or advisable to maintain the tax qualified status of any such plan;

          (xiii) make any significant change in any accounting methods or systems of internal accounting controls, except as appropriate to conform to changes in regulatory accounting requirements or generally accepted accounting principles;

          (xiv) commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material monetary damages or, except in the ordinary course of business, modify, amend, terminate, waive, release, compromise or assign any material rights, contracts or claims;

          (xv) operate its business otherwise than in the ordinary course, or in a manner not consistent with safe and sound banking practices or applicable law;

          (xvi) fail to file timely any report required to be filed with any regulatory authorities;

          (xvii) intentionally take any action reasonably expected to jeopardize or delay the receipt of any regulatory approval required to consummate the Merger;

          (xviii)     make any loan or advance in excess of
     $20,000, in the aggregate, to any shareholder owning 2% or more of the outstanding shares of FBI Common Stock, director or officer of FBI or any of its subsidiaries, or any of the members of their immediate families, except on terms substantially the same as those prevailing at the time of such loan or advance for comparable transactions with other persons (except for loans or advances to Acceptance);

          (xix) cancel without payment in full, or modify any contract relating to, any loan or other obligation receivable from any shareholder, director, officer or employee of FBI or any of its subsidiaries or any of their immediate families; or

          (xxi)     enter into any contract for services or
     otherwise with any of the holders of 5% or more of FBI Common Stock, or the directors, officers or employees of FBI or any of its subsidiaries or any members of their immediate families.

     USB has agreed that, without the consent of FBI, it will not:

          (i) except as provided in the Merger Agreement, amend its Articles of Incorporation, Bylaws or other governing instruments or those of any of its subsidiaries;

          (ii) incur additional debt obligations except in the ordinary course of business;

          (iii)     modify, amend or terminate any material
     contract, except in the ordinary course of business and for fair consideration;

          (iv) file any application to relocate or terminate the operation of any of its banking offices or any of its subsidiaries;

          (v) except in accordance with applicable law, change its or any of its subsidiary's lending, investment, liability management and other material banking policies in any material respect;

          (vi) repurchase, redeem or otherwise acquire or exchange any shares, or any securities convertible into any shares of the stock of itself or any of its subsidiaries or, other than regular dividends in an amount not in excess of $.13 per share of USB Common Stock per quarter, declare or pay any dividend or make any other distribution in respect of its capital stock;

          (vii) except as provided in the Merger Agreement or the USB Option Agreement, issue, sell, pledge, encumber or enter into any contract to issue, sell, pledge or encumber, or authorize any of the foregoing, any additional shares of USB Common Stock or any other capital stock of USB or any subsidiary, or any options, warrants, conversion or other rights to acquire any such stock;

          (viii) adjust, split, combine or reclassify any of its capital stock or that of any of its subsidiaries, or authorize any of the foregoing, other than in the ordinary course of business for reasonable and adequate consideration;

          (ix) acquire any direct or indirect equity interest in any entities, other than in connection with foreclosures in the ordinary course of business and acquisitions of control by depository institution subsidiaries in a fiduciary capacity;

          (x) grant any increase in compensation or benefits to the employees or officers of USB or any of its subsidiaries, except in accordance with past practices with respect to employees or enter into, grant or pay bonuses, severance agreements, or material increases in fees or other compensation to officers and directors;

          (xi) except as provided in the Merger Agreement, enter into any employment contract without an unconditional right to terminate without liability;

          (xii) adopt any new employee benefit plans or make any material changes to any existing employee benefit plans other than as required by law or required by the Merger Agreement or that is necessary or advisable to maintain a tax qualified status of any such plan;

          (xiii) make any significant change in any accounting methods or systems of internal accounting controls, except as appropriate to conform to changes in regulatory accounting requirements or generally accepted accounting principles;

          (xiv) commence any litigation other than in accordance with past practice, settle any litigation involving any liability for material monetary damages or, except in the ordinary course of business, modify, amend, terminate, waive, release, compromise or assign any material rights, contracts or claims;

          (xv) operate its business otherwise than in the ordinary course, or in a manner not consistent with safe and sound banking practices or applicable law;

          (xvi) fail to file timely any report required to be filed with any regulatory authorities;

          (xvii) intentionally take any action reasonably expected to jeopardize or delay the receipt of any regulatory approval required to consummate the Merger;

          (xviii)     make any loan or advance in excess of
     $20,000, in the aggregate, to any shareholder owning 2% or more of the outstanding shares of USB common stock, director or officer of USB or any of its subsidiaries, or any of the members of their immediate families, except on terms substantially the same as those prevailing at the time of such loan or advance for comparable transactions with other persons;

          (xix) cancel without payment in full, or modify any contract relating to, any loan or other obligation receivable from any shareholder, director, officer or employee of USB or any of its subsidiaries or any of their immediate families; or

          (xxi)     enter into any contract for services or
     otherwise with any of the holders of 5% or more of USB Common Stock, or the directors, officers or employees of USB or any of its subsidiaries or any members of their immediate families.

     Each party has also agreed to give written notice to the other promptly upon becoming aware of the occurrence of any event which is likely to constitute a Material Adverse Effect within the meaning given to such term in the Merger Agreement or constitute a breach of any of its representations, warranties or covenants contained in the Merger Agreement and to use its reasonable efforts to remedy any such condition or breach.

Waiver and Amendment; Termination

     Prior to the Effective Time, either USB or FBI may waive or extend the time for the compliance or fulfillment by the other of any and all of its obligations under the Merger Agreement and may, to the extent permitted by law, amend the Merger Agreement in writing with the approval of the Board of Directors of each of FBI and USB.

     The Merger Agreement may be terminated at any time prior to the Effective Time, as follows: (i) by mutual consent, (ii) in the event of a breach of a representation or warranty or covenant or agreement by the non-breaching party under certain circumstances,
(iii) by either party in the event any required regulatory approval is denied or not obtained or the shareholders of either USB or FBI fail to approve the Merger, (iv) by either party in the event there is a material adverse effect on the business, operations or financial conditions of the other party that is not remedied or (v) in the event any of the conditions precedent to the Merger cannot be satisfied or fulfilled by August 10, 1997.

     In the event of the termination of the Merger Agreement, the Merger Agreement shall become void and have no effect, except that the confidentiality requirements shall survive such termination and such termination will not relieve a breaching party from liability for an uncured willful breach of the representation, warranty, covenant or agreement giving rise to the termination.

Management and Operations After the Merger

     The Merger Agreement provides that after the Effective Time, the USB Board of Directors will consist of 19 directors, including the ten incumbent directors of USB and nine of the ten current directors of FBI. See "BUSINESS OF FBI--Certain Management
Information."

     The Merger Agreement further provides that, after the Effective Time, Jack M. Wainwright, III shall be elected to serve as the President and Chief Executive Officer of USB, Fred L. Huggins shall be elected to serve as Chairman and Chief Executive Officer of Acceptance, Jim Miller shall be elected to serve as the Chairman of the Board of USB, Fred Huggins and Ray Sheffield shall be elected to serve as Vice Chairmen of the Board of USB, Fred L. Huggins shall be elected to serve as Chairman of the Board of USB Bank, and Don Nichols and Hardie Kimbrough shall be elected to serve as Vice Chairmen of the Board of USB Bank. All directors and officers will serve in accordance with the Bylaws of USB after the Effective Time.

     All directors and officers of each of the subsidiaries of USB as the Surviving Corporation will serve in accordance with the terms of the Bylaws of each such subsidiary.

Interests of Certain Persons in the Merger

     The directors of USB and nine of the ten directors of FBI, if the Merger is approved, have been selected to serve as directors of USB after the Effective Time. As set forth above under "--Management and Operations After the Merger," certain officers of USB, FBI and their subsidiaries have been selected to serve as officers after the Effective Time. For a description of the compensation received by officers of USB see "Incorporation of
Certain Documents by Reference."   For a description of
compensation received by officers of FBI, see "Business of FBI--Certain Management Information." The parties further anticipate that, following consummation of the Merger, USB will issue options for the purchase of USB Common Stock to officers of USB and its subsidiaries as a part of the compensation of such officers.

     Certain of the directors and executive officers of FBI, members of their families and certain of their associates own, or have interests in, shares of USB Common Stock. As of [December 18, 1996], they were as follows: Dan Barlow: 24 shares, John C. Gordon:
5,280 shares and Clarence Watters: 5,280 shares.

     In the normal course of business, USB Bank makes loans to directors and officers of USB, and First Bank makes loans to directors and officers of FBI, respectively, including loans to certain related persons and entities. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and, in the opinion of management of both USB and FBI, do not involve more than the normal risk of collectibility. The amount of these loans by USB Bank to USB directors and officers was 3.18% of shareholders' equity for USB and the amount of loans by First Bank to FBI directors and officers was 8.66% of shareholders' equity for FBI as of December 31, 1996.

     A condition precedent to the obligations set forth in the Merger Agreement is that Jack M. Wainwright, III, and USB shall have entered into an employment agreement (the "Employment Agreement") whereby Mr. Wainwright agrees, among other things, to serve as Chief Executive Officer of USB for a period of not less than three (3) years from the Effective Time. On March 18, Mr. Wainwright, USB and USB Bank executed the Employment Agreement, which provides, among other things, that Mr. Wainwright will be employed for a period of three (3) years commencing at the Effective Time as President and Chief Executive Officer of USB and as President and Chief Executive Officer of USB Bank. Mr. Wainwright will receive a base salary of $200,000, with appropriate review annually based on performance as determined by the USB and USB Bank Boards of Directors. The Employment Agreement also provides that Mr. Wainwright is entitled to receive severance compensation in an amount equal to three times his average annual salary for the period of the contract if he is terminated for any reason other than his death or disability, his resignation, his conviction of a crime of moral turpitude, or the expiration of the Employment Agreement. Also, Mr. Wainwright will be entitled to such severance compensation upon any reduction in the level or a change in nature of his responsibility to USB or to USB Bank.

Federal Income Tax Consequences

     Neither USB nor FBI has requested or will receive an advance ruling from the Internal Revenue Service as to the tax consequences of the Merger. Maynard, Cooper & Gale, P.C., counsel for USB, and Walston, Wells, Anderson & Bains, LLP, counsel for FBI, have delivered opinions that, for federal income tax purposes, under current law, assuming that the Merger will take place as described in the Merger Agreement and that certain factual matters represented by USB and FBI (including the representation that FBI shareholders will maintain sufficient equity ownership interests in USB after the Merger) are true and correct at the time of consummation of the Merger, the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code and USB and FBI will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

     Assuming that the Merger will take place as described in the Merger Agreement and that certain factual matters represented by USB and FBI (including the representation that FBI shareholders will maintain sufficient equity ownership interests in USB after the Merger) are true and correct at the time of consummation of the Merger, then, in the respective opinions of Walston, Wells, Anderson & Bains, LLP, and Maynard, Cooper & Gale, P.C., the following will be the material federal income tax consequences of the
Merger: (i) no gain or loss will be recognized by USB or FBI in the Merger; (ii) the shareholders of FBI will recognize no gain or loss upon the exchange of their FBI Common Stock solely for shares of USB Common Stock; (iii) the basis of the USB Common Stock received by the FBI shareholders in the proposed transaction will, in each instance, be the same as the basis of the FBI Common Stock surrendered in exchange therefor; (iv) the holding period of the USB Common Stock received by the FBI shareholders will, in each instance, include the period during which the FBI Common Stock surrendered in exchange therefor was held, provided that the FBI Common Stock was held as a capital asset on the date of the exchange; (v) the payment of cash to FBI shareholders in lieu of fractional share interests of USB Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by USB; these cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed as provided in Code Section 302(a); and (vi) where solely cash is received by a USB or FBI shareholder in exchange for his USB or FBI Common Stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of his USB or FBI Common Stock, subject to the provisions and limitations of Code Section 302.

     THE DISCUSSION SET FORTH ABOVE IS BASED UPON THE RESPECTIVE OPINIONS OF WALSTON, WELLS, ANDERSON & BAINS, LLP, AND MAYNARD, COOPER & GALE, P.C., AND APPLIES ONLY TO FBI SHAREHOLDERS WHO HOLD FBI COMMON STOCK AS A CAPITAL ASSET, AND MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS FBI SHAREHOLDERS, IF ANY, WHO RECEIVED THEIR FBI COMMON STOCK UPON EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION AND FBI SHAREHOLDERS THAT ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER OR ANY TAX CONSEQUENCES OF A SUBSEQUENT TRANSACTION INVOLVING USB COMMON STOCK, INCLUDING ANY REDEMPTION OR TRANSFER OF USB COMMON STOCK. THIS DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING AND PROPOSED TREASURY REGULATIONS THEREUNDER, AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. EACH FBI SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

Accounting Treatment

     The Merger is expected to be accounted for as a pooling-of-interests. The pooling-of-interests method accounts for a business combination as the uniting of ownership interests of two or more companies by exchange of equity securities. The recorded assets and liabilities of USB and FBI will be carried forward to the combined corporation at their recorded amounts. Income of the combined corporation will include income of USB and FBI for the entire fiscal period in which the combination occurs. The reported income of USB and FBI for prior periods will be combined and restated as income of the combined corporation. The unaudited pro forma financial information contained in this Joint Proxy Statement has been prepared using the pooling-of-interests method of accounting. The Merger Agreement provides that a condition to consummation of the Merger is receipt of a letter from Arthur Andersen LLP, confirming that the Merger qualifies for pooling-of-interests accounting treatment.

Expenses and Fees

     The Merger Agreement provides that each of the parties will bear and pay all costs and expenses incurred by it in connection with the transactions contemplated by the Merger Agreement, including filing, registration and application fees, printing and mailing fees and expenses, and fees and expenses of their respective accountants and counsel. It is expected that the total expenses and fees for USB and FBI will be approximately $381,000 and $200,000, respectively.


Resales of USB Common Stock

     The shares of USB Common Stock issued pursuant to the Merger Agreement will be freely transferrable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers and beneficial owners of 10% or more of a class of capital stock) of FBI for purposes of Rule 145 under the Securities Act as of the date of the FBI Meetings or for purposes of applicable interpretations regarding pooling-of-interests accounting treatment. Affiliates may not sell their shares of USB Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act covering such shares or in compliance with Rule 145 promulgated under the Securities Act or another applicable exemption from the registration requirements of the Securities Act and until such time as financial results covering at least 30 days of combined operations of USB and FBI after the Merger have been published.
USB may place restrictive legends on certificates representing USB Common Stock issued to all persons who are deemed "affiliates" of FBI under Rule 145. This Joint Proxy Statement does not cover resales of USB Common Stock received by any person who may be deemed to be an affiliate of FBI. There is no current active, public market for USB Common Stock, and no assurance can be given that one will develop or, if developed, will continue.



                 PRO FORMA FINANCIAL INFORMATION

Pro Forma Combined Condensed Consolidated Statement of Condition

     The following unaudited Pro Forma Combined Condensed Consolidated Statement of Condition combines the historical consolidated statements of condition of USB and FBI giving effect to the Merger, which will be accounted for as a pooling-of-interests, as if it had been effective on December 31, 1996, after giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Condensed Combined Consolidated Financial Statements. For a description of pooling-of-interests accounting treatment, see "The Merger---Accounting Treatment."
This financial data should be read in conjunction with the historical consolidated financial statements, including the respective notes thereto, of USB, which are incorporated by reference in this Joint Proxy Statement, and of FBI, which appear elsewhere in this Joint Proxy Statement, and with the condensed consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement. See "Available Information," "Incorporation of Certain Documents by Reference," and Appendix C hereto. This pro forma financial information is not necessarily indicative of the actual financial position that would have occurred had the Merger been consummated on December 31, 1996, nor is it necessarily indicative of future financial position.


Pro Forma Combined Condensed Consolidated Statement of Condition
As of December 31, 1996 (Unaudited)
(In Thousands)

                                          HISTORICAL
                                                               PRO FORMA     PRO FORMA
                                       USB           FBI      ADJUSTMENTS     COMBINED
ASSETS
  Cash and cash equivalents         $  8,233      $  7,773                    $ 16,006
  Investments available for sale     150,839        34,043                     184,882
  Investments held to maturity            -0-          587                         587
  Investments--other                   1,034         3,775                       4,809
  Loans, net                          64,573       139,725                     204,298
  Premises and equipment               4,119         2,628                       6,747
  Intangibles, net                     2,203         3,659                       5,862
  Other assets                         4,190         3,002                       7,192
    Total assets                     235,191       195,192                     430,383
LIABILITIES
  Deposits                           179,926       166,380                     346,306
  Short-term borrowings               22,364         5,483                      27,847
  Other liabilities                    3,394         1,535                       4,929
  Long-term debt                         681         3,004                       3,685
    Total liabilities                206,365       176,402                     382,767
SHAREHOLDERS' EQUITY
  Common stock                            22           240      (226)(1)            36
  Additional paid-capital              5,761         2,059       221 (1)         8,041
  Net unrealized gain (loss) on
    securities available for sale      1,062           (17)                      1,045
  Retained earnings                   22,235        16,513                      38,748
  Treasury stock                        (254)           (5)        5 (1)          (254)
  Total shareholders' equity          28,826        18,790                      47,616
  Total liabilities and
      shareholders' equity           235,191       195,192                     430,383



See Notes to Pro Forma Condensed Combined Consolidated Financial Statements.


Pro Forma Combined Condensed Consolidated Statements of Income

     The following unaudited Pro Forma Combined Condensed Consolidated Statements of Income present the combined consolidated statements of income of USB and FBI assuming the companies had been combined for each period presented on a pooling-of-interests accounting basis, after giving effect to the pro forma adjustments described in the accompanying Notes to Pro Forma Combined Condensed Consolidated Financial Statements. For a description of pooling-of-interests accounting treatment, see "The Merger--Accounting Treatment." This financial data should be read in conjunction with the historical consolidated financial statements, including the respective notes thereto, of USB, which are incorporated by reference in this Joint Proxy Statement, and of FBI, which appear elsewhere in the Joint Proxy Statement, and with the condensed consolidated historical and other pro forma financial information, including the notes thereto, appearing elsewhere in this Joint Proxy Statement. See "Available Information," "Incorporation of Certain Documents by Reference," and Appendix C hereto. This pro forma financial information is not necessarily indicative of the actual operating results that would have occurred had the Merger been consummated as of the beginning of the periods presented, nor is it necessarily indicative of future operating results.


Pro Forma Combined Condensed Consolidated Statements of Income
(Unaudited)
(In Thousands Except Per Share Data)

                                         Year Ended December 31,
                              1996          1995         1994         1993

Interest revenue            $34,551       $30,571      $23,340      $21,001
Interest expense             15,081        13,298        9,095        8,363

Net interest revenue         19,470        17,273       14,245       12,638
Provision for loan losses       (800)        (255)        (224)        (386)
Non-interest revenue           2,725        2,555        2,250        3,180
Non-interest expense         (11,765)     (10,898)     (10,351)      (8,389)

Income before income taxes     9,630        8,675        5,920        7,043
Income taxes                  (2,659)      (2,225)      (1,367)      (2,064)

Net income                     6,971        6,450        4,553        4,979

Net income per common share     1.97         1.83         1.30         1.42

Average number of shares
  outstanding (000's)          3,537        3,520        3,497        3,495


See Notes to Pro Forma Combined Condensed Consolidated Financial Statements.


Notes to Pro Forma Combined Condensed Consolidated
  Financial Statements (Unaudited)

(1) The pro forma combined condensed consolidated financial statements assume the issuance of 1,398,788 shares of USB
     Common Stock in the Merger for 100% of the FBI Common Stock outstanding immediately prior to the Effective Time.

(2) Average number of shares outstanding was computed by applying the Exchange Ratio of 5.8321 to FBI's average shares outstanding and adding the result to USB's historical average shares outstanding. Average shares outstanding do not include shares issuable upon the exercise of stock options because the effect is not significant.

(3) In connection with the Merger, USB and FBI may change certain accounting practices and the classifications of certain amounts to provide a consistent basis of accounting for and reporting of the historical and ongoing operations. The effect of these changes is not expected to affect materially previously reported amounts. No provision has been reflected in the condensed combined consolidated financial statements for expenses related to the Merger, which are not expected to have a material impact on results of operations or financial condition.

(4) Except as described in Notes (1) and (2) above, no pro forma adjustments are reflected in the pro forma combined condensed consolidated statements of income.


             COMPARATIVE MARKET PRICES AND DIVIDENDS

Market Prices

     USB. USB Common Stock is not traded on an exchange or any organized trading market, but there have been private transactions in the shares. The most recent reported trades in USB Common Stock as to which management has any knowledge of the price paid in the transaction occurred on November 22, 1996, at a price per share of $15.50, for 428 shares, and on September 5, 1996, at a price per share of $15.00, for 130 shares. During the two year period ended December 31, 1996, management of USB is aware of 43 transactions in USB Common Stock at prices ranging from $10.00 per share to $15.50 per share.

     FBI. FBI Common Stock is not traded on an exchange or any organized trading market, but there have been private transactions in the shares. The most recent reported trades in FBI Common Stock as to which management has any knowledge of the price paid in the transaction occurred on November 1, 1996, at a price per share of $77.08, for 960 shares, and on May 10, 1996, at a price per share of $70.00, for 10 shares. During the two year period ended December 31, 1996, management of FBI is aware of 46 transactions in FBI Common Stock at prices ranging from $60.00 per share to $77.08 per share.

Dividends

     USB declared quarterly cash dividends per share totaling $.42 in 1994 and $.44 in 1995. For 1996, USB declared quarterly cash dividends per share totaling $.52 per share. For the years 1994 and 1995, FBI declared annual cash dividends per share on FBI Common Stock of $.95 and $.85, respectively. In 1996 FBI declared quarterly cash dividends totalling $1.24 per share. Future dividends on shares of USB (assuming the Merger is consummated) or of both USB and FBI (assuming the Merger is not consummated) will depend on their respective earnings, financial condition and other relevant factors, including governmental policies and regulations. See "Supervision, Regulation, and Effects of Governmental Policy--Bank Regulation."



                DESCRIPTION OF USB CAPITAL STOCK


     USB's Certificate of Incorporation currently authorizes the issuance of 2,400,000 shares of Common Stock, $0.01 par value. As of the date of this Joint Proxy Statement, 2,137,960 shares of USB Common Stock are issued and outstanding. If USB shareholders approve the amendment to USB's Restated Articles of Incorporation increasing the authorized shares of capital stock, the number of authorized shares of USB Common Stock will be increased to 10,000,000. See "The Merger Amendment of USB Restated Articles of Incorporation," and "PROPOSED AMENDMENT TO THE USB RESTATED ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK." The capital stock of USB does not represent or constitute a deposit account and is not insured by the FDIC, the BIF, the Savings Association Insurance Fund or any governmental agency.

     All of the USB Common Stock outstanding is, and all USB Common Stock to be issued in connection with the Merger will be, fully paid and nonassessable. No USB Common Stock is subject to call.

     USB Common Stock may be issued at such time or times and for such consideration (not less than the par value thereof) as the USB Board of Directors may deem advisable, subject to such limitations as may be set forth in the law of the State of Alabama or in regulations or orders applicable to USB and its subsidiary. USB Bank is the Registrar and Transfer Agent for shares of USB Common Stock.

     Holders of USB Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the USB Board of Directors. USB has the right to, and may, from time to time, enter into borrowing arrangements or issue debt instruments, the provisions of which may contain restrictions on payment of dividends or other distributions on USB Common Stock. As of the date of this Joint Proxy Statement, no such restrictions are in effect.

     In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of USB, holders of USB Common Stock will be entitled to receive all of the remaining assets of USB of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of USB Common Stock held. The USB Board of Directors may distribute in kind to the holders of USB Common Stock such remaining assets of USB or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other person or entity and receive payment therefor in cash, stock or obligations of such other person or entity, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of USB Common Stock. Neither the merger or consolidation of USB into or with any other corporation, nor the merger of any other corporation into it, nor any purchase or redemption of shares of stock of USB of any class, shall be deemed to be a dissolution, liquidation or a winding-up of USB for purposes of this paragraph.

     Because USB is a holding company, its rights and the rights of its creditors and shareholders, including the holders of USB Common Stock, to participate in the distribution of assets of a subsidiary on its liquidation or recapitalization may be subject to prior claims of such subsidiary's creditors, except to the extent that USB itself may be a creditor having recognized claims against such subsidiary.

     Except as provided by law, each holder of USB Common Stock shall have one vote on all matters voted upon by shareholders with respect to each share of USB Common Stock held. Holders of USB Common Stock do not have cumulative voting rights in the election of directors.

     Holders of USB Common Stock have heretofore been entitled to preemptive rights with respect to USB Common Stock which may have been issued. Under the terms of the Merger Agreement, USB's Articles of Incorporation will be amended, if the Merger is consummated, to deny preemptive rights to holders of USB Common Stock. See "The Merger--Amendment of USB Restated Articles of Incorporation," and "PROPOSED AMENDMENT TO THE USB RESTATED ARTICLES OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS."


           EFFECT OF MERGER ON RIGHTS OF SHAREHOLDERS

     USB and FBI are Alabama corporations subject to the provisions of the ABCA. Shareholders of FBI, whose rights are governed by FBI's Articles of Incorporation and Bylaws and the ABCA, will, upon consummation of the Merger, become shareholders of USB. The rights of such shareholders as shareholders of USB will then be governed by USB's Restated Articles of Incorporation and Bylaws, and such rights will continue to be governed by the ABCA.

     Except as set forth below, there are no material differences between the rights of an FBI shareholder under FBI's Articles of Incorporation and Bylaws and the rights of a USB shareholder under USB's Restated Articles of Incorporation and Bylaws. The following summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, the ABCA and the Articles of Incorporation and Bylaws of each corporation.

Authorized Capital Stock

     USB's Restated Articles of Incorporation authorize the issuance of up to 2,400,000 shares of USB Common Stock ($0.01 par value each), of which 2,137,960 shares of USB Common Stock were issued and outstanding as of the USB Record Date. The Merger Agreement requires that the Articles of Incorporation of USB be amended to increase to 10,000,000 the number of authorized shares of USB Common Stock. Such amendment will be considered by USB shareholders at the USB Meeting.

     FBI's Articles of Incorporation authorize the issuance of up to 500,000 shares of FBI Common Stock ($1.00 par value each), of which 239,843 shares were issued and outstanding as of the FBI
Record Date.

Special Meetings of Shareholders

     FBI's Bylaws provide that special meetings of shareholders may be called for any purpose at any time by only (i) a majority of the Board of Directors or (ii) a committee of the Board which has been given such authority by the Board.

     USB's Bylaws provide that special meetings of the shareholders may be called at any time by the President, a majority of the Board of Directors, or by the holders of at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting.

Required Shareholder Votes

     USB's Restated Articles of Incorporation and Bylaws contain no provisions altering the provisions of the ABCA regarding shareholder voting. Generally, the ABCA requires a majority vote of the shares voting at a meeting where a quorum is present. However, a majority of all shares entitled to vote is required to amend the Articles of Incorporation in a manner giving rise to dissenters' rights, and two-thirds of all shares entitled to vote are generally required to approve a merger, or the sale of all or substantially all of the Corporation's assets.

     FBI's Articles of Incorporation provide that the vote of 75% or more of the shares entitled to vote will be required to approve any merger or consolidation of FBI with or into any other corporation, or the sale or other disposition of a substantial part of FBI's assets.

Director Liability

     USB's Restated Articles of Incorporation, as allowed by Alabama law, provide that a director of USB will have no personal liability to USB or its shareholders for monetary damages for breach of his or her fiduciary duty as a director except (a) for any breach of the director's duty of loyalty to the corporation or its shareholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of laws,
(c) for the payment of certain unlawful dividends in the making of certain stock purchases or redemptions, or (d) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to USB and its shareholders, and it would not effect the availability of injunctive or other equitable relief as a remedy. FBI's Articles of Incorporation contain no such provisions.

Indemnification

     USB's Restated Articles of Incorporation provide that a director of USB shall be indemnified against expenses, judgments, fines and settlements in connection with litigation. Essentially, USB's Restated Articles of Incorporation provide that a director of USB must be indemnified to the fullest extent permitted by Alabama law. FBI's Articles of Incorporation contain no such provisions. However, under Alabama law, indemnification is allowable and, in fact, mandatory for any director who was successful in the defense of any proceeding relating to such person's actions as a director.

Amendment of Articles of Incorporation

     Under the ABCA, an Alabama corporation may amend its Articles of Incorporation upon recommendation of the Board of Directors and vote by a majority of the shareholders.

     FBI's Articles of Incorporation provide that no merger, consolidation, liquidation or dissolution of the corporation nor any action that would result in the sale or other disposition of all or substantially all the assets of FBI is valid unless first approved by the affirmative vote of the holders of at least 75% of the outstanding shares of common stock and that this requirement may not be amended without approval by the holders of at least 75% of the outstanding shares of FBI Common Stock.

Responses to Tender Offers

     FBI's Articles of Incorporation provide that the Board of Directors may oppose a tender offer and may consider the acceptability of the price offered, whether a more favorable price could be obtained, the impact of the acquisition upon the employees, depositors and customers of FBI, the reputation and business practices of the offeror, the value of securities which the offer is offering, and any antitrust or other legal or regulatory issues that exist. Moreover, the Board may reject the offer and is allowed to advise shareholders not to accept the offer, to engage in litigation against the offer, to file complaints with regulatory authorities, to acquire the offeror's securities, to acquire a company to create an antitrust or regulatory problem for the offeror, or to solicit a more favorable offer for another individual or entity. USB's Restated Articles of Incorporation contain no such provisions.

Preemptive Rights

     The holders of FBI Common Stock have no preemptive rights to acquire any additional shares of FBI Common Stock.

     The holders of USB Common Stock have preemptive rights as provided under the ABCA; however, the Merger Agreement requires that USB's Restated Articles of Incorporation be amended to eliminate preemptive rights to holders of USB Common Stock at the Effective Time. Such amendment will be considered by the USB shareholders at the USB Meeting.

Proxy Requirements

     USB's Bylaws require that any Proxy must be filed with the secretary of the Corporation before or at the time of the meeting. FBI's Bylaws contain no such requirement.


           FBI MANAGEMENT'S DISCUSSION AND ANALYSIS OF
          FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion and financial information are presented to aid in an understanding of the current financial position and results of operations of FBI and should be read in conjunction with the Audited Financial Statements and Notes thereto included herein. FBI is the parent holding company of First Bank and Acceptance, and owns 50% of the capital stock of FBS, and it has no operations of consequence other than the ownership of its subsidiaries. The emphasis of this discussion will be on the years 1996, 1995 and 1994.

     At December 31, 1996, FBI had consolidated assets of approximately $187.9 million and operated six banking locations in Clarke and Bibb Counties, Alabama. FBI's primary business is banking; therefore, loans and investments are the principal source of income.

     This discussion contains certain forward looking statements with respect to the financial condition, results of operation and business of FBI and First Bank related to, among other things:

     (a) trends or uncertainties which will impact future operating results, liquidity and capital resources, and the relationship between those trends or uncertainties and nonperforming loans and other loans;

     (b) the effect of the market's perception of future inflation and real returns and the monetary policies of the Federal Reserve on short and long term interest rates; and

     (c) the effect of interest rate changes on liquidity and interest rate sensitivity management.

These forward looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include, among others, the following possibilities:

     (d) periods of lower interest rates accelerate the rate at which the underlying obligations of mortgage-backed securities and collateralized mortgage obligations are prepaid, thereby affecting the yield on such securities held by First Bank;

     (e)  difficulty integrating the operations of USB and FBI; and

     (f) general economic conditions, either nationally or in Alabama, are less favorable than expected.


                       FINANCIAL CONDITION

Average Assets and Liabilities

     From 1992 to 1995 FBI's average assets grew $59.45 million or 53.08%. From 1995 to 1996 average assets increased $16.48 million or 9.61%.

     During the period 1992 to 1996 average loans increased $77.27 million. At the close of business February17, 1995, FBI purchased from the Peoples Bank in Bibb County, Alabama, assets totaling approximately $48.43 million and assumed deposit liabilities of approximately $46.85 million. During the same period average interest bearing deposits grew $58.73 million, while non-interest bearing deposits increased by $9.11 million. FBI carried no foreign loans or deposits in any period discussed.

     Average Investment Securities decreased by $10.01 million or 21.33% during the period 1992 to 1996. Loans and deposits increased significantly during this same period because emphasis was placed on growth in these areas. The decrease in Average Investment Securities was used to fund loan growth during the period.


Distribution of Average Assets, Liabilities and Shareholders' Equity
(In Thousands)


                                                1996         1995         1994         1993         1992
Average Assets:
  Cash and non-interest bearing deposits     $  5,268     $  5,504     $  2,972     $  3,846      $ 2,646
  Interest bearing deposits                       141        1,064        2,303          201          201
  Federal funds sold                            1,219        4,265        2,796        3,473        1,250
  Investment securities                        36,930       36,985       30,080       41,779       46,943
  Loans, net(1)                               133,372      113,550       78,511       65,070       56,098
  Premises and equipment, net                   2,277        2,061        1,763        1,797        1,541
  Other assets                                  8,739        8,033        5,088        4,441        3,331

      Average Total Assets                   $187,946     $171,462     $123,513     $120,607     $112,010

Average Liabilities and Shareholder's Equity:
  Non-interest bearing demand deposits       $ 18,311     $ 18,032     $ 11,395     $ 10,387     $  9,198
  Interest bearing demand deposits             39,972       37,631       31,290       28,746       26,262
  Savings deposits                             14,480       13,545        9,736        8,729        7,755
  Time deposits                                88,220       80,210       52,243       51,927       49,930

      Total Deposits                          160,983      149,418      104,664       99,789       93,145

  Other liabilities                             9,419        7,437        5,788        8,976        9,150
  Shareholders' equity                         17,544       14,607       13,061       11,842        9,715

 Average Total Liabilities and
      Shareholders' Equity                   $187,946     $171,462     $123,513     $120,607     $112,010


(1) FBI carried no foreign loans or deposits in any of the periods shown.


Loans

     Net loans at December 31, 1996, were $139.73 million, an increase from $126.11 million at December 31, 1995. Of the $44.37 million increase, from 1994 to 1995, $30.54 million is a direct result of the acquisition of Peoples Bank described above. Acceptance Loan Company, a wholly-owned subsidiary of First Bank was organized in 1995 primarily to make consumer loans. At December 31, 1995, three offices were in operation: Thomasville, Monroeville, and Jackson. At the present time three additional offices have been opened: Centreville, Greenville, and Enterprise. Plans are to open several more offices in the coming year. Management is pleased with the loan volume that has been originated in these six offices--loans at year end 1995, were $1.90 million and $11.33 million at the end of 1996. A significant portion of FBI's loan growth for 1996 is attributable to Acceptance. At December 31, 1996, commercial, financial and agricultural loans represented 14.55% of total loans, real estate-mortgage and construction loans represented 61.61%, and consumer loans represented 23.84% of total loans.

     For asset and liability management purposes, the outstanding loans in the categories of commercial, financial and agricultural, real estate-construction and real estate-mortgage, $68.88 million or 63.84% mature within one year or may be repriced within one year due to a variable rate arrangement.

     The table below shows the classification of loans by major category at December 31, 1996 and 1995. The second table depicts maturities of selected loan categories for loans maturing after one year.


Distribution of Loans by Category
(In Thousands)

                                                  December 31,
                                               1996         1995

Commercial, financial and agricultural       $ 20,617     $ 18,984
Real estate - construction                      4,414        2,085
Real estate - mortgage                         82,864       80,809
Consumer                                       33,773       25,920
Total Loans                                   141,668      127,798
Allowance for loan losses                       1,943        1,689
     Net Loans                               $139,725     $126,109



Selected Loans by Type and Maturity
(In Thousands)


                                                            December 31, 1996
                                                                 Maturing
                                                        After One
                                            Within      But Within       After
                                           One Year     Five Years     Five Years     Total

Commercial, financial and agricultural     $ 11,155      $  9,462          -0-      $ 20,617
Real estate - construction                    4,414            -0-         -0-         4,414
Real estate - mortgage                       53,310        29,554          -0-        82,864
     Total                                   68,879        39,016          -0-       107,895


      Variable rate loans totaled approximately $29 million and are included in the one-year category.


     FBI's rollover/renewal policy consists of a reevaluation of maturing loans to determine whether such loans will be renewed (or rolled over) and, if so, at what amount, rate and maturity.

Investment Securities

     Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities, requires that only debt securities as to which FBI has the positive intent and ability to hold to maturity be classified as to be held-to-maturity and reported at amortized cost; all other debt securities are reported at fair value. SFAS No. 115 further requires that unrealized gains and losses on securities classified as trading account assets be recognized in current operations. Securities not classified as to be held-to-maturity or trading are classified as available-for-sale and the related unrealized gains and losses are excluded from earnings and reported net of tax as a separate component of shareholders' equity until realized. FBI adopted SFAS No. 115 effective January 1, 1994, which resulted in a $477,316 net unrealized loss at December 31, 1994, and a net unrealized gain of $170,605 at December 31, 1995; at December 31, 1996, the net unrealized loss was $17,069, and is shown as a separate component of shareholders equity.

     Investment securities not classified as available-for-sale or trading are carried at cost, adjusted for amortization of premiums and accretion of discounts. Premiums and discounts are amortized and accreted to operations using the level yield method, adjusted to prepayments as applicable. Management has the intent and FBI has the ability to hold these assets as long-term investments until their estimated maturities.

     Securities within the available-for-sale portfolio may be used as part of FBI's asset/liability strategy and may be sold in response to changes in interest rate risk, prepayment risk or similar economic factors. The specific identification method is used to compute gains or losses on the sale of these assets.

     The maturities and weighted average yields of investment securities and securities held for sale at December31, 1996, are presented in the following table using the average stated contractual maturities. The average stated contractual maturities may differ from the average expected life because borrowers may have the right to call or prepay obligations. Taxable equivalent adjustments, using a 34 percent tax rate, have been made when calculating yields on tax-exempt obligations. For purposes of the following table, securities available for sale are shown at amortized cost.


Maturity Distribution of Investment Securities
(Dollars in Thousands)

                                                                   December 31, 1996 Maturity
                                 Within one        Within five         Within ten          After ten
                                    year               years              years              years               Total
                               Amount   Yield     Amount   Yield     Amount   Yield     Amount   Yield     Amount   Yield

Securities held to maturity:
  Obligations of states and
  political subdivisions       $  33    9.09%     $ 521    9.30%     $   -0-  0.00%     $  33     10.23%   $  587   9.33%
Total securities held to
  maturity                        33    9.09%       521    9.30%         -0-  0.00%        33     10.23%      587   9.33%

Securities available for sale:
  U.S. Treasury Securities        -0-   0.00%     1,035    6.10%         -0-  0.00%        -0-     0.00%    1,035   6.10%
  U.S. Government Agencies        -0-   0.00%     3,452    6.63%        500   8.00%        -0-     0.00%    3,952   6.80%
  State and political
    subdivisions               1,137    7.20%     2,944    9.33%      3,065   9.26%     9,526      8.00%   16,672   8.58%
  Mortgage backed securities      -0-   0.00%       136    6.03%        255   7.19%    11,213      6.30%   11,604   6.32%
  Other investments              808    6.10%        -0-   0.00%         -0-  0.00%        -0-     0.00%      808   6.10%

Total securities available
    for sale                   1,945    6.74%     7,567    7.58%     3,820    8.95%    20,739      7.08%   34,071   7.46%



Investment Securities and Investment Securities Available for Sale
(Dollars in Thousands)

                                                             December 31,
                                                    1996                     1995
                                           Amortized     Market     Amortized     Market
                                             Cost        Value        Cost        Value
Investment securities held to maturity:
  State and political subdivisions          $  587       $  587      $  719       $  719

Investment securities available for sale:
  U.S. Treasury Securities                   1,035        1,042       2,503        2,507
  U.S. Government Agencies                   3,952        3,997       3,680        3,670
  State and political subdivisions          16,672       16,905      12,185       12,803
  Mortgage backed securities                11,604       11,291      11,951       11,697
  Other investments                            808          808       1,096        1,052
    Total available for sale                34,071       34,043      31,415       31,729


Trading Activity

     FBI maintained a trading account from 1992 to 1995, during which time there was very limited trading volume. Securities carried in a trading account were carried at the lower of cost or market value prior to the adoption of SFAS No. 115. Fluctuations in market value result in unrealized gains and losses which are reflected as gains or losses on Trading Securities on the Income Statement. The trading account produced a realized loss of $13,198 in 1992, a realized gain of $57,313 in 1993, an unrealized loss of $1,473,145 in 1994 and a realized gain of $280,303 in 1995. The unrealized loss in 1994 was attributable to one security which was purchased in 1993 and ultimately sold in 1995. This loss in 1994 was due to the volatile interest rate environment during 1994 and was the primary reason that First Bank experienced a much lower level of net income in 1994 than in 1995 or 1993. No trading activity was conducted in 1996.

Deposits and Short-Term Borrowings

     Between 1994 and 1996, FBI experienced growth in each category of deposits as shown in the table below. Average non-interest bearing demand deposits increase by $6.92 million or 60.69% from 1994 to 1996. Average interest bearing demand deposits increased $8.68 million or 27.75%, average saving deposits increased $4.74 million, or 48.73%, and average time deposits increased $35.98 million or 68.86% during the same period. Much of the deposit growth occurred from 1994 to 1995 and was primarily the result of the acquisition of two offices of the Peoples Bank purchased in Bibb County with approximately $42.89 million in average deposits. If the acquisition had not occurred, average deposits would have increased by approximately $8.90 million, or 8.50% from 1994 to 1996.

     FBI has maintained a stable base of non-interest bearing demand deposits despite consumer trends toward interest bearing deposits. In 1994, the average balance of non-interest bearing demand deposits was 10.89% of total average deposits and by 1996 this ratio had increased to 11.37%.


Average Deposits
(Dollars in Millions)

                                                               Average for the Year
                                                 1996                   1995                   1994
                                          Average    Average     Average    Average     Average    Average
                                           Amount     Rate        Amount     Rate        Amount     Rate
                                        Outstanding   Paid     Outstanding   Paid     Outstanding   Paid

Non-interest bearing demand deposits     $ 18,311      --       $ 18,032      --       $ 11,395      --
Interest bearing demand deposits           39,972     2.93%       37,631     2.84%       31,290     2.85%
Savings deposits                           14,480     3.00%       13,545     2.98%        9,736     2.97%
Time deposits                              88,220     5.48%       80,210     5.47%       52,243     4.32%
     Total average deposits               160,983     4.00%      149,418     3.92%      104,664     3.29%


     The following table reflects maturities of time deposits of
$100,000 or more at December 31, 1996.   Time deposits include both
certificates of deposit and time deposit open accounts. Deposits of $20 million in this category represented 12.05% of total deposits at year-end 1996. Management does not actively pursue these deposits as a means to fund interest earning assets, and as a result, rates paid on these deposits differ only by an average of 16 basis points from rates paid on smaller denomination certificates of deposit.


Maturities of Time Deposits of $100,000 or More
(In Millions)

                                 At December 31, 1996
                 Under                             Over
                   3         3-6        3-12        12
                 Months     Months     Months     Months     Total

                *9,400      2,542      4,480      3,809      20,231


* Maturities under 3 months include $3.062 million in time deposit open accounts greater than $100,000.


Short Term Borrowings

     At December 31, 1996, short term borrowings consisted of securities sold under repurchase agreement of $49,260, federal funds sold of $30,000 and two advances from the Federal Home Loan Bank of Atlanta totaling $5,403,509. The advances are secured by Federal Home Loan Bank stock and a blanket floating lien on certain first mortgage loans in First Bank's loan portfolio. The advance in the amount of $5,000,000 has a fixed rate of 5.51% with interest due monthly and a final maturity of February 22, 1999. This advance was used to fund the purchase of a like amount of tax free municipal securities. The other advance in the amount of $403,509 has an interest rate of 6.40%, with interest payments due monthly. Principal payments of $8,771.93 are due quarterly with the final payment due April 8, 2008. A $17 million line of credit is also available from the Federal Home Loan Bank of Atlanta.

Long Term Debt

     Long term debt consisted of a promissory note in the amount of $3.04 million as of December 31, 1996. The interest rate on this note floats with prime minus 10 basis points. Interest on the note is due quarterly, and principal is to be repaid in annual installments of $375,500. The debt originated in 1988 to finance the acquisition of Jackson Bank and Trust and was refinanced in 1995 when an additional $2.7 million was borrowed to finance the acquisition of the two Bibb County branches discussed previously.

Asset/Liability Management

     Effective asset/liability management requires an analysis of liquidity and interest rate risk factors. Decisions relating to the structure of the balance sheet are made after management considers the impact on current and future liquidity needs, as well as, the effect on the interest rate sensitivity gap.

Liquidity

     Liquidity represents the ability of a bank to meet loan commitments as well as deposit withdrawals. Liquidity is derived from both the asset side and liability side of the balance sheet. On the asset side, liquidity is provided by marketable securities available for sale, maturing loans, federal funds sold and cash and cash equivalents. On the liability side, liquidity is provided by a stable base of core deposits. In addition to the lines of credit described above under Short Term Borrowings, FBI has a federal funds line of credit with other correspondent banks totaling $12 million.

Interest Rate Sensitivity

     By monitoring FBI's interest rate sensitivity, management attempts to maintain a desired balance between the growth of net interest revenue and the risks that might result from significant changes in interest rates in the market. One tool for measurement of this risk is gap analysis, whereby the repricing of assets and liabilities are matched across certain time frames. The interest sensitivity analysis presented in the table below is based on this type of gap analysis, which assumes that rates earned on interest earning assets and rates paid on interest bearing liabilities will move simultaneously in the same direction and to the same extent. However, the rates associated with these assets and liabilities actually change at different times and in varying amounts. Management must consider various interest rate scenarios in order to make the decisions which will maximize net interest revenue and maintain the desired range of interest rate risk.

     The Interest Sensitivity Analysis table below shows a cumulative one year net asset sensitive position of $3.27 million at December 31, 1996. This positive gap position implies that in a rising rate environment FBI would experience a widening of its net interest revenue as interest rates paid on liabilities would increase slower than rates earned on interest earning assets. Conversely, the table would indicate that in a falling rate environment, FBI would experience a narrowing of the net interest margin. However, included in the $55.31 million of rate sensitive liabilities, in the 12 month time horizon, are $21.45 million in savings, NOW and money market accounts which, in management's opinion and based on experience, would not reprice in the same proportions as rate sensitive assets. For example, in the event that interest rates in the economy rise substantially over a short period of time, management would not expect a corresponding increase in rates paid on savings deposits. Thus, the impact of the positive gap on FBI's net interest margin would be greater than the table might indicate.


Interest Rate Sensitivity Analysis

                                                      At December 31, 1996
                                                   (In Thousands of Dollars)

                              0-3 months   4-12 months   1-5 years  Over 5 Years  Total

Earning Assets
  Loans                         $52,372     $35,181       $53,098     $ 1,017    $141,668
  Investment securities
    available for sale            7,754       1,142         8,869      16,306      34,071
  Investment securities
    held to maturity                 11          12           174         390         587
  Interest bearing due
    from banks                       45          -0-           -0-         -0-         45
  Federal funds sold                 -0-         -0-           -0-         -0-         -0-
  Other interest bearing assets      -0-      1,289            -0-         -0-      1,289
    Total earning assets         60,182      37,624        62,141      17,713     177,660

Interest Bearing Liabilities
  Now & savings accounts          4,414      13,162        34,168          -0-     51,744
  Money market                      977       2,896         1,904          -0-      5,777
  Certificates of deposit        27,688      39,255        17,954          -0-     84,897
  Other time deposits             3,062          -0-           -0-         -0-      3,062
  Total interest earning
    deposits                     36,141      55,313        54,026          -0-    145,480
  Borrowings                      3,083          -0-        5,404          -0-      8,487

    Total interest bearing
      liabilities                39,224      55,313        59,430          -0-    153,967

Interest Sensitive Gap           20,958     (17,689)        2,711      17,713     23,693

Cumulative Interest-Sensitive
  Gap                            20,958       3,269         5,980          -0-     23,693



Capital Resources

     Shareholders' equity increased $3.69 million from December 31, 1994, to December 31, 1996. At year-end 1996 shareholder's equity increased to $18.79 million from $16.56 million at year-end 1995.


     The Federal Reserve and the FDIC require that bank holding companies and banks have a minimum of Tier I capital equal to not less than 4% of risk adjusted assets and total capital equal to not less than 8% of risk adjusted assets. Tier I capital consists of common shareholders' equity. Tier II capital includes reserves for loan losses up to 1.25% of risk adjusted assets. Tier I capital was $15.15 million at December 31, 1996, and total (Tier I plus Tier II) capital was $16.91 million at December 31, 1996. Tier I and total capital ratios were 10.76% and 12.02%, respectively at December 31, 1996. Both ratios were above the regulatory minimums.


Risk-Based Capital
(Dollars in Thousands)

                                                       December 31,

                                              1996         1995         1994

Tier I capital--
  Realized common shareholders' equity     $ 15,148     $ 12,485     $ 11,965
Tier II capital--
  Allowable portion of the allowance for
     loan losses                              1,762        1,577        1,067

Risk-adjusted assets                        140,733      126,135       85,507
Average assets                              186,963      179,659      121,174

Risk-adjusted capital ratios:
  Tier I capital                              10.76%        9.90%       13.99%
  Total capital (Tier I and Tier II)          12.02%       11.55%       15.24%

Minimum risk-based capital guidelines
   Tier I capital                              4.00%        4.00%        4.00%
   Total capital (Tier I and Tier II)          8.00%        8.00%        8.00%

Tier I leverage ratio                          8.10%        6.95%        9.87%



                      RESULTS OF OPERATIONS

Net Interest Revenue

     Net interest revenue, the difference between the rates earned on assets and the rates paid on liabilities, is the largest component of a bank's earnings. Net interest income increased by $1.28 million, or 15.78%, in 1996 compared to a 43.75% increase in 1995. Volume, rate and yield changes contributed to the growth in net interest income. Average interest-earning assets increased by $15.88 million, or 10.08%, in 1996. This increase in interest-earning assets is partly offset by the volume increase of $13.05 million, or 9.45%, in average interest-bearing liabilities. Average interest-earning assets outgained average interest-bearing liabilities by $2.83 million. In 1995, most of the volume increase is the result of the acquisition of two banking offices in Bibb County. The increase for 1996 is attributable to loan growth at First Bank and Acceptance.

     While the average volume of the interest-bearing liabilities increased 9.45% in 1996, the average rate of interest paid increased from 4.56% in 1995 to 4.64% in 1996, an increase of 8 basis points. Average interest-earning assets increased 10.08% in 1996, while the average yield increased from 9.15% in 1995 to 9.46% in 1996, an increase of 31 basis points. Net yield on average interest-earning assets on a tax equivalent basis, however, increased 18 basis points.

     The percentage of earning assets funded by interest-bearing liabilities also affects FBI's net interest revenue. FBI's earning assets are funded by interest-bearing liabilities, non interest-bearing demand deposits and shareholders' equity. The net return on earning assets funded by non interest-bearing demand deposits and shareholders equity exceeds the net return on earning assets funded by interest bearing liabilities. FBI maintains a relatively consistent percentage of earning assets that are funded by non interest-bearing liabilities. In 1996, 12.85% of FBI's average earning assets were funded by non interest-bearing liabilities as opposed to 12.35% in 1995 and 14.06% in 1994. The earning assets funded by non interest-bearing liabilities had a positive impact on the net interest income.

     Presented below is an analysis of net interest income, weighted average yields on earning assets and weighted average rates paid on interest-bearing liabilities for the past three years. In order to facilitate comparisons, federally tax-exempt interest on obligations of state and local governments and on industrial revenue bonds has been reflected on a fully taxable equivalent basis, assuming a tax rate of 34%.


Net Interest Revenue
(Dollars in Thousands)

                                      1996                           1995                            1994
                          Average   Average  Interest    Average   Average  Interest    Average    Average  Interest
                           Amount     Rate/   Earned/     Amount     Rate/    Earned/    Amount     Rate/    Earned/
                         Outstanding  Yield     Paid    Outstanding  Yield     Paid    Outstanding  Yield     Paid

Interest earning assets
  Taxable securities      $ 19,904    6.46%   $ 1,286   $ 23,355     6.75%   $ 1,576    $ 16,402    6.41%     $ 1,052
  Non-taxable securities    17,026    5.42%       923     13,630     5.99%       817      13,678    5.74%         785
  Total securities          36,930    5.98%     2,209     36,985     6.47%     2,393      30,080    6.11%       1,837
  Loans(1)                 135,095   10.45%    14,117    115,190    10.15%    11,692      79,608    9.12%       7,261
  Cash balances in
    other banks                141    4.96%         7      1,064     5.92%        63       2,303    4.60%         106
  Federal funds sold         1,219    5.58%        68      4,265     6.00%       256       2,796    3.97%         111

 Total interest
    earning assets         173,385    9.46%    16,401    157,504     9.15%    14,404     114,787    8.12%       9,315
 Non-interest earning
 assets:
   Cash and due from
     banks                   5,268                         5,504                           2,972
   Premises and equipment,
     net                     2,277                         2,061                           1,763
   Other assets              8,739                         8,033                           5,088
   Allowance for possible
     loan losses            (1,723)                       (1,640)                         (1,097)

     Total                $187,946                      $171,462                        $123,513

Interest bearing liabilities
  Interest bearing demand and
    savings deposits      $ 54,452    2.95%     1,605   $ 51,176     2.88%     1,473    $ 41,026     2.88%      1,181
  Time deposits             88,220    5.48%     4,837     80,210     5.47%     4,389      52,243     4.32%      2,259

                           142,672    4.52%     6,442    131,386     4.46%     5,862      93,269     3.69%      3,440

  Other short-term
    borrowings               5,235    5.58%       292      2,871     4.63%       133       3,274     3.85%        126
  Long-term debt             3,192    8.77%       280      3,790     7.94%       301       2,104     5.18%        109

    Total interest bearing
      liabilities          151,099    4.64%     7,014    138,047     4.56%     6,296      98,647     3.73%      3,675

Non-interest bearing liabilities
  Demand deposits           18,311                        18,032                          11,395
  Other                        992                           776                             410

Total non-interest bearing
  liabilities               19,303                        18,808                          11,805

Shareholders' equity        17,544                        14,607                          13,061

    Total                 $187,946                      $171,462                        $123,513

  Net Interest Revenue                5.41%     9,387                5.15%     8,108                 4.91%      5,640

Net yield on interest earning assets
  Tax equivalent adjustment                       314                            421                              404

Net yield on interest earning assets
  (tax equivalent)                    5.60%    $9,701                5.42%    $8,529                 5.27%      $6,044


     (1) Loans classified as non-accruing are included in the average volume classification. Loan fees for all years shown are included in the interest amounts for loans.



Analysis of Interest Increases (Decreases)
(In Thousands)

                            1996 Compared to 1995               1995 Compared to 1994

                              Increase(Decrease)                 Increase(Decrease)
                             Due to Change in (1)               Due to Change in (1)

                                     Average                           Average
                           Volume     Rate        Net         Volume    Rate        Net
Interest Earned On:
  Loans                    $2,070    $  355     $2,425        $3,537    $  894    $4,431
  Taxable investments        (224)      (66)      (290)          466        58       524
  Non-taxable investments     189       (83)       106            (3)       35        32
  Federal funds and cash
    balances in other banks  (220)      (24)      (244)           10        92       102

      Total Interest --
        Earning Assets      1,815       182      1,997         4,010     1,079     5,089

Interest Expense On:
  Demand and savings
    deposits                   95        37        132           292        -0-      292
  Time deposits               440         8        448         1,422       708     2,130
  Other liabilities           119        19        138            65       134       199

      Total Interest --
        Bearing Liabilities   654       64         718         1,779       842     2,621

Interest in Net
  Interest Income           1,161      118       1,279         2,231       237     2,468

(1) The change in interest due to both rate and volume has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the change in each.


Provision and Allowance for Loan Losses

     Throughout the year management estimates the likely level of future losses to determine whether the allowance for loan losses is adequate to absorb losses in the existing portfolio. The allowance for loan losses is a valuation allowance which quantifies this estimate. Management's judgment as to the amount of anticipated losses on existing loans involves the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; results of examinations of the loan portfolio by regulatory agencies; and management's internal review of the loan portfolio. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. The amounts ultimately realized may differ from the carrying value of these assets due to economic, operating or other conditions beyond FBI's control.

     While it is possible that in particular periods FBI may sustain losses which are substantial relative to the allowance for loan losses, it is the judgment of management that the allowance for loan losses reflected in the consolidated statements of condition is adequate to absorb estimated losses which may exist in the current loan portfolio.

     Management reviews the loan portfolio and determines the adequacy of the allowance at each month end. Appropriate adjustments to the allowance are made through the provision for loan losses. The provision for 1996 shows a significant increase over 1995. This increase was necessary to provide for increased loan losses and to build the reserve at Acceptance. The provision for loan losses at Acceptance was $25,290 for 1995 and $280,527 for 1996.


     The table below sets forth certain information with respect to FBI's average loans, allowance for loan losses, charge-offs and recoveries for the five years ended December 31, 1996.


Summary of Loan Loss Experience
(Dollars in Thousands)

                                                         Year Ended December 31,
                                        1996         1995           1994        1993        1992

Allowance for loan losses-
  balance at beginning of period     $  1,689     $  1,707(1)     $ 1,042     $   826     $   680

Charge-offs:
   Commercial, financial and
      agricultural                        157          149             -0-         40          22
   Real estate - construction              -0-          -0-            -0-         -0-         -0-
   Real estate - mortgage                  21            6              5          46           6
   Consumer                               393          154            119          97          70

Total charge-offs                         571          309            124         183          98

Recoveries:
  Commercial, financial and
     agricultural                          29            2             -0-         33           4
  Real estate - construction               -0-          -0-            -0-         -0-         -0-
  Real estate - mortgage                   -0-           5             -0-         -0-          1
  Consumer                                 74           29             19          31          28
Total recoveries                          103           36             19          64          33

Net charge-offs (recoveries)              468          273            105         119          65

Addition to allowance charged to
  operating expense                       722          255            195         335         211

Allowance for loan losses-
  balance at end of period              1,943        1,689          1,132       1,042         826

Loans at end of period, net of
  unearned income                     141,668      127,797         82,870      75,475      59,930
Ratio of ending allowance to
  ending loans                           1.37%        1.32%          1.37%       1.38%       1.38%
Average loans, net of unearned
  income                              133,372      115,190         79,608      65,987      56,845
Ratio of net charge-offs to
  average loans                           .35%         .24%           .13%        .18%        .11%


(1) $575,000 allowance for loan losses acquired in branch acquisitions.


     At year-end 1996 the allowance was $1.94 million as compared to $1.69 million at year-end 1995 and $1.13 million at year-end 1994. The allowance at year-end 1996 to ending loans was 1.37%, and this ratio has been consistent from year to year since 1992. The allowance was considered adequate at December 31, 1996.

     FBI experienced net charge-offs of $105,416 in 1994, $272,440 in 1995, and $467,513 in 1996. The total charge-offs for all categories in 1996, as a percent of average loans in these categories, was slightly higher than 1995. Recoveries in the consumer category were approximately $45,000 higher than in 1995. The ratio of net charge-offs to average loans for 1996 is .35% compared to .24% for 1995.

                      NON-PERFORMING ASSETS

     Non-performing assets are loans on a non-accrual basis, accruing loans 90 days or more past due, renegotiated loans, and other real estate owned. FBI's accruing loans 90 days or more past due for the years 1994, 1995, and 1996 were approximately $533,000, $1.24 million and $274,000, respectively. Non-accrual loans totaling approximately $301,000 in 1994, none in 1995, and $945,367 in 1996. Other real estate owned was $374,226 in 1994, $63,182 in 1995 and $18,001 in 1996. Total non-performing assets decreased to $1.24 million in 1996 from $1.30 million in 1995, for a total decrease of $6,000.

     In accordance with regulatory standards, loans are classified as non-accrual when the collection of principal or interest is 90 days or more past due or when, in management's judgment, such principal or interest will not be collectible in the ordinary course of business, unless in the opinion of management the loan is both adequately secured and in the process of collection.

     FBI has identified loans totalling approximately $1.94 million or 1.37% of the loan portfolio at December 31, 1996 through the Bank's internal loan evaluation program in which some concerns exists about the borrowers ability to comply with present repayment terms. These loans are not included as non-performing assets and are categorized as "watch" for internal evaluation purposes only. These credits, however, were considered in determining the adequacy of the allowance for possible loan losses and, while current, are regularly monitored for changes with a particular industry or general economic trends which could cause the borrowers severe financial difficulties. Management does not expect a significant loss in any of these loans.

Non-Interest Revenue

     Total non-interest revenue increased 6.62% from 1994 to 1996. However, total non-interest revenue decreased $156,000 from 1995 to 1996 while the largest item in this category, service charges on deposit accounts increased $184,000. Other items in this category are commissions on the sale of credit insurance which increased from $97,334 in 1995 to $186,211 in 1996. Net security gains or losses are also included in this category; in 1995, this was a net gain of $28,814 and a net loss in 1996 of $83,158. Net gains on the trading account decreased from $280,303 in 1995 to none in 1996.


(In Thousands)

                                            Year Ended December 31,
                                           1996       1995       1994

Service charges on deposit accounts       $1,106     $  922     $  608
Other revenue                                183        523        601
  Total                                    1,289      1,445      1,209


Non-Interest Expense

     Total non-interest expense increased $439,000 from 1995 to 1996. This is a 7.74% increase. The increase from 1994 to 1995 was 10.72%. The largest item in this category is salaries. They increased $419,000 from 1995 to 1996 or 18.30%. A significant portion of this increase in employee costs is associated with employees of Acceptance; fifteen employees have been added to staff the six offices of Acceptance. The other increase in employee cost is the result of increased cost of health insurance, cost of living increases, and the addition of several new employees at First Bank. Other expenses decreased $259,000 from 1995 to 1996. Included in 1995 totals were approximately $315,000 paid to settle all pending lawsuits. This amount included related attorney's fees. Another significant item is amortization of goodwill associated with the acquisition of the two Bibb county offices; this amounted to $181,668 in 1996 and $158,960 in 1995.



(In Thousands)

                                         Year Ended December 31,
                                       1996       1995       1994

Salaries                              $2,709     $2,290     $1,326
Pension and other employee benefits      558        426        327
Net occupancy expenses                   343        259        239
Furniture and equipment expenses         330        267        224
Other expenses                         2,168      2,427      3,004

  Total                                6,108      5,669      5,120


Income Taxes, Inflation and Other Issues

     Income tax expense was $1,138,893 in 1996 compared to $793,364 and $206,591 respectively in 1995 and 1994. Income tax expense was significantly lower in 1994 due primarily to the previously discussed loss in the trading account.

     Because FBI's assets and liabilities are essentially monetary in nature, the effect of inflation on FBI's assets differs greatly from that of most commercial and industrial companies. Inflation can have an impact on the growth of total assets in the banking industry and the resulting need to increase capital at higher than normal rates in order to maintain an appropriate equity to assets ratio. Inflation also can have a significant effect on other expenses, which tend to rise during periods of general inflation. Management believes, however, that FBI's financial results are influenced more by its ability to react to changes in interest rates than by inflation.

     Except as discussed in this Management's Discussion and Analysis, management is not aware of trends, events or uncertainties that will have or that are reasonably likely to have a material effect on liquidity, capital resources or operations.
Management is not aware of any current recommendations by regulatory authorities which, if they were implemented, would have such an effect.


                         BUSINESS OF FBI

     FBI is a bank holding company registered under the BHCA. Through its bank subsidiary, First Bank, FBI provides community banking services in Southwest Alabama. At December 31, 1996, FBI had total consolidated assets of approximately $195.2 million, total consolidated deposits of approximately $166.38 million, and total consolidated shareholders' equity of approximately $18.8 million.

Bank Activities

     First Bank's business consists of: (i) the acceptance of demand, savings and other time deposits; (ii) the making of loans to individuals, businesses and institutions; (iii) investment of excess funds in U.S. Treasury and agency obligations and state, county and municipal bonds and through the sale of Federal funds; and (iv) other miscellaneous financial services usually handled for customers by commercial banks. FBI offers, through First Bank, commercial lending services, including lines of credit, revolving credits, term loans, real estate loans and other forms of secured financing. First Bank also offers installment and other personal loans, home improvement loans, automobile loans, boat loans and other consumer financing, safe deposit services and mortgage loans. FBI extends credit to its customers located primarily within its market area of Clarke and Bibb Counties, Alabama. Although real estate is taken as collateral on the majority of the loans in its portfolio, real estate is generally a secondary source of repayment after the credit worthiness of the borrower. See "FBI's Management Discussion and Analysis of Financial Condition and Results of Operations" for a more complete discussion of FBI's business.

Certain Management Information

     Under the rules established by the Commission, FBI is required to provide certain information in regard to each director and executive officer who is or will be a director or executive officer of USB after consummation of the Merger. Nine of the ten directors of FBI will become directors of USB upon consummation of the Merger. The following paragraphs set forth information about each such director, including the capacities in which each will serve after the Merger.

     Mr. Dan Barlow, age 55, is a director of FBI and is Clarke
County President of First Bank.  Mr. Barlow was first employed by
First Bank in 1969, and became a director of FBI in 1972. He will serve as a director of USB after the Merger.

     Mr. John Becton, age 73, is a director of FBI and a former
President and Chief Executive Officer of First Bank. Mr. Becton joined First Bank in 1966, and retired in 1989. He will serve as a director of USB after the Merger.

     Ms. Linda Breedlove, age 53, is a director of FBI and joint owner and co-publisher of The South Alabamian, a weekly newspaper headquartered in Jackson, Alabama. She will serve as a director of USB after the Merger.

     Mr. John C. Gordon, age 39, is a director of FBI and a businessman engaged in the forestry, timberland and investments business. He will serve as a director of USB after the Merger.

     Mr. Fred L. Huggins, age 61, is President and Chief Executive Officer and a director of FBI, Chairman of the Board and Chief Executive Officer of First Bank, and retired Judge of Probate, Clarke County, Alabama. He will serve as a director and Vice Chairman of the Board of USB, Chairman of the Board of USB Bank, and Chairman and Chief Executive Officer of Acceptance after the Merger.

     Mr. Ray Sheffield, age 58, is a director of FBI and is President of Deas Insurance, an insurance agency headquartered in Grove Hill, Alabama, and is a retired Sheriff of Clarke County, Alabama. He will serve as a director and as Vice Chairman of the Board of USB after the Merger.

     Mr. Clarence Watters, age 65, is a director of FBI and is the Judge of Probate of Clarke County, Alabama. He will serve as a director of USB after the Merger.

     Mr. Bruce Wilson, age 42, is a director of FBI and an attorney practicing in Grove Hill, Alabama. He will serve as a director of USB after the Merger.

     Mr. Earnest Woodson, age 68, is a director of FBI and a retired partner in Woodson Furniture Company, located in Jackson, Alabama. He will serve as a director of USB after the Merger.

     The table below sets forth a summary of the compensation paid or accrued during 1995 and 1996 with regard to FBI's current chief executive officer. No executive officer of FBI who will continue as an executive officer of USB after the Merger was paid annual salary and bonuses of as much as $100,000 for any of the last three fiscal years.


                   SUMMARY COMPENSATION TABLE

                                   Annual Compensation
                                                                    All Other
Name and Principal Position     Year     Salary      Bonus     Compensation ($)(1)

Fred L. Huggins, President      1996     $76,539     $12,429          $8,735
and Chief Executive Officer     1995(2)  $58,500     $ 5,607          $9,968


(1) Includes FBI's profit sharing plan and 401-K matching contributions, use of a company automobile and life insurance premiums paid by FBI. FBI has a contributory-trusteed profit-sharing plan for the benefit of employees who qualify as to age and/or length of service. The annual contribution to the profit-sharing plan for each participant consists of a discretionary percentage of First Bank's profit, plus a 401(K) contribution which matches a discretionary percentage of the participant's salary reductions.

(2) Mr. Huggins was a vice president of First Bank before becoming acting chief executive officer in 1995. The information in the table for 1995 includes compensation paid or accrued for the full year.


FBI Security Ownership

     The table below sets forth: (i) the name and address of each shareholder known by FBI to be the beneficial owner of more than five percent of the outstanding shares of FBI Common Stock as of the FBI Record Date; (ii) the number of shares so owned; (iii) the percent of the total outstanding shares of FBI Common Stock so owned; (iv) the name of each director of FBI (and all directors and executive officers as a group); (v) the number of shares of FBI Common Stock they beneficially owned as of the FBI Record Date; and
(vi) the percent of the total outstanding shares of FBI Common
Stock so owned.


PRINCIPAL SHAREHOLDERS


Name and Address                                 Shares Owned(1)     Percent Owned

Inez G. Whisenhunt                                   16,080(2)            6.70%
P. O. Box 157
Grove Hill, Alabama  36451

Vivian H. Gordon                                     12,360(2)            5.15%
P. O. Box 58
Grove Hill, Alabama  36451



DIRECTORS


Name                                             Shares Owned(1)     Percent Owned

Dan Barlow (Director and Executive Officer)           1,409                 *
John Becton                                           3,400               1.42%
Linda Breedlove                                         600                 *
John C. Gordon                                       11,883(3)            4.90%
Fred L. Huggins (Director and Executive Officer)        600(4)              *
Bobby Leach                                             200                 *
Ray Sheffield                                         3,900(5)            1.63%
Clarence Watters                                      1,800(6)              *
Bruce Wilson                                          1,020                 *
Ernest Woodson                                          900                 *



EXECUTIVE OFFICERS


Name                                             Shares Owned(1)     Percent Owned

Robert Steen                                            140                 *

TOTAL DIRECTORS AND EXECUTIVE OFFICERS               25,852              10.78%


     *  Less than 1 percent.

(1) Based on information furnished by the respective individuals. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or to dispose or direct the disposition of the shares, whether or not he has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)  John C. Gordon, a director of FBI, is the son of Vivian H.
     Gordon and the nephew of Inez G. Whisenhunt, and he may be deemed to have shared voting and dispositive power with respect to these shares under powers of attorney.

(3) Includes 600 shares owned jointly with his spouse and 3,600 shares held by a cousin for whom he is conservator; does not include 16,080 shares owned by Inez G. Whisenhunt or 12,360 shares owned by Vivian H. Gordon. See note (2).

(4)  Includes 400 shares owned jointly with his spouse.

(5)  Includes 3,300 shares owned jointly with his spouse.

(6) Includes 600 shares owned jointly with his spouse and 600 shares owned jointly with his son.


             SUPERVISION, REGULATION, AND EFFECTS OF
                       GOVERNMENTAL POLICY

     Bank holding companies and banks are extensively regulated under both federal and state law. The following is a brief summary of certain statutes, rules, and regulations affecting USB, FBI and their respective subsidiaries. This summary is qualified in its entirety by reference to the particular statutory and regulatory provisions referred to below and is not intended to be an exhaustive description of the statutes or regulations applicable to the business of USB, FBI or their respective subsidiaries. Supervision, regulation and examination of banking institutions by the regulatory agencies are intended primarily for the protection of depositors, rather than shareholders.

Bank Holding Company Regulation

     USB and FBI are bank holding companies under the Bank Holding Company Act of 1956 ("BHCA") and are registered with, and subject to supervision by, the Federal Reserve. As bank holding companies, USB and FBI are both required to file periodic reports and such additional information as the Federal Reserve may require pursuant to the BHCA. The Federal Reserve may also examine USB, FBI and each of their respective subsidiaries.

     The BHCA requires prior Federal Reserve approval for, among other things, the acquisition by a bank holding company of direct or indirect ownership or control of more than five percent of the voting shares of substantially all of the assets of any bank, and for a merger or consolidation of a bank holding company with another bank holding company. With certain exceptions, the BHCA prohibits a bank holding company from acquiring direct or indirect ownership or control of any voting shares of any company which is not a bank or bank holding company and from engaging directly or indirectly in any activity other than banking or managing or controlling banks or performing services for authorized subsidiaries. A bank holding company may, however, engage in or acquire an interest in a company that engages in activities which the Federal Reserve has determined by order or regulation to be so closely related to banking or managing or controlling banks as to be properly incident thereto. Such permitted activities include acting as fiduciary or investment or financial advisor, selling or underwriting insurance coverage directly related to extensions of credit, and the leasing of real and personal property.

     Under Federal Reserve policy, USB and FBI are expected to act as a source of financial strength to, and commit resources to support, each of their respective subsidiary banks. This support may be required at times when, absent such Federal Reserve policy, USB and FBI would not be inclined to provide it. In addition, any capital loans by a bank holding company to any of its subsidiary banks are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     Under the Federal Deposit Insurance Act, as amended ("the FDIA"), insured depository institutions can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default." "Default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

     The Federal Reserve has adopted capital adequacy guidelines applicable to bank holding companies (see "Capital Adequacy" below). Federal Reserve policy requires a bank holding company to act as a source of financial strength to each of its bank subsidiaries and to commit resources to support each of its subsidiaries. Such policy also requires a bank holding company to take measures to preserve and protect bank subsidiaries in situations where additional investments in a troubled bank may not otherwise be warranted. As a result, a bank holding company may be required to lend money to its subsidiaries in the form of capital notes or other instruments which qualify as capital for regulatory purposes. In addition, where a bank holding company has more than one subsidiary depository institution, the holding company's other subsidiary depository institutions are responsible under a cross-guarantee for any losses to the FDIC as a result of the failure of a subsidiary depository institution. Often, bank holding companies will obtain the funds to provide such companies' subsidiary banks. However, any loans from the holding company to such subsidiary banks will likely be unsecured and will be subordinated to such banks' depositors and perhaps to other creditors. (See "Recent Legislative and Regulatory Developments" below.)

     The FDIC is authorized to raise insurance premiums in certain circumstances. Any increase in premiums would have an adverse effect on USB's and FBI's earnings.

     Under the FDIA, insurance of deposits may be terminated by the FDIC upon a finding that an institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by a federal bank's regulatory agency.

     The Federal Reserve has the right to prevent the continuance or development of unsafe or unsound banking practices or other violations of law and to take certain remedial action. In particular, the Federal Reserve has the power to order a holding company or its subsidiaries to terminate any activity or terminate its ownership or control of any subsidiary, despite prior approval of such activity or such ownership or control, when it has reasonable cause to believe that continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that bank holding company.

     In addition to the impact of regulation, commercial banks generally are affected significantly by the actions of the Federal Reserve in its attempt to control the money supply and credit availability in order to influence the economy.

Bank Regulation

     USB Bank, an Alabama banking corporation, is a wholly owned subsidiary of USB, operating under the Alabama Banking Code. First Bank, an Alabama banking corporation, is a wholly owned subsidiary of FBI, operating under the Alabama Banking Code. USB Bank and First Bank are subject to regulation, supervision and examination by the Superintendent of Banks of the State of Alabama. In addition, deposits of USB Bank and First Bank are insured by the FDIC up to the maximum amount permitted by law, and USB Bank and First Bank are therefore subject to regulation, supervision and examination by the FDIC.

     USB and FBI are legal entities separate and distinct from their respective subsidiary banks. Various legal limitations restrict the subsidiary banks from lending or otherwise supplying funds to USB, FBI or any nonbank subsidiaries of USB or FBI (each an "affiliate"), generally limiting such transactions with the affiliate to 10% of the bank's capital and surplus and limiting all such transactions to 20% of the bank's capital and surplus. Such transactions, including extensions of credit, sales of securities or assets and provision of services, also must be on terms and conditions consistent with safe and sound banking practices, including credit standards, that are substantially the same or at least as favorable to the bank as those prevailing at the time for transactions with unaffiliated companies.

     Federal and state banking laws and regulations govern all areas of the operation of USB's and FBI's respective subsidiary banks, including reserves, loans, mortgages, capital, issuance of securities, payment of dividends and establishment of branches. Federal and state bank regulatory agencies also have the general authority to limit the dividends paid by insured banks and bank holding companies if such payments should be deemed to constitute an unsafe and unsound practice. The respective primary federal regulators of USB's and FBI's respective subsidiary banks have authority to impose penalties, initiate civil and administrative actions and take other steps intended to prevent the banks from engaging in unsafe or unsound practices.

     Federally insured banks are subject, with certain exceptions, to certain restrictions on extensions of credit to their parent holding companies or other affiliates, on investments in the stock or other securities of affiliates and on the taking of such stock or securities as collateral from any borrower. In addition, such banks are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or the providing of any property or service.

     Banks are also subject to the Community Reinvestment Act of 1977, which requires the appropriate federal bank regulatory agency, in connection with its regular examination of a bank, to assess the bank's record in meeting the credit needs of the community serviced by the bank, including low and moderate income neighborhoods. The regulatory agency's assessment of the bank's record is made available to the public. Further, such assessment is required of any bank which has applied, among other things, to establish a new branch office that will accept deposits, relocate an existing office or merge or consolidate with, or acquire the assets or assume the liabilities of, a federally regulated financial institution.

     Dividends from its subsidiary banks constitute the major source of funds for dividends to be paid by USB and FBI. The amount of dividends payable by the subsidiary banks to USB and FBI depends upon the banks' earnings and capital position, and is limited by federal and state laws, regulations and policies. In the case of state non-member bank subsidiaries, such banks are subject to the laws of the states under which such banks are chartered. At December 31, 1996, USB Bank had $8,193,418 of undivided profits legally available for the payment of dividends and First Bank had $4,943,000 of undivided profits legally available for payment of dividends. However, the amount of dividends actually paid during any one period is strongly affected by USB's and FBI's management policy of maintaining strong capital positions in USB's and FBI's respective subsidiary banks. Federal law further provides that no insured depository institution may make any capital distribution (which would include a cash dividend) if, after making the distribution, the institution would not satisfy one or more of its minimum capital requirements. Moreover, the federal bank regulatory agencies also have the general authority to limit the dividends paid by insured banks if such payments should be deemed to constitute an unsafe and unsound practice.

     Under Alabama law, a bank must transfer to surplus each year at least 10% of its net earnings until the surplus of the bank is equal to at least 20% of its capital. During this accumulation period, a bank may not pay a dividend in excess of 90% of its net earnings. (As of September 30, 1996, USB Bank and First Bank had each accumulated a surplus equal to at least 20% of capital.) After this accumulation period, banks must obtain prior written approval of the Superintendent of the Alabama State Banking Department if the total of all dividends declared by the bank in any calendar year will exceed the total of the bank's net earnings (as defined by statute) for that year combined with its retained net earnings for the preceding two years, less any required transfers to surplus. Also, no dividends may be paid from surplus without the prior written approval of the superintendent.

     Furthermore, if, in the opinion of the appropriate federal bank regulatory authority, a bank under its jurisdiction is engaged in or is about to engage in an unsafe or unsound practice (which, depending on the financial condition of the bank, could include the payment of dividends), such authority may require, after notice and hearing, that such bank cease and desist from such practice. The Federal Reserve has indicated that paying dividends that deplete a bank's capital base to an inadequate level would be an unsafe and unsound banking practice. In addition, under the FDIA, an insured bank may not pay any dividend if it is undercapitalized or if payment would cause it to become undercapitalized. Moreover, the Federal Reserve has issued a policy statement that provides that bank holding companies and state member banks should generally only pay dividends out of current operating earnings.

Capital Adequacy

     USB, FBI and their respective subsidiary banks are required to comply with the applicable capital adequacy standards established by the FDIC. Currently, there are two basic measures of capital adequacy: a "risk-based" measure and a "leverage" measure. All applicable capital standards must be satisfied for an institution to be considered in compliance.

     The capital-based prompt correction action provisions of the FDIA and the implementing regulations apply to FDIC-insured depository institutions and are not directly applicable to holding companies that control such institutions. However, the Federal Reserve has indicated that, in regulating bank holding companies, it will take appropriate action at the holding company level based on an assessment of the effectiveness of supervisory actions imposed upon subsidiary depository institutions pursuant to such provisions and regulations. Although the capital categories defined under the prompt corrective action regulations are not directly applicable to USB or FBI under existing law and regulations, if USB or FBI were placed in a capital category, then USB or FBI would qualify as well-capitalized as of December 31, 1996.

     The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profile among banks and bank holding companies, to account for off-balance sheet exposure and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items are assigned to broad risk categories, each with appropriate weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

     The minimum standard for the ratio of capital to risk-weighted assets (including certain off-balance sheet obligations, such as standby letters of credit) is 8%. At least 50% of that capital level must consist of common equity, retained earnings and, within limitations, perpetual preferred stock, less goodwill and certain other intangibles ("Tier 1 capital"). The remainder ("Tier 2 capital") may consist of a limited amount of other preferred stock, mandatory convertible securities, subordinated debt and a limited amount of loan loss reserves. The sum of Tier 1 capital and Tier
2 capital is "total risk-based capital." The Federal Reserve and the FDIC have proposed to add an interest rate risk component to their existing risk-based capital requirements.

     In 1992, the Federal Reserve issued an interpretive release with respect to the classification by bank holding companies of certain subordinated debt as Tier 2 capital. Previously issued subordinated debt that does not meet all of the requirements set forth in the release will be considered on a case-by-case basis to determine whether such debt qualifies as Tier 2 capital. The release states that as a general rule, previously issued debt may qualify as Tier 2 capital as long as the non-qualifying provisions of such debt: (i) have been commonly used by banking organizations; (ii) do not provide an unreasonably high degree of protection to the holder in cases not involving bankruptcy or receivership; and (iii) do not effectively allow the holder to stand ahead of the general creditors of the financial institution in cases of bankruptcy or receivership.

     The Federal Reserve and the FDIC also have adopted regulations which supplement the risk-based guidelines to include a minimum leverage ratio of 3% Tier 1 capital to total assets less goodwill (the "leverage ratio"). Such agencies have emphasized that the 3% leverage ratio constitutes a minimum requirement for well-run banking organizations having diversified risk including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and a composite regulatory rating of 1 under the regulatory rating system for banks. Banking organizations experiencing or anticipating significant growth, as well as those organizations which do not satisfy the criteria described above, will be required to maintain a minimum leverage ratio ranging generally from 4% to 5%.

     Bank regulators continue to indicate their desire to raise capital requirements applicable to the banking industry beyond current levels. However, neither USB nor FBI is able to predict whether or when higher capital requirements might be imposed.

     Any institution which fails to maintain minimum capital requirements may be subject to a capital directive which is enforceable in the same manner and to the same extent as a final cease and desist order, and must submit a capital plan within 60 days to the FDIC. If the leverage ratio should fall to 2% or less, the institution may be deemed to be operating in an unsafe or unsound condition, allowing the FDIC to take various enforcement actions, including possible termination of insurance or placing the institution into receivership.

     The following tables present the regulatory capital position at September 30, 1996, for each of USB, USB Bank, FBI and First
Bank:


(Dollars in Thousands)

                                            USB       USB Bank      FBI       First Bank
Tier I Capital--
    Common shareholders' equity           $28,826     $28,773     $18,790     $20,234
    Disallowed portion                     (3,265)     (3,265)     (3,659)     (2,384)
    Tier I Capital                         25,561      25,508      15,131      17,850

Tier II Capital--
    Allowable portion of the
      allowance for loan losses             1,191       1,191       1,762       1,767

    Total Capital (Tier I and Tier II)     26,752      26,699      16,893      19,617

Risk-adjusted assets                      124,414     124,369     140,944     143,247

Quarterly average assets                  220,392     220,392     186,963     188,238

Tier I capital                              20.55%      20.51%      10.76%      12.48%
Tier II capital                             21.50%      21.47%      12.02%      13.71%
Leverage Ratio                              11.60%      11.57%      8.10%        9.48%


     The FDIC has adopted regulations under the FDIA governing the receipt of brokered deposits. Under the regulations, an FDIC-insured depository institution cannot accept, roll over or renew brokered deposits unless (i) it is well capitalized or (ii) it is adequately capitalized and received a waiver from the FDIC.
A depository institution that cannot receive brokered deposits also cannot offer "pass-through" insurance on certain employee benefit accounts. Whether or not it has obtained such a waiver, a depository institution that is not well-capitalized may not pay an interest rate on any deposits in excess of 75 basis points over certain prevailing market rates specified by regulation. There are no such restrictions on a depository institution that is well capitalized. Because USB Bank and First Bank were well capitalized as of December 31, 1996, USB and FBI believe that brokered deposits regulation will have no material effect on the funding liquidity of USB Bank and First Bank.


Recent Legislative and Regulatory Developments

     With the enactment of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), Congress enacted comprehensive legislation affecting the commercial banking and thrift industries. FIRREA, among other things, abolished the Federal Savings and Loan Insurance Corporation and established two new insurance funds under the jurisdiction of the
FDIC: BIF, which insures most commercial banks, and the Savings Association Insurance Fund, which insures most thrift institutions. In addition to effecting far-reaching restructuring of the thrift industry, FIRREA provided for a phased-in increase in the rate of annual insurance assessments paid by insured depository institutions. FDICIA provided increased funding for the BIF and expanded regulation of depository institutions and their affiliates, including parent holding companies. A significant portion of the additional BIF funding has been in the form of borrowings to be repaid by insurance premiums assessed on BIF members. These premium increases were in addition to the increase in deposit premiums made during 1991. FDICIA provides for an increase in the BIF's ratio of reserves to insured deposits to 1.25% within the next 15 years, which was attained within the past year, resulting in a reduction in current premiums. The result of these provisions could be a significant increase in the assessment rate on deposits of BIF members over the next 15 years. FDICIA provides authority for special assessments against insured deposits and for the development of a system of assessing deposit insurance premiums based upon the institution's risk.

     In September 1992, the FDIC adopted a new transitional risk-based premium schedule which increases the assessment rates for depository institutions. Each financial institution is assigned to one of three capital groups--well-capitalized, adequately capitalized or undercapitalized, as defined in the regulations implementing the prompt corrective action provisions of FDICIA described below--and further assigned to one of three subgroups within a capital group on the basis of supervisory evaluation by the institution's primary federal and, if applicable, state supervisors and other information relevant to the institution's financial condition and the risk posed to the applicable insurance fund. The actual assessment rate applicable to a particular institution depends upon the risk assessment classification so assigned to the institution by the FDIC.

     Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of banks that do not meet minimum capital requirements. The five capital tiers established by the FDICIA and the banking regulators' minimum requirements for each are summarized as follows:

                                  Total Risk-Based    Tier I Risk Based        Leverage
                                    Capital Ratio       Capital Ratio            Ratio

Well capitalized                    10% or above         6% or above          5% or above
Adequately capitalized              8% or above          4% or above          4% or above
Undercapitalized                    Less than 8%         Less than 4%         Less than 4%
Significantly undercapitalized      Less than 6%         Less than 3%         Less than 3%
Critically undercapitalized                                                   2% or less


     An institution may be deemed to be in a capitalization category that is lower than is indicated by its actual capital position if it receives an unsatisfactory examination rating.

     If a depository institution should fail to meet regulatory capital requirements, regulatory agencies can require submission and funding of a capital restoration plan by the institution, place limits on its activities, require the raising of additional capital and, ultimately, require the appointment of a conservator or receiver for the institution. The Federal Reserve and the other federal depository institution regulatory agencies have recently adopted regulations to implement the FDICIA "prompt corrective action" requirements. Under FDICIA, a bank holding company must guarantee that a subsidiary bank will meet its capital restoration plan, subject to certain limitations. The obligation of a controlling bank holding company under FDICIA to fund a capital restoration plan is limited to the lesser of 5% of an undercapitalized subsidiary's assets or the amount required to meet regulatory capital requirements. If the controlling bank holding company should fail to fulfill its obligations under FDICIA and files (or has filed against it) a petition under the federal Bankruptcy Code, the FDIC's claim may be entitled to a priority in such bankruptcy proceeding over third-party creditors of the bank holding company.

     Undercapitalized depository institutions may be subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital plan without determining, among other things, that the plan is based on realistic assumptions, is likely to succeed in restoring the depository institution's capital and is guaranteed by the parent holding company. If a depository institution should fail to submit an acceptable plan, it will be treated as if it were significantly undercapitalized.

     Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized and requirements to reduce total assets and to cease receiving deposits from correspondent banks. Critically undercapitalized institutions are subject to appointment of a receiver or conservator. An institution that is not well capitalized is generally prohibited from accepting brokered deposits and offering interest rates on deposits higher than the prevailing rate in its market. In addition, "pass-through" insurance coverage may not be available for certain employee benefit accounts.

     An insured depository institution may not pay management fees to any person having control of the institution nor may an institution, except under certain circumstances and with prior regulatory approval, make any capital distribution if, after making such payment or distribution, the institution would be undercapitalized. FDICIA imposes new restrictions upon the acceptance of brokered deposits by insured depository institutions and contains a number of consumer banking provisions, including disclosure requirements and substantive contractual limitations with respect to deposit accounts.

     FDICIA contains numerous other provisions, including new reporting requirements, termination of the "too big to fail" doctrine except in special clearly-defined cases, limitations on the FDIC's payment of deposits at foreign branches and revised regulatory standards for, among other things, real estate lending and capital adequacy.

     FDICIA provides that, in the event of the "liquidation or other resolution" of an insured depository institution, the claims of depositors of such institution (including claims by the FDIC as receiver) would be afforded a priority over other general unsecured claims against the institution. If an insured depository institution fails, insured and uninsured depositors, along with the FDIC, will be placed ahead of unsecured, nondeposit creditors, including a parent holding company such as USB or FBI, in order of priority of payment.

Effects of Governmental Policies

     Many FDICIA provisions did not become effective until December 1992. In addition, many provisions will be implemented through adoption of regulations that have been or will be proposed by the various federal banking agencies. Accordingly, the full effect on USB, FBI and their respective subsidiary banks cannot be assessed at this time.

     Because of concerns relating to the competitiveness and the safety and soundness of the industry, the Congress is considering, even after the enactment of FIRREA and FDICIA, a number of wide-ranging proposals for altering the structure, regulation and competitive relationships of the nation's financial institutions. Among such bills are proposals to prohibit banks and bank holding companies from conducting certain types of activities, to subject banks to increased disclosure and reporting requirements, to alter the statutory separation of commercial and investment banking and to further expand the powers of banks, bank holding companies and competitors of banks. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of USB, FBI or their respective subsidiaries may be affected thereby.

     The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "IBBEA") authorized interstate acquisitions of banks and bank holding companies without geographic limitations beginning September 29, 1995. In addition, beginning June 1, 1997, the IBBEA authorizes a bank to merge with a bank in another state as long as neither of the states has opted out of interstate branching by May 31, 1997. A bank may establish and operate a de novo branch in a state in which the bank does not maintain a branch if that state expressly permits de novo branching. Once a bank has established branches in a state through an interstate merger transaction, the bank may establish and acquire additional branches at any location in the state where any bank involved in the interstate merger transaction could have established or acquired branches under applicable Federal or state law. A bank that has established a branch in a state through de novo branching may establish and acquire additional branches in such state in the same manner and to the same extent as a bank having a branch in such state as a result of an interstate merger. If a state opts out of interstate branching within the specific time period, no bank in any other state may establish a branch in the opting out state, whether through an acquisition or de novo. The State of Alabama has opted in with respect to interstate branching effective on or before June 1, 1997.


        USB VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

     As of February 18, 1997, USB had issued 2,202,060 shares of common stock, of which 2,137,960 were outstanding, with approximately 575 holders of record. USB also holds 64,100 shares as treasury stock. There are currently 2,400,000 shares of Common Stock, par value $.01 per share, authorized for issuance.

Principal Shareholders

     No shareholder is the beneficial owner of more than 5% of USB
Common Stock.

Security Ownership of Management

     The following table indicates for each director the number of shares of outstanding Common Stock of USB beneficially owned.

                                           Number and Percent of
                                           Shares of Common Stock
         Name                            Owned at February 18, 1997

     Gerald P. Corgill                             84,080(1)
                                                     3.93%

     Roy G. Cowan, D.M.D.                          23,624
                                                    1.10%

     William G. Harrison                          28,175(2)
                                                    1.32%

     Hardie B. Kimbrough                          14,135(3)
                                                     *

     James L. Miller                              14,080
                                                     *

     D. C. Nichols                                85,000(4)
                                                    3.98%

     Harold H. Spinks                             23,728(5)
                                                    1.11%

     James C. Stanley, D.M.D.                      4,000
                                                     *

     Jack M. Wainwright, III                      17,600(6)
                                                     *

     Howard M. Whitted                             3,696
                                                     *

     All directors and executive officers
     as a group (13 persons,
     including the persons named above)          300,806
                                                   14.07%


*     Represents less than one percent of the outstanding shares.

     1 Includes 60,984 shares owned by Mr. Corgill's spouse or by Mr. Corgill's children. Mr. Corgill disclaims beneficial ownership of such 60,984 shares. Also includes 2,144 shares owned by Dozier Hardware Company, of which Mr. Corgill is President. Also includes 3,620 shares owned by Dozier Hardware Profit Sharing Plan & Trust.

     2     Includes 264 shares with respect to which Mr. Harrison
shares voting and investment power.

     3     Includes 140 shares with respect to which Mr. Kimbrough
shares voting and investment power. Also includes 352 shares owned by Mr. Kimbrough's spouse with respect to which Mr. Kimbrough disclaims beneficial ownership.

     4     Includes 39,376 shares owned by Nichols Trucking
Company, of which Mr. Nichols is President.

     5     Includes 8,652 shares owned by Mr. Spinks' spouse with
respect to which Mr. Spinks disclaims beneficial ownership, and 6,424 shares owned by H. I. Spinks, Inc., of which Mr. Spinks is
President.

     6     Includes 14,080 shares with respect to which Mr.
Wainwright shares voting and investment power.


                    ELECTION OF USB DIRECTORS

     Regardless of whether or not the Merger is approved and the USB Board of Directors is increased to 19 members or remains a 10 member board, USB recommends that the shareholders elect the 10 persons named below to hold office until the 1998 annual meeting of shareholders of USB or until their successors are elected and qualified. All director-nominees are proposed for election for a term of one year. It is intended that unless "Withhold Authority" is noted as to all or some of the nominees, proxies in the accompanying form will be voted at the USB Meeting for the election to the Board of Directors of the 10 nominees.

     If, prior to the voting at the USB Meeting, any person to be elected a director is unable to serve or for good cause cannot serve, the shares represented by all valid proxies electing such person may be voted for the election of such substitute as the members of the USB Board of Directors may recommend. USB management knows of no reason why any person would be unable to serve as a director.

     The following table provides certain biographical information about the persons who have been nominated for election as directors of USB. All of such persons are currently directors of USB and USB Bank. USB, as the sole shareholder of USB Bank, intends to reelect such persons as directors of USB Bank. Unless otherwise indicated in the following table, all positions held with USB are also held with USB Bank. Information regarding the executive officers of USB and USB Bank who are not directors is also provided.


Name, Age and Year
First Became Director        Position With           Principal Occupation
or Executive Officer         USB and USB Bank        Last Five Years

Gerald P. Corgill            Director                President of Dozier Hardware
 55, 1985                                            Company (hardware and
                                                     building supply firm)

Roy G. Cowan, D.M.D.         Director                Dentist (Retired)
 63, 1990

William G. Harrison          Director                Insurance Agent &
 50, 1976                                            President, Bedsole Dry
                                                     Goods, Inc. (retail
                                                     department stores) (Retired)

Hardie B. Kimbrough          Director                Attorney; Retired Presiding
 59, 1986                                            Judge, First Judicial Circuit
                                                     of the State of Alabama

James L. Miller              Chairman of the         Senior Vice President,
 67, 1985                    Board of Directors      Finance, Administration
                             and Director            and Planning, MacMillan
                                                     Bloedel Packaging Inc.
                                                     (forest products and container
                                                     board manufacturer) (Retired)

D. C. Nichols                Vice Chairman of the    President, Nichols
 69, 1974                    Board of Directors      Trucking Company (Retired)
                             and Director

Harold H. Spinks             Director                Pharmacist and President,
 69, 1979                                            Spinks Drug Company,
                                                     retired (retail pharmacy)

James C. Stanley, D.M.D.     Director                Dentist
 60, 1978

Howard M. Whitted            Director                Industrial Forester,
 52, 1985                                            MacMillan Bloedel Packaging
                                                     Inc. (forest products and
                                                     container board manufacturer)

Jack M. Wainwright, III      President, Chief        President and Chief
 52, 1986                    Executive Officer,      Executive Officer of USB Bank
                             and Director            and USB since November 1986

EXECUTIVE OFFICERS WHO
ARE NOT ALSO DIRECTORS

Larry M. Sellers             Secretary/Treasurer     Secretary/Treasurer of USB
 48, 1984                    of USB since 1987       Senior Executive Vice
                             and Senior Executive    President and Chief
                             Vice President and      Administrative Officer of
                             Chief Administrative    USB Bank since 1984
                             Officer of USB Bank

William D. Morgan            Assistant Secretary     Executive Vice President of
 48, 1990                    of USB and Executive    USB Bank
                             Vice President of
                             USB Bank

Rosemary R. Ingram           Senior Vice President   Senior Vice President of
 55, 1984                    USB Bank                USB Bank


     Leslie E. Pope has served since 1985 as a Director Emeritus of USB and USB Bank. B. A. Cogle has served since 1989 as a Director Emeritus of USB and USB Bank. Clyde P. Mahaffey has served since 1990 as a Director Emeritus of USB and USB Bank. L. C. Boney has served since 1996 as a Director Emeritus of USB and USB Bank. Directors Emeritus serve in an advisory capacity to the Boards of Directors of USB and USB Bank and do not vote as members of those Boards. Directors Emeritus receive fees customarily paid to members of the Board of Directors of USB Bank.

     The Boards of Directors of USB and USB Bank conduct their business through meetings of the boards and through their committees. During 1996, the Board of Directors of USB met fourteen times and the Board of USB Bank met twelve times. In 1996, each director attended at least 75% of the meetings of the Board of Directors.

     There is no nominating committee or other committee performing similar functions of the Board of Directors of USB Bank. USB Bank's Board has an audit committee which functions to ensure that the Bank's and USB's financial statements present fairly the condition of the Bank and USB, to determine that adequate accounting and operational controls are in place to protect USB Bank's and USB's assets, to report to the Board of Directors of the Bank any of its findings, and to ensure that the affairs of the Bank and USB are being conducted in accordance with policy and regulatory and legal requirements. The members of the audit committee are Hardie B. Kimbrough, Chairman, James C. Stanley, and Roy G. Cowan. During 1996, the audit committee met five times.
USB Bank's Board has a compensation committee which reviews officers' salaries, benefits, incentive programs and other items of compensation. The members of the compensation committee are Howard Whitted, Chairman, James L. Miller, and Gerald P. Corgill. Jack M. Wainwright, III and Larry M. Sellers serve in a non-voting ex-officio capacity. The compensation committee met two times in 1996.

     The policy of USB is that the directors of USB receive no fees for service as directors. All directors of USB also serve as directors of USB Bank and receive a fee of $450 per regular board meeting of USB Bank, with the exception of the Chairman of the Board who receives $900 per regular board meeting. Members of committees of USB Bank receive fees of $90 per meeting, except members of the Officers' Loan Committee, who receive $450 per month.


              USB COMPLIANCE WITH SECTION 16(a) OF
               THE SECURITIES EXCHANGE ACT OF 1934

     Section16(a) of the Securities Exchange Act of 1934 requires the directors and executive officers of USB, and persons who own more than 10% of a registered class of USB's equity securities, to file with the Securities and Exchange Commission ("SEC") the initial reports of ownership and reports of changes in ownership of common stock of USB. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish USB with copies of all Section16(a) forms they file.

     To USB's knowledge, based solely on review of the copies of such reports furnished to USB and written representations that no other reports were required, during the fiscal year ended December31, 1996, all Section16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were met.


      CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS OF USB

     Certain directors and officers of USB and USB Bank and their associates were customers of, and had transactions with, USB Bank in the ordinary course of business since the beginning of the last fiscal year, and additional transactions may be expected to take place in the ordinary course of business. Included in such transactions are outstanding loans, all of which were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risks of collectibility or present other unfavorable features.


                USB COMPENSATION COMMITTEE REPORT

     This report is provided by the Compensation Committee of the USB Bank Board of Directors (the "Committee") to assist stockholders in understanding the Committee's objectives and procedures in establishing the compensation of USB Bank's Chief
Executive Officer and other senior executives.

     The Committee consists of three outside directors and also includes the chief executive officer and senior executive officer who serve in a non-voting ex officio capacity. The committee is responsible for establishing and administering USB's and USB Bank's executive compensation program.

     The Committee has been provided with competitive pay and performance information by outside sources. USB Bank's staff provided additional analysis that was used by the Committee. In structuring the incentive programs, the Committee has been advised by external legal counsel, as well as USB Bank's staff, on plan design.

Compensation Philosophy and Objective

     The Committee believes that compensation of USB's or USB
Bank's key executives should:

          - link rewards to business results and stockholders' returns,
          - encourage creation of stockholders' value and achievement of strategic objectives,
          - maintain an appropriate balance between salary and incentive opportunity,
          - attract and retain, on a long-term basis, high caliber personnel,
          - provide total compensation opportunity that is competitive with the banking industry, taking into account relative company size and performance as well as individual responsibilities and performance, and
          - continue to provide compensation that is tax deductible.

Key Elements of Executive Compensation

     USB's and USB Bank's existing executive compensation program consists of two elements: Base Pay and Incentives. Payment of the incentive depends on performance measured against annual objectives as described below.

     Base Pay

     - Salary structures are targeted to average pay levels of other regional banks of similar size and structure. Individual base pay within the structures is based on sustained individual performance toward achieving USB's goals and objectives.
     -    Executive salaries are reviewed annually.

     Incentive

     - The incentive plan is an annual cash incentive plan which links incentives to performance results of the prior year. Awards are based on three components: corporate results, bank operating results and individual performance.
     - Operating and financial targets are set at the beginning of each year. Targets include a variety of elements such as: loan growth, expense control, income generation, return on average equity (ROAE), and loan portfolio performance. Results are measured against annual business plan objectives and against industry standards.
     - Actual individual incentives depend on assessments of individual success in meeting targets.

1996 CEO Compensation

     In assessing the performance and establishing the base salary and incentive compensation of the Chief Executive Officer and other members of USB's or USB Bank's senior management, the Committee paid particular attention to management's sustained success in operating USB Bank.

     The 1996 base salary of USB Bank's Chief Executive Officer was set without his participation. In setting the Chief Executive Officer's base salary, special consideration was given to USB Bank's superior earnings record since his appointment. Earnings have increased every year for the past eight years. Consideration was also given to his personal job performance, expectations of his anticipated contributions to USB Bank's future and his rights under his three-year employment agreement dated November 1, 1994, described herein.

     The 1996 incentive compensation for the Chief Executive Officer was based on the same goals and criteria as the incentive for all bank loan officers. All employees earned a cash incentive based on a return on average asset goal of two percent and a return on average equity goal of fifteen percent. All loan officers were given additional financial incentives based on the performance of the loan portfolio they administer and the Chief Executive Officer participated in this incentive program. For example: the Chief Executive Officer was awarded a cash incentive for achieving a growth rate of greater than 12.0% in his loan portfolio, and for his success in reducing the charge-off loans in his portfolio to less than .05%. However, since his portfolio had a delinquency rate of greater than 2.0%, his total cash incentive was reduced. The Committee's base salary and incentive recommendation for the Chief Executive Officer was reviewed and approved by the full Board of Directors.

     Based on recommendations to the Committee from the Chief Executive Officer, the 1996 base salaries for the other executive officers were set by the Committee, using the same review process as applied when establishing the chief executive's base salary. The Committee reviewed their individual recommendations regarding each named executive officer with the Board of Directors and secured full board approval.


Other Executive Compensation

     USB Bank provides programs to executives that are also available to other employees including The United Security
Bancshares, Inc. Employee Stock Ownership Plan and health insurance. USB Bank provides no pension programs.

     This report furnished by:

          Howard M. Whitted (Chairman)
          James L. Miller
          Gerald P. Corgill

Comparative Stock Performance

     The following graph compares cumulative total shareholder returns on USB Common Stock for the five years ended December 31, 1996, with that of The Standard and Poor's Composite Index ("S&P 500") and a peer group stock performance index defined as follows:
21 independent community banks located in the Southeast United States (the "Independent Bank Index"). The graph shows the comparative values for $100 invested on December 31, 1991.


UNITED SECURITY BANCSHARES,INC.
Five-Yer Performance Index

                                      1991   1992   1993   1994   1995   1996

United Security Bancshares, Inc.       100    124    174    184    199    279
Indepenent Bank Index                  100    130    163    197    268    313
S&P 500 Index                          100    108    118    120    165    203



 USB COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No executive officer-company director interlocks existed for 1996. During 1996, Jack M. Wainwright III, President and Chief Executive Officer, and Larry M. Sellers, Senior Executive Vice-President, were ex officio non-voting members of the compensation committee. They participated only in compensation recommendations, discussions and decisions involving officers other than themselves.


               USB EXECUTIVE COMPENSATION BENEFITS

     The following table indicates all compensation paid by USB or USB Bank for services rendered to USB or USB Bank during 1996 by Jack M. Wainwright, III and Larry M. Sellers, the only executive officers whose total cash compensation exceeded $100,000.



                 USB SUMMARY COMPENSATION TABLE


Name/Title                  Year       Salary         Bonus(1)        Other(2)

Jack M. Wainwright, III     1996     $151,915.68     $53,550.28     $16,634.54
President and Chief         1995      137,550.00      48,148.75      17,036.38
  Executive Officer of      1994      131,923.00      41,225.94      17,070.15
  USB and USB Bank

Larry M. Sellers            1996     $ 83,730.96     $30,143.15     $11,654.12
Secretary/Treasurer of USB  1995       79,736.43      29,901.16       9,432.05
  and Executive Vice        1994       75,884.46      24,852.16       9,654.92
  President and Chief
  Administrative Officer of
  USB Bank


(1) Bonuses are earned solely through the incentive compensation program based on (i) a return on average asset goal of two percent;
(ii) a return on average equity goal of fifteen percent; and (iii) financial incentives based on the performance of the loan portfolio administered by the named officer.

(2) The totals in this column reflect USB Bank contributions under The United Security Bancshares, Inc. Employee Stock Ownership Plan and other perquisites.


     USB entered into an employment agreement on November 1, 1994, with Jack M. Wainwright, III, President and Chief Executive Officer, which provides, among other things, that Mr. Wainwright will be employed for a period of three years as President and Chief Executive Officer of USB Bank and that he would receive a minimum salary of $131,000 in 1995, with minimum annual salary increases until the expiration of such contract in 1997. Mr. Wainwright's employment agreement also provides that he is entitled to receive severance compensation in an amount equal to three times his average annual salary for the period of the contract if he is terminated for any reason other than his death or disability, his resignation, his conviction of a crime of moral turpitude, or the expiration of his agreement. Also, Mr. Wainwright will be entitled to such severance compensation upon any reduction in the level or a change in nature of his responsibilities to USB or USB Bank. If the Merger is approved and consummated, this Employment Agreement will be replaced with the one discussed above in "THE MERGER--Interests of Certain Persons in the Merger."


     USB'S RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     At its meeting on April 16, 1996, the Board of Directors of USB, upon recommendation of the Audit Committee of the USB Bank Board of Directors, approved the engagement of the accounting firm of Smith, Dukes & Buckalew as the independent public accountants to audit USB's financial statements for the year ending December31, 1996. Representatives of Smith, Dukes & Buckalew are expected to be present at the USB Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     The Board of Directors of USB has not yet selected its principal independent public accountants for the current year. If the Merger is approved, the Audit Committees of USB and FBI will be combined to form the post-Merger Audit Committee of USB, which will then consider proposals and make a recommendation to the Board of Directors regarding the independent public accountants for the current year. If the Merger is not approved, the USB Audit Committee will consider and recommend the independent public accountants.


                  PROPOSALS OF USB SHAREHOLDERS

     Subject to certain rules of the Securities and Exchange Commission, proposals by shareholders intended to be presented at USB's 1998 annual meeting of shareholders must be received at USB's principal executive office not less than 120 days in advance of May ____, 1998 for inclusion in the proxy or information statement relating to the 1998 annual meeting.

       PROPOSED AMENDMENT TO THE USB RESTATED ARTICLES OF
       INCORPORATION REQUIRING A TWO-THIRDS SUPERMAJORITY
            VOTE OF THE BOARD OF DIRECTORS TO APPROVE
                    CERTAIN CORPORATE ACTIONS

     The primary purpose for the following proposed amendment to the Restated Articles of Incorporation of USB is to ensure that directors from FBI and USB have an adequate voice in major corporate decisions after the Merger. As described under "THE MERGER--Background of and Reasons for the Merger" and "--Opinions of Financial Advisors," the Boards of Directors of FBI and USB consider the Merger to be a "merger of equals." For a period of time after the Merger, USB directors will constitute a majority of the Board of Directors of the surviving corporation -- 10 of the 19 directors. There may also be times in the future when, due to resignations or other vacancies, former FBI directors constitute a majority of the Board of Directors of the surviving corporation.
In the process of negotiating the Merger Agreement, FBI's and USB's respective Boards of Directors agreed that a majority vote to approve certain major corporate decisions would not ensure that such decisions reflect the "merger of equals" nature of the Merger.

     For various reasons, however, the proposed amendment may not always be in the best interests of USB or its shareholders. These reasons include the fact that, if approved, the proposed amendment
(i) makes it difficult to remove senior management even if removal would be in the best interest of USB and its shareholders; and (ii) makes it more difficult for shareholders to approve certain transactions which are not approved by at least two-thirds of the Board, even if the transactions would be beneficial to USB.

     Moreover, if this proposal is approved, the Board, even if its aggregate share ownership is less than 50%, may be able effectively to prevent the actions described in the proposed ARTICLE TENTH (the "Supermajority Actions") by not approving of the proposed transaction by the affirmative vote of at least two-thirds of the Board.

     The overall effect of this proposed amendment is to render more difficult the accomplishment of Supermajority Actions.

     The USB Board is not aware of any present or proposed future Supermajority Actions. The USB Board believes, however, that it is appropriate to act upon the following proposed amendments at the USB Meeting, when such proposed amendment can be carefully considered. Approval of the proposed supermajority amendment is a condition to consummation of the Merger, and failure to approve this amendment will, unless waived by the Boards of Directors of both USB and FBI, preclude consummation of the Merger.

     Proposed ARTICLE TENTH, which follows, would require an affirmative vote of two-thirds of the directors of USB for the approval or authorization of a Supermajority Action. With certain exceptions, Alabama law currently requires a majority of the directors of USB to approve such actions.

                     Proposed ARTICLE TENTH

          TENTH: Notwithstanding anything to the contrary in these Articles of Incorporation, the corporation's Bylaws or elsewhere, the affirmative vote of two-thirds (2/3) of the total number of directors is required to approve the following: (1) any tender offer or exchange offer or any proposal for a merger made to the corporation; (2) the sale of all the stock or assets of, or a business combination involving the corporation or any of its subsidiaries; (3) the sale of a substantial equity interest in, or a substantial portion of the assets of the corporation or any of its subsidiaries, including a plan of liquidation of the corporation or any of its subsidiaries; or (4) the addition or removal of any person with significant influence over major policymaking decisions of the corporation, including, but not limited to, those persons who, without regard to title, exercise the authority of one or more of the following positions: chief executive officer, president, chief operating officer, chief financial officer, chief lending officer, or chief investment officer.

     In addition, the proposed amendment which, if approved, would result in the increase of USB's authorized Common Stock may also have anti-takeover consequences. See "Proposed Amendment to USB Restated Articles of Incorporation to Increase Number of Authorized Shares of Common Stock."


         PROPOSED AMENDMENT TO THE USB RESTATED ARTICLES
             OF INCORPORATION TO INCREASE NUMBER OF
                AUTHORIZED SHARES OF COMMON STOCK

     USB's Restated Articles of Incorporation currently authorize the issuance of a total of 2,400,000 shares of USB Common Stock par value $.01 per share. Of such 2,400,000 presently authorized shares of USB Common Stock, 2,137,960 shares are issued and outstanding. In addition, if the LTICP is approved by USB shareholders at the USB Meeting, 60,000 shares of USB Common Stock will be reserved for issuance under the LTICP.

     The Board of Directors has adopted a proposed amendment to USB's Restated Articles of Incorporation to increase the number of authorized shares of USB Common Stock from 2,400,000 to 10,000,000. Under the terms of the Merger Agreement, if approved by USB shareholders, USB will issue 5.8321 shares of USB Common Stock for each share of FBI Common Stock, or an aggregate of approximately 1,400,000 shares. USB will not have a sufficient number of authorized shares to consummate the Merger unless the amendment increasing the number of authorized shares of USB Common Stock is approved. UNLESS THIS AMENDMENT IS APPROVED, THE MERGER CANNOT BE CONSUMMATED REGARDLESS OF WHETHER THE MERGER PROPOSAL IS APPROVED.

     The additional shares of USB Common Stock, if so authorized, could be issued at the discretion of the Board of Directors without any further action by the shareholders, except as required by applicable law or regulation, in connection with acquisitions, efforts to raise additional capital for USB, and other corporate purposes. Shares of USB Common Stock will be issued only upon a determination by the Board of Directors that a proposed issuance is in the best interests of USB.

     USB currently has no plans or commitments that would involve the issuance of additional shares of USB Common Stock other than the Merger. The increase in authorized shares will allow the Board of Directors of USB to consider and, if in the best interest of the shareholders, take advantage of other merger or acquisition possibilities. In addition, the flexibility vested in USB's Board of Directors to authorize the issuance and sale of authorized by unissued shares of Common Stock could enhance the Board of Director's bargaining capability on behalf of USB's shareholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of USB's securities, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then outstanding shares. Accordingly, shareholders of USB might be deprived of an opportunity to consider a takeover proposal which a third party might consider if USB did not have authorized but unissued shares of Common Stock.

     USB is not aware of any present efforts to gain control of USB or to organize a proxy contest. If such a proposal were presented, management would make a recommendation based upon the best interests of USB's shareholders. There are no "anti-takeover" measures which are currently part of USB's charter or bylaws. However, the proposed amendment requiring a two-thirds supermajority director vote to approve certain corporate actions, if approved, would have an anti-takeover effect. See "Proposed Amendment to the USB Restated Articles of Incorporation Requiring a Two-Thirds Supermajority Vote of the Board of Directors to Approve Certain Corporate Actions."

     If amended, this provision of the Restated Articles of Incorporation would read as follows:

          FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 10,000,000 shares of common stock, par value of $.01 per share.

     The USB Board of Directors recommends a Vote FOR the proposed amendment to the Restated Articles of Incorporation. An affirmative vote by holders of a majority of the outstanding shares of USB Common Stock entitled to vote at the Annual Meeting is required to approve the Amendment.

       PROPOSED AMENDMENT TO THE USB RESTATED ARTICLES OF
          INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS

     Currently, USB's Restated Articles of Incorporation do not restrict preemptive rights of its shareholders. Therefore, if USB wishes to offer additional shares of its common stock for cash (e.g., a public stock offering or a dividend reinvestment plan), it must first offer to sell the stock proportionately to the current shareholders on the same terms. Preemptive rights originated at a time when companies were small, had relatively few shareholders and there was little opportunity to purchase shares except when a new issue of stock was offered. The Board of Directors of USB does not believe that such preemptive rights serve the best interests of the shareholders, since the preemptive rights procedure would involve considerable delay and substantial expense to USB if USB were to determine to sell additional shares of USB Common Stock. With the elimination of preemptive rights, USB can respond more efficiently to market conditions. The Board of Directors believes the elimination of preemptive rights is in the best interests of USB and recommends a vote in favor of the amendment.

     The elimination of preemptive rights from USB's Restated
Articles of Incorporation requires a statement to that effect by adding the following new ARTICLE ELEVENTH:

          ELEVENTH: No shareholder of the corporation shall have any preemptive right to acquire any unissued shares of the corporation of any class now or hereafter authorized, or any securities convertible into, or exchangeable for, any such shares, or any warrants or any instruments evidencing rights or options to subscribe for, purchase or otherwise acquire any such shares, whether such shares, securities, warrants or other instruments are now, or shall hereafter be, authorized, unissued or issued and thereafter acquired by the corporation.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT
TO ELIMINATE PREEMPTIVE RIGHTS.


                UNITED SECURITY BANCSHARES, INC.
              LONG TERM INCENTIVE COMPENSATION PLAN

     The success of USB depends, in large measure, on its ability to recruit and retain employees with outstanding ability and experience. The Board of Directors of USB also believes there is a need to align shareholder and employee interests by encouraging employee stock ownership and to motivate employees with compensation conditioned upon achievement of USB's financial goals.


     In order to accomplish these objectives the Board of Directors has adopted, subject to approval by the shareholders, the United
Security Bancshares, Inc. Long Term Incentive Compensation Plan
(the "LTICP").

Summary Description of the LTICP

     The following summary of the terms of the LTICP is qualified in its entirety by reference to the text of the plan, which is attached as Appendix F to this Proxy Statement. If adopted by the shareholders, the LTICP will be effective as of June 1, 1997.

Administration

     The LTICP will be administered by the Executive Compensation
Committee of the USB Bank Board of Directors (the "Committee").

Eligibility

     Key employees of USB and its subsidiaries are eligible to participate in the LTICP. Non-employee Directors of USB are not eligible.

     No more than 10 percent of the employees of USB and its subsidiaries are expected to be selected to participate; however, because the LTICP provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate and the respective benefits to be accorded to them cannot be determined at this time.

Stock Available for Issuance Through the LTICP

     The LTICP provides for a number of forms of stock-based compensation, as further described below. Up to 60,000 shares of USB Common Stock, par value $0.01 per share, are authorized for issuance through the LTICP.

     Based on the sales price of shares sold in a private transaction on January 6, 1997, the price for a share of USB Common Stock was $15.50. Provisions in the LTICP permit the reuse or reissuance by the plan of shares of common stock underlying canceled, expired, or forfeited awards of stock-based compensation.


     Stock-based compensation will typically be issued in consideration for the performance of services to USB, and no additional payment need be made at the time of grant. At the time of exercise, the full exercise price for a stock option must be paid in cash or, if the Committee so provides, in shares of common stock.

     Description of Awards Under the Plan

     The Committee may award to eligible employees incentive and nonqualified stock options, stock appreciation rights, and restricted stock, which restricted stock may also be granted in lieu of cash awards due under certain other USB plans. As separately described under "Performance Measures", the Committee may also grant awards with a value tied to specific performance goals and, after a specified period, pay the value of those awards with common stock, cash, stock options, or a combination of the three.

     The LTICP also provides that, subject to certain limitations, the Chief Executive Officer of USB (the "CEO") may also make awards to eligible employees. The CEO may only make awards to non-Insiders (employees who are neither officers (as defined under Section 16(a) of the Securities Exchange Act of 1934), directors nor ten percent (10%) beneficial owners of any class of USB's equity securities), and the total number of awards granted by the CEO each year shall be subject to approval by the Committee.

     The forms of awards are described in greater detail below.
The CEO will have substantially the same authority to grant awards as the Committee, subject to the limitations described above.

     Stock Options

     The Committee will have discretion to award incentive stock options ("ISOs"), which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options ("NQSOs"), which are not intended to comply with Section 422 of the Internal Revenue Code. Each option issued under the LTICP must be exercised within a period of ten years from the date of grant, and the exercise price of an option may not be less than the fair market value of the underlying shares of common stock on the date of grant. Subject to the specific terms of the plan, the Committee will have discretion to set such additional limitations on option grants as it deems appropriate.

     Options granted to employees under the LTICP will expire at such times as the Committee determines at the time of the grant; provided, however, that no option will be exercisable later than ten years from the date of grant. Each option will terminate upon the earliest to occur of: (i) the expiration of the option period in the award agreement; (ii) the expiration of three (3) months following retirement for ISOs (after retirement, NQSOs terminate upon expiration of the option period); (iii) the expiration of twelve (12) months following death or disability, (iv) immediately upon termination for cause; or (v) the expiration of thirty (30) days following termination for any reason other than death, disability, retirement, cause or change in control. Upon a change in control, all options will immediately vest 100 percent and remain exercisable throughout their entire term.

     Upon the exercise of an option granted under the LTICP, the option price is payable in full to USB, either: (i) in cash or its equivalent, or (ii) if permitted in the award agreement, by tendering shares having a fair market value at the time of exercise equal to the total option price (provided such shares have been held for at least six months prior to their tender), or (iii) if permitted in the award agreements, a combination of (i) and (ii).

     Stock Appreciation Rights

     The Committee may grant stock appreciation rights (SARs) either alone (a "Freestanding SAR"), or in connection with the issuance of stock options (a "Tandem SAR"). Upon the exercise of a SAR, the participant will receive payment from USB in an amount equal to the difference between the fair market value of a share of common stock on the date of exercise and the grant price of the SAR. The grant price of a Freestanding SAR will equal the fair market value of a share of common stock on the date of grant of the SAR. The grant price of a Tandem SAR will equal the option price on the related option. The Committee has the right to pay the value of a SAR in cash, shares of common stock, or partly in cash and partly in shares of common stock.

     The Committee will have complete discretion in determining the number of SARs granted and in determining the conditions pertaining to such SARs. The term of a SAR will be determined by the Committee, in its sole discretion; provided, however, such term shall not exceed ten (10) years.

     A Freestanding SAR may be exercised upon whatever terms and conditions the Committee, in its sole discretion, specifies. A Tandem SAR may be exercised only during the period in which the related option may be exercised. The exercise of a Tandem SAR will result in cancellation of the related option.

     Restricted Stock

     The Committee will also be authorized to award shares of restricted common stock under the LTICP upon such terms and conditions as it shall establish; provided, however, that no more than thirty percent (30%) of the total number of shares reserved for issuance under the plan may be granted as restricted stock.
The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted, the payment of a stipulated purchase price per share, if any, restrictions based upon achievement of specific performance objectives and/or restrictions under applicable federal or state securities laws. Although recipients will have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the Committee in its sole discretion. The Committee, in its discretion, will determine how dividends on restricted shares are to be paid.

     Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant's employment with USB. The provisions will be determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued pursuant to the LTICP and may reflect distinctions based on reasons for termination of employment; provided, however, that all restricted stock will vest immediately upon death, disability or retirement, subject to any limitations under Section 162(m). Except in the case of terminations connected with a change in control and terminations by reason of death or disability, the vesting of restricted stock which qualifies as performance-based compensation under Section 162(m) and which is held by "covered employees" under Section 162(m) shall occur at the time it otherwise would have, but for the employment termination.

     Performance Measures

     The Committee may grant awards under the LTICP to eligible employees, the value of which awards are based upon the attainment of certain specified performance measures. The number of performance-based awards granted to an employee in any year will be determined by the Committee in its sole discretion.

     The value of each performance-based award will be determined solely upon the achievement of certain preestablished objective performance goals during each performance period (the "Performance Period"). The duration of a Performance Period will be set by the Committee. A new Performance Period may begin every year, or at more frequent or less frequent intervals, as determined by the Committee.

     The Committee will establish, in writing, the objective performance goals applicable to the valuation of performance-based awards granted in each Performance Period, the performance measures which will be used to determine the achievement of those performance goals, and any formulas or methods to be used to determine the value of the performance-based awards.

     The value of performance-based awards may be based on absolute measures or on a comparison of USB's financial measures during a Performance Period to the financial measures of a group of competitors. Financial measures selected by the Committee shall be one or more of the following: net income; return on equity; earnings per share; return on assets; total shareholder return; and return on investment.

     Following the end of a Performance Period, the Committee will determine the value of the performance-based awards granted for the period based on the attainment of the preestablished objective performance goals. The Committee will also have discretion to reduce (but not to increase) the value of a performance-based award.

     The Committee will certify, in writing, that the award is based on the degree of attainment of the preestablished objective performance goals. As soon as practicable thereafter, payment of the awards to employees, if any, will be made in the form of cash, shares of common stock (including restricted shares), options or any combination of the three.

     Adjustments and Amendments

     The LTICP provides for appropriate adjustments in the number of shares of common stock subject to awards and available for future awards in the event of changes in outstanding common stock by reason of a merger, stock split or certain other events. In case of a pending change of control of USB, outstanding options and stock appreciation rights granted under the LTICP will become immediately exercisable and will remain exercisable throughout their entire term, and restriction periods and restrictions imposed on shares of restricted stock shall immediately lapse.

     The LTICP may be modified or amended by the Board of Directors at any time and for any purpose which the Board of Directors deems appropriate. However, no such amendment shall adversely affect any outstanding awards without the affected holder's consent. Shareholder approval of an amendment will be sought if necessary under Internal Revenue Service or Securities and Exchange Commission ("SEC") regulations, the rules of the New York Stock Exchange or any applicable law.

     Nontransferability

     No derivative security (including, without limitation, options and stock appreciation rights) granted pursuant to, and no right to payment under, the LTICP will be assignable or transferable by a plan participant except by will or by the laws of descent and distribution, and any option or similar right will be exercisable during a participant's lifetime only by the participant or by the participant's guardian or legal representative. These limitations may be waived by the Committee, subject to restrictions imposed under the SEC's short-swing trading rules and federal tax requirements relating to incentive stock options.

     Duration of the Plan

     The LTICP will remain in effect until all positions and rights granted thereunder have been satisfied or terminated pursuant to the terms of the plan, and all Performance Periods for performance-based awards granted thereunder have been completed. However, in no event will an award be granted under the LTICP on or after May31, 2007.

Federal Income Tax Consequences

     Options

     With respect to options which qualify as ISOs, an LTICP participant will not recognize income for federal income tax purposes at the time options are granted or exercised. If the participant disposes of shares acquired by exercise of an ISO either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the ISO (the "holding periods"), the participant will recognize in the year of disposition: (a) ordinary income, to the extent that the lesser of either (1) the fair market value of the shares on the date of option exercise or (2) the amount realized on disposition, exceeds the option price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of the holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option price.

     With respect to NQSOs, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the amount paid by the participant for the shares. Upon a subsequent disposition of the shares received under the option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

     SARs

     An SAR participant will not realize taxable income on the date of grant nor will USB be entitled to a deduction at that time. A participant who exercises an SAR will recognize ordinary income equal to the fair market value of the shares and any cash received, and USB will be entitled to a corresponding deduction for federal income tax purposes.

     Restricted Stock

     A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting, and USB will be entitled to a corresponding deduction for federal income tax purposes. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant and deductible as such by USB.

     In general, USB will receive an income tax deduction at the same time and in the same amount which is taxable to the employee as compensation, except as provided below under "Section 162(m)." To the extent a participant realizes capital gains, as described above, USB will not be entitled to any deduction for federal income tax purposes.

     Section 162(m)

     Under Section 162(m) of the Internal Revenue Code, compensation paid by USB in excess of $1 million for any taxable year to "covered employees" generally is deductible by USB or its affiliates for federal income tax purposes if it is based on the performance of USB, is paid pursuant to a plan approved by shareholders of USB and meets certain other requirements. Generally "covered employee" under Section 162(m) means the chief executive officer and the four other highest paid executive officers of USB as of the last day of the taxable year.

     It is presently anticipated that the Committee will at all times consist of "outside directors" as required for purposes of
Section 162(m), and that the Committee will take the effect of
Section 162(m) into consideration in structuring LTICP awards.


                        OTHER USB MATTERS

     USB does not know of any matters to be presented for action at the USB Meeting other than those listed in the notice of the annual meeting and referred to herein.

     USB will furnish without charge to its shareholders, upon written request, a copy of its annual report on Form 10-K, including the accompanying financial statements and schedules, required to be filed with the Securities and Exchange Commission for the year ended December 31, 1996. Copies of the exhibits to such report will also be available upon payment of a reasonable fee for copying charges. Requests should be made to LarryM. Sellers, Treasurer, United Security Bancshares, Inc., 131 West Front Street, Post Office Box 249, Thomasville, Alabama 36784.


                          LEGAL MATTERS

     The legality of the USB Common Stock to be issued in the Merger will be passed upon by Maynard, Cooper & Gale, P.C.,
Birmingham, Alabama  ("Maynard Cooper").

     Certain legal matters in connection with the Merger will be passed upon for FBI by Walston, Wells, Anderson & Bains, LLP,
Birmingham, Alabama ("Walston Wells").

     Each of Maynard Cooper and Walston Wells has rendered opinions with respect to the federal tax consequences of the Merger. See
"The Merger--Federal Income Tax Consequences."


                             EXPERTS

     The Consolidated Financial Statements of United Security Bancshares, Inc. as of December 31, 1996 and 1995 and for the three years ended December 31, 1996, 1995 and 1994 incorporated by reference in this Joint Proxy Statement have been audited by Smith, Dukes & Buckalew, independent public accountants, as indicated in their report with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The Consolidated Financial Statements of First Bancshares, Inc. and subsidiary as of December 31, 1996 and 1995 and for each of the three years ended December 31, 1996, 1995 and 1994 have been audited by Dudley, Hopkins, Jones, Sims & Freeman, independent auditors, as stated in their reports which are included herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                           Appendix A

                  AGREEMENT AND PLAN OF MERGER

                         by and between

                     FIRST BANCSHARES, INC.

                               and

                UNITED SECURITY BANCSHARES, INC.


                           Dated as of
                         August 19, 1996
                  AGREEMENT AND PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of August 19, 1996 by and between FIRST BANCSHARES, INC. ("FBI"), an Alabama corporation, and its wholly-owned subsidiary, FIRST BANK AND TRUST, an Alabama banking corporation, each with its principal office located in Grove Hill, Alabama; and UNITED SECURITY BANCSHARES, INC. ("USB"), an Alabama corporation, and its wholly-owned subsidiary, UNITED SECURITY BANK, an Alabama banking corporation, each with its principal office located in Thomasville, Alabama.

                            Preamble

     The board of directors of each of FBI and USB are of the opinion that the transactions described herein are in the best interests of the parties and their respective stockholders. Each such board has unanimously approved the proposed transaction, subject to an acceptable due diligence investigation and any necessary approvals, and each board (and all members thereof) has agreed to use its best efforts to obtain the necessary regulatory and shareholder approvals. This Agreement provides for, among other things, the merger of FBI with and into USB. At the effective time of such merger, the outstanding shares of the capital stock of FBI shall be converted into the right to receive shares of the common stock of USB (except as provided herein). As a result, stockholders of FBI shall become stockholders of USB, and USB shall continue to conduct the business and operations of FBI. The transactions described in this Agreement are subject to the approvals of the stockholders of FBI and USB, necessary regulatory approvals and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the merger (i) for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code and (ii) for accounting purposes shall qualify for treatment as a "pooling of interests."

     Certain terms used in this Agreement are defined in Section
11.1 of this Agreement.

     NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants and agreements set forth herein, the parties agree as follows:

                            ARTICLE 1
                TRANSACTIONS AND TERMS OF MERGER

     1.1 Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, FBI shall be merged with and into USB in accordance with and with the effect provided in the provisions of Article 11 of the ABCA (the "Merger"). USB shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Alabama. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of FBI and USB.

     1.2 Time and Place of Closing. The Closing will take place at 9:00 A.M. on the date that the Effective Time occurs, or at such other time as the Parties, acting through their chief executive officers or chief financial officers, may mutually agree. The place of Closing shall be at the offices of Maynard, Cooper & Gale, P.C., Birmingham, Alabama, or such other place as may be mutually agreed upon by the Parties.

     1.3 Effective Time. The Merger and other transactions provided for in this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall be accepted for filing by the Secretary of State of the State of Alabama (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the chief executive officers or chief financial officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the last business day of the month in which occurs the latter to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the stockholders of FBI and USB approve this Agreement.

     1.4 Merger of Banking Subsidiaries. Subject to required approvals from applicable Regulatory Authorities, at the Effective Time of the Merger, and contingent upon the occurrence of the Merger, First Bank and Trust ("First Bank"), an Alabama state bank and a wholly-owned subsidiary of FBI, shall be merged with and into United Security Bank ("USB Bank"), an Alabama state bank and the wholly-owned subsidiary of USB (the "Subsidiary Merger"). USB Bank shall be the surviving bank (the "Surviving Subsidiary"). The Board of Directors of each of First Bank and USB Bank, and FBI and USB, as the sole shareholders of First Bank and USB Bank, respectively, shall approve the Subsidiary Merger prior to the Effective Time. The charter and bylaws of USB Bank in effect immediately prior to the Effective Time shall be the charter and bylaws of the Surviving Subsidiary, until otherwise amended or repealed. The directors of the Surviving Subsidiary shall include six directors selected from the Boards of Directors of each of First Bank and USB Bank, as determined by the Board of Directors of the Surviving Corporation.


                            ARTICLE 2
                         TERMS OF MERGER

     2.1 Articles of Incorporation. The Articles of Incorporation of USB, amended as provided herein, shall be the Articles of Incorporation of the Surviving Corporation immediately following the Effective Time, until thereafter amended in accordance with applicable Law. As of the Effective Time, the Articles of Incorporation of USB shall be amended (i) to change the name of the Surviving Corporation to a new name to be agreed upon by the parties hereto, (ii) to increase the number of authorized shares of common stock of the Surviving Corporation from 2,400,000 to 10,000,000, (iii) to increase the maximum size of the Board of Directors of the Surviving Corporation from fifteen to twenty, (iv) to deny preemptive rights to its shareholders and (v) to provide for a 2/3's super majority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of its senior management, all as shall be set forth in a form of articles of amendment to the articles of incorporation of USB to be approved by the parties hereto before the calling of the respective meetings of the stockholders of FBI and the stockholders of USB which will vote on this Agreement; to the extent the parties deem necessary or desirable, this Agreement may be amended or modified to set forth those articles of amendment.

     2.2 Bylaws. The Bylaws of USB, as amended hereby, shall be the Bylaws of the Surviving Corporation immediately following the Effective Time, until otherwise amended or repealed in accordance with applicable Law. As of the Effective Time, the Bylaws of USB shall be amended to provide for the super majority director voting requirements set forth in Section2.1 above.

     2.3 Directors. The directors of the Surviving Corporation from and after the Effective Time shall consist of the ten incumbent directors of USB and the ten incumbent directors of FBI. All such persons shall serve in accordance with the Bylaws of the Surviving Corporation. The members of the standing committees of the Board of Directors of the Surviving Corporation shall be determined by such Board of Directors.


                            ARTICLE 3
                   MANNER OF CONVERTING SHARES

     3.1 Conversion of Shares. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, the shares of the constituent corporations shall be converted as follows:

     (a) Each share of USB Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

     (b) Each share of FBI Common Stock (excluding shares held by any FBI Company, other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by stockholders who perfect their dissenters' rights of appraisal as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 5.8321 shares of USB Common Stock (the "Exchange Ratio").

     3.2 Anti-Dilution Provisions. In the event FBI changes the number of shares of FBI Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. In the event USB changes the number of shares of USB Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend or similar recapitalization with respect to such stock and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 Shares Held by FBI. Each of the shares of FBI Common Stock held by any FBI Company, other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 Dissenting Stockholders. Any holder of shares of FBI Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by Article 13 of the ABCA shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the ABCA and surrendered to the Surviving Corporation the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting stockholder of FBI fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, the Surviving Corporation shall issue and deliver the consideration to which such holder of shares of FBI Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of FBI Common Stock held by him.

     3.5 Fractional Shares. Notwithstanding any other provision of this Agreement, each holder of shares of FBI Common Stock exchanged pursuant to the Merger, who would otherwise have been entitled to receive a fraction of a share of USB Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of USB Common Stock multiplied by the book value of one share of USB Common Stock as of the most recent month-end prior to the Effective Time. No such holder will be entitled to dividends, voting rights or any other right as a stockholder with respect to any fractional shares.


                            ARTICLE 4
                       EXCHANGE OF SHARES

     4.1 Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the exchange agent selected and mutually agreed upon by USB and FBI (the "Exchange Agent") to mail to the former stockholders of FBI appropriate transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing shares of FBI Common Stock shall pass, only upon proper delivery of such certificates to the Exchange Agent). After the Effective Time, each holder of shares of FBI Common Stock (other than shares to be canceled pursuant to Section
3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.4 of this Agreement) issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section
3.1 of this Agreement, together with all undelivered dividends or distributions with respect to such shares (without interest thereon) pursuant to Section 4.2 of this Agreement. To the extent required by Section 3.5 of this Agreement, each holder of shares of FBI Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the certificate or certificates representing such shares, cash in lieu of any fractional share of USB Common Stock to which such holder may be otherwise entitled (without interest). The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of FBI Common Stock is entitled as a result of the Merger until such holder surrenders his certificate or certificates representing the shares of FBI Common Stock for exchange as provided in this
Section 4.1. The certificate or certificates for FBI Common Stock so surrendered shall be duly endorsed as the Exchange Agent may require. Any other provision of this Agreement notwithstanding, neither the Surviving Corporation nor the Exchange Agent shall be liable to a holder of FBI Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property Law.

     4.2 Rights of Former FBI Stockholders. At the Effective Time, the stock transfer books of FBI shall be closed as to holders of FBI Common Stock immediately prior to the Effective Time, and no transfer of FBI Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1 of this Agreement, each certificate theretofore representing shares of FBI Common Stock ("FBI Certificate"), other than shares to be canceled pursuant to
Section 3.3 of this Agreement or as to which dissenters' rights of appraisal have been perfected as provided in Section 3.4 of this Agreement, shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 of this Agreement in exchange therefor. To the extent permitted by Law, former stockholders of record of FBI Common Stock shall be entitled to vote after the Effective Time at any meeting of Surviving Corporation stockholders the number of whole shares of USB Common Stock into which their respective shares of FBI Common Stock are converted, regardless of whether such holders have exchanged their FBI Certificates for certificates representing USB Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Surviving Corporation on the USB Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement. Notwithstanding the preceding sentence, any person holding any FBI Certificate at or after six (6) months after the Effective Time (the "Cutoff") shall not be entitled to receive any dividend or other distribution payable after the Cutoff to holders of USB Common Stock, which dividend or other distribution is attributable to such person's USB Common Stock represented by said FBI Certificate held after the Cutoff, until such person surrenders said FBI Certificate for exchange as provided in Section 4.1 of this Agreement. However, upon surrender of such FBI Certificate, both the USB Common Stock certificate (together with all such undelivered dividends or other distributions, without interest) and any undelivered cash payments to be paid for fractional share interests (without interest) shall be delivered and paid with respect to each share represented by such FBI Certificate.

     4.3 Lost or Stolen Certificates. If any holder of FBI Common Stock convertible into the right to receive shares of USB Common Stock is unable to deliver the FBI Certificate that represents FBI Common Stock, the Exchange Agent, in the absence of actual notice that any such shares have been acquired by a bona fide purchaser, shall deliver to such holder the shares of USB Common Stock to which the holder is entitled for such shares upon presentation of the following: (a) evidence to the reasonable satisfaction of USB that any such FBI Certificate has been lost, wrongfully taken or destroyed; (b) such security or indemnity as may be reasonably requested by USB to indemnify and hold USB and the Exchange Agent harmless; and (c) evidence satisfactory to USB that such person is the owner of the shares theretofore represented by each FBI Certificate claimed by the holder to be lost, wrongfully taken or destroyed and that the holder is the person who would be entitled to present such FBI Certificate for exchange pursuant to this Agreement.


                            ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF FBI

     FBI hereby represents and warrants to USB as follows:

     5.1 Organization, Standing and Power. FBI is a corporation duly organized, validly existing and in good standing under the Laws of the State of Alabama, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. FBI is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. FBI has delivered to USB complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

     5.2     Authority; No Breach By Agreement.

     (a) FBI has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of FBI, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of FBI Common Stock. Subject to such requisite stockholder approval, this Agreement represents a legal, valid and binding obligation of FBI, enforceable against FBI in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by FBI, nor the consummation by FBI of the transactions provided for herein, nor compliance by FBI with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FBI's Articles of Incorporation or Bylaws, or (ii) subject to the receipt of the approval referred to in Schedule 5.2(b)(ii), constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FBI Company under, any Contract or Permit of any FBI Company, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any FBI Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by FBI of the Merger and the other transactions provided for in this Agreement.

     5.3     Capital Stock.

     (a) The authorized capital stock of FBI consists of 500,000 shares of FBI Common Stock, of which 239,843 shares are issued and outstanding. FBI currently holds 157 shares of FBI Common Stock as treasury stock. All of the issued and outstanding shares of capital stock of FBI are duly and validly issued and outstanding and are fully paid and nonassessable under the ABCA. None of the outstanding shares of capital stock of FBI has been issued in violation of any preemptive rights of the current or past stockholders of FBI.

     (b) Except as set forth in Section 5.3(a) of this Agreement, there are no shares of capital stock or other equity securities of FBI outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of FBI or contracts, commitments, understandings or arrangements by which FBI is or may be bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock. FBI has no liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

     5.4     FBI Subsidiaries.

     (a) The FBI Subsidiaries are First Bank, Acceptance Loan Company, Inc., I & I, Inc., and First Bank Services, Inc.. First Bank is a state non-member bank duly organized, validly existing and in good standing under the laws of the State of Alabama and has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its Business as now conducted. Each of Acceptance Loan Company and I & I, Inc. is an Alabama corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. First Bank Services, Inc. is a Florida corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Each FBI Subsidiary has the corporate power and authority to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted. Each FBI Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. Each FBI Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     (b) The authorized and issued and outstanding capital stock of each FBI Subsidiary, and the date with respect to which each representation in this subsection (b) is made with respect to each FBI Subsidiary, is set forth on Schedule 5.4. Except as set forth in Schedule 5.4, (i) no equity securities of any FBI Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any FBI Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any FBI Company is or may be bound to transfer any shares of the capital stock of any FBI Subsidiary, (ii) there are no Contracts relating to the rights of any FBI Company to vote or to dispose of any shares of the capital stock of any FBI Subsidiary, and (iii) all of the shares of capital stock of each FBI Subsidiary held by a FBI Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated and organized and are owned by the FBI Company free and clear of any Lien. No FBI Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

     5.5 Financial Statements. FBI has delivered to USB copies of all FBI Financial Statements and FBI Call Reports for periods prior to the date hereof, and FBI will deliver to USB promptly copies of all FBI Financial Statements and FBI Call Reports prepared subsequent to the date hereof. The FBI Financial
Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the FBI
Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the FBI Companies as of the dates indicated and the consolidated results of operations, changes in stockholders' equity and cash flows of the FBI Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material). The
FBI Call Reports have been prepared in material compliance with the rules and regulations of the respective federal or state banking regulator with which they were filed.

     5.6 Absence of Undisclosed Liabilities. No FBI Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, except Liabilities accrued or reserved against in the consolidated balance sheets of FBI as of June 30, 1996, included in the FBI Financial Statements or reflected in the notes thereto. No FBI company has incurred or paid any Liability since June 30, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     5.7 Absence of Certain Changes or Events. Except as set forth on Schedule 5.7, since June 30, 1996 (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, and (ii) the FBI Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FBI provided in
Article 7 of this Agreement.

     5.8     Tax Matters.

     (a) All Tax returns required to be filed by or on behalf of any of the FBI Companies have been timely filed or requests for extensions have been timely filed, granted and have not expired for periods ended on or before December 31, 1995, and all returns filed are complete and materially accurate. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency, refund Litigation or matter in controversy with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on FBI, except as reserved against in the FBI Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

     (b) None of the FBI Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the FBI Companies for the period or periods through and including the date of the respective FBI Financial Statements has been made and is reflected on such FBI Financial Statements.

     (d) Deferred Taxes of the FBI Companies have been provided for in accordance with GAAP.

     5.9     Loan Portfolio; Documentation and Reports.

     (a) Except as disclosed in Schedule 5.9, none of the FBI Companies is a creditor as to any written or oral loan agreement, note or borrowing arrangement including, without limitation, leases, credit enhancements, commitments and interest-bearing assets (collectively, the "Loans"), other than Loans the unpaid principal balance of which does not exceed $1,000 per Loan, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provisions. Except as otherwise set forth in Schedule 5.9, none of the FBI Companies is a creditor as to any Loan, including without limitation any loan guaranty, to any director, executive officer or 10% stockholder thereof, or to the knowledge of FBI, any Person, corporation or enterprise controlling, controlled by or under common control of any of the foregoing. All of the Loans held by any of the FBI Companies were solicited, originated and exist in material compliance with all applicable FBI loan policies, except for deviations from such policies that (a) have been approved by current management of FBI, in the case of Loans with an outstanding principal balance that exceeds $250,000 or (b) in the judgment of FBI, will not adversely effect the ultimate collectibility of such Loan. Except as set forth in Schedule 5.9, none of the FBI Companies holds any Loans that since January 1, 1995 have been classified by any bank examiner, whether regulatory or internal, as other loans Specifically Mentioned, Special Mention, Substandard, Doubtful, Loss, Classified, Criticized, Credit Risk Assets, concerned loans or words of similar import.

     (b) The documentation relating to each Loan made by any FBI Company and to all security interests, mortgages and other liens with respect to all collateral for loans is adequate for the enforcement of the material terms of such Loan, security interest, mortgage or other lien, except for inadequacies in such documentation which will not, individually or in the aggregate, have a Material Adverse Effect on FBI.

     (c) Each of the FBI Companies has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1991 with (i) the FRB, (ii) the FDIC and (iii) any state regulatory authority ("State Regulator") (collectively "Regulatory Agencies") and all other material reports and statements required to be filed by it since December 31, 1991, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Regulatory Agencies, and has paid all fees and assessments due and payable in connection therewith. Except as set forth in Schedule 5.9 and as otherwise provided herein, and except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the FBI Companies, to the Knowledge of FBI, no Regulatory Agency has initiated any proceeding or, to the Knowledge of FBI, investigation into the business or operations of any FBI Company since December 31, 1991. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement or lien or any examinations of any FBI Company, except for those items that will not, individually or in the aggregate, have a Material Adverse Effect on FBI.

     5.10 Assets; Insurance. The FBI Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. One of the FBI Companies has good and marketable fee simple title to the real property described in
Schedule 5.10(a) and has an enforceable leasehold interest in the real property described in Schedule 5.10(b), if any. All tangible properties used in the businesses of the FBI Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FBI's past practices. All Assets that are material to FBI's business on a consolidated basis, held under leases or subleases by any of the FBI Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect and there is not under any such Contract any Default or claim of Default by FBI or any FBI Subsidiary or, to the Knowledge of FBI, by any other party to the Contract. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the FBI Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the FBI Companies is a named insured are reasonably sufficient. Schedule 5.10(c) contains a list of all such policies and bonds maintained by any of the FBI Companies. The Assets of the FBI Companies include all assets required to operate the business of the FBI Companies as now conducted.

     5.11     Environmental Matters.

     (a)     To the Knowledge of FBI, each FBI Company, its
Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (b) There is no Litigation pending or, to the Knowledge of FBI, threatened before any court, governmental agency or authority or other forum in which any FBI Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any FBI Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (c) There is no Litigation pending or, to the Knowledge of FBI, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or FBI with respect to such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (d) To the Knowledge of FBI, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (e) To the Knowledge of FBI, during the period of (i) any FBI Company's ownership or operation of any of its respective current properties, (ii) any FBI Company's participation in the management of any Participation Facility or (iii) any FBI Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. Prior to the period of (i) any FBI Company's ownership or operation of any of its respective current properties, (ii) any FBI Company's participation in the management of any Participation Facility, or
(iii) any FBI Company's holding of a security interest in a Loan Property, to the Knowledge of FBI, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     5.12 Compliance with Laws. FBI is duly registered as a bank holding company under the BHC Act. Each FBI Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, and there has occurred no Default under any such Permit. Except as may be disclosed on Schedule 5.12, none of the FBI
Companies:

     (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI; or

     (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any FBI Company is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, or (iii) requiring any FBI Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     5.13     Labor Relations; Employees.

     (a) No FBI Company is the subject of any Litigation asserting that it or any other FBI Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other FBI Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any FBI Company, pending or threatened, or to its Knowledge, is there any activity involving any FBI Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     (b) FBI has delivered to USB a true and complete list showing the names and current annual salaries of all executive officers of each of the FBI Companies and showing for each such person the amounts paid, payable or expected to be paid as salary, bonus payments and other compensation for 1995 and 1996, and also showing the name and offices held by each officer and director of each of the FBI Companies.

     5.14     Employee Benefit Plans.

     (a) Schedule 5.14 lists, and FBI has delivered or made available to USB prior to the execution of this Agreement copies of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written or unwritten employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FBI Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "FBI Benefit Plans"). Any of the FBI Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FBI ERISA Plan." Each FBI ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "FBI Pension Plan." No FBI Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employee plan within the meaning of Section 413(c) of the Internal Revenue Code.

     (b) All FBI Benefit Plans and the administration thereof are and have at all times been in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws, the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. All returns, reports or other filings which are required by any governmental agency or which must be furnished to any person have been timely filed or furnished. Each FBI ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FBI is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of FBI, no FBI Company has engaged in a transaction with respect to any FBI Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FBI Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI. There are no actions, suits, arbitrations or claims, including any investigations or audits by the Internal Revenue Service or any other governmental authority, pending (other than routine claims for benefits) or threatened against, any FBI Benefit Plan or any FBI Company with regard to any FBI Benefit Plan, any trust which is a part of any FBI Benefit Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any FBI Benefit Plan, and no basis to anticipate any such action, suit, arbitration, claim, investigation or audit exists.

     (c) No FBI ERISA Plan which is a defined benefit pension plan has any "unfunded currently liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. There is no unfunded liability with respect to any FBI Benefit Plan. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any FBI Pension Plan, (ii) no change in the actuarial assumptions with respect to any FBI Pension Plan, (iii) no increase in benefits under any FBI Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI or materially adversely affect the funding status of any such plan. Neither any FBI Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FBI Company, or the single-employer plan of any entity which is considered one employer with FBI under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on FBI. No FBI Company has provided ,or is required to provide, security to a FBI Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FBI Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on FBI. No FBI Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on FBI. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FBI Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) No FBI Company has any obligations for retiree health and life benefits under any of the FBI Benefit Plans, and there are no restrictions on the rights of such FBI Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on FBI.

     (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any FBI Company from any FBI Company under any FBI Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FBI Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (g) With respect to all FBI Benefit Plans (whether or not subject to ERISA and whether or not qualified under Section 401(a) of the Internal Revenue Code), all contributions due (including any contributions to any trust account or payments due under any insurance policy) previously declared or otherwise required by law or contract to have been made and any employer contributions (including any contributions to any trust account or payments due under any insurance policy) accrued but unpaid as of the date hereof will be paid by the time required by law or contract. All contributions made or required to be made under any FBI Benefit Plan have been made and such contributions meet the requirements for deductibility under the Internal Revenue Code, and all contributions which are required and which have not been made have been properly recorded on the books of FBI.

     (h) No "prohibited transaction" as defined in Section 406 of ERISA, "reportable event" as defined in Section 4043 of ERISA, event described in Section 4062(a) or Section 4063(a) of ERISA or termination or partial termination, or commencement of proceedings seeking termination with respect to any FBI Pension Plan has occurred. No notice of intent to terminate an FBI Pension Plan has been filed with the Pension Benefit Guaranty Corporation ("PBGC") or provided to affected parties under Section 4041 of ERISA, nor has any FBI Pension Plan been treated as terminated under Section 4041(e) of ERISA. The PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, an FBI Pension Plan, and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any FBI Pension Plan.

     (i) With respect to any FBI Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, except as disclosed on Schedule 5.14, (i) no such FBI Benefit Plan is unfunded or funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Internal Revenue Code, (ii) each such FBI Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Internal Revenue Code is in compliance with the applicable requirements of Section 4980(f) of the Internal Revenue Code, and
(iii) each such FBI Benefit Plan (including any such FBI Benefit Plan covering retirees or former employees) may be amended or terminated without material liability to FBI or any of its Affiliates.

     5.15 Material Contracts. Except as set forth on Schedule 5.15, none of the FBI Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract with any Person, (ii) any Contract relating to the borrowing of money by any FBI Company or the guarantee by any FBI Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made and letters of credit) (iii) any Contract relating to indemnification or defense of any director, officer or employee of any of the FBI Companies or any other Person; (iv) any Contract with any labor union; (v) any Contract relating to the disposition or acquisition of any interest in any business enterprise; (vi)any Contract relating to the extension of credit to, provision of services for, sale, lease or license of Assets to, engagement of services from, or purchase, lease or license of Assets from, any 2% stockholder, director, officer or employee (other than loans by First Bank to employees on terms that, as of the time of a particular loan, are substantially the same as those prevailing for comparable transactions with other persons) of any of the FBI Companies, any member of the immediate family of the foregoing or, to the Knowledge of FBI, any related interest (as defined in Regulation O promulgated by the FRB) ("Related Interest") of any of the foregoing; (vii) any Contract which limits the freedom of any of the FBI Companies to compete in any line of business or with any Person; (viii) any Contract providing a power of attorney or similar authorization given by any of the FBI Companies, except as issued in the ordinary course of business with respect to routine matters; and (ix) any Contract (other than deposit agreements and certificates of deposits issued to customers entered into in the ordinary course of business and letters of credit) that involves the payment by any of the FBI Companies of amounts aggregating $25,000 or more in any twelve-month period (together with all Contracts referred to in Sections 5.10 and 5.14(a) of this Agreement, the "FBI Contracts"). None of the FBI Companies is in Default under any FBI Contract. Except as set forth in Schedule 5.15, all of the indebtedness of any FBI Company for money borrowed is prepayable at any time by such FBI Company without penalty or premium.

     5.16 Legal Proceedings. Except as set forth on Schedule 5.16, there is no Litigation instituted or pending, or, to the Knowledge of FBI, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FBI Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any FBI Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     5.17 Reports. Since January 1, 1993, or the date of organization if later, each FBI Company has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC, (ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     5.18 Statements True and Correct; Information in Filings. No statement, certificate, instrument or other writing furnished or to be furnished by any FBI Company or any Affiliate thereof to USB pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FBI Company or any Affiliate thereof for inclusion in the documents to be prepared by USB in connection with the transactions provided for in this Agreement, including, without limitation, (i) documents to be filed with the Securities and Exchange Commission (the "SEC"), including without limitation the Registration Statement on Form S-4 of USB registering the shares of USB Common Stock to be offered to the holders of FBI Common Stock and all amendments thereto (the "Registration Statement") and the Proxy Statement and Prospectus in the form contained in the Registration Statement, and all amendments and supplements thereto (the "Proxy Statement/Prospectus"), (ii) filings pursuant to any state securities and blue sky laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meeting of stockholders to which the Proxy Statement/Prospectus relates, in the case of the Registration Statement, at the time the Registration Statement is declared effective pursuant to the Securities Act of 1933, as amended, and in the case of any other documents, the time such documents are filed in final form with any federal or state regulatory authority and/or at the time they are distributed to stockholders of USB or FBI, contains or will contain any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FBI Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

     5.19 Accounting, Tax and Regulatory Matters. No FBI Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to
(i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.20 Offices. The headquarters of each FBI Company and each other office, branch or facility maintained and operated by each FBI Company (including without limitation representative and loan production offices and operations centers) and the locations thereof are listed on Schedule 5.20. Except as set forth on
Schedule 5.20, none of the FBI Companies maintains any other office or branch or conducts business at any other location, or has applied for or received permission to open any additional office or branch or to operate at any other location.

     5.21     Data Processing Systems.  Except as set forth in
Schedule 5.21, the electronic data processing systems and similar systems utilized in processing the work of each of the FBI Companies, including both hardware and software (a) are supplied by a third party provider; (b) satisfactorily perform the data processing function for which they are presently being used; and
(c) are wholly within the possession and control of one of the FBI Companies or its third party provider such that physical access to all software, documentation, passwords, access codes, backups, disks and other data storage devices and similar items readily can be made accessible to and delivered into the possession of USB or USB's third party provider.

     5.22 Intellectual Property. One of the FBI Companies owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in its business; and none of the FBI Companies has received any notice of conflict with respect thereto that asserts the rights of others. The FBI Companies have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing. Schedule 5.23 lists all of the trademarks, trade names, licenses and other intellectual property used to conduct the businesses of the FBI Companies.


                            ARTICLE 6
              REPRESENTATIONS AND WARRANTIES OF USB

     USB hereby represents and warrants to FBI as follows:

     6.1 Organization, Standing, and Power. USB is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Alabama, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets and to incur its Liabilities. USB is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. USB has delivered to FBI complete and correct copies of its Articles of Incorporation and Bylaws and the articles of incorporation, bylaws and other, similar governing instruments of each of its Subsidiaries, in each case as amended through the date hereof.

     6.2     Authority; No Breach By Agreement.

     (a) USB has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions provided for herein. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for herein, including the Merger, have been duly and validly authorized by all necessary corporate action on the part of USB, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of USB Common Stock. Subject to such requisite stockholder approval, this Agreement represents a legal, valid and binding obligation of USB, enforceable against USB in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

     (b) Neither the execution and delivery of this Agreement by USB, nor the consummation by USB of the transactions provided for herein, nor compliance by USB with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of USB's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any USB Company under, any Contract or Permit of any USB Company, where failure to obtain such Consent is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, or, (iii) subject to receipt of the requisite approvals referred to in Section 9.1(b) of this Agreement, violate any Law or Order applicable to any USB Company or any of their respective Assets.

     (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, no notice to, filing with or Consent of, any public body or authority is necessary for the consummation by USB of the Merger and the other transactions provided for in this Agreement.

     6.3 Capital Stock. The authorized capital stock of USB consists of 2,400,000 shares of USB Common Stock, $.01 par value, of which 2,137,960 shares are issued and outstanding (not including treasury shares). USB currently holds 64,100 shares of USB Common Stock as treasury stock. As a condition precedent to the Merger, USB will authorize an additional 7,600,000 shares of USB Common stock. This authorization of additional shares is subject to stockholder approval. All of the issued and outstanding shares of USB Common Stock are, and all of the shares of USB Common Stock to be issued in exchange for shares of FBI Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the ABCA. None of the outstanding shares of USB Common Stock has been, and none of the shares of USB Common Stock to be issued in exchange for shares of FBI Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past stockholders of USB.

     6.4     USB Subsidiaries.

     (a) The only USB Subsidiary is United Security Bank, a state non-member bank, duly organized and validly existing under the Laws of the State of Alabama. The USB Subsidiary is in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and the USB Subsidiary has the corporate power and authority necessary for it to own, lease and operate its Assets and to incur its Liabilities and to carry on its business as now conducted. The USB Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. The USB Subsidiary is a depository institution and is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

     (b) The authorized and issued and outstanding capital stock of the USB Subsidiary, and the date with respect to which each representation in this subsection (b) is made with respect to the USB Subsidiary, is set forth on Schedule 6.4(b). USB owns all of the issued and outstanding shares of capital stock of the USB Subsidiary. No equity securities of any USB Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any such Subsidiary, and there are no Contracts by which any USB Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or by which any USB Company is or may be bound to transfer any shares of the capital stock of any USB Subsidiary. There are no Contracts relating to the rights of any USB Company to vote or to dispose of any shares of the capital stock of any USB Subsidiary. All of the shares of capital stock of the USB Subsidiary held by a USB Company are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the USB Company free and clear of any Lien. No USB Subsidiary has any liability for dividends declared or accrued, but unpaid, with respect to any of its capital stock.

     6.5 Financial Statements. USB has delivered to FBI copies of all USB Financial Statements and USB Call Reports for periods prior to the date hereof, and USB will deliver to FBI promptly copies of all USB Financial Statements and USB Call Reports prepared subsequent to the date hereof. The USB Financial Statements (as of the dates thereof and for the periods covered thereby) (i) are or, if dated after the date of this Agreement, will be in accordance with the books and records of the USB Companies, which are or will be, as the case may be, complete and correct and which have been or will have been, as the case may be, maintained in accordance with good business practices, and (ii) present or will present, as the case may be, fairly the consolidated financial position of the USB Companies as of the dates indicated and the consolidated and the consolidated results of operations, changes in stockholders' equity, and cash flows of the USB Companies for the periods indicated, in accordance with GAAP (subject to exceptions as to consistency specified therein or as may be indicated in the notes thereto or, in the case of interim financial statements, to normal recurring year-end adjustments that are not material). The USB Call Reports have been prepared in material compliance with the rules and regulations of the respective federal or state banking regulator with which they were filed.

     6.6 Absence of Undisclosed Liabilities. No USB Company has any Liabilities that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, except Liabilities accrued or reserved against in the consolidated balance sheets of USB as of June 30, 1996 included in the USB Financial Statements or reflected in the notes thereto. No USB Company has incurred or paid any Liability since June 30, 1996, except for such Liabilities incurred or paid in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     6.7 Absence of Certain Changes or Events. Except as set forth on Schedule 6.7, since June 30, 1996, (i) there have been no events, changes or occurrences that have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, and (ii) the USB Companies have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of USB provided in
Article 7 of this Agreement.

     6.8     Tax Matters.

     (a) All Tax returns required to be filed by or on behalf of any of the USB Companies have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1995, and all returns filed are complete and materially accurate. All Taxes shown as due on filed returns have been paid. There is no audit examination, deficiency, refund Litigation or matter in controversy with respect to any Taxes that might result in a determination that would have, individually or in the aggregate, a Material Adverse Effect on USB, except as reserved against in the USB Financial Statements delivered prior to the date of this Agreement. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been fully paid.

     (b) None of the USB Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

     (c) Adequate provision for any Taxes due or to become due for any of the USB Companies for the period or periods through and including the date of the respective USB Financial Statements has been made and is reflected on such USB Financial Statements.

     (d) Deferred Taxes of the USB Companies have been provided for in accordance with GAAP.

     6.9     Loan Portfolio; Documentation and Reports.

     (a) Except as disclosed in Schedule 6.9, none of the USB Companies is a creditor as to any written or oral loan agreement, note or borrowing arrangement including, without limitation, leases, credit enhancements, commitments and interest-bearing assets (collectively, the "Loans"), other than Loans the unpaid principal balance of which does not exceed $1,000 per Loan, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other material provisions. Except as otherwise set forth in Schedule 6.9, none of the USB Companies is a creditor as to any Loan, including without limitation any loan guaranty, to any director, executive officer or 10% stockholder thereof, or to the knowledge of USB, any Person, corporation or enterprise controlling, controlled by or under common control of any of the foregoing. All of the Loans held by any of the USB Companies were solicited, originated and exist in material compliance with all applicable USB loan policies, except for deviations from such policies that (a) have been approved by current management of USB, in the case of Loans with an outstanding principal balance that exceeds $250,000 or (b) in the judgment of USB, will not adversely effect the ultimate collectibility of such Loan. Except as set forth in Schedule 6.9, none of the USB Companies holds any Loans that since January 1, 1995 have been classified by any bank examiner, whether regulatory or internal, as other loans Specifically Mentioned, Special Mention, Substandard, Doubtful, Loss, Classified, Criticized, Credit Risk Assets, concerned loans or words of similar import.

     (b) The documentation relating to each Loan made by any USB Company and to all security interests, mortgages and other liens with respect to all collateral for loans is adequate for the enforcement of the material terms of such Loan, security interest, mortgage or other lien, except for inadequacies in such documentation which will not, individually or in the aggregate, have a Material Adverse Effect on USB.

     (c) Each of the USB Companies has timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that it was required to file since December 31, 1991 with (i) the FRB, (ii) the FDIC and (iii) any state regulatory authority ("State Regulator") (collectively "Regulatory Agencies") and all other material reports and statements required to be filed by it since December 31, 1991, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States or any Regulatory Agencies, and has paid all fees and assessments due and payable in connection therewith. Except as set forth in Schedule 6.9 and as otherwise provided herein, and except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the USB Companies, to the Knowledge of USB, no Regulatory Agency has initiated any proceeding or, to the Knowledge of USB, investigation into the business or operations of any USB Company since December 31, 1991. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement or lien or any examinations of any USB Company, except for those items that will not, individually or in the aggregate, have a Material Adverse Effect on USB.

     6.10 Assets; Insurance. The USB Companies have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of the USB Companies are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with USB's past practices. All Assets which are material to USB's business on a consolidated basis, held under leases or subleases by any of the USB Companies, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect. The policies of fire, theft, liability and other insurance maintained with respect to the Assets or businesses of the USB Companies provide adequate coverage under current industry practices against loss or Liability, and the fidelity and blanket bonds in effect as to which any of the USB Companies is a named insured are reasonably sufficient. The Assets of the USB Companies include all assets required to operate the business of the USB Companies as now conducted.

     6.11     Environmental Matters.

     (a)     To the Knowledge of USB, each USB Company, its
Participation Facilities and its Loan Properties are, and have been, in compliance with all Environmental Laws, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (b) There is no Litigation pending or, to the Knowledge of USB, threatened before any court, governmental agency or authority or other forum in which any USB Company or any of its Participation Facilities has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material (as defined below) or oil, whether or not occurring at, on, under or involving a site owned, leased or operated by any USB Company or any of its Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (c) There is no Litigation pending or, to the Knowledge of USB, threatened before any court, governmental agency or board or other forum in which any of its Loan Properties (or USB in respect of such Loan Property) has been or, with respect to threatened Litigation, may be named as a defendant or potentially responsible party (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release into the environment of any Hazardous Material or oil, whether or not occurring at, on, under or involving a Loan Property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (d) To the Knowledge of USB, there is no reasonable basis for any Litigation of a type described in subsections (b) or (c), except such as is not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (e) To the Knowledge of USB, during the period of (i) any USB Company's ownership or operation of any of its respective current properties, (ii) any USB Company's participation in the management of any Participation Facility or (iii) any USB Company's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material or oil in, on, under or affecting such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. Prior to the period of (i) any USB Company's ownership or operation of any of its respective current properties, (ii) any USB Company's participation in the management of any Participation Facility, or
(iii) any USB Company's holding of a security interest in a Loan Property, to the Knowledge of USB, there were no releases of Hazardous Material or oil in, on, under or affecting any such property, Participation Facility or Loan Property, except such as are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     6.12 Compliance with Laws. USB is duly registered as a bank holding company under the BHC Act. Each USB Company has in effect all Permits necessary for it to own, lease or operate its Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, and there has occurred no Default under any such Permit. Except as may be disclosed on Schedule 6.12, none of the USB
Companies:

     (a) is in violation of any Laws, Orders or Permits applicable to its business or employees conducting its business, except for violations that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB; or

     (b) has received any notification or communication from any agency or department of federal, state or local government or any Regulatory Authority or the staff thereof (i) asserting that any USB Company is not in compliance with any of the Laws or Orders that such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, or (iii) requiring any USB Company to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any board resolution or similar undertaking, that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management or the payment of dividends.

     6.13 Labor Relations. No USB Company is the subject of any Litigation asserting that it or any other USB Company has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state Law) or seeking to compel it or any other USB Company to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving any USB Company, pending or threatened, or to its Knowledge, is there any activity involving any USB Company's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.14     Employee Benefit Plans.

     (a) Schedule 6.14 lists, and USB has delivered or made available to FBI prior to the execution of this Agreement copies of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, all other written or unwritten employee programs, arrangements or agreements, all medical, vision, dental or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including, without limitation, "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any USB Company or Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries are eligible to participate (collectively, the "USB Benefit Plans"). Any of the USB Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "USB ERISA Plan." Each USB ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "USB Pension Plan." No USB Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA or a multiple employee plan within the meaning of Section 413(c) of the Internal Revenue Code.

     (b) All USB Benefit Plans and the administration thereof are and have at all times been in compliance with the applicable terms of ERISA, the Internal Revenue Code and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. All returns, reports or other filings which are required by any governmental agency or which must be furnished to any person have been timely filed or furnished. Each USB ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and USB is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of USB, no USB Company has engaged in a transaction with respect to any USB Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any USB Company to a tax or penalty imposed by either
Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB. There are no actions, suits, arbitrations or claims, including any investigations or audits by the Internal Revenue Service or any other governmental authority, pending (other than routine claims for benefits) or threatened against, any USB Benefit Plan or any USB Company with regard to any USB Benefit Plan, any trust which is a part of any USB Benefit Plan, any trustee, fiduciary, custodian, administrator or other person or entity holding or controlling assets of any USB Benefit Plan, and no basis to anticipate any such action, suit, arbitration, claim, investigation or audit exists.

     (c) No USB ERISA Plan which is a defined benefit pension plan has any "unfunded currently liability," as that term is defined in Section 302(d)(8)(A) of ERISA, and the fair market value of the assets of any such plan exceeds the plan's "benefit liabilities," as that term is defined in Section 4001(a)(16) of ERISA, when determined under actuarial factors that would apply if the plan terminated in accordance with all applicable legal requirements. There is no unfunded liability with respect to any USB Benefit Plan. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any USB Pension Plan, (ii) no change in the actuarial assumptions with respect to any USB Pension Plan, (iii) no increase in benefits under any USB Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB or materially adversely affect the funding status of any such plan. Neither any USB Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any USB Company, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Material Adverse Effect on USB. No USB Company has provided, or is required to provide, security to a USB Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

     (d) No Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any USB Company with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Material Adverse Effect on USB. No USB Company has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Material Adverse Effect on USB. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any USB Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

     (e) No USB Company has any obligations for retiree health and life benefits under any of the USB Benefit Plans, and there are no restrictions on the rights of such USB Company to amend or terminate any such Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Material Adverse Effect on USB.

     (f) Neither the execution and delivery of this Agreement nor the consummation of the transactions provided for herein will
(i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute or otherwise) becoming due to any director or any employee of any USB Company from any USB Company under any USB Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any USB Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase or acceleration is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (g) With respect to all USB Benefit Plans (whether or not subject to ERISA and whether or not qualified under Section 401(a) of the Internal Revenue Code), all contributions due (including any contributions to any trust account or payments due under any insurance policy) previously declared or otherwise required by law or contract to have been made and any employer contributions (including any contributions to any trust account or payments due under any insurance policy) accrued but unpaid as of the date hereof will be paid by the time required by law or contract. All contributions made or required to be made under any USB Benefit Plan have been made and such contributions meet the requirements for deductibility under the Internal Revenue Code, and all contributions which are required and which have not been made have been properly recorded on the books of USB.

     (h) No "prohibited transaction" as defined in Section 406 of ERISA, "reportable event" as defined in Section 4043 of ERISA, event described in Section 4062(a) or Section 4063(a) of ERISA or termination or partial termination, or commencement of proceedings seeking termination with respect to any USB Pension Plan has occurred. No notice of intent to terminate a USB Pension Plan has been filed with the Pension Benefit Guaranty Corporation ("PBGC") or provided to affected parties under Section 4041 of ERISA, nor has any USB Pension Plan been treated as terminated under Section 4041(e) of ERISA. The PBGC has not instituted proceedings to terminate, or to appoint a trustee to administer, a USB Pension Plan, and no event has occurred or condition exists which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any USB Pension Plan.

     (i) With respect to any USB Benefit Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, except as disclosed on Schedule 6.14, (i) no such USB Benefit Plan is unfunded or funded through a "welfare benefit fund," as such term is defined in Section 419(e) of the Internal Revenue Code, (ii) each such USB Benefit Plan that is a "group health plan," as such term is defined in Section 5000(b)(1) of the Internal Revenue Code is in compliance with the applicable requirements of Section 4980(f) of the Internal Revenue Code, and
(iii) each such USB Benefit Plan (including any such USB Benefit Plan covering retirees or former employees) may be amended or terminated without material liability to USB or any of its Affiliates.

     6.15 Material Contracts. Except as set forth on Schedule 6.15, none of the USB Companies, nor any of their respective Assets, businesses or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract with any Person, (ii) any Contract relating to the borrowing of money by any USB Company or the guarantee by any USB Company of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, trade payables and Contracts relating to borrowings or guarantees made and letters of credit) (iii) any Contract relating to indemnification or defense of any director, officer or employee of any of the USB Companies or any other Person; (iv) any Contract with any labor union; (v) any Contract relating to the disposition or acquisition of any interest in any business enterprise; (vi)any Contract relating to the extension of credit to, provision of services for, sale, lease or license of Assets to, engagement of services from, or purchase, lease or license of Assets from, any 2% stockholder, director, officer or employee (other than loans by USB Bank to employees on terms that, as of the time of a particular loan, are substantially the same as those prevailing for comparable transactions with other persons) of any of the USB Companies, any member of the immediate family of the foregoing or, to the Knowledge of USB, any Related Interest of any of the foregoing;
(vii) any Contract which limits the freedom of any of the USB Companies to compete in any line of business or with any Person;
(viii) any Contract providing a power of attorney or similar authorization given by any of the USB Companies, except as issued in the ordinary course of business with respect to routine matters; and (ix) any Contract (other than deposit agreements and certificates of deposits issued to customers entered into in the ordinary course of business and letters of credit) that involves the payment by any of the USB Companies of amounts aggregating $25,000 or more in any twelve-month period (together with all Contracts referred to in Section 6.10 of this Agreement, the "USB Contracts"). None of the USB Companies is in Default under any USB Contract. All of the indebtedness of any USB Company for money borrowed is prepayable at any time by such USB Company without penalty or premium.

     6.16 Legal Proceedings. Except as set forth on Schedule 6.16, there is no Litigation instituted or pending, or, to the Knowledge of USB, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any USB Company, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB, nor are there any Orders of any Regulatory Authorities, other governmental authorities or arbitrators outstanding against any USB Company, that are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     6.17 Reports. Since January 1, 1993, or the date of organization if later, each USB Company has filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with (i) the SEC,
(ii) other Regulatory Authorities, and (iii) any applicable state securities or banking authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     6.18 Statements True and Correct; Information in Filings. No statement, certificate, instrument or other writing furnished or to be furnished by any USB Company or any Affiliate thereof to FBI pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any USB Company or any Affiliate thereof for inclusion in the documents to be prepared by USB in connection with the transactions provided for in this Agreement, including, without limitation, (i) documents to be filed with the SEC, including without limitation the Registration Statement and the Proxy Statement/Prospectus, (ii) filings pursuant to any state securities and blue sky laws, and (iii) filings made in connection with the obtaining of Consents from Regulatory Authorities, in the case of the Proxy Statement/Prospectus, at the time of the mailing thereof and at the time of the meeting of stockholders to which the Proxy Statement/Prospectus relates, in the case of the Registration Statement, at the time the Registration Statement is declared effective pursuant to the Securities Act of 1933, as amended, and in the case of any other documents, the time such documents are filed in final form with any federal or state regulatory authority and/or at the time they are distributed to stockholders of USB or FBI, contains or will contain any untrue statement of a material fact or fails to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any USB Company or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions provided for herein will comply as to form in all material respects with the provisions of applicable Law.

     6.19 Accounting, Tax and Regulatory Matters. No USB Company or any Affiliate thereof has taken any action or has any Knowledge of any fact or circumstance that is reasonably likely to
(i) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.


                            ARTICLE 7
            CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 Covenants of Both Parties. Unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly provided for herein, each Party shall and shall cause each of its Subsidiaries to (a) preserve intact its business organization, goodwill, relationships with depositors, customers and employees, and Assets and maintain its rights and franchises, and (b) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions provided for herein without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c) of this Agreement or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 Negative Covenants of FBI. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, FBI covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer of USB, which consent shall not be unreasonably withheld:

     (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any FBI Company; or

     (b) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of FBI Subsidiaries consistent with past practices (which shall include, for FBI Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from the FRB or the Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government or agency securities and issuances of letters of credit), or impose, or suffer the imposition, on any share of stock held by any FBI Company of any Lien or permit any such Lien to exist; or

     (c) modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration;

     (d) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

     (e) except in accordance with applicable Law, change its or any of its Subsidiaries' lending, investment, liability management and other material banking policies in any material respect;

     (f) repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any FBI Company, or, other than regular dividends in an amount not in excess of $.35 per share of FBI Common Stock per quarter, declare or pay any dividend or make any other distribution in respect of FBI's capital stock; or

     (g) except as specifically set forth in this Agreement or in the FBI Option Agreement, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of FBI Common Stock or any other capital stock of any FBI Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock; or

     (h) adjust, split, combine or reclassify any capital stock of any FBI Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any FBI Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

     (i) acquire any direct or indirect equity interest in any Person, other than in connection with (i) foreclosures in the ordinary course of business and (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

     (j) grant any increase in compensation or benefits to the employees or officers of any FBI Company, except in accordance with past practices with respect to employees; pay any bonus except in accordance with the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any FBI Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any FBI Company; or

     (k) enter into or amend any employment Contract between any FBI Company and any Person (unless such amendment is required by Law) that the FBI Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (l) adopt any new employee benefit plan of any FBI Company or make any material change in or to any existing employee benefit plans of any FBI Company other than any such change that is required by Law or required by this Agreement or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (m) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

     (n) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any FBI Company for material money damages or restrictions upon the operations of any FBI Company, or, except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

     (o) operate its business otherwise than in the ordinary course of business or enter into any transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices or applicable Laws; or

     (p) fail to file timely any report required to be filed by it with any Regulatory Authority; or

     (q) intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the approvals from Regulatory Authorities required in order to consummate the transactions provided for in this Agreement; or

     (r) make any Loan or advance in excess of $20,000, in the aggregate, to any stockholder owning 2% or more of the outstanding shares of FBI Common Stock, director or officer of FBI or any of the FBI Subsidiaries, or any member of the immediate family of the foregoing, except on terms substantially the same as those prevailing at the time of such Loan or advance for comparable transactions with other persons (provided, however, that the restrictions of this Section 7.2(r) shall not apply to loans or advances to Acceptance Loan Company, Inc.); or

     (s) cancel without payment in full, or modify any Contract relating to, any loan or other obligation receivable from any stockholder, director, officer or employee of any FBI Company or any member of the immediate family of the foregoing, or any Related Interest (Known to FBI or any of its Subsidiaries) of any of the foregoing; or

     (t) enter into any Contract for services or otherwise with any of the 5% stockholders, directors, officers or employees of any FBI Company or any member of the immediate family of the foregoing, or any Related Interest (Known to FBI or any of its Subsidiaries) of any of the foregoing.

     7.3 Negative Covenants of USB. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, USB covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following without the prior written consent of the chief executive officer, president or chief financial officer of FBI, which consent shall not be unreasonably withheld.

     (a) except for those items provided for in Article 2 hereof, amend the Articles of Incorporation, Bylaws or other governing instruments of any USB Company; or

     (b) incur any additional debt obligation or other obligation for borrowed money except in the ordinary course of the business of USB Subsidiaries consistent with past practices (which shall include, for USB Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, sales of certificates of deposit, advances from the FRB or the Federal Home Loan Bank, entry into repurchase agreements fully secured by U.S. government or agency securities and issuances of letters of credit), or impose, or suffer the imposition, on any share of stock held by any USB Company of any Lien or permit any such Lien to exist; or

     (c) modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims, except in the ordinary course of business and for fair consideration;

     (d) file any application to relocate or terminate the operations of any banking office of it or any of its Subsidiaries;

     (e) except in accordance with applicable Law, change its or any of its Subsidiaries' lending, investment, liability management and other material banking policies in any material respect;

     (f) repurchase, redeem or otherwise acquire or exchange, directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any USB Company, or declare or, other than regular dividends in an amount not in excess of $.13 per share of USB Common Stock per quarter, pay any dividend or make any other distribution in respect of USB's capital stock; or

     (g) except as specifically set forth in this Agreement or in the USB Option Agreement, issue, sell, pledge, encumber, enter into any Contract to issue, sell, pledge, or encumber, authorize the issuance of, or otherwise permit to become outstanding, any additional shares of USB Common Stock or any other capital stock of any USB Company, or any stock appreciation rights, or any option, warrant, conversion or other right to acquire any such stock, or any security convertible into any shares of such stock; or

     (h) adjust, split, combine or reclassify any capital stock of any USB Company or issue or authorize the issuance of any other securities with respect to or in substitution for shares of its capital stock or sell, lease, mortgage or otherwise encumber any shares of capital stock of any USB Subsidiary or any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

     (i) acquire any direct or indirect equity interest in any Person, other than in connection with (i) foreclosures in the ordinary course of business and (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity; or

     (j) grant any increase in compensation or benefits to the employees or officers of any USB Company, except in accordance with past practices with respect to employees; pay any bonus except in accordance with the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any USB Company; grant any material increase in fees or other increases in compensation or other benefits to directors of any USB Company; or

     (k) enter into or amend any employment Contract between any USB Company and any Person (unless such amendment is required by Law) that the USB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

     (l) adopt any new employee benefit plan of any USB Company or make any material change in or to any existing employee benefit plans of any USB Company other than any such change that is required by Law or required by this Agreement or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan; or

     (m) make any significant change in any accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in regulatory accounting requirements or GAAP; or

     (n) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any USB Company for material money damages or restrictions upon the operations of any USB Company, or, except in the ordinary course of business, modify, amend or terminate any material Contract or waive, release, compromise or assign any material rights or claims; or

     (o) operate its business otherwise than in the ordinary course of business or enter into any transaction or course of conduct not in the ordinary course of business, or not consistent with safe and sound banking practices or applicable Laws; or

     (p) fail to file timely any report required to be filed by it with any Regulatory Authority; or

     (q) intentionally take any action that would reasonably be expected to jeopardize or delay the receipt of any of the approvals from Regulatory Authorities required in order to consummate the transactions provided for in this Agreement; or

     (r) make any Loan or advance in excess of $20,000, in the aggregate, to any stockholder owning 2% or more of the outstanding shares of FBI Common Stock, director or officer of USB or any of the USB Subsidiaries, or any member of the immediate family of the foregoing, except on terms substantially the same as those prevailing at the time of such Loan or advance for comparable transactions with other persons; or

     (s) cancel without payment in full, or modify any Contract relating to, any loan or other obligation receivable from any stockholder, director, officer or employee of any USB Company or any member of the immediate family of the foregoing, or any Related Interest (Known to USB or any of its Subsidiaries) of any of the foregoing; or

     (t) enter into any Contract for services or otherwise with any of the 5% stockholders, directors, officers or employees of any USB Company or any member of the immediate family of the foregoing, or any Related Interest (Known to USB or any of its Subsidiaries) of any of the foregoing.

     7.4 Adverse Changes in Condition. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries that (i) is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on it or (ii) would cause or constitute a material breach of any of its representations, warranties or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.5 Reports. Each Party and its Subsidiaries shall deliver to the other Party copies of all reports to Regulatory
Authorities promptly after the same are filed.

     7.6 Acquisition Proposals. Except with respect to this Agreement and the transactions contemplated hereby, each of FBI and USB expressly agrees that neither it nor any of its respective Subsidiaries, nor any director, officer, employee, investment banker, attorney, accountant or other representative (collectively, "Representatives") retained by it or any of its respective Subsidiaries or any affiliate thereof will solicit, review or accept any Acquisition Proposal by any Person until the earlier of the Termination of this Agreement or the consummation of the Merger. Each Party shall promptly notify the other orally and in writing in the event it or any of its Subsidiaries receives any inquiry or proposal relating to any such transaction.

                            ARTICLE 8
                      ADDITIONAL AGREEMENTS

     8.1     Regulatory Matters.

     (a) USB shall promptly prepare and file the Registration Statement with the SEC. USB shall use all reasonable efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and USB shall thereafter mail the Proxy Statement/Prospectus to its stockholders. FBI shall mail the Proxy Statement/Prospectus to its stockholders simultaneously with delivery of notice of the meeting of Stockholders called to approve the Merger. USB shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transaction provided for in this Agreement, and FBI shall furnish all information concerning FBI and the holders of its common stock as may be reasonably requested in connection with any such action. If at any time prior to the Effective Time of the Merger any event shall occur which should be set forth in an amendment of, or a supplement to, the Proxy Statement/Prospectus, FBI will promptly inform USB and cooperate and assist USB in preparing such amendment or supplement and mailing the same to the stockholders of FBI. As of the date of the execution of this Agreement, and assuming the absence of any additional material factors, (i) unless the Board of Directors of FBI in its good faith judgment determines that it is otherwise required by law, it is the intent of the Board of Directors of FBI that the Proxy Statement/Prospectus shall contain the recommendation of the Board of Directors of FBI in favor of the Merger and, subject to the foregoing, the Board of Directors shall recommend that the holders of FBI Common Stock vote for and adopt the Merger provided for in the Proxy Statement/Prospectus and this Agreement and (ii) unless the Board of Directors of USB in its good faith judgment determines that it is otherwise required by law, it is the intent of the Board of Directors of USB that the Proxy Statement/Prospectus shall contain the recommendation of the Board of Directors of USB in favor of the Merger and, subject to the foregoing, the Board of Directors of USB shall recommend that the holders of USB Common Stock vote for and adopt the Merger provided for in the Proxy Statement/Prospectus and this Agreement.

     (b) The Parties shall cooperate with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions provided for in this Agreement. USB and FBI shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable Laws relating to the exchange of information, all the information relating to USB or FBI as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions provided for in this Agreement. In exercising the foregoing right, each of the Parties hereto shall act reasonably and as promptly as practicable. The Parties hereto agree that they will consult with each other with respect to the obtaining of all Permits and Consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transaction provided for in this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions provided for herein.

     (c) USB and FBI shall, upon request, furnish each other all information concerning themselves, their subsidiaries, directors, officers and stockholders and such other matters that as may be reasonably necessary or advisable in connection with the Proxy Statement/Prospectus, the Registration Statement or any other statement, filing, notice or application made by or on behalf of USB, FBI or any of their Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions provided for in this Agreement.

     (d) USB and FBI shall promptly furnish each other with copies of written communications received by USB or FBI, as the case may be, or any of their respective Subsidiaries, affiliates or associates from, or delivered by any of the foregoing to, any Regulatory Authority in respect of the transactions provided for herein.

     (e) USB will indemnify and hold harmless FBI and its respective officers and directors and FBI will indemnify and hold harmless USB and its directors and officers, from and against any and all actions, causes of actions, losses, damages, expenses or liabilities to which any such entity, or any director, officer or controlling person thereof, may become subject under applicable Laws (including the Securities Laws) and rules and regulations thereunder and will reimburse the other, and any such director, officer or controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any actions, whether or not resulting in liability, insofar as such losses, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any such request, statement, application, report or material or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statement therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing in connection therewith by such indemnifying party for use therein.

     8.2 Filings with State Offices. Upon the terms and subject to the conditions of this Agreement, USB shall execute and file the Articles of Merger with the Secretary of State of Alabama in connection with the Closing.

     8.3     Access to Information.

     (a) Upon reasonable notice and subject to applicable Laws relating to the exchange of information, for a period of 45 days from the date of this Agreement, and for an additional 20 days immediately preceding the Effective Time, USB and FBI shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the other, access during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of USB and FBI shall, and shall cause each of their respective Subsidiaries to, make available to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of the Securities Laws or Federal or state banking laws (other than reports or documents which such party is not permitted to disclose under applicable Law) and (ii) also other information concerning its business, properties and personnel as the other party may reasonably request. Neither USB nor FBI nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or would contravene any Law, Order, fiduciary duty or binding agreement entered into prior to the date of this Agreement.

     (b) All information furnished by USB to FBI or its respective Representatives or Subsidiaries pursuant hereto shall be treated as the sole property of USB and, if the Merger shall not occur, FBI, its Subsidiaries and its Representatives shall return to USB all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Each of FBI and its Subsidiaries shall, and shall use its best efforts to cause its Representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to
(i) any information which (x) was already in FBI's possession prior to the disclosure thereof by USB; (y) was then generally known to the public; or (z) was disclosed to FBI by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by Law.

     (c) All information furnished by FBI or its Subsidiaries to USB, its Subsidiaries or its Representatives pursuant hereto shall be treated as the sole property of FBI and, if the Merger shall not occur, USB, its Subsidiaries and its Representatives shall return to FBI all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. USB shall, and shall use its best efforts to cause its Representatives and Subsidiaries to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to
(i) any information which (x) was already in USB's possession prior to the disclosure thereof by FBI or any of its Subsidiaries; (y) was then generally known to the public; or (z) was disclosed to USB by a third party not bound by an obligation of confidentiality or
(ii) disclosures made as required by Law.

     (d) No investigation by either of the parties or their respective Representatives shall affect the representations and warranties of the other set forth herein.

     8.4 Agreement as to Efforts to Consummate. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions provided for in this Agreement, including, without limitation using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions provided for herein and to cause to be satisfied the conditions referred to in Article 9 of this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions provided for in this Agreement.

     8.5 FBI Stockholders' Meeting. FBI shall call a meeting of its stockholders (the "FBI Stockholders Meeting") to be held as soon as reasonably practicable after the date of this Agreement for the purpose of voting upon this Agreement and such other related matters as it deems appropriate. In connection with the FBI Stockholders' Meeting (a) FBI shall prepare with the assistance of USB a notice of meeting; (b) USB shall furnish all information concerning it that FBI may reasonably request in connection with conducting the FBI Stockholders' Meeting; (c) USB shall prepare and furnish to FBI for distribution to FBI's stockholders the Proxy Statement/Prospectus; (d) FBI shall furnish all information concerning it that USB may reasonably request in connection with preparing the Proxy Statement/Prospectus; (e) FBI shall deliver the notice of meeting, Proxy Statement/Prospectus and such other information as it deems appropriate to its stockholders as soon as practicable following the date of this Agreement; (f) the Board of Directors of FBI shall recommend to its stockholders the approval of this Agreement; and (g) FBI shall use its reasonable best efforts to obtain its stockholders' approval. The Parties will use their reasonable best efforts to prepare a preliminary draft of the Proxy Statement/Prospectus within 30 days of the date of this Agreement, and will consult with one another on the form and content of the Proxy Statement/Prospectus (including the presentation of draft copies of such proxy materials to the other) prior to delivery to FBI's stockholders. FBI will use its reasonable best efforts to deliver notice of meeting and, the Proxy Statement/Prospectus as soon as practicable after receipt of all required Regulatory approvals and the expiration of all applicable waiting periods.

     8.6 USB Stockholders' Meeting. USB shall call a meeting of its stockholders (the "USB Stockholders Meeting") for the purpose of voting upon this Agreement and such other related matters as it deems appropriate. In connection with the USB Stockholders' Meeting (a) USB shall prepare a notice of meeting and the Proxy Statement; (b) FBI shall furnish all information concerning it that USB may reasonably request in connection with preparing the Proxy Statement/Prospectus; (c) USB shall deliver the notice of meeting and Proxy Statement/Prospectus to its stockholders as soon as practicable following the date of this Agreement; (d) the Board of Directors of USB shall recommend to its stockholders the approval of this Agreement; and (e) USB shall use its reasonable best efforts to obtain its stockholders' approval. The Parties will use their reasonable best efforts to prepare a preliminary draft of the Proxy Statement/Prospectus within 30 days of the date of this Agreement, and will consult with one another on the form and content of the Proxy Statement (including the presentation of draft copies of such proxy materials to the other) prior to delivery to USB's stockholders. USB will use its reasonable best efforts to deliver notice of meeting and, the Proxy Statement/Prospectus within time to hold the USB Stockholders' Meeting as soon as practicable after receipt of all required Regulatory approvals and the expiration of all applicable waiting periods.

     8.7     Certificates of Objections.

     (a) As soon as practicable (but in no event more than three business days) after the FBI Stockholders' Meeting, FBI shall deliver to USB a certificate of the Secretary of FBI containing the names of the stockholders of FBI that both (a) gave written notice prior to the taking of the vote on this Agreement at the FBI Stockholders' Meeting that they dissent from the Merger, and (b) voted against approval of this Agreement or abstained from voting with respect to the approval of this Agreement ("FBI Certificate of Objections"). The FBI Certificate of Objections shall include the number of shares of FBI Common Stock held by each such stockholder and the mailing address of each such stockholder.

     (b) As soon as practicable (but in no event more than three business days) after the USB Stockholders' Meeting, USB shall deliver to FBI a certificate of the Secretary of USB containing the names of the stockholders of USB that both (a) gave written notice prior to the taking of the vote on this Agreement at the USB Stockholders' Meeting that they dissent from the Merger, and (b) voted against approval of this Agreement or abstained from voting with respect to the approval of this Agreement ("USB Certificate of Objections"). The USB Certificate of Objections shall include the number of shares of USB Common Stock held by each such stockholder and the mailing address of each such stockholder.

     8.8 Press Releases. Prior to the Effective Time, FBI and USB shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction provided for herein; provided, however, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure that its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9 Expenses. Each Party shall bear and pay its own costs and expenses incurred in connection with the transactions provided for herein, including fees and expenses of financial or other consultants, investment bankers, accountants and counsel. The fees, costs and expenses of (a) printing and mailing the Proxy Statement/Prospectus, (b) all filing and other fees paid to the SEC in connection with the Merger and the transactions provided for herein, (c) Arthur Andersen & Co. in connection with its loan review of USB Bank and First Bank and (d) legal counsel and any consultants in connection with the filings and any other dealings with bank regulators required in connection herewith, shall be shared equally by USB and FBI; provided, however, that nothing contained herein shall limit either Party's rights under the Termination Provision to recover any damages arising out of the Party's willful breach of any provision of this Agreement.

     8.10     Failure to Close.

     (a) USB expressly agrees to consummate the transactions provided for herein upon the completion of all conditions to Closing and shall not have taken any action reasonably calculated to prevent the Closing and shall have not unreasonably delayed any action reasonably required to be taken by it to facilitate the Closing. Notwithstanding any other provision of this Agreement, to the extent required by the fiduciary obligations of the Board of Directors of USB, as determined in good faith by a majority of the disinterested members thereof based on the advice of USB's outside counsel, USB may:

     (i) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to USB pursuant to a customary confidentiality agreement (as determined by USB's outside counsel) to, any person concerning an Acquisition Proposal involving USB or any of its Subsidiaries; and

     (ii) approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior Acquisition Proposal involving USB or any of its Subsidiaries or enter into an agreement with respect to such superior Acquisition Proposal (for purposes of this Agreement, "superior Acquisition Proposal," when used with reference to USB or any of its Subsidiaries, means a bona fide Acquisition Proposal involving USB or any of its Subsidiaries made by a third party which a majority of the disinterested members of the Board of Directors of USB determines in its good faith judgment (based on the advice of USB's independent financial advisor) to be more favorable to USB's stockholders than the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested board members (based on the advice of USB's independent financial advisor), is reasonably capable of being financed by such third party).

USB shall promptly advise FBI in writing of any Acquisition Proposal involving USB or any of its Subsidiaries or any inquiry with respect to or which could lead to any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal or inquiry. USB will keep FBI fully informed of the status and details of any such Acquisition Proposal or inquiry.

     (b) FBI expressly agrees to consummate the transaction provided for herein upon the completion of all conditions to Closing and shall not have taken any action reasonably calculated to prevent the Closing and shall have not unreasonably delayed any action reasonably required to be taken by it to facilitate the Closing. Notwithstanding any other provision of this Agreement, to the extent required by the fiduciary obligations of the Board of Directors of FBI, as determined in good faith by a majority of the disinterested members thereof based on the advice of FBI's outside counsel, FBI may:

     (i) in response to an unsolicited request therefor, participate in discussions or negotiations with, or furnish information with respect to FBI pursuant to a customary confidentiality agreement (as determined by FBI's outside counsel) to, any person concerning an Acquisition Proposal involving FBI or any of its Subsidiaries; and

     (ii) approve or recommend (and, in connection therewith withdraw or modify its approval or recommendation of this Agreement or the Merger) a superior Acquisition Proposal involving FBI or any of its Subsidiaries or enter into an agreement with respect to such superior Acquisition Proposal (for purposes of this Agreement, "superior Acquisition Proposal," when used with reference to FBI or any of its Subsidiaries, means a bona fide Acquisition Proposal involving FBI or any of its Subsidiaries made by a third party which a majority of the disinterested members of the Board of Directors of FBI determines in its good faith judgment (based on the advice of FBI's independent financial advisor) to be more favorable to FBI's stockholders than the Merger, and for which financing, to the extent required, is then committed or which, in the good faith judgment of a majority of such disinterested board members (based on the advice of FBI's independent financial advisor), is reasonably capable of being financed by such third party).

FBI shall promptly advise USB in writing of any Acquisition Proposal involving FBI or any of its Subsidiaries or any inquiry with respect to or which could lead to any such Acquisition Proposal and the identity of the Person making any such Acquisition Proposal or inquiry. FBI will keep USB fully informed of the status and details of any such Acquisition Proposal or inquiry.

     8.11 Fairness Opinions. The Board of Directors of USB and FBI shall have separately engaged a broker satisfactory to each of USB and FBI, (collectively, the "Brokers"), to act as advisors to each of their Board of Directors during the transaction and to opine as to the fairness from a financial point of view of the Exchange Ratio recommended by each to its stockholders. Each fairness opinion shall be reviewed by the respective Board and shall contain financial projections for each of USB and FBI based on a review of each of their historical performance, current financial condition and market area analysis along with the Broker's understanding of future prospects in the banking industry. Each of the Brokers shall determine and set forth in its fairness opinion the range of fair market values of FBI and USB using standard valuation methods for banks. It is expected that said fairness opinions shall be issued as soon as practicable after the signing of this Agreement. Each of the Brokers has also agreed to issue a second fairness opinion at the time of the distribution of the proxy materials to the stockholders of the respective institutions. Each Board may, at its option, elect to have final fairness opinions issued immediately prior to the Effective Time in order to account for any Material Adverse Change that may have occurred with regard to USB or FBI. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that they may decide to employ only one Broker to issue fairness opinions for each institution.

     8.12 Accounting and Tax Treatment. Each of the Parties undertakes and agrees to use its best efforts to cause the Merger to qualify for, and to take no action which would cause the Merger not to qualify for, pooling-of-interests accounting treatment and treatment as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.13 Stock Option/Incentive Program. USB and FBI hereby covenant and agree that, prior to the Effective Time and subject to requisite shareholder approval, the resulting entity will adopt a stock option/incentive program to enhance the retention of key senior officers, which shall be mutually acceptable to FBI and USB.


     8.14 Executive Officers. FBI and USB covenant and agree that Jack Wainwright shall be elected to serve as the President and Chief Executive Officer of the Surviving Corporation, and Fred Huggins shall be elected to serve as the Chairman and Chief Executive Officer of the Acceptance Loan Company, Inc.; Jim Miller shall be elected to serve as the Chairman of the Board of the Surviving Corporation, with Fred Huggins and Ray Sheffield serving as Vice Chairmen thereof; and Fred Huggins shall be elected to serve as the Chairman of the Board of the Surviving Subsidiary, with Don Nichols and Hardie Kimbrough serving as Vice Chairmen thereof.

     8.15 Headquarters. FBI and USB covenant and agree that the headquarters of the Surviving Corporation shall be located in Thomasville, Alabama.


                            ARTICLE 9
        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 Conditions to Obligations of Each Party. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.5 of this
Agreement:

     (a) Stockholder Approval. The stockholders of FBI and USB shall have approved this Agreement, and the consummation of the transactions provided for herein.

     (b) Regulatory Approvals. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority that is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner (including without limitation requirements relating to the raising of additional capital or the disposition of assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render inadvisable the consummation of the Merger.

     (c) Consents and Approvals. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b) of this Agreement) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on such party. No Consent so obtained which is necessary to consummate the transactions provided for herein shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions provided for in this Agreement as to render inadvisable the consummation of the Merger.

     (d) Legal Proceedings. No court or governmental or Regulatory Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action that prohibits, restricts or make illegal consummation of the transactions provided for in this Agreement. No action or proceeding shall have been instituted by any Person, and the Parties shall not have Knowledge of any threatened action or proceeding by any Person, which seeks to restrain the consummation of the transactions provided for in this Agreement which, in the opinion of the Board of Directors of USB or FBI, renders it impossible or inadvisable to consummate the transactions provided for in this Agreement.

     (e) Pooling Letters. USB shall have received a letter, dated as of the Effective Time, in form and substance reasonably acceptable to it, from Arthur Andersen & Co. to the effect that the Merger will qualify for pooling-of-interests accounting treatment.

     (f) Tax Matters. USB and FBI shall have received a written opinion of counsel from Maynard, Cooper & Gale, P.C. and Walston, Stabler, Wells, Anderson & Bains respectively, in form reasonably satisfactory to them (the "Tax Opinions"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of FBI Common Stock for USB Common Stock will not give rise to gain or loss to the stockholders of FBI with respect to such exchange (except to the extent of any cash received), and (iii) neither FBI nor USB will recognize gain or loss as a consequence of the Merger (except for income and deferred gain recognized pursuant to Treasury regulations issued under
Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, counsel for FBI and USB shall be entitled to rely upon representations of officer of FBI and USB reasonably satisfactory in form and substance to such counsel.

     (g)     Effectiveness of Registration Statement.  The
Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC.

     (h) Other Securities Laws. All state securities Permits and Consents necessary to consummate the transactions provided for herein shall have been received by USB.

     (i) Employment Agreement. Jack M. Wainwright, III and USB shall have entered into an employment agreement reasonably satisfactory to both parties whereby he agrees, among other things, to serve as the Chief Executive Officer of the Surviving
Corporation for a period of not less than three years from the Effective Time.

     9.2 Conditions to Obligations of USB. The obligations of USB to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by USB pursuant to Section 11.5(a) of this Agreement:

     (a) Representations and Warranties. The representations and warranties of FBI set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement or (ii) for representations and warranties (other than the representations and warranties set forth in Section 5.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on FBI.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of FBI to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. FBI shall have delivered to USB (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.2(a) and 9.2(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by FBI's Board of Directors and stockholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions provided for herein, all in such reasonable detail as USB and its counsel shall request.

     (d) Opinion of Counsel to FBI. FBI shall have delivered to USB the opinion of Walston, Stabler, Wells, Anderson & Bains, counsel to FBI, dated as of the Effective Time in a form customarily rendered in transactions of this nature. Said opinion shall indicate that such counsel is not aware of any untrue statement of a material fact, or the omission of a material fact necessary to make any statement not misleading in the context in which such statement is made, in the Registration Statement, Proxy Statement/Prospectus, and shall include the representation that FBI is duly organized under the laws of the State of Alabama and, to the knowledge of such counsel after due inquiry, is in compliance with all Securities Laws.

     (e) Other Corporate Matters. There shall have been no determination by the Board of Directors of USB that the consummation of the Merger or the other transactions contemplated by this Agreement is not in the best interests of USB or its stockholders by reason of a Material Adverse Change in the business, operations or financial condition of FBI which occurs following the execution of this Agreement.

     (f) Comfort Letter. USB shall have received from Dudley, Hopkins, Jones, Sims and Freeman, independent certified public accountants, a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of FBI as USB may reasonably request.

     (g) Fairness Opinion. USB shall have received from its Broker the fairness opinion described in Section 8.11 stating that the Exchange Ratio provided for in this Agreement and recommended by USB to its stockholders is fair to USB and its stockholders from a financial point of view.

     9.3 Conditions to Obligations of FBI. The obligations of FBI to perform this Agreement and consummate the Merger and the other transactions provided for herein are subject to the satisfaction of the following conditions, unless waived by FBI pursuant to Section 11.5(b) of this Agreement:

     (a) Representations and Warranties. The representations and warranties of FBI set forth or referred to in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date), except (i) as expressly contemplated by this Agreement or (ii) for representations and warranties (other than the representations and warranties set forth in Section 6.3 of this Agreement, which shall be true in all material respects) the inaccuracies of which relate to matters that are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on USB.

     (b) Performance of Agreements and Covenants. Each and all of the agreements and covenants of USB to be performed and complied with pursuant to this Agreement and the other agreements provided for herein prior to the Effective Time shall have been duly performed and complied with in all material respects.

     (c) Certificates. USB shall have delivered to FBI (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions of its obligations set forth in Section 9.3(a) and 9.3(b) of this Agreement have been satisfied, and (ii) certified copies of resolutions duly adopted by USB's Board of Directors evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FBI and its counsel shall request.

     (d) Opinion of Counsel to USB. USB shall have delivered to FBI the opinion of Maynard, Cooper & Gale, P.C., counsel to USB, dated as of the Effective Time in a form customarily rendered in transactions of this nature. Said opinion shall indicate that such counsel is not aware of any untrue statement of a material fact, or the omission of a material fact necessary to make any statement not misleading in the context in which such statement is made, in the Registration Statement, Proxy Statement/Prospectus, and shall include the representation that USB is duly organized under the laws of the State of Alabama and, to the knowledge of such counsel after due inquiry, is in compliance with all Securities Laws.

     (e) Other Corporate Matters. There shall have been no determination by the Board of Directors of FBI that the consummation of the Merger or the other transactions contemplated by this Agreement is not in the best interests of FBI or its stockholders by reason of a Material Adverse Change in the business, operations or financial condition of USB which occurs following the execution of this Agreement.

     (f) Comfort Letter. FBI shall have received from Smith, Dukes & Buckalew, independent certified public accountants, a comfort letter dated as of the Effective Time with respect to such matters relating to the financial condition of USB as FBI may reasonably request.

     (g) Fairness Opinion. FBI shall have received from its Broker the fairness opinion described in Section8.11, stating that the Exchange Ratio provided for in this Agreement and recommended by FBI to its stockholders is fair to FBI and its stockholders from a financial point of view.

                           ARTICLE 10
                           TERMINATION

     10.1 Termination. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the stockholders of FBI or USB, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

     (a) by mutual written consent of the Board of Directors of USB and the Board of Directors of FBI; or

     (b) by the Board of Directors of either Party in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Material Adverse Effect on the breaching Party; or

     (c) by the Board of Directors of either Party in the event of a material breach by the other Party of any covenant, agreement or other obligation contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach; or

     (d) by the Board of Directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, agreement or other obligation contained in this Agreement) if (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions provided for herein shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or
(ii)the stockholders of either USB or FBI fail to vote their approval of this Agreement and the transactions provided for herein as required by the ABCA at their respective stockholders' meetings where the transactions are presented for approval and voted upon; or

     (e) by USB, upon written notice to FBI, if there shall have occurred any Material Adverse Effect to the business, operations or financial condition of FBI taken as a whole and such Material Adverse Effect shall not have been remedied within 15 days after receipt by FBI of notice in writing from USB specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

     (f) by FBI, upon written notice to USB, if there shall have occurred any Material Adverse Effect to the business, operations, or financial condition of USB taken as a whole and such Material Adverse Effect shall not have been remedied within 15 days after receipt by USB of notice in writing from FBI specifying the nature of such Material Adverse Effect and requesting that it be remedied; or

     (g) by the Board of Directors of either Party if the Merger shall not have been consummated by March 31, 1997, if the failure to consummate the transactions provided for herein on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(g); or

     (h) by the Board of Directors of either Party if any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(g) of this Agreement; or

     (i) by USB, to the extent that a majority of the disinterested members of the Board of Directors of USB shall have determined to enter into an agreement with respect to a superior Acquisition Proposal as contemplated by Section 8.10(a); provided that, concurrently with such termination, FBI shall have the right to exercise the option to purchase shares of USB Common Stock as provided for in the USB Option Agreement; in such an event, FBI shall not be entitled to receive any additional amounts (for damages, expenses, costs or otherwise) from USB, its officers, directors or shareholders; or

     (j) by FBI, to the extent that a majority of the disinterested members of the Board of Directors of FBI shall have determined to enter into an agreement with respect to a superior Acquisition Proposal as contemplated by Section 8.10(b); provided that, concurrently with such termination, USB shall have the right to exercise the option to purchase shares of FBI Common Stock as provided for in the FBI Option Agreement; in such an event, USB shall not be entitled to receive any additional amounts (for damages, expenses, costs or otherwise) from FBI, its officers, directors or shareholders.

     10.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section
10.1 of this Agreement, this Agreement shall become void and have no effect, except that (i) the provisions of this Section 10.2 and
Article 11 and Sections 8.3, 8.9, 8.10, 10.1(i) and 10.1(j) of this Agreement shall survive any such termination and abandonment, and
(ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(h) of this Agreement shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, obligation or agreement giving rise to such termination.

     10.3 Non-Survival of Representations and Covenants. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time, except this Section 10.3 and Articles 2, 3, 4, and 11 of this Agreement.


                           ARTICLE 11
                          MISCELLANEOUS

     11.1 Definitions. Except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

     "ABCA" shall mean the Alabama Business Corporation Act.

     "Acquisition Proposal" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries, including a plan of liquidation of a Party or any of its Subsidiaries, other than the transaction provided for in this Agreement.

     "1933 Act" shall mean the Securities Act of 1933, as amended.

     "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Affiliate" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; and (iii)any other Person for which a Person described in clause (ii) acts in any such capacity.

     "Agreement" shall mean this Agreement and Plan of Merger, including the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference. References to "the date of this Agreement," "the date hereof" and words of similar import shall refer to the date this Agreement was first executed, August 19, 1996.

     "Allowance" shall have the meaning provided in Section 6.9 of this Agreement.
     "Articles of Merger" shall mean the Articles of Merger to be executed by USB and filed with the Secretary of State of Alabama relating to the Merger as contemplated by Section 1.1 of this Agreement.

     "Assets" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

     "BHC Act" shall mean the federal Bank Holding Company Act of
1956, as amended.

     "Closing" shall mean the closing of the transactions provided for herein, as described in Section 1.2 of this Agreement.

     "Consent" shall mean any consent, approval, authorization, clearance, exemption, waiver or similar affirmation by any Person pursuant to any Contract, Law, Order or Permit.

     "Contract" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

     "Cutoff" shall have the same meaning provided in Section 4.2 of this Agreement.

     "Default" shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any Contract, Order or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "Effective Time" shall mean the date and time at which the Merger becomes effective pursuant to applicable Law, as provided in
Section 1.3 of this Agreement.

     "Environmental Laws" shall mean all Laws which are administered, interpreted or enforced by the United States
Environmental Protection Agency and state and local agencies with jurisdiction over pollution or protection of the environment.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall have the meaning provided in Section
5.14 of this Agreement.

     "Exchange Agent" shall have the meaning provided in Section
4.1 of this Agreement.

     "Exchange Ratio" shall have the meaning provided in Section
3.1 of this Agreement.

     "FBI Benefit Plans" shall have the meaning provided in Section 5.14(a) of this Agreement.

     "FBI Call Reports" shall mean (i) the Reports of Income and Condition of First Bank for the years ended December 31, 1995 and 1994, as filed with the FDIC and the FRB and (ii) the Reports of Income and Condition of First Bank delivered by FBI to USB with respect to periods ended subsequent to December 31, 1995.

     "FBI Certificate" shall have the meaning provided in Section
4.2 of this Agreement.

     "FBI Common Stock" shall mean the $5.00 par value Class A voting common stock of FBI.

     "FBI Companies" shall mean, collectively, FBI and all FBI
Subsidiaries.

     "FBI Contracts" shall have the meaning set forth in Section
5.15 of this Agreement.

     "FBI ERISA Plans" shall have the meaning set forth in Section 5.14(a) of this Agreement.

     "FBI Financial Statements" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FBI as of December 31, 1995, 1994 and 1993, and the related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) for the years then ended, as delivered by FBI to USB, and (ii) the consolidated balance sheets of FBI (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) delivered by FBI to USB with respect to periods ended subsequent to December 31, 1995.

     "FBI Option Agreement" shall mean that certain Stock Option
Agreement dated July 16, 1996 executed by FBI and USB pursuant to which FBI granted to USB, upon the occurrence of certain conditions, the option to purchase shares of FBI Common Stock.

     "FBI Pension Plans" shall have the meaning set forth in
Section 5.14(a) of this Agreement.

     "FBI Representatives" shall have the meaning set forth in
Section 8.7 of this Agreement.

     "FBI Stockholders' Meeting" shall mean the meeting of the stockholders of FBI to be held pursuant to Section 8.5 of this Agreement, including any adjournment or adjournments thereof.

     "FBI Subsidiaries" shall mean the Subsidiaries of FBI, which shall include the FBI Subsidiaries described in Section 5.4 of this Agreement and any corporation, bank, savings association or other organization acquired as a Subsidiary of FBI in the future and owned by FBI at the Effective Time.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "First Bank" shall have the meaning set forth in Section
5.4(a) of this Agreement.

     "FRB" or "Federal Reserve Board" shall mean Board of Governors of the Federal Reserve System.

     "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

     "Hazardous Material" shall mean any pollutant, contaminant, or hazardous substance within the meaning of the Comprehensive
Environment Response, Compensation, and Liability Act, 42 U.S.C.
Section9601 et seq., or any similar federal, state or local Law.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Knowledge" as used with respect to a Party shall mean the actual knowledge of the officers and directors of such Party and that knowledge that any director of the Party would have obtained upon a reasonable examination of the books, records and accounts of such Party and that knowledge that any officer of the Party would have obtained upon a reasonable examination of the books, records and accounts of such officer and such Party.

     "Law" shall mean any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including without limitation those promulgated, interpreted or enforced by any of the Regulatory Authorities.

     "Liability" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including without limitation costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

     "Lien" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge or claim of any nature whatsoever of, on or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (ii) Liens which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on a Party.

     "Litigation" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, demand letter, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding or notice (written or oral) by any Person alleging potential Liability or requesting information relating to or affecting a Party, its business, its Assets (including without limitation Contracts related to it), or the transactions provided for in this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

     "Loan Property" shall mean any property owned by a Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

     "Loans" shall have the meaning set forth in Section 5.9(a) of this Agreement.

     "Material" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

     "Material Adverse Effect" on a Party shall mean an event, change or occurrence that has a material adverse impact on (i) the financial position, results of operations or business of such Party and its Subsidiaries, taken as a whole, or (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the Merger or the other transactions provided for in this Agreement; provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar Laws of general applicability or interpretations thereof by courts of governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies and
(z)the Merger on the operating performance of the Parties.

     "Merger" shall mean the merger of FBI with and into USB referred to in Section 1.1 of this Agreement.

     "Order" shall mean any administrative decision or award, decrees, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Regulatory Authority.

     "Participation Facility" shall mean any facility in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, includes the owner or operator or such property, but only with respect to such property.

     "Party" shall mean either FBI or USB, and "Parties" shall mean both FBI and USB.

     "Permit" shall mean any federal, state, local and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.

     "Person" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert or any person acting in a representative capacity.

     "Proxy Statement/Prospectus" shall mean the Proxy Statement and Prospectus in the form contained in the Registration Statement, and all amendments and supplements thereto, as referenced in
Section 5.18 of this Agreement.

     "Registration Statement" shall mean that registration statement of USB to be filed with the SEC on Form S-4 registering the shares of USB Common Stock to be offered to the holders of FBI Common Stock and all amendments thereto, as referenced in Section
5.18 of this Agreement.

     "Regulatory Authorities" shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the FRB, the FDIC, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries and the SEC.

     "Related Interests" shall have the meaning set forth in
Section 5.15 of this Agreement.

      "Representatives" shall have the meaning set forth in
Section 7.6 of this Agreement.

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

     "Securities Laws" shall mean the 1933 Act, the 1934 Act, the
Investment Company Act of 1940 as amended, the Investment Advisors Act of 1940, as amended, the rust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

     "State Regulator" shall have the meaning set forth in Section 5.9(c) of this Agreement.

     "Subsidiaries" shall mean all those corporations, banks, associations or other entities of which the entity in question owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.

     "Subsidiary Merger" shall mean the merger of First Bank with and into USB Bank referred to in Section 1.4 of this Agreement.

     "Surviving Corporation" shall mean USB as the surviving corporation in the Merger.

     "Surviving Subsidiary" shall mean USB Bank as the surviving institution in the Subsidiary Merger.

     "Tax Opinions" shall have the meaning set forth in Section
9.1(g) of this Agreement.

     "Taxes" shall mean any federal, state, county, local, foreign and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.

     "USB Bank" shall mean United Security Bank.

     "USB Benefit Plan" shall have the meaning set forth in Section 6.14(a) of this Agreement.

     "USB Call Reports" shall mean (i) the Reports of Income and Condition of the respective USB Bank for the years ended December 31, 1995 and 1994, as filed with the FDIC and the FRB and (ii) the Reports of Income and Condition of the USB Bank delivered by USB to FBI with respect to periods ended subsequent to December 31, 1995.

     "USB Common Stock" shall mean the $.01 par value common stock of USB.

     "USB Companies" shall mean, collectively, USB and all USB
Subsidiaries.

     "USB Contracts" shall have the meaning set forth in Section
6.15 of this Agreement.

     "USB ERISA Plan" shall have the meaning set forth in Section
6.14(a) of this Agreement.

     "USB Financial Statements" shall mean (i) the consolidated statements of conditions (including related notes and schedules, if any) of USB as of December 31, 1995, 1994 and 1993, and the related statements of income, changes in stockholders' equity, and cash flows (including related notes and schedules, if any) for the years then ended, as filed by USB in SEC Documents, and (ii) the consolidated statements of condition of USB (including related notes and schedules, if any) and related statements of income, changes in stockholders' equity and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to December 31, 1995.

     "USB Option Agreement" shall mean that certain Stock Option
Agreement dated July 16, 1996 executed by USB and FBI pursuant to which USB granted to FBI, upon the occurrence of certain conditions, the option to purchase shares of USB Common Stock.

     "USB Pension Plan" shall have the meaning set forth in Section 6.14(a) of this Agreement.

     "USB Regulatory Reports" shall mean the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, for the years ended December 31, 1995 and 1994, as filed by USB with the FRB and
(ii) the Consolidated Financial Statements for Bank Holding Companies, Form FRY 9C, delivered by USB to FBI with respect to periods ended subsequent to December 31, 1995.

     "USB Stockholders' Meeting" shall mean the meeting of the stockholders of USB to be held pursuant to Section 8.6 of this Agreement, including any adjournment or adjournments thereof.

     "USB Subsidiary" shall mean the Subsidiary of USB, which shall include USB Bank, as described in Section 6.4 of this Agreement, and any corporation, bank, savings association, or other organization acquired as a Subsidiary of USB in the future and owned by USB at the Effective Time.

     11.2 Expenses. Each Party shall bear and pay its own costs and expenses incurred in connection with the transactions provided for herein, including fees and expenses of financial or other consultants, investment bankers, accountants and counsel; provided, however, that nothing contained herein shall limit either Party's rights under the termination provisions contained in
Article 10 hereof to recover any damages arising out of the other Party's willful breach of any provision of this Agreement.

     11.3 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions provided for herein and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement expressed or implied is intended to confer upon any Person, other than the Parties or their respective successors, any right, remedies, obligations or liabilities under or by reason of this Agreement.

     11.4 Amendments. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of the Boards of Directors of each of the Parties; provided, however, that after approval of this Agreement by the respective stockholders of FBI and USB, there shall be made no amendment that pursuant to the ABCA requires further approval by the FBI or USB stockholders, without the further approval of such stockholders.

     11.5     Waivers.

     (a) Prior to or at the Effective Time, USB, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FBI, to waive or extend the time for the compliance or fulfillment by FBI of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of USB under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of USB.

     (b) Prior to or at the Effective Time, FBI, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by USB, to waive or extend the time for the compliance or fulfillment by USB of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FBI under this Agreement, except any condition which, if no satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FBI.

     11.6 Assignment. Except as expressly provided for herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto
(whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

     11.7 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     FBI:                     First Bancshares, Inc.
                              131 Main Street
                              Grove Hill, Alabama  36451
                              Telecopy Number: (334) 275-8255

                              Attention:  Fred Huggins,
                              President and Chief Executive Officer

     Copy to Counsel:         Walston, Stabler, Wells, Anderson & Bains
                              500 Financial Center
                              505 20th Street North
                              Birmingham, Alabama 35203
                              Telecopy Number: (205) 251-0700

                              Attention:  C. Henry Marston

     USB:                     United Security Bancshares, Inc.
                              131 Front Street
                              Thomasville, Alabama 36784
                              Telecopy Number: (334) 636-9606

                               Attention:  Jack M. Wainwright, III,
                               President and Chief Executive Officer

     Copy to Counsel:          Maynard, Cooper & Gale, P.C.
                               1901 Sixth Avenue North
                               2400 AmSouth/Harbert Plaza
                               Birmingham, Alabama 35203
                               Telecopy Number:  (205) 254-1999

                               Attention:  Mark L. Drew

     11.8     Brokers and Finders.  Other than as described in
Section 8.11 of this Agreement, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions or finders' fees in connection with this Agreement or the transactions provided for herein. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by FBI or USB, each of FBI and USB, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability with respect to any such claim.

     11.9 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Alabama, without regard to any applicable conflicts of Laws, except to the extent federal law shall be applicable.

     11.10 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.11 Captions. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement.

     11.12 Enforcement of Agreement. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the USB States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     11.13 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

     11.14 Singular/Plural; Gender. Where the context so requires or permits, the use of singular form includes the plural, and the use of the plural form includes the singular, and the use of any gender includes any and all genders.


     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by its respectively authorized officers as of the day and year first above written.


Attest:                     FIRST BANCSHARES, INC.

/s/ Bruce Wilson            By: /s/ Fred Huggins
    Secretary                       Fred Huggins
                                    Its: President and Chief Executive Officer

[CORPORATE SEAL]


Attest:                     UNITED SECURITY BANCSHARES, INC.

/s/ Larry M. Sellers        By: /s/ Jack M. Wainwright, III
    Secretary                       Jack M. Wainwright, III
                                    Its: President and Chief Executive Officer

[CORPORATE SEAL]



Attest:                     FIRST BANK AND TRUST

/s/ Bruce Wilson            By: /s/ Dan Barlow
    Secretary                       Dan Barlow
                                    Its: Clarke County President

[CORPORATE SEAL]


Attest:                     UNITED SECURITY BANK

/s/ W.D. Morgan             By: /s/ Jack M. Wainwright, III
    Assistant Secretary             Jack M. Wainwright, III
                                    Its: President and Chief Executive Officer

[CORPORATE SEAL]

                                                  [EXECUTION COPY]

            AMENDMENT TO AGREEMENT AND PLAN OF MERGER

     This AGREEMENT ("Agreement") dated as of March 18, 1997, is made by and between UNITED SECURITY BANCSHARES, INC., an Alabama
Corporation ("USB") and FIRST BANCSHARES, INC., an Alabama corporation ("FBI").

                       W I T N E S S E T H

     WHEREAS, USB, FBI and their respective wholly-owned bank subsidiaries, United Security Bank, an Alabama banking corporation ("USB Bank"), and First Bank and Trust, an Alabama banking corporation ("First Bank"), entered into an Agreement and Plan of Merger dated as of August 19, 1996 (the "Merger Agreement") that generally provides for the merger of FBI with and into USB and for the simultaneous merger of First Bank with and into USB Bank;

     WHEREAS, the parties have agreed to amend the Merger Agreement to address a number of issues that have arisen since the execution of the Merger Agreement; and

     WHEREAS, section 11.4 of the Merger Agreement provides that the Merger Agreement may be amended by a subsequent writing signed by each of USB and FBI upon the approval of the Boards of Directors of each of USB and FBI;

     NOW, THEREFORE, in consideration of the above and the mutual representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the parties hereto, intending to be legally bound, agree as follows:

     (a) Article 2 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:


                            ARTICLE 2
                         TERMS OF MERGER

     2.1 Articles of Incorporation. The Restated Articles of Incorporation of USB, amended as provided herein, shall be the Articles of Incorporation of the Surviving Corporation immediately following the Effective Time, until thereafter amended in accordance with applicable Law. Immediately prior to the Effective Time, the Restated Articles of Incorporation of USB shall be amended to (i) increase the number of authorized shares of common stock of USB from 2,400,000 to 10,000,000, (ii) eliminate shareholders' preemptive rights, and (iii) provide for a 2/3's super majority voting requirement by the USB Board of Directors to approve significant corporate events or to add or remove members of senior management, all as shall be set forth in amendments to the Restated Articles of Incorporation of USB to be approved by the boards of directors of FBI and USB before the respective meetings of the stockholders of FBI and the stockholders of USB which will vote on this Agreement; to the extent the parties deem necessary or desirable, this Agreement may be amended or modified to set forth those articles of amendment.

     2.2 Bylaws. The Bylaws of USB, as amended hereby, shall be the Bylaws of the Surviving Corporation immediately following the Effective Time, until otherwise amended or repealed in accordance with applicable Law. As of the Effective Time, the Bylaws of USB shall be amended to provide for the super majority director voting requirements set forth in Section2.1 above.


     2.3 Directors. The directors of the Surviving Corporation from and after the Effective Time shall consist of the ten incumbent directors of USB and nine of the ten incumbent directors of FBI. All such persons shall serve in accordance with the Bylaws of the Surviving Corporation. The members of the standing committees of the Board of Directors of the Surviving Corporation shall be determined by such Board of Directors. In order to establish the Surviving Corporation's nineteen member Board of Directors provided for in this Section 2.3, USB's shareholders shall, prior to the Effective Time, approve a resolution increasing the size of the USB Board of Directors from ten to nineteen directors and electing Dan Barlow, John Becton, Linda Breedlove, John C. Gordon, Fred L. Huggins, Ray Sheffield, Clarence Watters, Bruce Wilson and Earnest Woodson to fill the nine vacancies on USB's Board of Directors that will created by such increase. The terms of the nine new directors elected pursuant to this Section
2.3 shall commence at the Effective Time and continue until the next annual meeting of the shareholders of USB and until their successors shall be elected and qualified.


     (b) Section 7.3(k) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

     (k) except as provided in Section 9.1(i) hereof, enter into or amend any employment Contract between any USB Company and any Person (unless such amendment is required by Law) that the USB Company does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or


     (c) Section 8.13 of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

     8.13 Stock Option/Incentive Program. USB and FBI hereby covenant and agree that, prior to the Effective Time and subject to requisite shareholder approval, USB will adopt a stock option/incentive program to enhance the retention of key senior officers, which shall be mutually acceptable to FBI and USB.


     (d) Section 9.1(i) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

     (i) Employment Agreement. Jack M. Wainwright, III and USB shall have entered into an employment agreement reasonably satisfactory to both USB and FBI whereby he agrees, among other things, to serve as the Chief Executive Officer of the Surviving Corporation for a period of not less than three years from the Effective Time.

     (e) Section 9.2(f) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

     (f)     [Intentionally Omitted]


     (f) Section 9.3(f) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

     (f)     [Intentionally Omitted]


     (g) Section 10.1(g) of the Merger Agreement shall be amended by deleting the existing language in its entirety and inserting in lieu thereof as follows:

     (g) by the Board of Directors of either Party if the Merger shall not have been consummated by August 10, 1997, if the failure to consummate the transactions provided for herein on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this Section 10.1(g); or


     (h) Except as herein modified and/or supplemented, all provisions of the Merger Agreement shall remain in full force and effect.


     (i) This Agreement may be executed in two or more counterparts, each of which may be an original but all of which together shall be deemed one instrument.


     (j) All capitalized terms not defined in this Agreement shall have the same meaning as such terms in the Merger Agreement.



     IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed and attested by officers thereto duly authorized all as the day and year first above written.




Attest:                     FIRST BANCSHARES, INC.


/s/ Bruce Wilson            By: /s/ Fred Huggins
    Secretary                       Fred Huggins
                                    Its: President and Chief Executive Officer

[CORPORATE SEAL]


Attest:                     UNITED SECURITY BANCSHARES, INC.

/s/ Larry M. Sellers        By: /s/ Jack M. Wainwright, III
    Secretary                       Jack M. Wainwright, III
                                    Its: President and Chief Executive Officer

[CORPORATE SEAL]

                           Appendix B

                     ALABAMA CODE ANNOTATED
     TITLE 10.  CORPORATIONS, PARTNERSHIPS AND ASSOCIATIONS
               CHAPTER 2B.  BUSINESS CORPORATIONS


                 Article 13.  Dissenters' Rights

Section 10-2B-13.01.  Definitions.

     (A) "Corporate action" means the filing of articles of merger or share exchange by the probate judge or Secretary of State, or other action giving legal effect to a transaction that is the subject of dissenters' rights.

     (B) "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (C) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 10-2B-13.02 and who exercises that right when and in the manner required by Sections
10-2B-13.20 through 10-2B-13.28.

     (D) "Fair Value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

     (E) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all circumstances.

     (F) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

     (G) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (H) "Shareholder" means the record shareholder or the beneficial shareholder.

Section 10-2B-13.02.  Right to dissent.

     (a) A shareholder is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

          (1) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by Section 10-2B-11.03 or the articles of incorporation and the shareholder is entitled to vote on the merger or (ii) if the corporation is a subsidiary that is merged with its parent under Section 10-2B-11.04;

          (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

          (3) Consummation of a sale or exchange by all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

          (4) To the extent that the articles of incorporation of the corporation so provide, an amendment of the articles of incorporation that materially and adversely affects rights in respect to a dissenter's shares because it:

     (i) Alters or abolishes a preferential right of the shares;

     (ii) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase of the shares;

     (iii) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

     (iv) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights; or
     (v) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Section 10-2B-6.04; or

          (5) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

     (b) A shareholder entitled to dissent and obtain payment for shares under this chapter may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

Section 10-2B-13.03.  Dissent by nominees and beneficial owners.

     (a) A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his or her name only if he or she dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares to which he or she dissents and his or her other shares were registered in the names of different shareholders.

     (b) A beneficial shareholder may assert dissenters' rights as to shares held on his or her behalf only if:

          (1) He or she submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

          (2) He or she does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has power to direct the vote.

Section 10-2B-13.20.  Notice of dissenters' rights.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

     (b)     If corporate action creating dissenters' rights under
Section 10-2B-13.02 is taken without a vote of shareholders, the corporation shall (1) notify in writing all shareholders entitled to assert dissenters' rights that the action was taken; and (2) send them the dissenters' notice described in Section 10-2B-13.22.

Section 10-2B-13.21.  Notice of intent to demand payment.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is submitted to a vote at a shareholder's meeting, a shareholder who wishes to assert dissenters' rights (1) must deliver to the corporation before the vote is taken written notice of his or her intent to demand payment or [sic] his or her shares if the proposed action is effectuated; and (2) must not vote his or her shares in favor of the proposed action.

     (b) A shareholder who does not satisfy the requirements of subsection (a) is not entitled to payment for his or her shares under this article.


Section 10-2B-13.22.  Dissenters' notice.

     (a) If proposed corporate action creating dissenters' rights under Section 10-2B-13.02 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Section 10-2B-13.21.

     (b) The dissenters' notice must be sent no later than 10 days after the corporate action was taken, and must:

          (1)     State where the payment demand must be sent;

          (2) Inform holders of shares to what extent transfer of the shares will be restricted after the payment demand is received;

          (3)     Supply a form for demanding payment;

          (4) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the subsection (a) notice is delivered; and

          (5)     Be accompanied by a copy of this article.

Section 10-2B-13.23.  Duty to demand payment.

     (a)     A shareholder sent a dissenters' notice described in
Section 10-2B-13.22 must demand payment in accordance with the terms of the dissenters' notice.

     (b) The shareholder who demands payment retains all other rights of a shareholder until those rights are canceled or modified by the taking of the proposed corporate action.

     (c) A shareholder who does not demand payment by the date set in the dissenters' notice is not entitled to payment for his or her shares under this article.

     (d) A shareholder who demands payment under subsection (a) may not thereafter withdraw that demand and accept the terms offered under the proposed corporate action unless the corporation shall consent thereto.

Section 10-2B-13.24.  Share restrictions.

     (a) Within 20 days after making a formal payment demand, each shareholder demanding payment shall submit the certificate or certificates representing his or her shares to the corporation for
(1) notation thereon by the corporation that such demand has been made and (2) return the shareholder by the corporation.

     (b) The failure to submit his or her shares for notation shall, at the option of the corporation, terminate the shareholders' rights under this article unless a court of competent jurisdiction, for good and sufficient cause, shall otherwise direct.

     (c) If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares.

     (d) A transferee of such share shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

Section 10-2B-13.25.  Offer of payment.

     (a) As soon as the proposed corporate action is taken, or upon receipt of a payment demand, the corporation shall offer to pay each dissenter who complied with Section 10-2B-13.23 the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

     (b)     The offer of payment must be accompanied by:

          (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of the offer, an income statement for that year, and the latest available interim financial statements, if any;

          (2) A statement of the corporation's estimate of the fair value of the shares;

          (3)     An explanation of how the interest was
calculated;

          (4) A statement of the dissenter's right to demand payment under Section 10-2B-13.28; and

          (5)     A copy of this article.

     (c) Each dissenter who agrees to accept the corporation's offer of payment in full satisfaction of his or her demand must surrender to the corporation the certificate or certificates representing his or her shares in accordance with terms of the dissenters' notice. Upon receiving the certificate or certificates, the corporation shall pay each dissenter the fair value of his or her shares, plus accrued interest, as provided in subsection (a). Upon receiving payment, a dissenting shareholder ceases to have any interest in the shares.


Section 10-2B-13.26.  Failure to take corporate action.

     (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment, the corporation shall release the transfer restrictions imposed on shares.

     (b) If, after releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Section 10-2B-13.22 and repeat the payment demand procedure.

Section 10-2B-13.27.  Reserved.

Section 10-2B-13.28.  Procedure if shareholder dissatisfied with offer of payment.

     (a) A dissenter may notify the corporation in writing of his or her own estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, or reject the corporation's offer under Section 10-2B-13.25 and demand payment of the fair value of his or her shares and interest due, if:

          (1) The dissenter believes that the amount offered under Section 10-2B-13.25 is less than the fair value of his or her shares or that the interest due is incorrectly calculated;

          (2)     The corporation fails to make an offer under
Section 10-2B-13.25 within 60 days after the date set for demanding payment; or

          (3) The corporation, having failed to take the proposed action, does not release the transfer restrictions imposed on shares within 60 days after the date set for demanding payment.

     (b) A dissenter waives his or her right to demand payment under this section unless he or she notifies the corporation or his or her demand in writing under subsection (a) within 30 days after the corporation offered payment for his or her shares.

Section 10-2B-13.30.  Court action.

     (a) If a demand for payment under Section 10-2B-13.28 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

     (b) The corporation shall commence the proceeding in the circuit court of the county where the corporation's principal office (or, if none in this state, its registered office) is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

     (c) The corporation shall make all dissenters (whether or not residents of this state) whose demands remain unsettled parties to the proceeding as in an action against their shares, and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided under the Alabama Rules of Civil Procedure.

     (d) After service is completed, the corporation shall deposit with the clerk of the court an amount sufficient to pay unsettled claims of all dissenters party to the action in an amount per share equal to its prior estimate of fair value, plus accrued interest, under Section 10-2B-13.25.

     (e) The jurisdiction of the court in which the proceeding is commenced under subsection (b) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them,
or in any amendment to it.   The dissenters are entitled to the
same discovery rights as parties in other civil proceedings.

     (f) Each dissenter made a party to the proceeding is entitled to judgment for the amount the court finds to be the fair value of his or her shares, plus accrued interest. If the court's determination as to the fair value of a dissenter's shares, plus accrued interest, is higher than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), the corporation shall pay the excess to the dissenting shareholder. If the court's determination as to fair value, plus accrued interest, of a dissenter's shares is less than the amount estimated by the corporation and deposited with the clerk of the court pursuant to subsection (d), then the clerk shall return the balance of funds deposited, less any costs under Section 10-2B-13.31, to the corporation.

     (g) Upon payment of the judgment, and surrender to the corporation of the certificate or certificates representing the appraised shares, a dissenting shareholder ceases to have any interest in the shares.

Section 10-2B-13.31.  Court costs and counsel fees.

     (a)     The court in an appraisal proceeding commenced under
Section 10-2B-13.30 shall determine all costs of the proceeding, including compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 10-2B-13.28.

     (b) The court may also assess the reasonable fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable

          (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 10-2B-13.20 through 10-2B-13.28; or

          (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this chapter.

     (c) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefitted.

Section 10-2B-13.32.  Status of shares after payment.

     Shares acquired by a corporation pursuant to payment of the agreed value therefor or to payment of the judgment entered therefor, as in this chapter provided, may be held and disposed of by such corporation as in the case of other treasury shares, except that, in the case of a merger or share exchange, they may be held and disposed of as the plan of merger or share exchange may otherwise provide.


                           Appendix C




                  Independent Auditor's Report


To the Board of Directors
and Stockholders
First Bancshares, Inc.
Grove Hill, Alabama


We have audited the accompanying consolidated statements of financial condition of First Bancshares, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of First Bancshares, Inc. and subsidiaries at December 31, 1996 and 1995 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                      /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

Birmingham, Alabama
January 24, 1997


             FIRST BANCSHARES, INC. AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   December 31, 1996 and 1995

                                                      1996             1995
ASSETS
Cash and due from banks                          $  7,728,077     $  7,277,436
Interest bearing deposits in other banks               44,506           93,011
Federal funds sold                                          -        1,640,000
Equity in unconsolidated investee                     612,640          618,669
Investment securities available for sale           34,042,901       31,728,609
Investment securities held to maturity                587,261          718,879
Other investments                                   3,162,742        2,712,752
Loans, net of unearned income                     141,667,734      127,797,227
Less:  Allowance for loan losses                   (1,942,597)      (1,688,588)

               Net loans                          139,725,137      126,108,639
Premises and equipment, net                         2,628,244        2,271,220
Intangibles, net                                    3,658,657        3,911,221
Accrued interest receivable                         2,096,800        1,969,758
Other real estate                                      18,001           63,182
Deferred taxes                                        549,989          221,175
Other assets                                          336,634          317,456

               Total assets                      $195,191,589     $179,652,007

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
     Noninterest-bearing demand                  $ 20,899,865     $ 18,392,730
     Interest-bearing demand                       43,609,191       40,779,678
     Savings                                       14,002,589       13,469,272
     Certificates of deposit $100,000 and over     17,169,855       17,948,657
     Other time                                    70,698,808       67,275,430

               Total deposits                     166,380,308      157,865,767
Advance from FHLB                                   5,403,509          438,596
Short-term debt                                        79,260           39,565
Long-term debt                                      3,004,000        3,594,500
Accrued expenses and other liabilities              1,534,908        1,147,167

               Total liabilities                  176,401,985      163,085,595

Stockholders' equity
     Common stock, par value $1 per share;
          authorized 500,000 shares;
          issued 240,000 shares                       240,000          240,000
     Surplus                                        2,058,985        2,058,985
     Retained earnings                             16,512,816       14,101,950
     Unrealized (loss) gain on securities
          available for sale,
          net of tax                                  (17,069)         170,605
     Treasury stock at cost - 157 shares               (5,128)          (5,128)

               Total stockholders' equity          18,789,604       16,566,412

               Total liabilities and
                     stockholders' equity        $195,191,589     $179,652,007


See Accompanying Notes to Consolidated Financial Statements.



             FIRST BANCSHARES, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
      For the Years Ended December 31, 1996, 1995 and 1994


                                                    1996            1995             1994
Interest income
     Interest and fees on loans                  $14,117,216     $11,691,974      $ 7,261,119
     Interest on investment securities
          Taxable                                  1,127,862       1,431,763          922,263
          Exempt from Federal income tax             923,477         817,469          784,750
     Interest on federal funds sold                   66,357         256,364          111,117
     Interest on other investments                   165,921         206,835          236,169

                    Total interest income         16,400,833      14,404,405        9,315,418

Interest expense
     Interest on deposits                           6,441,643       5,861,878       3,440,198
     Interest on short-term debt and FHLB advance     291,665         133,058         125,929
     Interest on long-term debt                       280,358         301,388         109,033

                    Total interest expense          7,013,666       6,296,324       3,674,160

          Net interest income                       9,387,167       8,108,081       5,640,258

Provision for loan losses                             721,527         255,290         195,000

          Net interest income after provision
              for loan losses                       8,665,640       7,852,791       5,445,258

Noninterest income
     Service charges and fees                       1,106,096         922,246         607,508
     Commissions                                      186,211          97,334         108,439
     Net investment securities (losses) gains         (83,158)         28,814         379,299
     Net trading account profit                             -         280,303               -
     Other income                                      80,275         115,827         114,030

                    Total noninterest income        1,289,424       1,444,524       1,209,276

Noninterest expenses
     Salaries and employee benefits                 3,267,710       2,716,163       1,652,605
     Net trading account losses                             -               -       1,473,145
     Occupancy expense                                342,718         258,637         239,093
     Furniture and equipment expense                  329,650         266,545         224,309
     Insurance and assessments                         83,778         246,498         268,562
     Other operating expenses                       2,084,044       2,180,997       1,262,673

                    Total noninterest expenses      6,107,900       5,668,840       5,120,387

                    Income before income taxes      3,847,164       3,628,475       1,534,147

Income tax expense                                  1,138,893         793,364         206,591

                    Net income                    $ 2,708,271     $ 2,835,111     $ 1,327,556

Net income per share                              $     11.29     $     11.95     $      5.71


See Accompanying Notes to Consolidated Financial Statements.




             FIRST BANCSHARES, INC. AND SUBSIDIARIES
   CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

      For the Years Ended December 31, 1996, 1995 and 1994

                                                                                Net Unrelized
                                                                                 Gain (Loss)      Treasury        Total
                                        Common                     Retained      Availabe for       Stock      Stockholders'
                                         Stock       Surplus       Earnings        for Sale        at Cost        Equity

Balance at January 1, 1994              $240,000    $1,820,000    $10,364,838     $ (36,604)     $(201,143)     $12,187,091

Adoption of FAS 115 on January 1, 1994,
  unrealized gain on securities
  available for sale, net of taxes             -             -              -       486,689              -          486,689
Net income                                     -             -      1,327,556             -              -        1,327,556
Dividend declared                              -             -       (197,704)            -              -         (197,704)
Net change in unrealized gain on
  securities available for sale,
  net of taxes                                 -             -              -      (927,401)             -         (927,401)

Balance at December 31, 1994             240,000     1,820,000     11,494,690      (477,316)      (201,143)      12,876,231

Net income                                     -             -      2,835,111             -              -        2,835,111
Dividends declared                             -             -       (227,851)            -              -         (227,851)

Sale of 7,250 shares of treasury stock         -       238,985              -             -        196,015          435,000

Net change in unrealized loss on
  securities available for sale,
  net of taxes                                 -             -              -       647,921              -          647,921

Balance at December 31, 1995             240,000     2,058,985     14,101,950       170,605         (5,128)      16,566,412

Net income                                     -             -      2,708,271             -              -        2,708,271

Dividends declared                             -             -       (297,405)            -              -         (297,405)

Net change in unrealized gain on
  securities available for sale,
  net of taxes                                 -             -              -      (187,674)             -         (187,674)

Balance at December 31, 1996            $240,000    $2,058,985    $16,512,816     $ (17,069)     $  (5,128)     $18,789,604


See Accompanying Notes to Consolidated Financial Statements.



                     FIRST BANCSHARES, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1996, 1995 and 1994

                                                                  1996             1995             1994
Cash flows from operating activities
  Net income                                                  $  2,708,271     $  2,835,111     $  1,327,556
  Adjustments to reconcile net income to net cash
    provided by operations:
      Depreciation and amortization                                552,203          473,857          255,609
      Net premium amortization                                      51,949           78,786          138,814
      Provision for loan losses                                    721,527          255,290          195,000
      Net investment securities losses (gains)                      83,158          (28,814)        (379,299)
      Losses from other real estate                                      -           20,773           45,277
      Proceeds from sales of loans held for sale                 4,694,493        2,293,904        2,118,649
      Originations of loans held for sale                       (4,916,493)      (2,180,177)      (2,119,002)
      Net decrease in trading account securities                         -          405,775        1,494,219
      Equity in loss (earnings) of investee                          6,029           12,000          (19,776)
      Increase in accrued interest receivable                     (127,042)        (411,477)        (109,393)
      (Increase) decrease in other assets                         (291,396)         224,228         (743,314)
      Increase (decrease) in accrued interest payable                3,208          272,509          (34,029)
      Increase (decrease) in accrued income taxes payable          254,253         (198,591)           9,200
      Increase in other liabilities                                197,171          303,922           47,812

        Net cash provided by operations                          3,937,331        4,357,096        2,227,323

Cash flows from investing activities
  Net decrease (increase) in interest bearing deposits in
    other banks                                                     48,505          681,401         (573,943)
  Net increase (decrease) in federal funds sold                  1,640,000         (300,000)      (1,340,000)
  Purchases of securities available for sale                   (11,159,372)     (20,279,000)      (4,205,156)
  Proceeds from sales of securities available for sale           4,582,104       21,861,430       10,268,418
  Proceeds from maturities of securities available for sale      3,785,486        4,186,876        3,870,124
  Proceeds from maturities of investment securities to be
    held to maturity                                               131,618          892,379           37,859
  Purchases of investment securities to be held to maturity              -       (1,343,300)               -
  Purchase of other investments                                   (373,587)               -                -
  Net increase in loans                                        (14,116,025)     (13,908,132)      (7,920,159)
  Purchases of premises and equipment                             (656,663)        (417,828)         (95,071)
  Capital contributions to investee                                      -                -         (100,400)
  Purchase of Centreville branch, net of cash acquired                   -        1,566,943                -

        Net cash used in investing activities                  (16,117,934)      (7,059,231)         (58,328)

Cash flows from financing activities
  Net increase (decrease) in demand and savings deposits         5,869,965      (1,668,742)        (422,332)
  Net increase in certificates of deposit and other time
    deposits                                                     2,644,576       7,315,911        3,890,412
  Net increase (decrease) in short-term debt                        39,695      (1,352,962)         425,527
  Principal payments on long-term debt                            (590,500)     (1,630,500)        (750,000)
  Proceeds from long-term debt                                           -       3,755,000                -
  Net increase (decrease) in advance from FHLB                   4,964,913         (35,088)      (5,026,316)
  Proceeds from sale of treasury stock                                   -         435,000                -
  Dividends paid                                                  (297,405)       (227,851)        (197,704)

        Net cash provided by (used in) financing activities     12,631,244       6,590,768       (2,080,413)

Net increase in cash and due from banks                            450,641       3,888,633           88,582

Cash and due from banks at beginning of year                     7,277,436       3,388,803        3,300,221

Cash and due from banks at end of year                        $  7,728,077    $  7,277,436     $  3,388,803

Supplemental Cash Flow Information

Selected cash payments and noncash activities were as follows:

    Cash payments for income taxes                           $  1,058,745     $    715,874     $    839,037
    Cash payments for interest                                  7,010,458        6,023,815        3,709,189
    Noncash investing and financing activity
      Assets acquired by assuming directly related
         liabilities                                                    -       47,005,426          200,000


See Accompanying Notes to Consolidated Financial Statements.


             FIRST BANCSHARES, INC. AND SUBSIDIARIES

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                December 31, 1996, 1995 and 1994


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting policies followed by the Company and its subsidiaries and the method of applying those policies which affect the determination of financial condition, results of operations and cash flows are summarized below.

Consolidation

The consolidated financial statements of the Company include the accounts of the following:

                                 Percentage
     Company                       Owned         Parent Company

     First Bank and Trust           100%       First Bancshares, Inc.
     I & I, Inc.                    100%       First Bancshares, Inc.
     Acceptance Loan Co., Inc.      100%       First Bank and Trust

All significant intercompany accounts and transactions have been eliminated.

Mergers and Acquisition

On February 17, 1995, the Bank acquired the assets of the Centreville and Woodstock branches of The Peoples Bank of Elba by assumption of the branches' liabilities and a premium payment of $2,725,000. The premium payment has been capitalized as goodwill and is being amortized over a fifteen year period.

On August 19, 1996, the Company signed a definitive agreement to merge with United Security Bancshares, Inc. of Thomasville, Alabama. The agreement calls for the exchange of 5.8321 shares of United Security Bancshares, Inc. common stock for each share of Company common stock for a total of 1,398,788 shares of United Security Bancshares, Inc. common stock to be exchanged for 100% of the Company's common stock. At December 31, 1996, United Security Bancshares, Inc. had assets of approximately $235 million and equity of approximately $29 million. The transaction is subject to regulatory and shareholder approval and is to be accounted for under the pooling-of-interests method of accounting.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for losses on loans. While management uses available information to recognize losses on loans, future additions to the allowances may be necessary based on changes in local economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Company's allowance for losses on loans. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

Investments in Securities

The Bank's investments in securities as of January 1, 1994 and thereafter are classified in three categories and accounted for as follows as required by FAS 115.

     --   Trading Account Securities.  Government bonds and mortgage backed securities held principally for resale in the near term are classified as trading securities and recorded at their fair values. Unrealized gains and losses on trading securities are included in other income.

     --   Investment Securities to Be Held to Maturity.  Bonds,
notes and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for amortization of premiums and accretion of discounts which are recognized in interest income using the interest method over the period to maturity.

     --   Investment Securities Available for Sale.  Securities
available for sale consist of bonds, notes, debentures, and certain equity securities not classified as trading securities nor as securities to be held to maturity.

     Unrealized holding gains and losses, net of deferred income tax, on securities available for sale are reported as a net amount in a separate component of stockholders' equity until realized.

     Gains and losses on the sale of securities available for sale are determined using the specific-identification method.

Loans and Allowance for Loan Losses

Loans are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest income with respect to loans is accrued on the principal amount outstanding, except for interest on certain consumer loans, which is recognized over the term of the loan using a method which approximates a level yield.

The allowance for loan losses is established through a provision for loan losses charged to expenses. Loans are charged against the allowance for loan losses when management believes the collectibility of principal is unlikely. The allowance is the amount that management believes will be adequate to absorb possible losses on existing loans which may become uncollectible, based on evaluation of the collectibility of loans and prior loan loss experience. The evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific problem loans, and current economic conditions that may affect the borrower's ability to pay.

Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the loan is impaired. Any unpaid interest previously accrued on those loans is reversed from income.
Interest income generally is not recognized on specific impaired loans unless the likelihood of further loss is remote. Interest payments received on such loans are applied as a reduction of the loan principal balance. Interest income on other nonaccrual loans is recognized only to the extent of interest payments received.

Equity in Unconsolidated Investee

The Bank's investment in its unconsolidated investee is carried at cost, adjusted for the Bank's proportionate share of its undistributed earnings or losses. As of December 31, 1996 and 1995, the Bank owned fifty-percent (50%) of First Banking Services, Inc., Fort Walton Beach, Florida (Note 10). The investee began operations in September, 1994 and the following is a summary of its financial position and results of operations as of and for the periods ended December 31:

[CAPTION]

                                                1996           1995           1994

     Current assets                          $  307,707     $  106,188     $  203,664
     Furniture, equipment and software, net     835,992        866,507        965,176
     Other assets                               112,832        242,584        198,598

               Total assets                  $1,256,531     $1,215,279     $1,367,438

     Current liabilities                     $   41,522     $        -     $  150,078
     Stockholders' equity                     1,215,009      1,215,279      1,217,360

          Total liabilities and
               stockholders' equity          $1,256,531     $1,215,279     $1,367,438

          Total revenue                      $1,259,159     $1,173,959     $  844,609

          Net loss                           $     (271)    $   (2,081)    $  (14,801)


Bank Premises and Equipment

Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is computed over the estimated service lives of the assets using accelerated methods.
The estimated service lives are as follows:

     Description                        Estimated Service Life

     Bank premises                          10 to 50 years
     Furniture and equipment                 5 to 10 years
     Data processing equipment               5 to 10 years

Expenditures for maintenance and repairs are charged to operations as incurred; expenditures for renewals and better- ments are capitalized and written off by depreciation charges. Property retired or sold is removed from the asset and related accumulated depreciation accounts and any profit or loss resulting therefrom is reflected in the statements of income.

Intangibles, Net

Intangibles is the excess of the cost over net assets acquired and is being amortized over 40 and 15 year periods using the straight-line method.

Loan Origination Fees

Loan origination fees are capitalized and recognized as an adjustment of the yield on the related loan.

Other Real Estate

Other real estate, acquired through partial or total satisfaction of loans, is carried at the lower of cost or fair market value. At the date of acquisition, losses are charged to the allowance for loan losses.

Income Tax Expense

Income taxes are based on amounts reported in the statements of income, after exclusion of nontaxable income such as interest on state and municipal securities and certain nondeductible expenses
(See Note 9).

Net Income Per Share

Net income per share has been computed based on the weighted average number of common shares outstanding of 239,843, 237,203 and 232,593, respectively.

Off Balance Sheet Financial Instruments

In the ordinary course of business the Bank has entered into off balance sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they become payable.

Cash and Cash Equivalents

For the purpose of presentation in the Statements of Cash Flows, cash and cash equivalents are defined as those amounts included in the statement of financial condition caption "Cash and Due from Banks."

Effect of New Financial Accounting Standards

The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114, as amended by SFAS No. 118, became effective January 1, 1995 and requires that impaired loans that are within the scope of this Statement be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. The adoption of SFAS No. 114 did not have a material effect on financial position and results of operations.

In December 1991, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures about Fair Value of Financial Instruments." SFAS No. 107 is effective for fiscal years ending after December 15, 1995 for entities with less than $150 million in total assets as of December 31, 1992. SFAS No. 107 requires disclosure of the fair value of financial instruments, both assets and liabilities recognized and not recognized in the statements of financial position, for which it is practical to estimate fair value.


NOTE 2 - INVESTMENT SECURITIES

The amounts at which investment securities are carried and their approximate fair values at December 31, 1996 and 1995 are as follows:

                                                                    Gross          Gross          Estimated
                                                   Amortized     Unrealized      Unrealized          Fair
                                                     Cost           Gains          Losses            Value

Available for sale - December 31,1996:

  U.S. Treasury securities and obligations of
    U.S. government agencies                     $ 4,987,633       $ 51,327       $      -        $ 5,038,960

  Obligations of states and political
    subdivisions                                  16,671,772        391,152        158,295         16,904,629

  Mortgage-backed securities                      11,604,024          4,184        316,818         11,291,390

  Equity securities                                  807,922              -              -            807,922

               Totals                            $34,071,351       $446,663       $475,113        $34,042,901


Held to maturity - December 31, 1996:

  Obligations of states and political
    subdivisions                                 $   587,261       $     -        $      -        $   587,261


Available for sale - December 31, 1995:

  U.S. Treasury securities and obligations of
    U.S. government agencies                     $ 6,182,511       $ 26,698       $ 32,178        $ 6,177,031

  Obligations of states and political
    subdivisions                                  12,184,975        633,802         15,840         12,802,937

  Mortgage-backed securities                      11,951,069         11,242        265,404         11,696,907

  Equity securities                                1,096,122              -         44,388          1,051,734

               Totals                            $31,414,677       $671,742       $357,810        $31,728,609


Held to maturity - December 31, 1995:

  Obligations of states and political
    subdivisions                                 $   718,879       $      -       $      -        $   718,879



Securities with an amortized cost of $17,647,438 and $14,377,064 at December 31, 1996 and 1995, respectively, were pledged to secure
United States Government deposits and other public funds and for other purposes as required or permitted by law.

The amortized cost and estimated fair values of debt securities at December 31, 1996, by contractual maturity, are shown below.
Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                       Securities Held to Maturity     Securities Available for Sale

                                                        Estimated                         Estimated
                                         Amortized        Fair          Amortized            Fair
                                           Cost           Value            Cost             Value

Due in one year or less                  $ 18,244        $ 18,244      $ 1,136,545       $ 1,139,299
Due after one year through five years     239,842         239,842        7,431,822         7,582,815
Due after five years through ten years    296,372         296,372        3,565,236         3,719,612
Due after ten years                        32,803          32,803        9,525,802         9,501,863

                                          587,261         587,261       21,659,405        21,943,589

Mortgage-backed securities                      -               -       11,604,024        11,291,390

                                         $587,261        $587,261      $33,263,429       $33,234,979


Other investments are comprised of the following as of December 31, 1996 and 1995:

                                                             1996           1995

Investment in limited partnerships, at cost               $1,873,587     $1,500,000
Investment in single premium deferred annuity policies     1,289,155      1,212,752

               Total                                      $3,162,742     $2,712,752


As of December 31, 1996 the bank had cash commitments to a limited partnership totaling approximately $125,000.

Gross realized gains and losses on sales of securities available for sale were as follows:

                         Gross Realized Gains                  Gross Realized Losses

                     1996        1995         1994         1996        1995         1994

Debt securities     $5,776     $129,705     $379,612     $27,218     $100,891     $313
Other securities     -     -     -                   61,716               -                  -



NOTE 3 - LOANS

The Bank grants loans to customers primarily in Clarke and Bibb
Counties, Alabama.

At December 31, 1996 and 1995 the composition of the loan portfolio was as follows:

                                                          1996             1995

     Commercial, industrial and agricultural          $ 20,634,218     $ 18,983,872
     Real estate - construction                          4,414,300        2,085,000
                 - mortgage                             82,944,034       80,808,107
     Loans to individuals for personal expenditures     36,608,164       26,178,871
     All other loans (including overdrafts)                690,077          737,150

               Total loans                             145,290,793      128,793,000

     Unearned interest and fees                         (3,623,059)        (995,773)
     Allowance for loan losses                          (1,942,597)      (1,688,588)

               Net loans                              $139,725,137     $126,108,639


Information with respect to impaired loans as of and for the years ended December 31, 1996 and 1995 is as follows:

                                                           1996             1995

     Nonaccruing with related loan loss reserve       $          -      $         -
     Nonaccruing with no related loan loss reserve         945,367                -

               Total impaired loans                   $    945,367      $         -

     Allowance provided for impaired loans included
          in the allowance for loan losses            $          -      $         -

     Average balance of impaired loans                $    317,591      $         -

     Interest income recognized on impaired loans     $     19,729      $         -


The Bank has no commitments to loan additional funds to the borrowers whose loans are nonaccruing.

NOTE 4 - ALLOWANCE FOR LOAN LOSSES

A summary of the allowance for loan losses for the years ended
December 31, 1996, 1995 and 1994, follows:

                                                           1996            1995           1994

     Balance at beginning of year                       $1,688,588      $1,131,515     $1,041,931
     Allowance acquired in branch acquisition (Note 1)           -         575,223              -
     Provision charged to operations                       721,527         255,290        195,000
     Recoveries of loans previously charged off            103,306          36,321         19,000
     Loans charged off                                    (570,824)       (309,761)      (124,416)

     Balance at end of year                             $1,942,597      $1,688,588     $1,131,515




NOTE 5 - PREMISES AND EQUIPMENT

Components of premises and equipment at December 31, 1996 and 1995 are as follows:

                                                 1996            1995

     Land                                    $   538,898     $   438,897
     Bank premises                             2,349,660       2,123,923
     Furniture and equipment                   2,853,840       2,524,038

                                               5,742,398       5,086,858

          Less:  Accumulated depreciation     (3,114,154)     (2,815,638)

               Net book value                $ 2,628,244     $ 2,271,220


NOTE 6 - ADVANCE FROM FEDERAL HOME LOAN BANK AND SHORT-TERM DEBT

Advances from the Federal Home Loan Bank as of December 31, 1996 and 1995 totaled $5,403,509 and $438,596, respectively. The advances are secured by Federal Home Loan Bank stock and a blanket floating lien on certain first mortgage loans; maturity date is April 8, 2008.

The Bank has $17,000,000 in available credit from the FHLB and $12,000,000 available in federal fund lines from correspondent banks.

NOTE 7 - LONG-TERM DEBT

Long-term debt consisted of the following at December 31, 1996 and 1995:

                                                                1996           1995

     Note payable to bank, principal is due annually
       through December 31, 2004; interest is payable
       quarterly at New York Prime less 10 basis
       points; secured by all capital stock of the Bank.     $3,004,000     $3,379,500

     Promissory note payable to limited partnership for
       purchase of investor units, principal is due
       annually through June 1, 1996; no stated
       interest rate.                                                 -        215,000

               Total                                         $3,004,000     $3,594,500


The loan agreement underlying the above bank note includes numerous covenants that relate to the Company and its subsidiary bank's operations, financial condition and capital structure. As of December 31, 1995 the Company and its subsidiary bank were in compliance with these covenants.

Annual maturities of debt for each of the five years following
December 31, 1996 are as follows:

                   1997                 $  375,500
                   1998                    375,500
                   1999                    375,500
                   2000                    375,500
                   2001                    375,500
                   Thereafter            1,126,500


NOTE 8 - PROFIT-SHARING PLAN

The Bank has a contributory-trusteed profit-sharing plan for the benefit of employees who qualify as to age and/or length of service. The annual contribution to the profit-sharing plan consists of a discretionary percentage of the Bank's profit, plus, a contribution which matches a discretionary percentage of the participant's salary reductions. The Bank expects to continue the plan indefinitely; however, the rights to modify, amend or terminate the plan have been reserved. During 1996, 1995 and 1994, contributions to the plan charged to operations were $107,910, $152,326, and $91,986, respectively.

NOTE 9 - INCOME TAX EXPENSE

The components of income tax expense are as follows:

                                               1996          1995          1994
     Currently Payable:
          Federal                           $1,121,291     $ 412,295     $ 727,787
          State                                191,706        73,389       120,450

               Total currently payable       1,312,997       485,684       848,237

     Tax effect of temporary differences      (174,104)      307,680      (641,646)

               Total income tax expense     $1,138,893      $793,364     $ 206,591


As of December 31, 1996 and 1995, the net deferred tax asset consisted of the following:

                                                           1996         1995

     Deferred tax asset, net of $75,903 and
       $55,095 valuation allowance, respectively:
          Provision for loan losses                      $441,880     $336,327
          Deferred commissions and fees                   102,322            -
          Net unrealized gain (loss) on securities
              available for sale                           11,380     (143,329)
          Write down of other real estate                   1,772       28,177
          Other                                            (7,365)           -

               Net deferred tax asset                    $549,989     $221,175


The effective tax rate differs significantly from the Federal tax rate of 34%. A reconciliation between the expected tax and the actual income tax follows:

                                                           1996           1995          1994

     Expected tax at the Federal statutory rate         $1,308,036     $1,233,682     $ 521,609
     Increases (decreases) resulting from:
          Effect of tax-exempt income                     (313,982)      (277,939)     (266,815)
          State excise taxes, less federal tax benefit     126,526         48,437        19,331
          Low income housing tax credit                   ( 50,000)       (40,000)      (14,000)
          Disallowed interest expense                       41,172         29,713             -
          Change in valuation allowance                     20,808       (272,438)            -
          Provision for loan losses                              -              -       (13,811)
          Other - net                                        6,333         71,909       (39,723)

                                                        $1,138,893     $  793,364     $ 206,591

The Company has unused capital loss carryovers of approximately
$163,000 and $61,200 which can be used to offset future capital gains. The carryovers expire in 1997 and 2001, respectively.

NOTE 10 - RELATED PARTY TRANSACTIONS

The Bank has entered into transactions with its directors, executive officers, significant shareholders and their affiliates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features. The aggregate amount of loans to such related parties with an aggregate balance greater than $60,000 at December 31, 1996 and 1995, were $664,655 and
$737,097, respectively. The aggregate amount of such loans exceeding $60,000 to each person did not exceed 5% of stockholder's equity.

See Note 13 for data processing fees paid to First Banking
Services, Inc.

NOTE 11 - COMMITMENTS AND CONTINGENCIES

The consolidated financial statements do not reflect the Bank's various commitments and contingent liabilities which arise in the normal course of business and which involve elements of credit risk, interest rate risk and liquidity risk. These commitments and contingent liabilities are commitments to extend credit and standby letters of credit. The following is a summary of the Bank's commitments and contingent liabilities at December 31, 1996 and 1995:

                                                       1996            1995
     Commitments to extend credit:
          Commercial and other lines of credit     $11,097,747     $13,991,629
          Home equity lines of credit                2,887,948         716,812

     Standby letters of credit                         208,400         375,216


Commitments to extend credit and standby letters of credit all include exposure to some credit loss in the event of nonperformance of the customer. The Bank's credit policies and procedures for credit commitments and financial guarantees are the same as those for extension of credit that are recorded in the consolidated statement of financial condition. Because these instruments have fixed maturity dates, and because many of them expire without being drawn upon, they do not generally present any significant liquidity risk to the Bank.

The Bank is party to litigation and claims arising in the normal course of business. Management, after consultation with legal counsel, believes that the liabilities, if any, arising from such litigation and claims will not be material to the consolidated financial statements.

The Bank originates and sells mortgage loans to a third party investor under a recourse agreement. This agreement requires the Bank to repurchase these loans if they become non-performing within ninety days of sale. The total amount of these loans subject to such recourse was $1,480,000 and $1,099,015 at December 31, 1996 and 1995, respectively. There have been no losses on these loans.

Acceptance Loan Company, Inc. leases its branch office facilities under various operating leases. The future minimum lease payments (including renewal options) for each of the succeeding five years follows:

              1997             $ 37,290
              1998               34,440
              1999               28,740
              2000               28,740
              2001               25,463

                               $154,673

Rent expense was approximately $36,500 and $4,100 for the years ended December 31, 1996 and 1995, respectively.

NOTE 12 - REGULATORY RESTRICTIONS

The primary source of funds available to the Company is the payment of dividends by its subsidiary Bank. Banking regulations limit the amount of dividends that may be paid without prior approval of the Banks' regulatory agency. Approximately $4,943,000 is available to be paid as dividends by the Bank subsidiary at December 31, 1996.

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balancesheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 1996, that the Bank meets all capital adequacy requirements to which it is subject.

As of December 31, 1996, the most recent notification from the FDIC categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier
I risk-based, Tier I leverage ratios as set forth in the table. There are no conditions or events since that notification that management believes have changed the institution's category.

The Bank's actual capital amounts and ratios are also presented in the table.

                                                                                               To Be Well
                                                                                            Capitalized Under
                                                                   For Capital              Prompt Corrective
                                            Actual              Adequacy Purposes            Action Provisions
                                      Amount      Ratio        Amount         Ratio         Amount         Ratio

As of December 31, 1996:

Total capital
     (to Risk Weighted Assets)     $19,793,000     14.0%    $11,295,520     +/- 8.0%     $14,119,400     +/- 10.0%
Tier I Capital
     (to Risk Weighted Assets)      17,850,000     12.6       5,647,760     +/- 4.0%       8,471,640     +/-  6.0%
Tier I Capital
     (to Average Assets)            17,850,000      9.5       7,529,520     +/- 4.0%       9,411,900     +/-  5.0%


The subsidiary bank is required by law to maintain minimum cash reserves to meet regulatory reserve requirements. As of December
31, 1996 and 1995 the Bank's gross reserve requirement totaled
$1,406,000 and $1,265,000.

NOTE 13 - OTHER OPERATING EXPENSES

Other operating expenses for the years 1996, 1995 and 1994 consist of the following:

                                                       1996           1995           1994
     Professional fees                              $  108,493     $  147,931     $  115,532
     Data processing fees                              454,381        465,006        346,802
     Advertising                                       105,277         90,697         82,596
     Telephone                                         169,457         88,777         62,629
     Postage, stationery and supplies                  365,170        302,468        166,529
     Consultant fees                                    54,705         68,686         40,274
     Litigation settlement                                   -        265,000              -
     Amortization of goodwill and acquisition cost     263,688        257,033              -
     Other operating expense                           562,873        495,399        448,311

          Total                                     $2,084,044     $2,180,997     $1,262,673


NOTE 14 - CONCENTRATIONS OF CREDIT

All of the Bank's loans, commitments and standby letters of credit have been granted to customers in the Bank's market area. The local economy in the Bank's market area is heavily dependent upon the timber industry. As of December 31, 1996 the amount of loans directly related to the timber industry totaled approximately $13,917,000. Investments in state and municipal securities also involve governmental entities within the Bank's market area. Other concentrations of credit by type of loan or commitment are set forth in Notes 3 and 11, respectively.


NOTE 15 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value:

     Cash, Due from Banks and Short-term Instruments

     The carrying amount of cash and short-term instruments approximate their fair value.

     Loans

     For variable-rate loans (non-commercial, consumer and real estate) that reprice frequently and have no significant change in credit risk, fair values are based on carrying values. For all other fixed-rate loans, fair values are based on discounted cash flow analyses.

     Deposit Liabilities

     The fair values disclosed for demand deposits are, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

     Long-term Debt and Short-term Borrowings

     The carrying amounts approximate their fair values.

     Off-Balance-Sheet Instruments

     Fair values for off-balance-sheet lending commitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing.

The estimated fair values of the Bank's financial instruments as of December 31, 1996 and 1995 are as follows (in thousands):

                                                    1996                      1995

                                                         Estimated                 Estimated
                                            Carrying       Fair       Carrying      Fair
                                             Amount        Value       Amount       Value
Financial assets
  Cash and due from banks                   $  7,773     $  7,773     $  7,370     $  7,370
  Federal funds sold                               -            -        1,640        1,640
  Investment securities                       38,405       38,405       35,779       35,780
  Loans                                      141,668            -      127,798            -
  Less: Allowance for loan losses             (1,943)           -       (1,689)           -
  Loans, net of allowance for loan losses    139,725      140,532      126,109      128,329

Financial liabilities
  Deposits                                   166,380      166,629      157,866      158,078
  Long-term debt and short-term borrowings     8,487        8,487        4,073        4,073

Unrecognized financial instruments
  Commitments to extend credit                13,986       13,986       14,708       14,709
  Standby letters of credit                      208          208          375          375



NOTE 16 - PARENT COMPANY

The condensed financial information for First Bancshares, Inc.
(Parent Company only) is presented as follows:


Statements of Financial Condition

                                                   1996            1995
Assets
     Cash                                      $   122,637     $    51,217
     Investment in subsidiaries, at equity      20,221,777      18,443,479
     Intangibles, net                            1,295,440       1,364,164
     Other assets                                  201,915         121,420

                                               $21,841,769     $19,980,280

Liabilities
     Note payable                              $ 3,004,000     $ 3,379,500
     Other liabilities                              48,165          34,368

                                                 3,052,165       3,413,868

Stockholders' equity                            18,789,604      16,566,412

                                               $21,841,769     $19,980,280



Statements of Income

                                                 1996           1995           1994
Dividend income                               $  953,264     $  809,569     $  806,737

Expenses
  Interest                                       280,359        301,389        109,033
  Amortization                                    68,724         68,724         68,724
  Miscellaneous                                    3,510          7,082          4,616

                                                 352,593        377,195        182,373
    Operating income before income tax benefit   600,671        432,374        624,364

Income tax benefit                              (141,628)      (105,946)       (17,624)

    Income before undistributed income of
       subsidiaries                              742,299        538,320        641,988

Undistributed income of subsidiaries
    Net income of subsidiaries                 2,919,236      3,106,360      1,492,305
    Less:  Dividends received                    953,264        809,569        806,737

       Undistributed income of subsidiaries    1,965,972      2,296,791        685,568

       Net income                             $2,708,271     $2,835,111     $1,327,556



Statements of Cash Flows


                                                     1996            1995            1994
Cash flows from operating activities
  Net income                                     $ 2,708,271     $ 2,835,111     $ 1,327,556
  Adjustments to reconcile net income to net
    cash provided by operating activities:
      Undistributed income of subsidiary          (1,965,972)     (2,296,791)       (685,568)
      Amortization                                    68,724          68,724          68,724
      Increase in tax receivable from subsidiary     (36,560)       (112,734)        (15,574)
      Other                                          (30,138)         34,370          (1,000)

        Net cash provided by operating activities    744,325         528,680         694,138

Cash flows used in investing activities
  Capital contribution to subsidiary                       -      (3,076,000)              -

Cash flows from financing activities
  Principal payments on long-term debt              (375,500)     (1,405,500)       (500,000)
  Proceeds from long-term debt                             -       3,755,000               -
  Proceeds from sale of treasury stock                     -         435,000               -
  Dividends paid                                    (297,405)       (227,851)       (194,262)

        Net cash provided by (used in) financing
          activities                                (672,905)      2,556,649        (694,262)

Net increase (decrease) in cash                       71,420           9,329            (124)

Cash at beginning of year                             51,217          41,888          42,012

Cash at end of year                              $   122,637     $    51,217     $    41,888

Supplemental disclosure of cash flow information
  Cash paid or (received) during the year for
    Interest                                     $   280,358     $   301,388     $   109,033
    Income tax (benefit)                            (105,068)          6,788          (2,050)

                                   Appendix D



                         March 24, 1997

The Board of Directors and Shareholders
United Security Bancshares, Inc.
131 W. Front Street
Thomasville, AL  36784-3143

Gentlemen:

     We understand that United Security Bancshares, Inc. ("USB") and First Bancshares, Inc. ("FBI") have entered into an Agreement and Plan of Merger dated as of August 19, 1996 (the "Merger Agreement"), which provides, among other things, for the merger of FBI with and into USB and the merger of FBI's wholly-owned subsidiary, First Bank and Trust, with and into USB's wholly-owned subsidiary, United Security Bank, (collectively "the Merger"). Pursuant to the Merger Agreement, each issued and outstanding share of FBI common stock, par value $5.00 per share (the "FBI Common Stock"), excluding shares held by stockholders who perfect their dissenter's rights of appraisal, shall cease to be outstanding and shall convert into and be exchanged for 5.8321 shares of USB common stock, par value $0.01 per share (the "USB Common Stock") (the "Exchange Ratio"). The terms and conditions of the Merger and the Exchange Ratio are more fully described in the Merger Agreement.

     You have asked our opinion as to whether the Exchange Ratio is fair, from a financial point of view, to the stockholders of USB.
     Chaffe & Associates, Inc. ("Chaffe"), through its experience in the securities industry, investment analysis and appraisal, and in related corporate finance and investment banking activities, including mergers and acquisitions, corporate recapitalization, and valuations for estate, corporate and other purposes, states that it is competent to provide an opinion as to the fairness of the Exchange Ratio contemplated herein. Neither Chaffe nor any of its officers or employees has an interest in USB or FBI Common Stocks. The fee received for the preparation and delivery of this opinion is not dependent or contingent upon any transaction.

     In connection with rendering its opinion, Chaffe, among other things: (i) reviewed the Joint Proxy Statement of USB and FBI for this proposed transaction in substantially the same form to be sent to stockholders, including a copy of the Merger Agreement; (ii) reviewed and analyzed certain publicly-available financial statements and other information of USB and FBI, respectively;
(iii) reviewed and analyzed certain internal financial statements and other financial and operating data concerning USB and FBI, prepared by the managements of USB and FBI, respectively, including financial projections;

The Board of Directors
United Security Bancshares, Inc.
March 24, 1997
Page 2



(iv) discussed the past and current operations and financial condition, and the prospects of USB and FBI with senior executives of USB and FBI, respectively; (v) reviewed the historical prices and trading volumes of the shares of USB Common Stock and FBI Common Stock; (vi) compared the financial performance of USB and FBI, and the prices and trading activity of the USB Common Stock and FBI Common Stock, with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed and discussed with senior managements of USB and FBI the strategic objectives of the Merger, and the synergies and certain other benefits of the Merger; (viii) reviewed the financial terms of business combinations in the commercial banking industry specifically and other industries generally, which Chaffe deemed generally comparable to the proposed transaction; (ix) considered a number of valuation methodologies, including among others, those that incorporate book value, relative contribution, pro forma earnings per share, and capitalization of earnings; and (x) performed such other studies and analyses as we deemed appropriate to this opinion.

     In its review, Chaffe relied, without independent verification, upon the accuracy and completeness of the historical and projected financial information, and all other information reviewed by it for purposes of its opinion. Chaffe did not make or obtained an independent review or appraisal of USB's or FBI's assets or liabilities, nor was Chaffe furnished with any such appraisals. Chaffe relied solely on USB and FBI for information as to the adequacy of their respective loan loss reserves and values of other real estate owned. With respect to projected financial results, including the estimates of synergies and other benefits expected to result from the Merger, Chaffe assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgements of the managements of USB and FBI of future financial performances of their respective companies. This opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, the date of this opinion. Chaffe expressed no opinion on the tax consequences of the proposed transaction.

     Based upon and subject to the foregoing and based upon such other matters as we considered relevant, it is our opinion that on the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of USB Common Stock.

Very truly yours,

CHAFFE & ASSOCIATES, INC.


/s/ Chaffe & Associates, Inc.
GFGL:mb

                           Appendix E

                         March 20, 1997



The Board of Directors and Shareholders
First Bancshares, Inc.
131 Main Street
Grove Hill, Alabama  36451

Gentlemen:

United Security Bancshares, Inc., Thomasville, Alabama ("United") and First Bancshares, Inc., Grove Hill, Alabama ("FBI") have entered into an Agreement providing for the merger of FBI into United ("Merger"). The terms of the Merger are set forth in the Agreement and Plan of Reorganization and Merger dated August 19, 1996.

The terms of the Merger provide that, with the possible exception of those shares as to which dissenter's rights may be perfected, each common share of FBI will be converted into stock of United.

You have asked our opinion as to whether the proposed transaction pursuant to the terms of the Merger are fair to the respective shareholders of FBI from a financial point of view.

In rendering our opinion, we have evaluated the consolidated financial statements of FBI available to us from published sources. In addition, we have: (a) to the extent deemed relevant, analyzed selected public information of certain other financial institutions and compared United and FBI from a financial point of view to the other financial institutions; (b) considered the historical market price of the common stock of United and FBI; (c) compared the terms of the Merger with the terms of certain other comparable transactions to the extent information concerning such acquisitions was publicly available; (d) reviewed the Agreement and Plan of Reorganization and related documents; and (e) made such other analyses and examinations as we deemed necessary. We also met with various senior officers of United and FBI to discuss the foregoing as well as other matters that may be relevant.

We have conducted a due diligence review of United but we have not reviewed registration statements, proxy materials, regulatory applications or other documents which must be prepared prior to completion of any transaction.

We have not independently verified the financial and other information concerning United, or FBI, or other data which we have considered in our review. We have assumed the accuracy and completeness of all such information; however, we have no reason to believe that such information is not accurate and complete. Our conclusion is rendered on the basis of securities market conditions prevailing as of the date hereof and on the conditions and prospects, financial and otherwise, of United and FBI as they exist and are known to us as of December 31, 1996.

It is understood that this opinion may be included in its entirety in any communication by FBI or the Board of Directors to the stockholders of FBI. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent.

Based on the foregoing, and subject to the limitations described above, we are of the opinion that the terms of the Merger are fair to the shareholders of FBI from a financial point of view.

Very truly yours,

/s/ Baxter Fentriss and Company

Baxter Fentriss and Company

                           Appendix F

                                             [EXECUTION COPY]

                UNITED SECURITY BANCSHARES, INC.
              LONG TERM INCENTIVE COMPENSATION PLAN
                                      Contents

Article 1.     Establishment, Objectives, and Duration                       1
               1.1.     Establishment of the Plan.                           1
               1.2.     Objectives of the Plan.                              1
               1.3.     Duration of the Plan.                                1

Article 2.     Definitions                                                   1

Article 3.     Administration                                                6
               3.1.     The Committee.                                       6
               3.2.     Authority of the Committee.                          6
               3.3.     Decisions Binding.                                   6
               3.4.     Grants to Non-Insiders by Chief Executive Officer.   6

Article 4.     Shares Subject to the Plan and Maximum Awards                 6
               4.1.     Number of Shares Available for Grants.               6
               4.2.     Lapsed Awards.                                       7
               4.3.     Adjustments in Authorized Shares.                    7

Article 5.     Eligibility and Participation                                 7
               5.1.     Eligibility.                                         7
               5.2.     Actual Participation.                                7

Article 6.     Stock Options                                                 7
               6.1.     Grant of Options.                                    7
               6.2     Award of Agreement.                                   7
               6.3.     Option Price.                                        8
               6.4.     Duration of Options.                                 8
               6.5.     Dividend Equivalents.                                8
               6.6.     Exercise of Options.                                 8
               6.7.     Payment.                                             8
               6.8.     Restrictions on Share Transferability.               8
               6.9.     Termination of Employment.                           9
               6.10.    Nontransferability of Options.                       9
                        (a)     Incentive Stock Options.                     9
                        (b)     Nonqualified Stock Options.                  9

Article 7.     Stock Appreciation Rights                                     9
               7.1.     Grant of SARs.                                       9
               7.2.     Exercise of Tandem SARs.                            10
               7.3.     Exercise of Freestanding SARs.                      10
               7.4.     SAR Agreement.                                      10
               7.5.     Term of SARs.                                       10
               7.6.     Payment of SAR Amount.                              10
               7.7.     Rule 16-3 Requirements.                             10
               7.8.     Termination of Employment.                          10
               7.9.     Nontransferability of SARs.                         11

Article 8.     Restricted Stock                                             11
               8.1.     Grant of Restricted Stock.                          11
               8.2.     Restricted Stock Agreement.                         11
               8.3.     Transferability.                                    11
               8.4.     Other Restrictions.                                 11
               8.5.     Voting Rights.                                      12
               8.6.     Dividends and Other Distributions.                  12
               8.7.     Termination of Employment.                          12

Article 9.     Performance Measures                                         12

Article 10.    Beneficiary Designation                                      13

Article 11.    Deferrals                                                    13

Article 12.    Rights of Employees                                          14
               12.1.    Employment.                                         14
               12.2.    Participation.                                      14

Article 13.    Change in Control                                            14
               13.1.    Treatment of Outstanding Awards.                    14
               13.2.    Termination, Amendment, and Modifications
                        of Change-in-Control Provisions.                    14

Article 14.    Amendment, Modification and Termination                      14
               14.1.    Amendment, Modification, and Termination.           14
               14.2.    Adjustment of Awards Upon the Occurrence
                        of Certain Unusual or Nonrecurrent Events.          15
               14.3.    Awards Previously Granted.                          15
               14.4.    Compliance with Code Section 162(m).                15

Article 15.    Withholding                                                  15
               15.1.    Tax Withholding.                                    15
               15.2.    Share Withholding.                                  15

Article 16.    Indemnification                                              16

Article 17.    Successors                                                   16

Article 18.    Legal Construction                                           16
               18.1.    Gender and Number.                                  16
               18.2.    Severability.                                       16
               18.3.    Requirements of Law.                                16
               18.4.    Securities Law Compliance.                          16
               18.5.    Governing Law.                                      17

Article 1.  Establishment, Objectives, and Duration

     1.1. Establishment of the Plan. United Security Bancshares, Inc., an Alabama corporation (hereinafter referred to as the "Company"), hereby establishes an incentive compensation plan to be known as the "United Security Bancshares, Inc. Long Term Incentive Compensation Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, and Restricted Stock.

     Subject to approval by the Company's stockholders, the Plan shall become effective as of June 1, 1997 (the "Effective Date") and shall remain in effect as provided in Section 1.3 hereof.

     1.2. Objectives of the Plan. The objectives of the Plan are to optimize the profitability and growth of the Company through incentives which are consistent with the Company's objectives and which link the interests of Participants to those of the Company's stockholders; to provide Participants with an incentive for excellence in individual performance; and to promote teamwork among Participants.

     The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company's success and to allow Participants to share in the success of the Company.

     1.3. Duration of the Plan. The Plan shall commence on the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after May 31, 2007.

Article 2.  Definitions

     Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized:

     2.1. "Award" means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock
Options, Stock Appreciation Rights, or Restricted Stock.

     2.2. "Award Agreement" means an agreement entered into by the Company and each Participant setting forth the terms and provisions applicable to Awards granted under this Plan.

     2.3. "Beneficial Owner" or "Beneficial Ownership" shall have the meaning ascribed to such term in Rule 13d-3 of the General
Rules and Regulations under the Exchange Act.

     2.4. "Board" or "Board of Directors" means the Board of Directors of the Company.

     2.5. "Cause" shall be determined by the Committee, in exercise of good faith and reasonable judgment, and shall mean the occurrence of any one or more of the following:

     (a) The willful and continued failure by the Participant to substantially perform his duties (other than any such failure resulting from the Participant's Disability), after a written demand for substantial performance is delivered by the Committee to the Participant that specifically identifies the manner in which the Committee believes that the Participant has not substantially performed his duties, and the Participant has failed to remedy the situation within thirty (30) calendar days of receiving such notice; or

     (b) The Participant's conviction for committing an act of fraud, embezzlement, theft, or another act constituting a felony;
or

     (c) The willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company, as determined by the Committee. However, no act or failure to act, on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his action or omission was in the best interest of the Company.

     2.6. "Change in Control" of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

     (a) Any Person (other than those Persons in control of the Company as of the Effective Date, or other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company) becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities; or

     (b) During any period of two (2) consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board (and any new Director, whose election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority thereof; or

     (c) The stockholders of the Company approve: (i) a plan of complete liquidation of the Company; or (ii) an agreement for the sale or disposition of all or substantially all the Company's assets; or (iii) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger, consolidation, or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

      However, in no event shall a Change in Control be deemed to have occurred, with respect to the Participant, if the Participant is part of a purchasing group which consummates the Change-in-Control transaction. The Participant shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Participant is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than three percent (3%) of the stock of the purchasing company; or
(ii) ownership of equity participation in the purchasing company or group which is otherwise not significant, as determined prior to the Change in Control by a majority of the nonemployee Directors who were Directors prior to the transaction, and who continue as Directors following the transaction).

     2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.8. "Committee" means a Committee appointed by the Board to administer the Plan with respect to grants of Awards, as specified in Article 3 herein.

     2.9. "Company" means United Security Bancshares, Inc., and also means any corporation of which a majority of the voting capital stock is owned directly or indirectly by United Security Bancshares, Inc. or by any of its Subsidiaries, and any other corporation designated by the Committee as being a Company hereunder (but only during the period of such ownership or designation).

     2.10. "Covered Employee" means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is one of the group of "covered employees," as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

     2.11. "Director" means any individual who is a member of the Board of Directors of the Company.

     2.12. "Disability" as applied to a Participant, means that the Participant (i)has established to the satisfaction of the Committee that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than 12 months (all within the meaning of Section 22(e)(3) of the Code), and (ii)has satisfied any requirement imposed by the Committee in regard to evidence of such disability.

     2.13. "Effective Date" shall have the meaning ascribed to such term in Section 1.1 hereof.

     2.14. "Employee" means any key officer or employee of the Company. Directors who are not employed by the Company shall not be considered Employees under this Plan.

     2.15.  "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time, or any successor act thereto.

     2.16. "Fair Market Value" shall be determined by the Committee, except if any Shares are registered under the Exchange Act, then Fair Market Value shall be determined on the basis of the closing sale price on the principal securities exchange on which the Shares are traded or, if there is no such sale on the relevant date, then on the last previous day on which a sale was reported.

     2.17. "Freestanding SAR" means an SAR that is granted independently of any Options, as described in Article 7 herein.

     2.18. "Incentive Stock Option" or "ISO" means an option to purchase Shares granted under Article 6 herein and which is designated as an Incentive Stock Option and which is intended to meet the requirements of Code Section 422.

     2.19. "Insider" shall mean an individual who is, on the relevant date and for purposes of Section 16 of the Securities Exchange Act of 1934, an officer, director or ten percent (10%) beneficial owner of any class of the Company's voting securities.

     2.20. "Nonemployee Director" means an individual who is a member of the Board of Directors of the Company but who is not an Employee of the Company.

     2.21. "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Article 6 herein and which is not intended to meet the requirements of Code Section 422.

     2.22.  "Option" means in Incentive Stock Option or a
Nonqualified Stock Option, as described in Article 6 herein.

     2.23. "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option.

     2.24. "Participant" means an Employee who has outstanding an Award granted under the Plan. The term "Participant" shall not include Nonemployee Directors. Participants shall also include any non-employees of the Company if and when the Committee authorizes a grant of a Nonqualified Stock Option to a non-employee as permitted under Article 5, Section 5.1 and Article 6.

     2.25.  "Performance-Based Exception" means the
performance-based exception from the tax deductibility limitations of Code Section 162(m).

     2.26. "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance objectives, or upon the occurrence of other events as determined by the Committee, at its discretion), and the Shares of Restricted Stock are subject to a substantial risk of forfeiture, as provided in Article 8 herein.

     2.27. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.28. "Restricted Stock" means an Award granted to a Participant pursuant to Article 8 herein.

     2.29. "Retirement" as applied to a Participant, means the Participant's termination of employment in a manner which qualifies the Participant to receive immediately payable retirement benefits under the Strategic Medical Systems 401(k) Retirement Plan, under the successor or replacement of such Retirement Plan if it is then no longer in effect, or under any other retirement plan maintained or adopted by the Company which is determined by the Committee to be the functional equivalent of such Retirement Plan.

     2.30.  "Shares" means common stock of United Security
Bancshares, Inc., par value $.01 per share.

     2.31. "Stock Appreciation Right" or "SAR" means an Award, granted alone or in connection with a related Option, designated as an SAR, pursuant to the terms of Article 7 herein.

     2.32. "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company has a majority voting interest.

     2.33. "Tandem SAR" means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled.)

Article 3.  Administration

     3.1. The Committee. The Plan shall be administered by a Committee appointed by the Board, which Committee shall satisfy the "disinterested administration" rules of Rule 16b-3 under the Exchange Act, or any successor provision if the Company has any securities registered under the Exchange Act. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board of Directors.

     3.2. Authority of the Committee. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, including Section 3.4, the Committee shall have full power to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any agreement or instrument entered into under the Plan as they apply to Employees; establish, amend, or waive rules and regulations for the Plan's administration as they apply to Employees; and (subject to the provisions of Article 14 herein) amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan, as the Plan applies to Employees. As permitted by law, the Committee may delegate its authority as identified herein.

     3.3. Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

     3.4. Grants to Non-Insiders by Chief Executive Officer. To the extent permissible under governing rules and regulations, and, in particular, Section 10-2B-8.25 of the Alabama Business Corporations Act, the Chief Executive Officer of the Company shall have the authority to make and administer grants of Awards under this Plan to non-Insiders upon such terms and conditions as the Chief Executive Officer shall determine; provided, however, that the total number of Awards granted by the Chief Executive Officer each year shall be subject to advance approval by the Committee.

Article 4.  Shares Subject to the Plan and Maximum Awards

     4.1. Number of Shares Available for Grants. Subject to adjustment as provided in Section 4.3 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be sixty thousand (60,000).

     Notwithstanding the foregoing, the maximum number of Shares of Restricted Stock granted pursuant to Article 8 herein shall be an amount equal to thirty percent (30%) of the total number of Shares reserved for issuance under the Plan.

     Unless and until the Committee determines that an Award to a Covered Employee shall not be designed to comply with the Performance-Based Exception, the maximum aggregate number of Shares that may be granted or that may vest, as applicable, pursuant to any Award granted in any one fiscal year to any single Covered Employee shall be ten thousand (10,000).

     4.2. Lapsed Awards. If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award shall again be available for the grant of an Award under the Plan.

     4.3. Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code
Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares which may be delivered under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards granted under the Plan, and in the Award limits set forth in Section 4.1, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

Article 5.  Eligibility and Participation

     5.1. Eligibility. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board. However, non-employees shall be eligible to participate in Nonqualified Stock Options, as described in
Article 6 herein, as and when the Committee shall determine that a grant of such an option to a non-employee would satisfy the objectives of the Plan as described in Article 2, Section 2.1.

     5.2. Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees, those to whom Awards shall be granted and shall determine the nature and amount of each Award.

Article 6.  Stock Options

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

     6.2 Award of Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO within the meaning of Code Section 422, or an NQSO whose grant is intended not to fall under the provisions of Code Section 422.

     6.3.  Option Price.  The Option Price for each grant of an
Option under this Plan shall be at least equal to one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

     6.4. Duration of Options. Each Option granted to an Employee shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary date of its grant.

     6.5. Dividend Equivalents. The Committee may grant dividend equivalents in connection with Options granted under this Plan.
Such dividend equivalents may be payable in cash or in Shares, upon such terms as the Committee, in its sole discretion, deems appropriate.

     6.6. Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

     6.7. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

     The Option Price upon exercise of any Option shall be payable to the Company in full either: (a) in cash or its equivalent, or
(b) if permitted in the governing Award Agreement, by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) if permitted in the governing Award Agreement, by a combination of (a) and (b).

     The Committee also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan's purpose and applicable law.

     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

     6.8. Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

     6.9. Termination of Employment. Each Option, to the extent it has not been previously exercised, shall terminate upon the earliest to occur of: (i) the expiration of the Option period set forth in the Option Award Agreement; (ii) for ISOs, the expiration of three (3) months following the Participant's Retirement (following the Participant's Retirement, NQSOs shall terminate upon the expiration of the Option period set forth in the Option Award Agreement); (iii) the expiration of twelve (12) months following the Participant's death or Disability; (iv) immediately upon termination for Cause; or (v) the expiration of thirty (30) days following the Participant's termination of employment for any reason other than Cause, Change in Control, death, Disability, or Retirement. Upon a termination of employment related to a Change in Control, Options shall be treated in the manner set forth in Article 13.

     6.10.  Nontransferability of Options.

     (a) Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     (b) Nonqualified Stock Options. Except as otherwise provided in a Participant's Award Agreement, no NQSO granted under this
Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7.  Stock Appreciation Rights

     7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time after the Shares are registered under the Exchange Act and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SAR.

     The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

     The grant price of a Freestanding SAR shall equal the Fair
Market Value of a Share on the date of grant of the SAR. The grant price of Tandem SARs shall equal the Option Price of the related
Option.

     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceed the Option Price of the ISO.

     7.3. Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them.

     7.4. SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Committee shall determine.

     7.5. Term of SARs. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion;
provided, however, that such term shall not exceed ten (10) years.

     7.6.  Payment of SAR Amount.  Upon exercise of an SAR, a
Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

     (a) The difference between the Fair Market Value of a Share on the date of exercise over the grant price; by

     (b) The number of Shares with respect to which the SAR is exercised.

     At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

     7.7. Section 16 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of an SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Section 16 of the Exchange Act (or any successor rule).

     7.8. Termination of Employment. Each SAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant's employment with the Company. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

     7.9. Nontransferability of SARs. Except as otherwise provided in a Participant Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 8.  Restricted Stock

     8.1. Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine. Without limiting the generality of the foregoing, Restricted Shares may be granted in connection with payouts under other compensation programs of the Company.

     8.2. Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by a Restricted Stock Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Committee shall determine.

     8.3. Transferability. Except as provided in this Article 8, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

     8.4. Other Restrictions. Subject to Article 9 herein, the Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance objectives (Company-wide, business unit, and/or individual), time-based restrictions on vesting following the attainment of the performance objectives, and/or restrictions under applicable federal or state securities laws.

     At the discretion of the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

     Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the applicable Period of Restriction.

     8.5.  Voting Rights.  During the Period of Restriction,
Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

     8.6. Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may be credited with regular cash dividends paid with respect to the underlying Shares while they are so held. Such dividends may be paid currently, accrued as contingent cash obligations, or converted into additional shares of Restricted Stock, upon such terms as the Committee establishes.

     The Committee may apply any restrictions to the dividends that the Committee deems appropriate. Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Shares granted to a Covered Employee is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Shares, such that the dividends and/or the Restricted Shares maintain eligibility for the Performance-Based Exception.

     In the event that any dividend constitutes a "derivative security" or an "equity security" pursuant to Rule 16(a) under the Exchange Act, such dividend shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend is paid.

     8.7. Termination of Employment. Upon a Participant's death, Disability, or Retirement, all Restricted Shares shall vest immediately subject to any limitations under Code Section 162(m). Each Restricted Stock Award Agreement shall set forth the extent to which the Participant shall have the right to retain unvested Restricted Shares following termination of the Participant's employment with the Company in all other circumstances. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment; provided, however, that, except in the case of terminations by reason of death or Disability, the vesting of Shares of Restricted Stock which qualify for the Performance-Based Exception and which are held by Covered Employees shall occur at the time they otherwise would have, but for the employment termination.
Article 9.  Performance Measures

     Unless and until the Committee proposes for stockholder vote and stockholders approve a change in the general performance measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Covered Employees which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among the following alternatives:

     (a)     Net Income;
     (b)     Return on Equity;
     (c)     Earnings per Share;
     (d)     Return on Assets;
     (e)     Total Shareholder Return; and
     (f)     Return on Investment.

     Subject to the terms of the Plan, each of these measures shall be defined by the Committee on a corporation or subsidiary basis or in comparison with peer group performance, and may include or exclude specified extraordinary items, as determined by the Company's auditors.

     The Committee shall have the discretion to adjust the determinations of the degree of attainment of the preestablished performance objectives; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants without satisfying the requirements of Code Section 162(m).

Article 10.  Beneficiary Designation

     Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant, in writing with the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

Article 11.  Deferrals

     The Committee may permit or require a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or objectives with respect to Performance Units/Shares. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

Article 12.  Rights of Employees

     12.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

     12.2. Participation. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Article 13.  Change in Control

     13.1. Treatment of Outstanding Awards. Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges:

     (a) Any and all Options and SARs granted hereunder shall become immediately exercisable, and shall remain exercisable throughout their entire term; and

     (b) Any restriction periods and restrictions imposed on Shares of Restricted Stock shall lapse; provided, however, that the degree of vesting associated with Restricted Stock which has been conditioned upon the achievement of performance conditions pursuant to Section 8.4 herein shall be determined in the manner set forth in Section 8.7 herein.

     13.2. Termination, Amendment, and Modifications of Change-in-Control Provisions. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article 13 may not be terminated, amended, or modified on or after the date of a Change in Control to affect adversely any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant's outstanding Awards.

Article 14.  Amendment, Modification and Termination

     14.1.  Amendment, Modification, and Termination.  Subject to
Section 13.2 herein, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part; provided, however, that no amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3 under the Exchange Act, including any successor to such Rule, shall be effective unless such amendment shall be approved by the requisite vote of stockholders of the Company entitled to vote thereon.

     The Committee shall not have the authority to cancel outstanding Awards and issue substitute Awards in replacement thereof.

     14.2. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurrent Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan; provided, however, that Awards which are designed to qualify for the Performance-Based Exception, and which are held by Covered Employees, may only be adjusted to the extent permissible under Code Section 162(m).

     14.3. Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

     14.4. Compliance with Code Section 162(m). At all times when Code Section 162(m) is applicable, all Awards granted under this Plan shall comply with the requirements of Code Section 162(m); provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Code
Section 162(m) will not be required. In addition, in the event that changes are made to Code Section 162(m) to permit greater flexibility with respect to any Award or Awards available under the Plan, the Committee may, subject to this Article 14, make any adjustments it deems appropriate.

Article 15.  Withholding

     15.1. Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

     15.2. Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be withheld on the transaction. All such elections shall be made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 16.  Indemnification

     Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article 17.  Successors

     All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Company, or a merger, consolidation, or otherwise.

Article 18.  Legal Construction

     18.1. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.2. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

     18.3. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

     18.4. Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act as if the Company were presently subject to the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

     18.5. Governing Law. To the extent not preempted by federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Alabama.


     Dated this the 21st day of March, 1997.

                                   United Security Bancshares, Inc.


                                   By: /s/ Larry M. Sellers
                                   Its: Secretary


                                   PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

     Item 20.     Indemnification of Directors and Officers.

     The Alabama Business Corporation Act (the "ABCA") gives Alabama corporations broad powers to indemnify their present and former directors and officers against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers. Subject to specific conditions and exclusions, the ABCA requires an Alabama corporation to indemnify directors and officers who successfully defend actions, and it permits a corporation to indemnify its directors and officers under other circumstances as the corporation deems appropriate, if certain statutory standards are met. The indemnification required and permitted under the ABCA is not exclusive of any other rights to which those indemnified may be entitled under any statute, provision of the articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise. The ABCA also authorizes Alabama corporations to buy directors' and officers' liability insurance.

     Although USB's By-laws are silent regarding director and officer indemnification, USB's current Articles of Incorporation, as amended, mandate that USB shall indemnify its directors and officers in all cases expressly authorized under the ABCA in which the specified standards have been met. In general, the applicable standard is that the individual shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. If the director or officer has been successful in defending a proceeding, however, indemnification is mandatory without reference to any such standard. On the other hand, indemnification is not permitted with respect to litigation brought by or in the right of the corporation in which the officer or director is adjudged liable to the corporation or in connection with any proceeding in which the officer or director is adjudged liable on the basis that personal benefit was improperly received by him. This restriction does not apply, however, to the extent that the court in which the action is brought determines that such officer or director is entitled to indemnity for particular expenses.

     In addition, USB has entered into an Indemnification Agreement with each of its directors that provides indemnification to the fullest extent authorized by the law. These Indemnification Agreements, like the Articles of Incorporation, as amended, take advantage of the ABCA's provisions allowing for expansion upon statutory indemnification and are intended to provide the broadest rights of indemnification available under the ABCA.

     USB has in effect a directors' and officers' liability policy with Continental Insurance in the amount of $3,000,000. This policy provides for indemnification of USB's officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in the policy.



     Item 21.     Exhibits and Financial Statement Schedules.

     (a)     Exhibits:

     2.1 Agreement and Plan of Merger dated as of August 19, 1996, as amended March18, 1997, is found at Appendix A to the Joint Proxy Statement and
               Prospectus included in Part I hereof.

     3.1 Amended and Restated Articles of Incorporation, filed as Exhibit 3(c) to Registrant's Form 10-Q for the quarter ended June 30, 1995 (No. 0-14549), is incorporated herein by reference.

     3.2       Bylaws, filed as Exhibit 3(d) to Registrant's Form
               10-K for the year 1987 (No. 0-14549), is
               incorporated herein by reference.

     5.1* Opinion of Maynard, Cooper & Gale, P.C. re legality dated February 6, 1997.

     8.1 Opinion of Maynard, Cooper & Gale, P.C. re tax matters dated April 2, 1997.

     8.2 Opinion of Walston, Wells, Anderson & Bains re tax matters dated April 2, 1997.

     10.1**    Employment Contract between Registrant and Jack M.
               Wainwright, III dated March 18, 1997.

     10.2      Form of Indemnification Agreement filed as Exhibit
               10(e) to Registrant's Form 10-K for the year 1994
               (No. 0-14549) is incorporated herein by reference.

     10.3 Option Agreement dated July 16, 1996, from First Bancshares, Inc. for the benefit of the Registrant filed as Exhibit 99.2 to Registrant's Form 8-K dated July 16, 1996 (No. 0-14549) is incorporated herein by reference.

     10.4 Option Agreement dated July 16, 1996, from the Registrant for the benefit of First Bancshares, Inc. filed as Exhibit 99.3 to Registrant's Form 8-K dated July 16, 1996 (No. 0-14549) is incorporated herein by reference.

     10.5*     Agreement for Computer Services dated September 1,
               1993, between First Data Services, Inc. and First
               Bank and Trust.

     10.6*     Agreement for Bookkeeping Services dated June 3,
               1994, between First Banking Services, Inc. and
               First Bank and Trust.

     10.7      United Security Bancshares, Inc. Long Term
               Incentive Compensation Plan, Appendix F to the Joint Proxy Statement and Prospectus included in Part I hereof.

     13.1 Registrant's 1996 Annual Report on Form 10-K for the year ended December 31, 1996 (No. 0-14549), is incorporated herein by reference.

     21.1 Subsidiaries of Registrant, filed as Exhibit (22) to Registrant's Form 10-K for the year 1996 (No.
               0-14549), is incorporated herein by reference.

     23.1      Consent of Smith, Dukes & Buckalew.

     23.2      Consent of Dudley, Hopton-Jones, Sims & Freeman.

     23.3* Consent of Maynard, Cooper & Gale, P.C. is included in their opinion re legality filed as Exhibit 5.1 hereto.

     23.4 Consent of Maynard, Cooper & Gale, P.C. is included in their opinion re tax matters filed as Exhibit
               8.1 hereto.

     23.5 Consent of Walston, Wells, Anderson & Bains is included in their opinion re tax matters filed as
               Exhibit 8.2 hereto.

     23.6**    Consent of Baxter Fentriss and Company

     23.7**    Consent of Chaffe & Associates, Inc.

     23.8* Consents of persons named to become directors of Registrant upon consummation of the Merger.

     24.1 Power of Attorney (contained on signature page of the Registration Statement).

     99.1**    Form of Proxy to be used at United Security
               Bancshares, Inc. annual meeting.

     99.2*     Form of Proxy to be used at First Bancshares, Inc.
               annual meeting.

_________________________
*     Filed with Registration Statement on Form S-4 (333-21241).

**    Filed with Amendment No. 2 to Registration Statement on Form
      S-4 (333-21241).

     (b)     Financial Statement Schedules:

     None.

     Item 22.     Undertakings.

     (a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          2. Insofar as an indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thomasville, Alabama, on the 2nd day of April, 1997.

                      UNITED SECURITY BANCSHARES, INC.


                      By: /s/ Jack M. Wainwright, III
                          __________________________________________
                              Jack M. Wainwright, III, President and
                              Chief Executive Officer


     Pursuant to the requirements of the Securities Exchange Act of 1933, this Amendment No. 2 to Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated below.

        Signature              Title

/s/ Jack M. Wainwright, III    President, Chief Executive        April 11, 1997
___________________________    Officer, and Director
Jack M. Wainwright, III        (Principal Executive Officer)

/s/ Larry M. Sellers           Treasurer (Principal Financial    April 11, 1997
___________________________    Officer, Principal Accounting
Larry M. Seller                Officer)


          *                    Director                          April 11, 1997
___________________________
Gerald P. Corgill


___________________________    Director                          _____________
Roy G. Cowan


          *                    Director                          April 11, 1997
___________________________
William G. Harrison


          *                    Director                          April 11, 1997
___________________________
Hardie B. Kimbrough


___________________________    Director                          _____________
James L. Miller


          *                    Director                          April 11, 1997
___________________________
D. C. Nichols


          *                    Director                          April 11, 1997
___________________________
Harold H. Spinks


          *                    Director                          April 11, 1997
___________________________
James C. Stanley


___________________________    Director                          _____________
Howard M. Whitted


/s/ Larry M. Sellers
____________________
Larry M. Sellers
Attorney-in-Fact

* By Power-of-Attorney


                           EXHIBIT 8.1

                                                   Exhibit 8.1

                          April 2, 1997


United Security Bancshares, Inc.
131 West Front Street
Thomasville, AL  36784
Attention:  Chairman

         Re: Agreement and Plan of Merger dated as of August 19, 1996, as amended on March 18, 1997 (the "Agreement") between First Bancshares, Inc. ("FBI"); United Security Bancshares, Inc.("USB"); which provides for the merger of FBI with and into USB, and the merger of FBI's wholly-owned subsidiary bank, First Bank and Trust ("First Bank") with and into USB's wholly-owned subsidiary bank, United Security Bank ("USB Bank")

Gentlemen:

     This letter is in response to your request that we provide you with our opinion with respect to certain of the federal income tax consequences of consummation of the transactions set forth in the Agreement. In rendering this opinion, we have relied upon the facts presented to us in (i) the Agreement and (ii) the Joint Proxy Statement and Prospectus filed with the Securities and Exchange Commission as part of USB's Registration Statement on Form S-4, including the exhibits thereto along with the amendments thereto. Additionally, we have relied upon the representations of management of FBI and management of USB set forth in certificates of officers of those entities, copies of which are attached hereto as Exhibits A and B, respectively. In the aggregate, the facts relied upon are as set forth in the Section of this letter denominated "FACTS."

     In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.

     We have assumed that the stockholders of both USB and FBI approve the Agreement in accordance with law of Alabama, their state of incorporation. We have assumed that the transactions contemplated by the Agreement, including the Holding Company Merger and the Bank Merger (as hereinafter defined) will qualify as statutory mergers under Alabama law.

                              FACTS

     USB is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with its principal executive office located in Thomasville, Alabama. It presently has 2,400,000 authorized shares of common capital stock, $.01 par value per share ("USB Common Stock"), of which 2,137,960 shares were issued and outstanding as of December 31, 1996. Assuming shareholder approval, which is a condition for approval of the Holding Company Merger described herein, the authorized capital of USB will be increased to 10,000,000 shares of Common Stock. Since December 31, 1996, there has been no change in the issued and outstanding USB Common Stock (except (i) as will be effected by the transactions described herein including the increase in authorized capital stock, and (ii) for insignificant changes occurring in the ordinary course of business).

     USB owns all the stock of USB Bank, an Alabama state banking corporation.

     FBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with its principal executive offices located in Grove Hill, Alabama. As of December 31, 1996, FBI had 500,000 authorized shares of common capital stock, each of which had a par value of $1.00 per share (the "FBI Common Stock"), of which 239,843 were issued and outstanding as of December 31, 1996. FBI has no other class of stock authorized.

     FBI owns all the stock of First Bank, an Alabama state banking corporation.

     Numerous factors were considered by the Boards of Directors of FBI and USB in approving and recommending to their respective shareholders the terms of the merger of FBI into USB (the "Holding Company Merger") and the merger of First Bank into USB Bank (the "Bank Merger") set forth in the Agreement (collectively where no distinction is required the "Merger") to their respective shareholders. These included an analysis of the financial structure; results of operations; prospects of USB, USB Bank, FBI and First Bank; the composition of the businesses of the two organizations; the overall compatibility of the management of the organizations; the outlook for both organizations in the banking and financial services industry; and the opinion of investment bankers as to the fairness of the terms of the Merger from a financial point of view.

     USB's Board of Directors believed that the Merger would improve shareholder value as well as provide a foundation for strong, long-term returns. Additionally, the Merger would result in more diversity in earning assets. First Bank has a large consumer-based loan portfolio, while USB Bank has a larger, more diverse investment portfolio. The combined diverse assets, coupled with the stable deposit base and strong capital position of both banks, would strengthen the competitive position of the surviving bank.

     USB has a strong community-minded philosophy and a commitment to community banking. By USB merging with FBI and USB Bank merging with First Bank, which is a like-minded bank, the USB Board believed the opportunity to expand and employ more resources to the communities financial service needs would be increased.

     Technological changes are occurring rapidly in the financial industry, and the FBI Board of Directors believed that a combined financial institution would enhance the surviving bank's ability to provide customers the benefits these changes bring, including more convenient, less costly delivery systems. The FBI Board also believed that a combined management team would be capable of operating a stronger, more productive and efficient financial institution capable of providing more diverse products and improved methods of service at lower costs.

     Prior to the Merger, no FBI Common Stock will be held by FBI or any subsidiary thereof or by USB or any subsidiary thereof, other than in a fiduciary capacity and, in the case of FBI, as treasury stock. Upon consummation of the Holding Company Merger, each share of FBI Common Stock issued and outstanding immediately prior to the Holding Company Merger (excluding shares held by Stockholders who perfect their dissenter's rights) shall cease to be outstanding and shall be converted into 5.8321 newly issued shares of USB Common Stock. The USB Common Stock to be issued in the Merger will have been registered with the Securities and Exchange Commission under the Securities Act of 1933. The ratio for the exchange of shares of FBI Common Stock for USB Common Stock was negotiated through arm's-length bargaining. Accordingly, the fair market value of the USB Common Stock and cash consideration, in the case of fractional shares, will be approximately equal to the fair market value of the FBI Common Stock surrendered in exchange therefor.

     Each share of USB Common Stock (excluding shares held by stockholders who perfect their dissenter's right of appraisal as provided in the Agreement) issued and outstanding immediately prior to the effective time of the Holding Company Merger shall remain issued and outstanding from and after the effective time.

     In structuring the Bank Merger, USB will designate USB Common Stock as the consideration being constructively exchanged for First Bank common stock. To avoid the expense and inconvenience of issuing USB Common Stock in the Bank Merger, the shares of First Bank common stock constructively obtained by USB in the Holding Company Merger will be cancelled in the Bank Merger. The fair market value of the USB Common Stock to be constructively exchanged in the Bank Merger will be approximately equal to the fair market value of First Bank common stock to be exchanged therefore. USB has no plan or intention to reacquire any of the USB Common Stock to be constructively issued and exchanged in the Bank Merger.
Prior to the Bank Merger, USB will own stock possessing at least 80 percent of the total combined voting power of all classes of stock of USB Bank entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of USB Bank. Following the Bank Merger, USB Bank will not issue additional shares of its stock that would result in USB owning less than 80 percent of the total combined voting power of all classes of stock of USB Bank entitled to vote or less than 80 percent of the total number of shares of all other classes of stock of USB Bank.

     As contemplated in the Agreement, FBI will be merged into and become a part of USB, which will be the surviving corporation. FBI's separate corporate existence will cease to exist upon consummation of the Holding Company Merger. The Holding Company Merger will be effected pursuant to the laws of the State of Alabama. USB, as the successor corporation, will acquire all of the assets of FBI (both net and gross) and assume all of FBI's liabilities. Both the fair market value and adjusted basis of the assets of FBI to be transferred to USB will equal or exceed the sum of liabilities to be assumed by USB, plus the amount of liabilities, if any, to which the transferred assets are subject. The liabilities of FBI to be assumed by USB and the liabilities to which transferred assets of FBI are subject were incurred by FBI in the ordinary course of its business. FBI does not have any indebtedness of USB or any subsidiary or affiliate of USB that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction. Nor does USB have any indebtedness of FBI or any subsidiary or affiliate of FBI that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     Additionally, First Bank will be merged into and become a part of USB Bank which will be the surviving corporation. First Bank's separate corporation existence will cease to exist upon consummation of the Bank Merger. Thereafter, USB Bank will continue the businesses of USB Bank and First Bank conducted prior to the Bank Merger. The Bank Merger will be effected pursuant to the laws of the State of Alabama. USB Bank, as the successor corporation, will acquire all of the assets of First Bank (both net and gross) and assume all of First Bank's liabilities. Both the fair market value and adjusted basis of the assets of First Bank to be transferred to USB Bank will equal or exceed the sum of liabilities to be assumed by USB Bank, plus the amount of liabilities, if any, to which the transferred assets are subject. The liabilities of First Bank to be assumed by USB Bank and the liabilities to which transferred assets of First Bank are subject were incurred by First Bank in the ordinary course of its business. First Bank does not have any indebtedness of USB, USB Bank or any subsidiary of USB Bank that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction. Nor does USB Bank have any indebtedness of FBI, First Bank or any subsidiary of First Bank that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     USB has no plan or intention to liquidate USB Bank, to merge USB Bank into another corporation, or to cause USB Bank to sell or otherwise dispose of any of the assets of First Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business.

     No fractional shares will be issued in connection with the Holding Company Merger. In the event that a fractional share is computed, the shareholder will receive cash (without interest) in lieu thereof. The cash payment in lieu of fractional shares is solely for the purpose of avoiding the expense and inconvenience to USB of issuing fractional shares and does not represent separately bargained-for consideration. No one holder of FBI Common Stock will receive cash greater than the book value of one full share of USB Common Stock as of the most recent month-end prior to the effective date of the Holding Company Merger, and in the aggregate the maximum amount of cash consideration that will be paid in the transaction to the holders of FBI Common Stock in lieu of fractional shares will not exceed the product of (i) the number of holders of FBI Common Stock on the effective date of the Holding Company Merger, times (ii) the book value of one full share of USB Common Stock as of the most recent month-end prior to the effective date of the Holding Company Merger. The total cash consideration that will be paid in the Holding Company Merger instead of issuing fractional shares is not expected to exceed one percent of the total consideration to be received. Any holder of USB Common Stock or FBI Common Stock who perfects his statutory dissenter's rights shall be entitled to receive the value of such shares in cash, as determined pursuant to the Alabama Business Corporation Act.

     USB has no plan or intention to sell or otherwise dispose of any of the assets of FBI acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business. Following the Holding Company Merger, USB will continue the historic business of FBI and use a significant portion of FBI's assets in such business, including the operation of the banking business of FBI conducted through First Bank.

     USB Bank has no plan or intention to sell or otherwise dispose of any of the asset of First Bank acquired in the transaction, except for disposition made, or to be made, in the ordinary course of business. Following the Bank Merger, USB Bank will continue the historic business of First Bank and use a significant portion of First Bank's asset in such business.

     All USB Common Stock to be received by FBI shareholders will be freely transferable, except for USB Common Stock received by persons deemed to be "affiliates" of FBI who, under Rule145 pursuant to the Securities Act of 1933, will be restricted as to future sales. As of the effective date of the Holding Company Merger, each such affiliate will have entered into an agreement restricting resale of the USB Common Stock.

     To the best knowledge of management of FBI, there is no plan or intention by any holder of 1% or more of the outstanding shares of FBI Common Stock to (i) sell, exchange, or otherwise dispose of any of the USB Common Stock received in the transaction (ii) reduce the risk associated with the ownership of USB Common Stock by entering into a transaction such as a short sale of USB Common Stock (including transactions commonly referred to as "short-against-the-box"), the granting of a "deep-in-the-money" call option, or other arrangement, or (iii) enter into, or consent to, any contract or other arrangement with respect to the sale, exchange or other disposition of USB Common Stock to be received in the Holding Company Merger (collectively a "Disposition Transaction"). To the best knowledge of management of FBI, there is no plan or intention on the part of the remaining holders of FBI Common Stock to engage in a Disposition Transaction of a number of USB Common Stock received in the Holding Company Merger that would reduce the holders of FBI Common Stock holdings of USB Common Stock received in the Holding Company Merger to less than 50% of the value of all FBI Common Stock as of the effective date of the Holding Company Merger. USB has no plan or intention to reacquire any USB Common Stock issued in the transaction.

     Nine of the ten present directors of FBI will be elected to the Board of Directors of USB effective on the date of consummation of the Holding Company Merger and thereafter will receive an annual fee as a director of USB. The fee to be paid such individuals, as directors, is not allocable to any of the FBI Common Stock. Fred Huggins will be elected to serve as Chairman and Chief Executive Officer of Acceptance Loan Company, Inc., which is presently a wholly-owned subsidiary of First Bank and which will be a wholly owned subsidiary of USB Bank as a result of the Bank Merger. Additionally, Mr. Huggins and Ray Sheffield will be elected as Vice Chairman of the Board of Directors of USB, and Mr. Huggins will be
elected Chairman of the Board of Directors of USB Bank.   Any
consideration to be paid by USB Bank or USB to such individuals for their employment services is not allocable to any of their FBI Common Stock. Finally, no shareholder-employee of FBI will receive any consideration for the FBI Common Stock owned by such shareholder-employee in the form of compensation for services rendered or to be rendered, and all compensation to such shareholder-employees for services rendered or to be rendered will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     None of USB, its subsidiaries (other than in a fiduciary capacity), directors and executive officers owned as of December
31, 1996 any FBI Common Stock.

     USB and FBI will each bear and pay costs and expenses incurred by it, or on its behalf, in connection with the Merger, including filing, registration and application fees, printing and mailing fees and expenses and fees and expenses of their respective accountants and counsel. Any costs and expenses incurred by a holder of FBI Common Stock will be for his own account and will not be paid by USB or FBI.

     None of USB, USB Bank, FBI, or First Bank are under the jurisdiction of a court in a Title11 or similar case.

     As of December 31, 1996, the total assets of FBI, exclusive of cash, cash items (including receivables) and Government securities, were $180,283,246. Of this amount, the total value of the assets held for investment constitutes $ 32,753,944, of which $31,464,789 consisted of stock and securities. As of the date hereof, there has been no substantial change in FBI's total assets, that portion of FBI's total assets held for investment or that portion represented by stock and securities.

     As of December 31, 1996, the total assets of First Bank, exclusive of cash, cash items (including receivables) and Government securities, were $180,283,246. Of this amount, the total value of the assets held for investment constitutes $32,753,944, of which $31,464,789 consisted of stock and securities. As of the date hereof, there has been no substantial change in First Bank's total assets, that portion of First Bank's total assets held for investment or that portion represented by stock and securities.

     As of December 31, 1996, the total assets of USB, exclusive of cash, cash items (including receivables) and Government securities, were $225,341,581. Of this amount, the total value of the assets held for investment constitutes $153,851,480 of which $151,873,564 consisted of stock and securities. As of the date hereof, there has been no substantial change in USB's total assets, that portion of USB's total assets held for investment or that portion represented by stock and securities.

     As of December 31, 1996, the total assets of USB Bank, exclusive of cash, cash items (including receivables) and Government securities, were $225,341,581. Of this amount, the total value of the assets held for investment constitutes $153,805,901, of which $151,827,985 consisted of stock and securities. As of the date hereof, there has been no substantial change in USB Bank's total assets, that portion of USB Bank's total assets held for investment or that portion represented by stock and securities.


                         LEGAL ANALYSIS

     Section 354(a)(1) of the Internal Revenue Code of 1986 (the "Code")(1) provides that gain or loss will not be recognized to a transferor stockholder if stock or securities in a corporation that is a "party to a reorganization" are, pursuant to a "plan of reorganization," exchanged solely for stock or securities in another corporation that is also a "party to the reorganization." The exchange to which Section 354(a)(1) applies must be pursuant to a "plan of reorganization" and the stock and securities surrendered and received must be the stock and securities of corporations each of which is a "party to a reorganization" as those terms are defined in Section 368. Treas. Reg. Section 1.354-1(a). Section 354(a)(2)(A) provides that the non-recognition rule of Section 354(a)(1) will not apply if either (i) the principal amount of the securities received by the transferor exceeds the principal amount of the securities surrendered by the transferor, or (ii) securities are received by the transferor but no securities are surrendered by the transferor.

_______________________
(1) Statutory references are to the Code.

     Section 356(a)(1) provides that if the non-recognition rule of
Section 354(a)(1) would apply to an exchange except that money or "other property" is received by the transferor in addition to stock or securities in a corporation that is a "party to a reorganization," then gain will be recognized by the transferor to the extent of the money and fair market value of the "other property" received. If such an exchange has the effect of the distribution of a dividend, then each transferor that receives money or "other property" will have the gain to be recognized treated as a dividend to the extent of such transferor's ratable share of the earnings and profits of the corporation in which the transferor held stock. Code, Section 356(a)(2). Whether a distribution has the effect of a dividend will be determined based upon principles developed under Sections 356(a)(2) and 302 for determining dividend equivalency. Rev. Rul.74-515, 1974-2 C.B.
118. In applying those principles in the context of Section 356, one compares the interest the shareholder actually received in the acquiring corporation in the reorganization with the interest the shareholder would have received in the acquiring corporation if solely stock had been received. Commissioner v. Clark, 489 U.S. 726 (1989); Rev. Rul.93-61, 1993-2 C.B. 118.

     The phrase "other property" does not include "securities" if such securities would be permitted to be received without the recognition of gain under the provisions of Section 354. Code,
Section 356(d)(2)(A). Further, if securities of a corporation that is "a party to a reorganization" are surrendered and securities of a corporation that is "a party to a reorganization" are received which exceed the principal amount of the securities surrendered, the term "other property" includes only the fair market value of the excess principal amount. Code, Section 356(d)(2)(B).

     In a "reorganization" where cash is paid by the acquiring corporation that is not separately bargained for but is in lieu of fractional share interests to which shareholders are entitled, such cash payment will be treated under Section 302(a) as a redemption of the fractional share interest which will be treated as a distribution in exchange, provided that the redemption is not essentially equivalent to a dividend. Rev. Rul.66-365, 1966-2 C.B.
116. The Internal Revenue Service (the "Service") will normally rule that a cash distribution in lieu of fractional share interests arising in a "reorganization" will be in part or full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained-for consideration. Rev. Proc.77-41, 1977-2 C.B. 574.

     The term "reorganization" is defined in Section 368(a) and includes under Section 368(a)(1)(A) a statutory merger or what is commonly referred to as an "A reorganization." See also, Treas.
Reg. Section  1.368-2(b)(1).

     In the present matter, FBI will merge into USB in a statutory merger under the laws of the State of Alabama. Holders of FBI Common Stock will exchange their shares for USB Common Stock. Only in the instance where a fractional share is computed will the holder of a FBI Common Stock receive cash in lieu of a fractional share of USB Common Stock. The distribution of cash, as opposed to distribution of a fractional share of USB Common Stock, is solely for the purpose of saving USB the expense and inconvenience of issuing and transferring fractional USB Common Stock and is not separately bargained-for consideration.

     In the case of the Bank Merger, Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation of "substantially all" of the properties of another corporation in exchange for stock of a corporation which is in "control" of the acquiring corporation, shall not disqualify a transaction under
Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as an A reorganization had the merger been into the controlling corporation. For purposes of Section
368(a)(2)(D), Section 368(c) provides that a corporation is in "control" of the acquiring corporation if it holds stock of the acquiring corporation possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the acquiring corporation. For advance ruling purposes, the Service has stated in Rev. Proc. 77-37, 1977-2 C.B. 568 that the "substantially all" requirement will be satisfied if there is a transfer of assets representing at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Payments to dissenters, redemption payments, distributions other than regular dividends and payment of expenses are taken into account in applying the "substantially all" test.

     As in the case of the Holding Company Merger, the Bank Merger will occur as a statutory merger under the laws of the State of Alabama. USB Bank is a wholly-owned subsidiary of USB so that USB is in "control" of USB Bank. At least 90% of the fair market value of the net asset and at least 70% of the fair market value of the gross assets of First Bank will be transferred to USB Bank. Accordingly the use of USB Stock as consideration for USB Bank's acquisition of First Bank will qualify the Bank Merger as an A reorganization, assuming that other requirements discussed hereafter are satisfied.

     However, in fact, no USB Common Stock will be issued in connection with the Bank Merger. Instead, to avoid the expense and inconvenience of issuing USB Common Stock to itself, USB instead will designate USB Common Stock as the consideration being constructively exchanged for the First Bank common stock.

     It has been consistently held that the physical issuance of shares is not necessary, if it would be a meaningless gesture. Davant v. Commissioner, 366 F. 2d 874 (5th Cir. 1966) cert. den., 386 U.S. 1022 (1967); Commissioner v. Morgan, 288 F. 2d 676 (3rd
Cir. 1966); Liddon v. Commission, 260 F. 2d 304 (6th Cir. 1956), cert. den., 352 U.S. 824 (1956). Accordingly, the fact that USB Common Stock is not actually issued in connection with the Bank Merger should not have any adverse effect on the Bank Merger qualifying as an A reorganization.

     In the case of an exchange to which Section 354 applies, the basis of the stock or securities received by the transferor, without the recognition of gain or loss, shall be the same as that of the stock or securities exchanged, decreased by (i) the fair market value of any "other property" and money received by the transferor and (ii) the amount of loss recognized by the taxpayer on the exchange, and increased by (x) the amount treated as a dividend and (y) the amount of gain recognized on the exchange, exclusive of the portion treated as a dividend. Code, Section 358(a)(1).

     The holding period of stock of a corporation "a party to a reorganization" received by a transferor includes the period of time that the transferor held the stock of the other corporation "a party to the reorganization" if such stock constitutes a capital asset in the hands of the transferor. Code, Section 1223(1). Additionally, for this rule to apply the stock received must have the same basis, in whole or in part, as the stock exchanged. Generally, a capital asset will include all property held by a taxpayer exclusive of (i) stock in trade of a taxpayer or (ii) other property of a kind which would be properly includible in inventory. Code, Section 1221(1).

     In the present matter, a holder of FBI Common Stock will have a basis in the USB Common Stock received equal to such holder's basis in the FBI Common Stock surrendered, decreased by the amount of any cash received in lieu of a fractional share of USB Common Stock and increased by the amount of gain recognized as a result of receiving cash in lieu of a fractional share. Such holder of FBI Common Stock will include in the holding period of USB Common Stock the holding period of such holder of FBI Common Stock unless the FBI Common Stock was not considered as a capital asset in the hands of such holder.

     With respect to the tax treatment of a corporation that is "a party to a reorganization" which issues stock to a transferor of stock or securities in another corporation that is a "party to a reorganization," the basis of the property acquired shall be the same as the basis in the property surrendered increased by the amount of gain recognized by the transferor on such transfer. Code, Section 362(b).

     The term "party to a reorganization" is defined in Sections
368(a) and 368(b). The term "plan of reorganization" is defined in the regulations promulgated under the authority of Section 368.

     Two additional requirements for a "reorganization" are a "continuity of business enterprise" and a "continuity of interest" therein on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization. Treas. Reg. Section 1.368-1(b).

     The "continuity of business enterprise" requirement is satisfied if the acquiring corporation either (i) continues the acquired corporation's historic business, or (ii) uses a significant portion of the acquired corporation's historic business assets in a business. Treas. Reg. Section 1.368-1(d)(2). With respect to continuing the historic business of the acquired corporation, the fact that the acquiring corporation is in the same line of business as the acquired corporation tends to establish the requisite business continuity. The acquired corporation's historic business is generally the business it has most recently conducted. If the acquired corporation has more than one line of business, continuity of business enterprise requires that only a significant line of business be conducted. Treas. Reg. Section 1.368-1(d)(3). With respect to the alternative of historic business assets continuity, it generally will be satisfied if the acquiring corporation utilizes a significant portion of the acquired corporation's historic business assets in a business. An acquired corporation's historic business assets are those assets used in its historic business. Whether a "significant" portion of the historic assets are used in a business is based upon the relative importance of the assets to the operation of the business. Treas. Reg. Section 1.368-1(d)(4).

     The "continuity of interest" requirement is satisfied if there exists among the holders of the stock and securities of either
(i) the acquired corporation or (ii) acquiring corporation, the requisite continuity of interest in the acquiring corporation. Treas. Reg. Section 1.368-1(b). For ruling purposes, the Service has stated that the continuity of interest requirement will be satisfied if one or more shareholders of the acquired corporation acquire stock of the acquiring corporation, or a corporation controlling the acquiring corporation, that is equal in value to at least 50% of the value of all the outstanding stock of the acquired corporation on the date of the reorganization. Rev. Proc.77-37, 1977-2 C.B. 568.

     In the present matter, USB both will continue FBI's historic business and use a significant portion of FBI's historic business assets in such business. In the Bank Merger, USB Bank will continue First Bank's historic business and use a significant portion of First Bank's historic business assets in such business. Additionally, former holders of FBI Common Stock will acquire in the aggregate USB Common Stock equal in value to at least 50% of the value of all of the outstanding FBI Common Stock on the date of the reorganization, and there is no known intent to dispose of a sufficient number of USB Common Stock to reduce the value of the USB Common Stock received and retained to less than 50% of the value of the FBI Common Stock immediately before the Merger.

     With respect to the Bank Merger, the Service has ruled that the acquisition by an acquiring corporation of a parent and its 60% owned subsidiary constituted two reorganizations. Rev. Rul. 68-526, 1968-2 C.B. 156. In Rev. Rul. 76-528, 1976-2 C.B. 103, the
Service clarified the continuity of interest requirement in the context of Rev. Rul. 68-526, by holding that ownership by the former stockholders of the parent in the acquiring corporation satisfied the continuity of interest requirement as to the 60% subsidiary that was a party to the reorganization.

     In the present matter, the continuing stock ownership of the FBI stockholders in USB should satisfy the continuity of interest requirement with respect to the Bank Merger. Alternatively, if the transaction was viewed as two separate and distinctive reorganizations, then the Bank Merger should satisfy the continuity of interest requirement as the merger of two wholly-owned subsidiaries (USB Bank and First Bank) with USB being the sole stockholder of each.

     Additionally, for a transaction to qualify as a reorganization by virtue of a statutory merger, there must be a business purpose for the transaction. Treas. Reg. Sections 1.368-1(b); 1.368-2(b)(2). Whether a transaction has a business purpose is eventually a factual question with no mathematical safe-harbor available.

     In the present matter, USB should be able by virtue of its size to realize certain economies of scale and be more competitive with regional and national providers of financial services. Additionally, holders of FBI Common Stock will receive in exchange for such a security registered under the Securities Act of 1933 issued by a company that reports under the Securities Exchange Act of 1934. Based upon similar facts, the Service has ruled in the past that a reorganization has occurred.

     Assuming that a "reorganization" occurs, a "party to a reorganization" includes both corporations in a transaction qualifying as a reorganization when one corporation acquires properties of another corporation and, in the case of a corporation controlling the acquiring corporation, such corporation where its stock is used in the acquisition. Treas. Reg. Section 1.368-2(f). A "plan of reorganization" is a consummated transaction specifically defined as a reorganization and is not itself a broadening of the term "reorganization." Treas. Reg. Section 1.368-2(g).

     Although not directly applicable to the present matter, the Service has held that the "solely for voting stock" requirement of Sections 368(a)(1)(B) and 368(a)(1)(C) will not be violated if the acquiring corporation pays expenses of the acquired corporation that are solely and directly related to the reorganization, but will be violated if the acquiring corporation pays the individual expenses of the stockholders of the acquired corporation. Rev.
Rul. 73-54, 1973-1 C.B. 187. Even in statutory mergers, for ruling purposes, the Service required a representation that each party to the merger and the stockholders of the acquired corporation will pay their respective expenses, if any, incurred in connection with the transaction. Rev. Proc. 86-42, 1986-2 C.B. 722. The Service in 1996 stopped ruling on these types of transactions.

     Even though a transaction would otherwise meet all of the requirements for a "reorganization" as described before, a transaction will not be considered a "reorganization" if two or more parties to the transaction are "investment companies," at least as with respect to such "investment company." Code, Section 368(a)(2)(F)(i). For this purpose, the term "investment company" means a "regulated investment company," a "real estate investment trust," or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making this calculation, stock and securities in any subsidiary are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary assets, considering for this purpose a corporation as being a subsidiary if another corporation owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% of more the total value of shares of all classes of stock outstanding. Code, Section 368(a)(2)(F)(iii). Additionally, in determining total assets, there is excluded cash and cash items (including receivables), government securities and in certain instances other assets acquired. Code, Section 368(a)(2)(F)(iv). Assets are held for investment if (i) they are held primarily for gain from appreciation in value, production of passive income or both and (ii) are not held primarily for sale to customers. Prop. Treas. Reg. Section 1.368-4(d)(1). Passive income includes interest income if such interest constitutes passive income for purposes of S corporation taxation. Prop. Treas. Reg. Section 1.368-4(d)(2). Interest income directly derived in the ordinary course of a trade or business of lending or financing does not constitute passive income. Treas. Reg. Section 1.1362-2(c)(5)(iii)(B). Among the requirements to constitute a "regulated investment company," is that the company files with its return for the taxable year an election to be a "regulated investment company" or has made such election for a previous taxable year. Code, Section 851(d)(1). A similar requirement is provided to constitute a "real estate investment trust." Code,
Section 856(c)(1).

     In the present matter, none of USB, USB Bank, FBI or First Bank has made an election to be taxed as a regulated investment company or a real estate investment trust. Accordingly, such entities can constitute an "investment company" only if 50% or more of the value of their respective assets are stocks and securities and 80% or more of the value of the total assets are held for investment. In making these calculations, cash, cash items (including receivables) and Government securities are excluded and stock and securities in a 50%-owned subsidiary are disregarded with the parent being deemed to own its ratable share of such subsidiaries' assets. Otherwise, a "security" includes obligations of state and local governments, commodity futures contracts, shares of regulated investment companies, real estate investment trusts and other investments constituting a security within the meaning of the Investment Company Act of 1940. In the present matter, none of USB, USB Bank, FBI or First Bank meet the definition of an "investment company."

     With respect to FBI Shareholders who elect to exercise their right to dissent to the Holding Company Merger, cash received with respect to a dissenter's FBI Common Stock will be treated as received by the FBI Shareholder in redemption of their FBI Common Stock, subject to the provisions and limitations of Section 302 of the Code.


                             OPINION

     Based upon the facts set forth herein and assuming that the Holding Company Merger will take place as described in the Agreement and that the representations made by USB and FBI are true and correct at the time of consummation of the Holding Company
Merger, it is our opinion that:

     (i) the Holding Company Merger will constitute a reorganization within the meaning of Section 368 of the Code;

     (ii) no gain or loss will be recognized by a holder of FBI Common Stock upon conversion in the Holding
               Company Merger of FBI Common Stock into USB Common
               Stock;

     (iii) the basis of USB Common Stock to be received in the Holding Company Merger by a holder of FBI Common
               Stock will be the same as such holder's basis in the FBI Common Stock exchanged therefor;

     (iv) the holding period of USB Common Stock to be received in the Holding Company Merger by a holder of FBI Common Stock will include the period during which such holder held the FBI Common Stock exchanged therefor, provided that such FBI Common Stock was held as a capital asset immediately prior to the consummation of the Holding Company Merger;

     (v) the receipt of cash in exchange for a fractional share interest in a share of USB Common Stock will be treated as received in exchange for such fractional share interest;

     (vi)      USB and FBI will each be a "party to a
               reorganization" within the meaning of Section
               368(b) of the Code;

     (vii) no gain or loss will be recognized by USB or FBI in connection with the reorganization; and

     (viii) the receipt of cash by a FBI Shareholder, who exercises his or her rights to dissent, will be treated as received in exchange for such FBI Common Stock.

     Based upon the facts set forth herein and assuming that the Bank Merger will take place as described in the Agreement and that the representations made by USB and FBI are true and correct at the time of consummation of the Bank Merger, it is our opinion that:

     (i) the Bank Merger will constitute a reorganization within the meaning of Section 368 of the Code;

     (ii) no gain or loss will be recognized by First Bank upon transfer of substantially all of its assets to USB Bank in constructive exchange for USB Common
               Stock and the assumption of First Bank's liabilities by USB Bank;

     (iii) no gain or loss will be recognized by either USB or USB Bank upon the acquisition by USB Bank of substantially all of the assets of First Bank in constructive exchange for USB Common Stock and the assumption by USB Bank of First Bank's liabilities;

     (iv) the basis of the assets of First Bank to be received in the Bank Merger by USB Bank will be the same as the basis of such assets in the hands of First Bank;

     (v) the holding period of the assets of First Bank to be received in the Bank Merger by USB Bank will include the period for which such assets were held by First Bank;

     (vi) USB Bank and First Bank will each be a "party to a reorganization" within the meaning of Section
               368(b) of the Code;

     The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements set out therein, which we have assumed and you have confirmed to be true on the date hereof and will be true on the date on which the proposed transaction is consummated. Our opinions cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate, or if any of the statements set out herein is, or later becomes, inaccurate. Finally, our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the proposed transaction.

     We consent to the use of this opinion as an exhibit to the Registration Statement (Registration No. 333-21241) filed by USB relating to the proposed Merger and to the reference to us under the headings "RISK FACTORS - Tax Considerations," "THE MERGER - Certain Federal Income Tax Consequences" and "LEGAL MATTERS" in the Joint Proxy Statement and Prospectus included in the Registration Statement.

                                       Very truly yours,

                                       MAYNARD, COOPER & GALE, P.C.

                            EXHIBIT A

             STATEMENT OF FACTS AND REPRESENTATIONS


     This Statement of Facts and Representations is made on behalf of First Bancshares, Inc., to Maynard, Cooper & Gale, P.C., and is intended to be relied upon in the issuance of an opinion as to certain federal tax consequences arising from consummation of the transactions described in the Agreement and Plan of Merger dated August 19, 1996, as amended on March 18, 1997, by and between First Bancshares, Inc. and United Security Bancshares, Inc. Capitalized terms shall have the meaning assigned to them in the opinion of Maynard, Cooper & Gale, P.C. dated April 2, 1997, to United Security Bancshares, Inc.

     1. Both the fair market value and adjusted basis of assets of FBI to be transferred to USB will equal to or exceed the sum of liabilities to be assumed by USB, plus the amount of liabilities, if any, to which the transferred assets are subject.

     2. The ratio for the exchange of shares of FBI Common Stock for USB Common Stock was negotiated through arm's-length bargaining. The fair market value of the USB Common Stock and cash consideration, in the case of fractional shares, will be approximately equal to the fair market value of the FBI Common
Stock surrendered in exchange therefor.

     3. The liabilities of FBI to be assumed by USB and the liabilities to which transferred assets of FBI are subject were incurred by FBI in the ordinary course of its business.

     4. To the best knowledge of management of FBI, there is no plan or intention by any holder of 1% or more of the outstanding shares of FBI Common Stock to (i) sell, exchange, or otherwise dispose of any of the USB Common Stock received in the transaction,
(ii) reduce the risk associated with the ownership of USB Common Stock by entering into a transaction such as a short sale of USB Common Stock (including transactions commonly referred to as a "short-against-the-box"), the granting of "deep-in-the-money" call options, or other arrangement, or (iii) enter into, or consent to, any contract or other arrangement with respect to the sale, exchange or other disposition of USB Common Stock to be received (collectively a "Disposition Transaction"). To the best knowledge of management of FBI, there is no plan or intention on the part of the remaining holders of FBI Common Stock to engage in a Disposition Transaction of a number of shares of USB Common Stock received in the Holding Company Merger that would reduce the holders of FBI Common Stock holdings of USB Common Stock received in the Holding Company Merger to less than 50% of the value of all FBI Common Stock as of the effective date of the Holding Company Merger.

     5. FBI does not have any indebtedness of USB or any subsidiary of USB that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     6.    Any cost or expense incurred by a holder of FBI Common
Stock will be for his own account and will not be paid by FBI.

     7. The payment of cash in lieu of fractional shares of USB Common Stock is solely for the purpose of avoiding the expense and inconvenience to USB of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the holders of FBI Common Stock instead of issuing fractional shares of USB Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the holders of FBI in exchange for their shares of FBI Common Stock. The fractional share interests of each FBI Common Stock will be aggregated, and no holder of FBI Common Stock will receive cash in an amount greater than the book value of one full share of USB Common Stock determined as of the month-end immediately preceding the effective date of the Merger.

     8. The fee to be paid to those individuals who are members of the Board of Directors of FBI who become directors of USB, is not allocable to any of the FBI Common Stock. Any consideration to be paid by USB to Fred Huggins and Ray Sheffield pursuant to employment arrangements is not allocable to any of the FBI Common Stock. No shareholder-employee of FBI will receive any consideration for the FBI Common Stock owned by such shareholder-employee in the form of compensation for services rendered or to be rendered and all compensation to such shareholder-employee for services rendered or to be rendered will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

     9. Neither FBI nor First Bank is under the jurisdiction of a court in a Title 11 or similar case.

     10. As of December 31, 1996, the total assets of FBI, exclusive of cash, cash items (including receivables) and Government securities was $180,283,246. Of this amount, the total value of the assets held for investments constitutes $32,753,944, of which $31,464,789 consists of stock and securities.

     11. As of the date hereof, there has been no substantial change from December 31, 1996 in FBI's total assets or that portion of FBI's total assets represented by investment securities.

     12. Except as will be effected by the Merger, there has been no change in the issued and outstanding FBI Common Stock since December 31, 1996.

     13. As of December 31, 1996, the total assets of First Bank, exclusive of cash, cash items (including receivables) and Government securities were $180,283,246. Of this amount, the total value of the assets held for investment constitutes $32,753,944, of which $31,464,789 consisted of stock and securities. As of the date hereof, there has been no substantial change in First Bank's total assets, that portion of First Bank's total assets held for investment, or that portion represented by stock and securities.

     14. The liabilities of First Bank to be assumed by USB Bank and the liabilities to which transferred assets of First Bank are subject were incurred by First Bank in the ordinary course of its business. First Bank does not have any indebtedness of USB, USB Bank, or any subsidiary of USB Bank that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     15. Neither of FBI or First Bank has elected to be taxed as a regulated investment company or a real estate investment trust.


                                FIRST BANCSHARES, INC.

                                By:    Robert Steen

                                       Robert Steen
                                       Its: Treasurer


                            EXHIBIT B

             STATEMENT OF FACTS AND REPRESENTATIONS


     This Statement of Facts and Representations is made on behalf of United Security Bancshares, Inc., to Maynard, Cooper & Gale, P.C., and is intended to be relied upon in the issuance of an opinion as to certain federal tax consequences arising from consummation of the transactions described in the Agreement and Plan of Merger dated August 19, 1996, as amended on March 18, 1997, by and between First Bancshares, Inc. and United Security Bancshares, Inc. Capitalized terms shall have the meaning assigned to them in the opinion of Maynard, Cooper & Gale, P.C. dated April 2, 1997, to United Security Bancshares, Inc.

     1. The ratio for the exchange of shares of FBI Common Stock for USB Common Stock was negotiated through arm's-length bargaining. The fair market value of the USB Common Stock and cash consideration in the case of fractional shares will be approximately equal to the fair market value of the FBI Common
Stock surrendered in exchange therefor.

     2. Each share of USB common stock (excluding shares held by stockholders who perfect their dissenter's right of appraisal as provided in the Merger Agreement) issued and outstanding immediately prior to the effective time of the Merger shall remain issued and outstanding from and after the effective time.

     3. USB does not have any indebtedness of FBI or any subsidiary of FBI that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     4. USB has no plan or intention to sell or otherwise dispose of any of the assets of FBI acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business or for transfers to another corporation controlled by USB. Following the Merger, USB will continue the historic business of FBI and use a significant portion of FBI's assets in such business, including the operation of the banking business of FBI conducted through First Bank.

     5. USB has no plan or intention to reacquire any USB Common Stock issued in this transaction.

     6. None of USB, its subsidiaries (other than in a fiduciary capacity), directors and executive officers owned on December 31, 1996 any FBI Share.

     7. The payment of cash in lieu of fractional shares of USB Common Stock is solely for the purpose of avoiding the expense and inconvenience to USB of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the holders of FBI Common Stock instead of issuing fractional shares of USB Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the holders of FBI in exchange for their shares of FBI Common Stock. The fractional share interests of each FBI Common Stock will be aggregated, and no holder of FBI Common Stock will receive cash in an amount greater than the book value of one full share of USB Common Stock determined as of the month-end immediately preceding the effective date of the Merger.

     8. As of December 31, 1996, the total assets of USB, exclusive of cash, cash items (including receivables) and Government securities were $225,341,581. Of this amount, the total value of the assets held for investment constitutes $153,851,480, of which $151,873,564 consists of stock and securities. As of the date hereof, there has been no substantial change in USB's total assets, the portion of USB's total assets held for investment, or that portion represented by stock and securities.

     9. Neither USB nor USB Bank is under the jurisdiction of a court in a Title 11 or similar case.

     10. In structuring the Bank Merger, USB will designate USB Common Stock as the consideration being constructively exchanged for First Bank common stock. To avoid the expense and inconvenience of issuing USB Common Stock in the Bank Merger, the shares of First Bank common stock constructively obtained by USB in the Holding Company Merger will be cancelled in the Bank Merger. The fair market value of the USB Common Stock to be constructively exchanged in the Bank Merger will be approximately equal to the fair market value of First Bank common stock to be exchanged therefore. USB has no plan or intention to re-acquire any of the USB Common Stock to be constructively issued and exchanged in the Bank Merger. Prior to the Bank Merger, USB will own stock possessing at least 80% of the total combined voting power of all classes of stock of USB Bank entitled to vote and at least 80% of the total number of shares of all other classes of stock of USB Bank. Following the Bank Merger USB Bank will not issue any additional shares of its stock that would result in USB owning less than 80% of the total combined voting power of all classes of stock of USB Bank entitled to vote and less than 80% of the total number of shares of all other classes of stock of USB Bank.

     11. USB has no plan or intention to liquidate USB Bank, to merger USB Bank into another corporation, or to cause USB Bank to sell or otherwise dispose of any of the assets of First Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business.

     12. USB Bank has no plan or intention to sell or otherwise dispose of any of the assets of First Bank acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business. Following the Bank Merger USB Bank will continue the historic business of First Bank and use a significant portion of First Bank's assets in such business.

     13. USB Bank, as the successor corporation to First Bank, will acquire all of the assets (net and gross) of First Bank and assume all of First Bank's liabilities. Both the fair market value and adjusted basis of the assets of First Bank to be transferred to USB Bank will equal or exceed the sum of liabilities to be assumed by USB Bank, plus the amount of liabilities, if any, to which the transferred assets are subject. USB Bank does not have any indebtedness of FBI, First Bank, or any subsidiary of First Bank that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     14. As of December 31, 1996, the total assets of USB Bank, exclusive of cash, cash items (including receivables) and Government securities were $225,341,581. Of this amount, the total value of the assets held for investment constitute $153,805,901, of which $151,827,985 consisted of stock and securities. As of the date hereof, there has been no substantial change in USB Bank's total assets, that portion of USB Bank's total assets held for investment or that portion represented by stock and securities.

     15. Neither of USB or USB Bank has elected to be taxed as a regulated investment company or a real estate investment trust.


                            UNITED SECURITY BANCSHARES. INC.


                            By:    Larry M. Sellers

                                   Larry M. Sellers
                                   Its: Secretary/Treasurer





                           EXHIBIT 8.2

                                                        Exhibit 8.2








                          April 2, 1997


First Bancshares, Inc.
131 Main Street
Grove Hill, AL  36451


     Re:  Agreement and Plan of Merger dated as of August 19,
          1996, as amended on March 18, 1997 (the "Agreement"), between First Bancshares, Inc. ("FBI") and United Security Bancshares, Inc. ("USB"), which provides for the merger of FBI with and into USB, and the merger of FBI's wholly-owned subsidiary bank, First Bank and Trust ("First Bank"), with and into USB's wholly-owned subsidiary bank, United Security Bank ("USB Bank")

Gentlemen:

     This letter is in response to your request that we provide you with our opinion with respect to certain of the federal income tax consequences of consummation of the transactions set forth in the Agreement. In rendering this opinion, we have relied upon the facts presented to us in (i) the Agreement and (ii) the Joint Proxy Statement and Prospectus filed with the Securities and Exchange Commission as part of USB's Registration Statement on Form S-4, including the exhibits thereto along with the amendments thereto. Additionally, we have relied upon the representations of management of FBI and management of USB set forth in certificates of officers of those entities, copies of which are attached hereto as Exhibits A and B, respectively. In the aggregate, the facts relied upon are as set forth in the Section of this letter denominated "FACTS."

     In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate.

     We have assumed that the stockholders of both USB and FBI approve the Agreement in accordance with law of Alabama, their state of incorporation. We have assumed that the transactions contemplated by the Agreement, including the Holding Company Merger and the Bank Merger (as hereinafter defined) will qualify as statutory mergers under Alabama law.

                              FACTS

     USB is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with its principal executive office located in Thomasville, Alabama. It presently has 2,400,000 authorized shares of common capital stock, $.01 par value per share ("USB Common Stock"), of which 2,137,960 shares were issued and outstanding as of December 31, 1996. Assuming shareholder approval, which is a condition for approval of the Holding Company Merger described herein, the authorized capital of USB will be increased to 10,000,000 shares of Common Stock. Since December 31, 1996, there has been no change in the issued and outstanding USB Common Stock (except (i) as will be effected by the transactions described herein including the increase in authorized capital stock, and (ii) for insignificant changes occurring in the ordinary course of business).

     USB owns all the stock of USB Bank, an Alabama state banking corporation.

     FBI is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama with its principal executive offices located in Grove Hill, Alabama. As of December 31, 1996, FBI had 500,000 authorized shares of common capital stock, each of which had a par value of $1.00 per share (the "FBI Common Stock"), of which 239,843 were issued and outstanding as of December 31, 1996. FBI has no other class of stock authorized.

     FBI owns all the stock of First Bank, an Alabama state banking corporation.

     Numerous factors were considered by the Boards of Directors of FBI and USB in approving and recommending to their respective shareholders the terms of the merger of FBI into USB (the "Holding Company Merger") and the merger of First Bank into USB Bank (the "Bank Merger") set forth in the Agreement (collectively where no distinction is required the "Merger") to their respective shareholders. These included an analysis of the financial structure; results of operations; prospects of USB, USB Bank, FBI and First Bank; the composition of the businesses of the two organizations; the overall compatibility of the management of the organizations; the outlook for both organizations in the banking and financial services industry; and the opinion of investment bankers as to the fairness of the terms of the Merger from a financial point of view.

     USB's Board of Directors believed that the Merger would improve shareholder value as well as provide a foundation for strong, long-term returns. Additionally, the Merger would result in more diversity in earning assets. First Bank has a large consumer-based loan portfolio, while USB Bank has a larger, more diverse investment portfolio. The combined diverse assets, coupled with the stable deposit base and strong capital position of both banks, would strengthen the competitive position of the surviving bank.

     USB has a strong community-minded philosophy and a commitment to community banking. By USB merging with FBI and USB Bank merging with First Bank, which is a like-minded bank, the USB Board believed the opportunity to expand and employ more resources to the communities financial service needs would be increased.

     Technological changes are occurring rapidly in the financial industry, and the FBI Board of Directors believed that a combined financial institution would enhance the surviving bank's ability to provide customers the benefits these changes bring, including more convenient, less costly delivery systems. The FBI Board also believed that a combined management team would be capable of operating a stronger, more productive and efficient financial institution capable of providing more diverse products and improved methods of service at lower costs.

     Prior to the Merger, no FBI Common Stock will be held by FBI or any subsidiary thereof or by USB or any subsidiary thereof, other than in a fiduciary capacity and, in the case of FBI, as treasury stock. Upon consummation of the Holding Company Merger, each share of FBI Common Stock issued and outstanding immediately prior to the Holding Company Merger (excluding shares held by Stockholders who perfect their dissenter's rights) shall cease to be outstanding and shall be converted into 5.8321 newly issued shares of USB Common Stock. The USB Common Stock to be issued in the Merger will have been registered with the Securities and Exchange Commission under the Securities Act of 1933. The ratio for the exchange of shares of FBI Common Stock for USB Common Stock was negotiated through arm's-length bargaining. Accordingly, the fair market value of the USB Common Stock and cash consideration, in the case of fractional shares, will be approximately equal to the fair market value of the FBI Common Stock surrendered in exchange therefor.

     Each share of USB Common Stock (excluding shares held by stockholders who perfect their dissenter's right of appraisal as provided in the Agreement) issued and outstanding immediately prior to the effective time of the Holding Company Merger shall remain issued and outstanding from and after the effective time.

     In structuring the Bank Merger, USB will designate USB Common Stock as the consideration being constructively exchanged for First Bank common stock. To avoid the expense and inconvenience of issuing USB Common Stock in the Bank Merger, the shares of First Bank common stock constructively obtained by USB in the Holding Company Merger will be cancelled in the Bank Merger. The fair market value of the USB Common Stock to be constructively exchanged in the Bank Merger will be approximately equal to the fair market value of First Bank common stock to be exchanged therefore. USB has no plan or intention to reacquire any of the USB Common Stock to be constructively issued and exchanged in the Bank Merger.
Prior to the Bank Merger, USB will own stock possessing at least 80 percent of the total combined voting power of all classes of stock of USB Bank entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of USB Bank. Following the Bank Merger, USB Bank will not issue additional shares of its stock that would result in USB owning less than 80 percent of the total combined voting power of all classes of stock of USB Bank entitled to vote or less than 80 percent of the total number of shares of all other classes of stock of USB Bank.

     As contemplated in the Agreement, FBI will be merged into and become a part of USB, which will be the surviving corporation. FBI's separate corporate existence will cease to exist upon consummation of the Holding Company Merger. The Holding Company Merger will be effected pursuant to the laws of the State of Alabama. USB, as the successor corporation, will acquire all of the assets of FBI (both net and gross) and assume all of FBI's liabilities. Both the fair market value and adjusted basis of the assets of FBI to be transferred to USB will equal or exceed the sum of liabilities to be assumed by USB, plus the amount of liabilities, if any, to which the transferred assets are subject. The liabilities of FBI to be assumed by USB and the liabilities to which transferred assets of FBI are subject were incurred by FBI in the ordinary course of its business. FBI does not have any indebtedness of USB or any subsidiary or affiliate of USB that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction. Nor does USB have any indebtedness of FBI or any subsidiary or affiliate of FBI that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     Additionally, First Bank will be merged into and become a part of USB Bank which will be the surviving corporation. First Bank's separate corporation existence will crease to exist upon consummation of the Bank Merger. Thereafter, USB Bank will continue the businesses of USB Bank and First Bank conducted prior to the Bank Merger. The Bank Merger will be effected pursuant to the laws of the State of Alabama. USB Bank, as the successor corporation, will acquire all of the assets of First Bank (both net and gross) and assume all of First Bank's liabilities. Both the fair market value and adjusted basis of the assets of First Bank to be transferred to USB Bank will equal or exceed the sum of liabilities to be assumed by USB Bank, plus the amount of liabilities, if any, to which the transferred assets are subject. The liabilities of First Bank to be assumed by USB Bank and the liabilities to which transferred assets of First Bank are subject were incurred by First Bank in the ordinary course of its business. First Bank does not have any indebtedness of USB, USB Bank or any subsidiary of USB Bank that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction. Nor does USB Bank have any indebtedness of FBI, First Bank or any subsidiary of First Bank that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     USB has no plan or intention to liquidate USB Bank, to merge USB Bank into another corporation, or to cause USB Bank to sell or otherwise dispose of any of the assets of First Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business.

     No fractional shares will be issued in connection with the Holding Company Merger. In the event that a fractional share is computed, the shareholder will receive cash (without interest) in lieu thereof. The cash payment in lieu of fractional shares is solely for the purpose of avoiding the expense and inconvenience to USB of issuing fractional shares and does not represent separately bargained-for consideration. No one holder of FBI Common Stock will receive cash greater than the book value of one full share of USB Common Stock as of the most recent month-end prior to the effective date of the Holding Company Merger, and in the aggregate the maximum amount of cash consideration that will be paid in the transaction to the holders of FBI Common Stock in lieu of fractional shares will not exceed the product of (i) the number of holders of FBI Common Stock on the effective date of the Holding Company Merger, times (ii) the book value of one full share of USB Common Stock as of the most recent month-end prior to the effective date of the Holding Company Merger. The total cash consideration that will be paid in the Holding Company Merger instead of issuing fractional shares is not expected to exceed one percent of the total consideration to be received. Any holder of USB Common Stock or FBI Common Stock who perfects his statutory dissenter's rights shall be entitled to receive the value of such shares in cash, as determined pursuant to the Alabama Business Corporation Act.

     USB has no plan or intention to sell or otherwise dispose of any of the assets of FBI acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business. Following the Holding Company Merger, USB will continue the historic business of FBI and use a significant portion of FBI's assets in such business, including the operation of the banking business of FBI conducted through First Bank.

     USB Bank has no plan or intention to sell or otherwise dispose of any of the assets of First Bank acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business. Following the Bank Merger, USB Bank will continue the historic business of First Bank and use a significant portion of First Bank's asset in such business.

     All USB Common Stock to be received by FBI shareholders will be freely transferable, except for USB Common Stock received by persons deemed to be "affiliates" of FBI who, under Rule 145 pursuant to the Securities Act of 1933, will be restricted as to future sales. As of the effective date of the Holding Company Merger, each such affiliate, will have entered into an agreement restricting resale of the USB Common Stock.

     To the best knowledge of management of FBI, there is no plan or intention by any holder of 1% or more of the outstanding shares of FBI Common Stock to (i) sell, exchange, or otherwise dispose of any of the USB Common Stock received in the transaction (ii) reduce the risk associated with the ownership of USB Common Stock by entering into a transaction such as a short sale of USB Common Stock (including transactions commonly referred to as "short-against-the-box"), the granting of a "deep-in-the-money" call option, or other arrangement, or (iii) enter into, or consent to, any contract or other arrangement with respect to the sale, exchange or other disposition of USB Common Stock to be received in the Holding Company Merger (collectively a "Disposition Transaction"). To the best knowledge of management of FBI, there is no plan or intention on the part of the remaining holders of FBI Common Stock to engage in a Disposition Transaction of a number of USB Common Stock received in the Holding Company Merger that would reduce the holders of FBI Common Stock holdings of USB Common Stock received in the Holding Company Merger to less than 50% of the value of all FBI Common Stock as of the effective date of the Holding Company Merger. USB has no plan or intention to reacquire any USB Common Stock issued in the transaction.

     Nine of the ten present directors of FBI will be elected to the Board of Directors of USB effective on the date of consummation of the Holding Company Merger and thereafter will receive an annual fee as a director of USB. The fee to be paid such individuals, as directors, is not allocable to any of the FBI Common Stock. Fred Huggins will be elected to serve as Chairman and Chief Executive Officer of Acceptance Loan Company, Inc., which is presently a wholly-owned subsidiary of First Bank and which will be a wholly owned subsidiary of USB Bank as a result of the Bank Merger. Additionally, Mr. Huggins and Ray Sheffield will be elected as Vice Chairman of the Board of Directors of USB, and Mr. Huggins will be elected Chairman of the Board of Directors of USB Bank. Any consideration to be paid by USB Bank or USB to such individuals for their employment services is not allocable to any of their FBI Common Stock. Finally, no shareholder-employee of FBI will receive any consideration for the FBI Common Stock owned by such shareholder-employee in the form of compensation for services rendered or to be rendered, and all compensation to such shareholder-employees for services rendered or to be rendered will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     None of USB, its subsidiaries (other than in a fiduciary capacity), directors and executive officers owned as of December
31, 1996 any FBI Common Stock.

     USB and FBI will each bear and pay costs and expenses incurred by it, or on its behalf, in connection with the Merger, including filing, registration and application fees, printing and mailing fees and expenses and fees and expenses of their respective accountants and counsel. Any costs and expenses incurred by a holder of FBI Common Stock will be for his own account and will not be paid by USB or FBI.

     None of USB, USB Bank, FBI, or First Bank are under the jurisdiction of a court in a Title 11 or similar case.

     As of December 31, 1996, the total assets of FBI, exclusive of cash, cash items (including receivables) and Government securities, were $180,243,246. Of this amount, the total value of the assets held for investment constitutes $32,753,944, of which $31,464,789 consisted of stock and securities. As of the date hereof, there has been no substantial change in FBI's total assets, that portion of FBI's total assets held for investment or that portion represented by stock and securities.

     As of December 31, 1996, the total assets of First Bank, exclusive of cash, cash items (including receivables) and Government securities, were $180,243,246. Of this amount, the total value of the assets held for investment constitutes $32,753,944, of which $31,464,789 consisted of stock and securities. As of the date hereof, there has been no substantial change in First Bank's total assets, that portion of First Bank's total assets held for investment or that portion represented by stock and securities.

     As of December 31, 1996, the total assets of USB, exclusive of cash, cash items (including receivables) and Government securities, were $225,341,581. Of this amount, the total value of the assets held for investment constitutes $153,851,480, of which $151,873,564 consisted of stock and securities. As of the date hereof, there has been no substantial change in USB's total assets, that portion of USB's total assets held for investment or that portion represented by stock and securities.

     As of December 31, 1996, the total assets of USB Bank, exclusive of cash, cash items (including receivables) and Government securities, were $225,341,581. Of this amount, the total value of the assets held for investment constitutes $153,805,901, of which $151,827,985 consisted of stock and securities. As of the date hereof, there has been no substantial change in USB Bank's total assets, that portion of USB Bank's total assets held for investment or that portion represented by stock and securities.

                         LEGAL ANALYSIS

     Section 354(a)(1) of the Internal Revenue Code of 1986 (the "Code")(2) provides that gain or loss will not be recognized to a transferor stockholder if stock or securities in a corporation that is a "party to a reorganization" are, pursuant to a "plan of reorganization," exchanged solely for stock or securities in another corporation that is also a "party to the reorganization." The exchange to which Section 354(a)(1) applies must be pursuant to a "plan of reorganization" and the stock and securities surrendered and received must be the stock and securities of corporations each of which is a "party to a reorganization" as those terms are defined in Section 368. Treas. Reg. Section 1.354-1(a). Section 354(a)(2)(A) provides that the non-recognition rule of Section 354(a)(1) will not apply if either
(i) the principal amount of the securities received by the transferor exceeds the principal amount of the securities surrendered by the transferor, or (ii) securities are received by the transferor but no securities are surrendered by the transferor.

_______________________
(2) Statutory references are to the Code.


     Section 356(a)(1) provides that if the non-recognition rule of Section 354(a)(1) would apply to an exchange except that money or "other property" is received by the transferor in addition to stock or securities in a corporation that is a "party to a reorganization," then gain will be recognized by the transferor to the extent of the money and fair market value of the "other property" received. If such an exchange has the effect of the distribution of a dividend, then each transferor that receives money or "other property" will have the gain to be recognized treated as a dividend to the extent of such transferor's ratable share of the earnings and profits of the corporation in which the transferor held stock. Code, Section 356(a)(2). Whether a distribution has the effect of a dividend will be determined based upon principles developed under Sections 356(a)(2) and 302 for determining dividend equivalency. Rev. Rul. 74-515, 1974-2 C.B.
118. In applying those principles in the context of Section 356, one compares the interest the shareholder actually received in the acquiring corporation in the reorganization with the interest the shareholder would have received in the acquiring corporation if solely stock had been received. Commissioner v. Clark, 489 U.S. 726 (1989); Rev. Rul. 93-61, 1993-2 C.B. 118.

     The phrase "other property" does not include "securities" if such securities would be permitted to be received without the recognition of gain under the provisions of Section 354. Code,
Section 356(d)(2)(A). Further, if securities of a corporation that is "a party to a reorganization" are surrendered and securities of a corporation that is "a party to a reorganization" are received which exceed the principal amount of the securities surrendered, the term "other property" includes only the fair market value of the excess principal amount. Code, Section 356(d)(2)(B).

     In a "reorganization" where cash is paid by the acquiring corporation that is not separately bargained for but is in lieu of fractional share interests to which shareholders are entitled, such cash payment will be treated under Section 302(a) as a redemption of the fractional share interest which will be treated as a distribution in exchange, provided that the redemption is not essentially equivalent to a dividend. Rev. Rul. 66-365, 1966
2 C.B. 116. The Internal Revenue Service (the "Service") will normally rule that a cash distribution in lieu of fractional share interests arising in a "reorganization" will be in part or full payment in exchange for the stock redeemed if the cash distribution is undertaken solely for the purpose of saving the corporation the expense and inconvenience of issuing and transferring fractional shares and is not separately bargained-for consideration. Rev. Proc. 77-41, 1977-2 C.B. 574.

     The term "reorganization" is defined in Section 368(a) and includes under Section 368(a)(1)(A) a statutory merger or what is commonly referred to as an "A reorganization." See also, Treas.
Reg. Section  1.368-2(b)(1).

     In the present matter, FBI will merge into USB in a statutory merger under the laws of the State of Alabama. Holders of FBI Common Stock will exchange their shares for USB Common Stock. Only in the instance where a fractional share is computed will the holder of a FBI Common Stock receive cash in lieu of a fractional share of USB Common Stock. The distribution of cash, as opposed to distribution of a fractional share of USB Common Stock, is solely for the purpose of saving USB the expense and inconvenience of issuing and transferring fractional USB Common Stock and is not separately bargained-for consideration.

     In the case of the Bank Merger, Section 368(a)(2)(D) of the Code provides that the acquisition by one corporation of "substantially all" of the properties of another corporation in exchange for stock of a corporation which is in "control" of the acquiring corporation, shall not disqualify a transaction under
Section 368(a)(1)(A) if (i) no stock of the acquiring corporation is used in the transaction and (ii) the transaction would have otherwise qualified as an A reorganization had the merger been into the controlling corporation. For purposes of Section
368(a)(2)(D), Section 368(c) provides that a corporation is in "control" of the acquiring corporation if it holds stock of the acquiring corporation possessing at least 80% of the total combined voting power of all classes of stock entitled to vote and at least 80% of the total number of shares of all other classes of stock of the acquiring corporation. For advance ruling purposes, the Service has stated in Rev. Proc. 77-37, 1977-2 C.B. 568 that the "substantially all" requirement will be satisfied if there is a transfer of assets representing at least 90% of the fair market value of the net assets and at least 70% of the fair market value of the gross assets held by the transferor corporation immediately prior to the transfer. Payments to dissenters, redemption payments, distributions other than regular dividends and payment of expenses are taken into account in applying the "substantially all" test.

     As in the case of the Holding Company Merger, the Bank Merger will occur as a statutory merger under the laws of the State of Alabama. USB Bank is a wholly-owned subsidiary of USB so that USB is in "control" of USB Bank. At least 90% of the fair market value of the net asset and at least 70% of the fair market value of the gross assets of First Bank will be transferred to USB Bank. Accordingly the use of USB Stock as consideration for USB Bank's acquisition of First Bank will qualify the Bank Merger as an A reorganization, assuming that other requirements discussed hereafter are satisfied.

     However, in fact, no USB Common Stock will be issued in connection with the Bank Merger. Instead, to avoid the expense and inconvenience of issuing USB Common Stock to itself, USB instead will designate USB Common Stock as the consideration being constructively exchanged for the First Bank common stock.

     It has been consistently held that the physical issuance of share is not necessary, if it would be a meaningless gesture. Davant v. Commissioner, 366 F. 2d 874 (5th Cir. 1966) cert. den., 386 U.S. 1022 (1967); Commissioner v. Morgan, 288 F. 2d 676 (3rd
Cir. 1966); Liddon v. Commission, 260 F. 2d 304 (6th Cir. 1956), cert. den., 352 U.S. 824 (1956). Accordingly, the fact that USB Common Stock is not actually issued in connection with the Bank Merger should not have any adverse effect on the Bank Merger qualifying as an A reorganization.

     In the case of an exchange to which Section 354 applies, the basis of the stock or securities received by the transferor, without the recognition of gain or loss, shall be the same as that of the stock or securities exchanged, decreased by (i) the fair market value of any "other property" and money received by the transferor and (ii) the amount of loss recognized by the taxpayer on the exchange, and increased by (x) the amount treated as a dividend and (y) the amount of gain recognized on the exchange, exclusive of the portion treated as a dividend. Code, Section 358(a)(1).

     The holding period of stock of a corporation "a party to a reorganization" received by a transferor includes the period of time that the transferor held the stock of the other corporation "a party to the reorganization" if such stock constitutes a capital asset in the hands of the transferor. Code, Section 1223(1). Additionally, for this rule to apply the stock received must have the same basis, in whole or in part, as the stock exchanged. Generally, a capital asset will include all property held by a taxpayer exclusive of (i) stock in trade of a taxpayer or (ii) other property of a kind which would be properly includible in inventory. Code, Section 1221(1).

     In the present matter, a holder of FBI Common Stock will have a basis in the USB Common Stock received equal to such holder's basis in the FBI Common Stock surrendered, decreased by the amount of any cash received in lieu of a fractional share of USB Common Stock and increased by the amount of gain recognized as a result of receiving cash in lieu of a fractional share. Such holder of FBI Common Stock will include in the holding period of USB Common Stock the holding period of such holder of FBI Common Stock unless the FBI Common Stock was not considered as a capital asset in the hands of such holder.

     With respect to the tax treatment of a corporation that is "a party to a reorganization" which issues stock to a transferor of stock or securities in another corporation that is a "party to a reorganization," the basis of the property acquired shall be the same as the basis in the property surrendered increased by the amount of gain recognized by the transferor on such transfer. Code, Section 362(b).

     The term "party to a reorganization" is defined in Sections
368(a) and 368(b). The term "plan of reorganization" is defined in the regulations promulgated under the authority of Section 368.

     Two additional requirements for a "reorganization" are a "continuity of business enterprise" and a "continuity of interest" therein on the part of those persons who, directly or indirectly, were the owners of the enterprise prior to the reorganization. Treas. Reg. Section 1.368-1(b).

     The "continuity of business enterprise" requirement is satisfied if the acquiring corporation either (i) continues the acquired corporation's historic business, or (ii) uses a significant portion of the acquired corporation's historic business assets in a business. Treas. Reg. Section 1.368-1(d)(2). With respect to continuing the historic business of the acquired corporation, the fact that the acquiring corporation is in the same line of business as the acquired corporation tends to establish the requisite business continuity. The acquired corporation's historic business is generally the business it has most recently conducted. If the acquired corporation has more than one line of business, continuity of business enterprise requires that only a significant line of business be conducted. Treas. Reg. Section 1.368-1(d)(3). With respect to the alternative of historic business assets continuity, it generally will be satisfied if the acquiring corporation utilizes a significant portion of the acquired corporation's historic business assets in a business. An acquired corporation's historic business assets are those assets used in its historic business. Whether a "significant" portion of the historic assets are used in a business is based upon the relative importance of the assets to the operation of the business. Treas. Reg.
Section  1.368-1(d)(4).

     The "continuity of interest" requirement is satisfied if there exists among the holders of the stock and securities of either (i) the acquired corporation or (ii) acquiring corporation, the requisite continuity of interest in the acquiring corporation. Treas. Reg. Section 1.368-1(b). For ruling purposes, the Service has stated that the continuity of interest requirement will be satisfied if one or more shareholders of the acquired corporation acquire stock of the acquiring corporation, or a corporation controlling the acquiring corporation, that is equal in value to at least 50% of the value of all the outstanding stock of the acquired corporation on the date of the reorganization. Rev. Proc. 77-37, 1977-2 C.B. 568.

     In the present matter, USB both will continue FBI's historic business and use a significant portion of FBI's historic business assets in such business. In the Bank Merger, USB Bank will continue First Bank's historic business and use a significant portion of First Bank's historic business assets in such business. Additionally, former holders of FBI Common Stock will acquire in the aggregate USB Common Stock equal in value to at least 50% of the value of all of the outstanding FBI Common Stock on the date of the reorganization, and there is no known intent to dispose of a sufficient number of USB Common Stock to reduce the value of the USB Common Stock received and retained to less than 50% of the value of the FBI Common Stock immediately before the Merger.

     With respect to the Bank Merger, the Service has ruled that the acquisition by an acquiring corporation of a parent and its 60% owned subsidiary constituted two reorganizations. Rev. Rul. 68-526, 1968-2 C.B. 156. In Rev. Rul. 76-528, 1976-2 C.B. 103, the
Service clarified the continuity of interest requirement in the context of Rev. Rul. 68-526, by holding that ownership by the former stockholders of the parent in the acquiring corporation satisfied the continuity of interest requirement as to the 60% subsidiary that was a party to the reorganization.

     In the present matter, the continuing stock ownership of the FBI stockholders in USB should satisfy the continuity of interest requirement with respect to the Bank Merger. Alternatively, if the transaction was viewed as two separate and distinctive reorganizations, then the Bank Merger should satisfy the continuity of interest requirement as the merger of two wholly-owned subsidiaries (USB Bank and First Bank) with USB being the sole stockholder of each.

     Additionally, for a transaction to qualify as a reorganization by virtue of a statutory merger, there must be a business purpose for the transaction. Treas. Reg. Sections 1.368-1(b); 1.368-2(b)(2). Whether a transaction has a business purpose is eventually a factual question with no mathematical safe-harbor available.

     In the present matter, USB should be able by virtue of its size to realize certain economies of scale and be more competitive with regional and national providers of financial services. Additionally, holders of FBI Common Stock will receive in exchange for such a security registered under the Securities Act of 1933 issued by a company that reports under the Securities Exchange Act of 1934. Based upon similar facts, the Service has ruled in the past that a reorganization has occurred.

     Assuming that a "reorganization" occurs, a "party to a reorganization" includes both corporations in a transaction qualifying as a reorganization when one corporation acquires properties of another corporation and, in the case of a corporation controlling the acquiring corporation, such corporation where its stock is used in the acquisition. Treas. Reg. Section 1.368-2(f). A "plan of reorganization" is a consummated transaction specifically defined as a reorganization and is not itself a broadening of the term "reorganization." Treas. Reg. Section
1.368-2(g).

     Although not directly applicable to the present matter, the Service has held that the "solely for voting stock" requirement of Sections 368(a)(1)(B) and 368(a)(1)(C) will not be violated if the acquiring corporation pays expenses of the acquired corporation that are solely and directly related to the reorganization, but will be violated if the acquiring corporation pays the individual expenses of the stockholders of the acquired corporation. Rev. Rul. 73-54, 1973-1 C.B. 187. Even in statutory mergers, for ruling purposes, the Service required a representation that each party to the merger and the stockholders of the acquired corporation will pay their respective expenses, if any, incurred in connection with the transaction. Rev. Proc. 86-42, 1986-2 C.B.
722. The Service in 1996 stopped ruling on these types of transactions.

     Even though a transaction would otherwise meet all of the requirements for a "reorganization" as described before, a transaction will not be considered a "reorganization" if two or more parties to the transaction are "investment companies," at least as with respect to such "investment company." Code, Section 368(a)(2)(F)(i). For this purpose, the term "investment company" means a "regulated investment company," a "real estate investment trust," or a corporation 50% or more of the value of whose total assets are stock and securities and 80% or more of the value of whose total assets are assets held for investment. In making this calculation, stock and securities in any subsidiary are disregarded and the parent corporation is deemed to own its ratable share of the subsidiary assets, considering for this purpose a corporation as being a subsidiary if another corporation owns 50% or more of the combined voting power of all classes of stock entitled to vote, or 50% or more of the total value of shares of all classes of stock outstanding. Code, Section 368(a)(2)(F)(iii). Additionally, in determining total assets, there is excluded cash and cash items (including receivables), government securities and in certain instances other assets acquired. Code, Section 368(a)(2)(F)(iv). Assets are held for investment if (i) they are held primarily for gain from appreciation in value, production of passive income or both and (ii) are not held primarily for sale to customers. Prop. Treas. Reg. Section 1.368-4(d)(1). Passive income includes interest income if such interest constitutes passive income for purposes of S corporation taxation. Prop. Treas. Reg. Section 1.368-4(d)(2). Interest income directly derived in the ordinary course of a trade or business of lending or financing does not constitute passive income. Treas. Reg. Section 1.1362-2(c)(5)(iii)(B). Among the requirements to constitute a "regulated investment company," is that the company files with its return for the taxable year an election to be a "regulated investment company" or has made such election for a previous taxable year. Code, Section 851(d)(1). A similar requirement is provided to constitute a "real estate investment trust." Code,
Section  856(c)(1).

     In the present matter, none of USB, USB Bank, FBI or First Bank has made an election to be taxed as a regulated investment company or a real estate investment trust. Accordingly, such entities can constitute an "investment company" only if 50% or more of the value of their respective assets are stocks and securities and 80% or more of the value of the total assets are held for investment. In making their calculations, cash, cash items (including receivables) and Government securities are excluded and stock and securities in a 50%-owned subsidiary are disregarded with the parent being deemed to own its ratable share of such subsidiaries' assets. Otherwise, a "security" includes obligations of state and local governments, commodity futures contracts, shares of regulated investment companies, real estate investment trusts and other investments constituting a security within the meaning of the Investment Company Act of 1940. In the present matter, none of USB, USB Bank, FBI or First Bank meet the definition of an "investment company."

     With respect to FBI Shareholders who elect to exercise their right to dissent to the Holding Company Merger, cash received with respect to a dissenter's FBI Common Stock will be treated as received by the FBI Shareholder in redemption of their FBI Common Stock, subject to the provisions and limitations of Section 302 of the Code.

                             OPINION

     Based upon the facts set forth herein and assuming that the Holding Company Merger will take place as described in the Agreement and that the representations made by USB and FBI are true and correct at the time of consummation of the Holding Company
Merger, it is our opinion that:

     (i)       the Holding Company Merger will constitute a
               reorganization within the meaning of Section  368
               of the Code;

     (ii) no gain or loss will be recognized by a holder of FBI Common Stock upon conversion in the Holding
               Company Merger of FBI Common Stock into USB Common
               Stock;

     (iii) the basis of USB Common Stock to be received in the Holding Company Merger by a holder of FBI Common
               Stock will be the same as such holder's basis in the FBI Common Stock exchanged therefor;

     (iv) the holding period of USB Common Stock to be received in the Holding Company Merger by a holder of FBI Common Stock will include the period during which such holder held the FBI Common Stock exchanged therefor, provided that such FBI Common Stock was held as a capital asset immediately prior to the consummation of the Holding Company Merger;

     (v) the receipt of cash in exchange for a fractional share interest in a share of USB Common Stock will be treated as received in exchange for such fractional share interest;

     (vi)      USB and FBI will each be a "party to a
               reorganization" within the meaning of Section
               368(b) of the Code;

     (vii) no gain or loss will be recognized by USB or FBI in connection with the reorganization; and

     (viii) the receipt of cash by a FBI Shareholder who exercises his or her rights to dissent, will be treated as received in exchange for such FBI Common Stock.

     Based upon the facts set forth herein and assuming that the Bank Merger will take place as described in the Agreement and that the representations made by USB and FBI are true and correct at the time of consummation of the Bank Merger, it is our opinion that:

     (i) the Bank Merger will constitute a reorganization within the meaning of Section 368 of the Code;

     (ii) no gain or loss will be recognized by First Bank upon transfer of substantially all of its assets to USB Bank in constructive exchange for USB Common
               Stock and the assumption of First Bank's liabilities by USB Bank;

     (iii) no gain or loss will be recognized by either USB or USB Bank upon the acquisition by USB Bank of substantially all of the assets of First Bank in constructive exchange for USB Common Stock and the assumption by USB Bank of First Bank's liabilities;

     (iv) the basis of the assets of First Bank to be received in the Bank Merger by USB Bank will be the same as the basis of such assets in the hands of First Bank;

     (v) the holding period of the assets of First Bank to be received in the Bank Merger by USB Bank will include the period for which such assets were held by First Bank;

     (vi) USB Bank and First Bank will each be a "party to a reorganization" within the meaning of Section
               368(b) of the Code;

     The opinions expressed herein are based upon existing statutory, regulatory, and judicial authority, any of which may be changed at any time with retroactive effect. In addition, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the statements set out therein, which we have assumed and you have confirmed to be true on the date hereof and will be true on the date on which the proposed transaction is consummated. Our opinions cannot be relied upon if any of the facts contained in such documents or if such additional information is, or later becomes, inaccurate, or if any of the statements set out herein is, or later becomes, inaccurate. Finally, our opinions are limited to the tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the proposed transaction.

     We consent to the use of this opinion as an exhibit to the Registration Statement (Registration No. 333-21241) filed by USB relating to the proposed Merger and to the reference to us under the headings "RISK FACTORS - Tax Considerations," "THE MERGER - Federal Income Tax Consequences" and "LEGAL MATTERS" in the Joint Proxy Statement and Prospectus included in the Registration Statement.

                                        Very truly yours,

                                        WALSTON, WELLS, ANDERSON
                                            & BAINS, LLP

                            EXHIBIT A

             STATEMENT OF FACTS AND REPRESENTATIONS

     This Statement of Facts and Representations is made on behalf of First Bancshares, Inc. to Walston, Wells, Anderson & Bains, LLP, and is intended to be relied upon in the issuance of an opinion as to certain federal tax consequences arising from consummation of the transactions described in the Agreement and Plan of Merger dated August 19, 1996, as amended on March 18, 1997, by and between First Bancshares, Inc. and United Security Bancshares, Inc. Capitalized terms shall have the meaning assigned to them in the opinion of Walston, Wells, Anderson & Bains, LLP dated April 2, 1997, to First Bancshares, Inc.

     1. Both the fair market value and adjusted basis of assets of FBI to be transferred to USB will equal to or exceed the sum of liabilities to be assumed by USB, plus the amount of liabilities, if any, to which the transferred assets are subject.

     2. The ratio for the exchange of shares of FBI Common Stock for USB Common Stock was negotiated through arm's-length bargaining. The fair market value of the USB Common Stock and cash consideration, in the case of fractional shares, will be approximately equal to the fair market value of the FBI Common Stock surrendered in exchange therefor.

     3. The liabilities of FBI to be assumed by USB and the liabilities to which transferred assets of FBI are subject were incurred by FBI in the ordinary course of its business.

     4. To the best knowledge of management of FBI, there is no plan or intention by any holder of 1% or more of the outstanding shares of FBI Common Stock to (i) sell, exchange, or otherwise dispose of any of the USB Common Stock received in the transaction,
(ii) reduce the risk associated with the ownership of USB Common Stock by entering into a transaction such as a short sale of USB Common Stock (including transactions commonly referred to as a "short-against-the-box"), the granting of "deep-in-the-money" call options, or other arrangement, or (iii) enter into, or consent to, any contract or other arrangement with respect to the sale, exchange or other disposition of USB Common Stock to be received (collectively a "Disposition Transaction"). To the best knowledge of management of FBI, there is no plan or intention on the part of the remaining holders of FBI Common Stock to engage in a Disposition Transaction of a number of shares of USB Common Stock received in the Holding Company Merger that would reduce the holders of FBI Common Stock holdings of USB Common Stock received in the Holding Company Merger to less than 50% of the value of all FBI Common Stock as of the effective date of the Holding Company Merger.

     5. FBI does not have any indebtedness of USB or any subsidiary of USB that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     6. Any cost or expense incurred by a holder of FBI Common Stock will be for his own account and will not be paid by FBI.

     7. The payment of cash in lieu of fractional shares of USB Common Stock is solely for the purpose of avoiding the expense and inconvenience to USB of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the holders of FBI Common Stock instead of issuing fractional shares of USB Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the holders of FBI in exchange for their shares of FBI Common Stock. The fractional share interests of each FBI Common Stock will be aggregated, and no holder of FBI Common Stock will receive cash in an amount greater than the book value of one full share of USB Common Stock determined as of the month-end immediately preceding the effective date of the Merger.

     8. The fee to be paid to those individuals who are members of the Board of Directors of FBI who become directors of USB, is not allocable to any of the FBI Common Stock. Any consideration to be paid by USB to Fred Huggins and Ray Sheffield pursuant to employment arrangements is not allocable to any of the FBI Common Stock. No shareholder-employee of FBI will receive any consideration for the FBI Common Stock owned by such shareholder-employee in the form of compensation for services rendered or to be rendered and all compensation to such shareholder-employee for services rendered or to be rendered will be commensurate with amounts paid to third parties bargaining at arm's-length for similar service.

     9. Neither FBI nor First Bank is under the jurisdiction of a court in a Title 11 or similar case.

     10. As of December 31, 1996, the total assets of FBI, exclusive of cash, cash items (including receivables) and Government securities was $180,243,246. Of this amount, the total value of the assets held for investments constitutes $32,753,944, of which $31,464,789 consists of stock and securities.

     11. As of the date hereof, there has been no substantial change from December 31, 1996 in FBI's total assets or that portion of FBI's total assets represented by investment securities.

     12. Except as will be effected by the Merger, there has been no change in the issued and outstanding FBI Common Stock since December 31, 1996.

     13. As of December 31, 1996, the total assets of First Bank, exclusive of cash, cash items (including receivables) and Government securities were $180,243,246. Of this amount, the total value of the assets held for investment constitutes $32,753,944, of which $31,464,789 consisted of stock and securities. As of the date hereof, there has been no substantial change in First Bank's total assets, that portion of First Bank's total assets held for investment, or that portion represented by stock and securities.

     14. The liabilities of First Bank to be assumed by USB Bank and the liabilities to which transferred assets of First Bank are subject were incurred by First Bank in the ordinary course of its business. First Bank does not have any indebtedness of USB, USB Bank, or any subsidiary of USB Bank that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     15. Neither of FBI or First Bank has elected to be taxed as a regulated investment company or a real estate investment trust.

                                     FIRST BANCSHARES, INC.



                                     By:    Robert Steen

                                            Robert Steen
                                            Its: Treasurer

                            EXHIBIT B

             STATEMENT OF FACTS AND REPRESENTATIONS

     This Statement of Facts and Representations is made on behalf of United Security Bancshares, Inc., to Walston, Wells, Anderson & Bains, LLP, and is intended to be relied upon in the issuance of an opinion as to certain federal tax consequences arising from consummation of the transactions described in the Agreement and Plan of Merger dated August 19, 1996, as amended on March 18, 1997, by and between First Bancshares, Inc. and United Security Bancshares, Inc. Capitalized terms shall have the meaning assigned to them in the opinion of Walston, Wells, Anderson & Bains, LLP dated April 2, 1997, to First Bancshares, Inc.

     1. The ratio for the exchange of shares of FBI Common Stock for USB Common Stock was negotiated through arm's-length bargaining. The fair market value of the USB Common Stock and cash consideration in the case of fractional shares will be approximately equal to the fair market value of the FBI Common Stock surrendered in exchange therefor.

     2. Each share of USB common stock (excluding shares held by stockholders who perfect their dissenter's right of appraisal as provided in the Agreement) issued and outstanding immediately prior to the effective time of the Merger shall remain issued and outstanding from and after the effective time.

     3. USB does not have any indebtedness of FBI or any subsidiary of FBI that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     4. USB has no plan or intention to sell or otherwise dispose of any of the assets of FBI acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business or for transfers to another corporation controlled by USB. Following the Merger, USB will continue the historic business of FBI and use a significant portion of FBI's assets in such business, including the operation of the banking business of FBI conducted through First Bank.

     5.     USB has no plan or intention to reacquire any USB
Common Stock issued in this transaction.

     6. None of USB, its subsidiaries (other than in a fiduciary capacity), directors and executive officers owned on December 31, 1996 any FBI Share.

     7. The payment of cash in lieu of fractional shares of USB Common Stock is solely for the purpose of avoiding the expense and inconvenience to USB of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the transaction to the holders of FBI Common Stock instead of issuing fractional shares of USB Common Stock will not exceed one percent (1%) of the total consideration that will be issued in the transaction to the holders of FBI in exchange for their shares of FBI Common Stock. The fractional share interests of each FBI Common Stock will be aggregated, and no holder of FBI Common Stock will receive cash in an amount greater than the book value of one full share of USB Common Stock determined as of the month-end immediately preceding the effective date of the Merger.

     8. As of December 31, 1996, the total assets of USB, exclusive of cash, cash items (including receivables) and Government securities were $225,341,581. Of this amount, the total value of the assets held for investment constitutes $153,851,480, of which $151,873,564 consists of stock and securities. As of the date hereof, there has been no substantial change in USB's total assets, the portion of USB's total assets held for investment, or that portion represented by stock and securities.

     9. Neither USB nor USB Bank is under the jurisdiction of a court in a Title 11 or similar case.

     10. In structuring the Bank Merger, USB will designate USB Common Stock as the consideration being constructively exchanged for First Bank common stock. To avoid the expense and inconvenience of issuing USB Common Stock in the Bank Merger, the shares of First Bank common stock constructively obtained by USB in the Holding Company Merger will be cancelled in the Bank Merger. The fair market value of the USB Common Stock to be constructively exchanged in the Bank Merger will be approximately equal to the fair market value of First Bank common stock to be exchanged therefore. USB has no plan or intention to re-acquire any of the USB Common Stock to be constructively issued and exchanged in the Bank Merger. Prior to the Bank Merger, USB will own stock possessing at least 80% of the total combined voting power of all classes of stock of USB Bank entitled to vote and at least 80% of the total number of shares of all other classes of stock of USB Bank. Following the Bank Merger USB Bank will not issue any additional shares of its stock that would result in USB owning less than 80% of the total combined voting power of all classes of stock of USB Bank entitled to vote and less than 80% of the total number of shares of all other classes of stock of USB Bank.

     11. USB has no plan or intention to liquidate USB Bank, to merge USB Bank into another corporation, or to cause USB Bank to sell or otherwise dispose of any of the assets of First Bank acquired in the Bank Merger, except for dispositions made in the ordinary course of business.

     12. USB Bank has no plan or intention to sell or otherwise dispose of any of the assets of First Bank acquired in the transaction, except for dispositions made, or to be made, in the ordinary course of business. Following the Bank Merger USB Bank will continue the historic business of First Bank and use a significant portion of First Bank's assets in such business.

     13. USB Bank, as the successor corporation to First Bank, will acquire all of the assets (net and gross) of First Bank and assume all of First Bank's liabilities. Both the fair market value and adjusted basis of the assets of First Bank to be transferred to USB Bank will equal or exceed the sum of liabilities to be assumed by USB Bank, plus the amount of liabilities, if any, to which the transferred assets are subject. USB Bank does not have any indebtedness of FBI, First Bank, or any subsidiary of First Bank that was issued, acquired or will be settled at a discount, or that was issued or acquired in connection with this transaction.

     14. As of December 31, 1996, the total assets of USB Bank, exclusive of cash, cash items (including receivables) and Government securities were $225,341,581. Of this amount, the total value of the assets held for investment constitute $153,805,901, of which $151,827,985 consisted of stock and securities. As of the date hereof, there has been no substantial change in USB Bank's total assets, the portion of USB Bank's total assets held for investment, or that portion represented by stock and securities.

     15. Neither of USB or USB Bank has elected to be taxed as a regulated investment company or a real estate investment trust.

                               UNITED SECURITY BANCSHARES. INC.


                               By:    Larry M. Sellers

                                      Larry M. Sellers
                                      Its: Secretary/Treasurer




                          EXHIBIT 10.1
                                                       Exhibit 10.1



                      EMPLOYMENT AGREEMENT

     THIS AGREEMENT made by and between UNITED SECURITY BANCSHARES, INC., a corporation organized under the laws of Alabama
(hereinafter referred to as "USB"); UNITED SECURITY BANK, a banking corporation organized under the laws of Alabama (hereinafter referred to as "USB Bank") (USB and USB Bank are hereinafter collectively referred to as the "Employer"); and JACK M.
WAINWRIGHT, III (hereinafter referred to as "Wainwright"),

                 W I T N E S S E T H,  T H A T :

     WHEREAS, USB and USB Bank have entered into that certain
Agreement and Plan of Merger by and between First Bancshares, Inc., First Bank and Trust, USB and USB Bank, dated as of August19, 1996 (the "Merger Agreement");

     WHEREAS, a condition precedent to the obligations set forth in the Merger Agreement is that Wainwright and USB shall have entered into an employment agreement whereby Wainwright agrees, among other things, to serve as the chief executive officer of USB (the Surviving Corporation resulting from the merger) for a period of not less than three years from the Effective Time, as that term is defined in the Merger Agreement;

     WHEREAS, USB owns all of the issued and outstanding shares of common capital stock of USB Bank;

     WHEREAS, the principal place of business of USB and USB Bank is in Thomasville, Alabama; and

     WHEREAS, USB desires to employ Wainwright as the president and chief executive officer of USB; USB Bank desires to employ
Wainwright as the president and chief executive officer of USB
Bank; and Wainwright desires to become employed as such;

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     16. Employment. Employer will employ Wainwright in the capacity of president and chief executive officer of USB and of USB Bank and Wainwright will serve USB and USB Bank in that capacity for a term of three (3) years, commencing at the Effective Time, as that term is defined in the Merger Agreement.



2. Duties. As president and chief executive officer of USB and of USB Bank, Wainwright will be the principal executive officer of USB and of USB Bank, and as such he will be responsible for the implementation of the policies promulgated by the boards of directors of USB and USB Bank and for the oversight and direction of all phases of the operations of USB and USB Bank.

3. Time and Efforts. Wainwright shall devote his full time and best efforts to the discharge of his duties as president and chief executive officer of USB and USB Bank. However, it is recognized that in so discharging his duties Wainwright may be called upon to serve in various civic capacities and on the boards of directors of various private and eleemosynary organizations.

4. Compensation. As compensation for services to be rendered to USB and to USB Bank hereunder, Employer will pay or provide to Wainwright the following:

     (a) A base salary of $200,000 with appropriate review annually based on individual performance and on the performance of USB and USB Bank, as determined by the boards of directors of USB and USB Bank. Salary will be payable in equal monthly or other installments in accordance with the general payroll practice of USB Bank.

     (b)     Incentive compensation calculated in accordance with
     (i) the plan adopted by the board of directors of USB Bank at the meeting held on April19, 1994 and all subsequent modifications, regardless of whether said plan may be terminated hereafter with respect to all other employees of USB Bank (the "1994 Plan") and (ii) any other plans subsequently adopted by USB Bank or USB. For purposes of Wainwright's participation in the 1994 Plan, he will be treated as though he had been employed by USB Bank on the first day of its current fiscal year and as though he shall have remained employed through the end of USB Bank's fiscal year following that in which his termination occurred.

     (c) Continuation of the "whole-life" insurance policy issued by New England Mutual Life Insurance Company (policy number 8591896) on Wainwright's life in the face amount of One Hundred Thousand and no/100 Dollars ($100,000.00), of which Wainwright is the owner. All of the premiums on such policy shall be paid by the Employer during Wainwright's employment hereunder.

     (d) The use of a Chrysler LHS automobile, or its equivalent, plus an amount equal to the costs of maintenance, repairs, insurance, and all other costs incident thereto.

     (e) An amount equal to the dues incurred by Wainwright for membership in all local private or civic clubs of which he shall become a member.

5. Severance Compensation. Upon (a) the termination of Wainwright's employment hereunder for any reason other than (1) his death or disability, (2) his resignation, (3) his conviction of a crime involving moral turpitude, or (4) the termination of this agreement three years from the Effective Time of the Merger Agreement, or upon (b)the reduction in the level or a change in nature of Wainwright's responsibilities as president and chief executive officer of USB or as president and chief executive officer of USB Bank, Wainwright will be entitled to the following:

          (i) the Employer shall pay to Wainwright an amount equal to his annualized base salary then in effect at that time, except in the case of a change in ownership of USB or USB Bank occurring after the Effective Time (as that term is defined in the Merger Agreement), in which case the amount will be equal to three (3) times his annualized base salary in effect at that time, and

          (ii) for a period of three (3) years from the date of such termination or reduction, the Employer shall at its expense continue on behalf of Wainwright the medical coverages and benefits provided to Wainwright at any time during the 90-day period prior to the termination or reduction. The coverages and benefits provided in this Section 5(ii) shall be no less favorable to Wainwright than the most favorable of such coverages and benefits provided to Wainwright by Employer during the 90-day period referred to above. Employer's obligation hereunder with respect to the foregoing coverages and benefits shall be limited to the extent that Wainwright obtains any such coverages or benefits pursuant to a subsequent employer's benefit plans, in which case the Employer may reduce the coverage of any benefits it is required to provide Wainwright hereunder as long as the aggregate coverages and benefits of the combined benefit plans is no less favorable to Wainwright than the coverages and benefits required to be provided under this Section 5(ii).

6. Disability. In the event of any illness or accident rendering Wainwright totally disabled, Employer's obligations hereunder shall terminate twenty-six (26) weeks after the determination of such total disability. For purposes of this paragraph, "total disability" shall mean Wainwright's inability to perform his duties. In the case of any disagreement between the parties with respect to Wainwright's alleged total disability, Wainwright shall be examined by a board of three (3) doctors, one
(1)of whom is appointed by him, one (1) of whom is appointed by Employer, and one (1) of whom is appointed by the two (2) doctors previously so appointed. The determination of such board of physicians shall be final, binding, and conclusive on the parties hereto.

7. Notices. All notices required or permitted to be given hereunder shall be deemed duly given if in writing and delivered in person or deposited with the U.S. Postal Service, in a postage paid envelope marked certified mail, return receipt requested, to the parties at the following addresses or to such other addresses as either may designate in writing to the other:

If to USB:         United Security Bancshares, Inc.
                   P. O. Box 249
                   Thomasville, AL  36784

If to USB Bank:     United Security Bank
                    131 Front Street
                    Thomasville, AL  36784

If to Wainwright:   Jack M. Wainwright, III
                    P. O. Box 377
                    Fulton, AL  36446


8. Attorney's Fees. If Employer shall fail to make any payment due Wainwright hereunder, then Employer will pay Wainwright's cost of collection, including his reasonable attorney's fees, if the services of an attorney are utilized, whether or not suit be filed.

9. Entire Agreement. This agreement constitutes the entire understanding and agreement between Employer and Wainwright with regard to all matters addressed herein. There are no other agreements, conditions, or representations, oral or written, express or implied, with regard thereto. This agreement may be amended only by a written instrument executed by the parties hereto.

10. Bank Employment Agreement. Upon the effectiveness of this Agreement, the Employment Agreement between Wainwright and USB executed on November1, 1994, whereby Wainwright was employed as the President and Chief Executive Officer of United Security Bank (the "Bank Employment Agreement") shall automatically terminate without further action on the part of any party thereto. To the extent Wainwright has any claim to compensation from USB or USB Bank pursuant to Section 5 of the Bank Employment Agreement or otherwise as a result of said termination of the Bank Employment Agreement, Wainwright hereby expressly waives such claims and releases USB and USB Bank from any and all liability in connection therewith.

11. Governing Law. This agreement shall be construed and enforced in accordance with the laws of the State of Alabama.

12. Binding Effect. This agreement shall inure to the benefit of and be binding upon USB and USB Bank, their successors and assigns, including, without limitation, any person, partnership, or corporation which may acquire substantially all of USB's and/or USB Bank's assets or business or with or into which USB and/or USB Bank may be liquidated, consolidated, merged, or otherwise combined, and shall inure to the benefit of and be binding upon Wainwright, his heirs, distributees, and personal representatives.

13. Waiver. The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this agreement shall not be construed a waiver of future performance of any such term, covenant, or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

     IN WITNESS WHEREOF, United Security Bancshares, Inc. and United Security Bank have caused their corporate signatures and seals to be hereunto affixed by their duly authorized officers and JackM. Wainwright has executed this agreement on this the 18th day of March, 1997.

                                   UNITED SECURITY BANCSHARES, INC.
ATTEST:

BY:   /s/ W. D. Morgan             BY:  /s/ Larry M. Sellers
ITS:  Assistant Secretary          ITS: Secretary


     [CORPORATE SEAL]


                                   UNITED SECURITY BANK
ATTEST:

BY:  /s/ Beverly Dozier            BY:  /s/ Larry M. Sellers
ITS: Administrative Officer        ITS: Senior Executive
                                        Vice-President

     [CORPORATE SEAL]

                                   /s/ Jack M. Wainwright, III
                                       Jack M. Wainwright, III





                          EXHIBIT 23.1
                                                       Exhibit 23.1

               CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 17, 1997 on our audit of the consolidated financial statements of United Security Bancshares, Inc. and it's subsidiary United
Security Bank. We also consent to the reference to our firm under the caption "Experts."


                       /s/ Smith, Dukes & Buckalew, L.L.P.

                           Smith, Dukes & Buckalew, L.L.P.

Mobile, Alabama
April 11, 1997





                          EXHIBIT 23.2
                                                       Exhibit 23.2

Consent of Dudley, Hopton-Jones, Sims & Freeman PLLP



We consent to the use in this Registration Statement of United Security Bancshares, Inc. on Form S-4 of our report dated January 24, 1997 relating to the financial statements of First Bancshares, Inc. and subsidiaries and to the reference to us under the heading "Experts" in the Joint Proxy Statement and Prospectus.



                      /s/ Dudley, Hopton-Jones, Sims & Freeman PLLP

                      Dudley, Hopton-Jones, Sims & Freeman PLLP


Birmingham, Alabama
April 11, 1997






                          EXHIBIT 23.6
                                                       Exhibit 23.6



                  CONSENT OF FINANCIAL ADVISORS




We consent to the inclusion of our Fairness Opinion issued to First Bancshares, Inc. in this registration statement on Form S-4. We also consent to the references to our firm in this registration statement on Form S-4.



                    /s/ BAXTER FENTRISS AND COMPANY

                    BAXTER FENTRISS AND COMPANY


Richmond, Virginia
March 20, 1997





                          EXHIBIT 23.7
                                                      Exhibit 23.7







              Consent of Chaffe & Associates, Inc.



     We consent to the inclusion in the Joint Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 of our opinion to the Board of Directors and Shareholders of United Security Bancshares, Inc. dated March 24, 1997, and to be included as Appendix D to the Joint Proxy Statement/ Prospectus, and to the references to our firm in the Joint Proxy Statement/Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

                                  CHAFFE & ASSOCIATES, INC.



                                  By: /s/ G.F. Gay LeBreton
                                  G. F. Gay LeBreton
                                  Vice President


New Orleans, Louisiana
March 24, 1997





                          EXHIBIT 99.1
                                                       Exhibit 99.1

                         REVOCABLE PROXY
                United Security Bancshares, Inc.
                      131 West Front Street
                   Thomasville, Alabama  36784

     This Proxy is solicited on behalf of the Board of Directors of United Security Bancshares, Inc. ("USB") for use only at the Annual Meeting of Stockholders to be held on _________________, 1997, and at any postponement or adjournment thereof (the "Annual Meeting").

     The undersigned, being a Stockholder of USB, hereby appoints Jack M. Wainwright, III and Larry M. Sellers, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions on the reverse side hereof:

     1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of August19, 1996, as amended on March 18, 1997 (the "Merger Agreement"), by and between First Bancshares, Inc. ("FBI") and USB, pursuant to which, among other matters (a) FBI would be merged with and into USB, (b) FBI's wholly-owned subsidiary bank, First Bank & Trust, would be merged with and into USB's wholly-owned subsidiary bank, United Security Bank, and (c) each share of FBI common stock will be converted into the right to receive 5.8321 shares of USB common stock. The Merger Agreement further provides for approval by USB shareholders of an increase in the number of USB directors from 10 to 19, and election of nine incumbent directors of FBI to the USB Board of Directors, effective at the Effective Time of the Merger. A vote to approve the Merger Agreement will also serve to approve the increase in the size of USB's Board of Directors and to elect the nine individuals to serve in the vacancies created by such increase. A copy of the Merger Agreement is set forth in Appendix A to the accompanying Joint Proxy Statement and Prospectus and is hereby incorporated by reference herein.

     2. If the proposal to approve the Merger Agreement is approved by USB shareholders, to approve an amendment to USB's Restated Articles of Incorporation to provide for a two-thirds supermajority voting requirement by the Board of Directors to approve significant corporate events or to add or remove members of senior management.

     3. To approve an amendment to USB's Restated Articles of Incorporation to increase USB's authorized capital stock from 2,400,000 shares of common stock, par value $.01 per share, to 10,000,000 shares of common stock, par value $.01 per share.

     4. To approve an amendment to USB's Restated Articles of Incorporation to eliminate shareholders' preemptive rights.

     5.     To approve the United Security Bancshares, Inc. Long
Term Incentive Compensation Plan.

     6. To elect 10 directors of USB to serve for the ensuing year.

     7. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Please mark, date and sign this Proxy below and return promptly using the enclosed envelope.

        THIS PROXY CARD IS CONTINUED ON THE REVERSE SIDE.
      PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY.


     The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above, and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to USB, prior to the date of the Annual Meeting, or by attendance at the Annual Meeting.

This Proxy when properly executed will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR each proposal listed below.


ELECTION TO APPROVE ALL PROPOSALS:

      FOR              AGAINST          ABSTAIN from
Approval of All    Approval of All     Approval of All
   Proposals          Proposals           Proposals
     [  ]               [  ]                [  ]


ELECTION TO APPROVE THE MERGER:

      FOR              AGAINST          ABSTAIN from
Approval of the    Approval of the    Approval of the
    Merger             Merger             Merger
     [  ]               [  ]               [  ]


ELECTION TO APPROVE AMENDMENT REQUIRING 2/3's SUPERMAJORITY BOARD
APPROVAL OF CERTAIN CORPORATE ACTIONS:

     FOR               AGAINST          ABSTAIN from
Approval of the    Approval of the    Approval of the
   Amendment          Amendment          Amendment
     [  ]               [  ]               [  ]


ELECTION TO APPROVE AMENDMENT INCREASING AUTHORIZED CAPITAL STOCK:

     FOR              AGAINST          ABSTAIN from
Approval of the    Approval of the    Approval of the
   Amendment          Amendment          Amendment
     [  ]               [  ]               [  ]


ELECTION TO APPROVE AMENDMENT TO ELIMINATE SHAREHOLDERS' PREEMPTIVE
RIGHTS:

     FOR              AGAINST           ABSTAIN from
Approval of the    Approval of the    Approval of the
    Amendment          Amendment          Amendment
      [  ]               [  ]               [  ]

ELECTION TO APPROVE LONG TERM INCENTIVE COMPENSATION PLAN:

     FOR              AGAINST           ABSTAIN from
Approval of the    Approval of the    Approval of the
   Amendment          Amendment          Amendment
     [  ]               [  ]               [  ]

     The election of all the nominees listed below to serve as directors until the next annual meeting of stockholders or until their successors shall be elected and qualified.

NOMINEES:  Gerald P. Corgill, Roy G. Cowan, William G. Harrison,
Hardie B. Kimbrough, James L. Miller, D.C. Nichols, Harold H.
Spinks, James C. Stanley, Howard M. Whitted, Jack M. Wainwright, III

TO VOTE _____ FOR ALL NOMINEES ______ WITHHOLD AUTHORITY TO VOTE
              (except for all         (for all nominees listed
              nominees whose          above)
              names have been
              struck out)

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST
ABOVE.

                         Signature(s):_________________________
                         Date: ________________________________

                         NOTE: Please sign exactly as name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.